EXECUTION COPY
Exhibit 10.1

INDENTURE
by and among
BARINGS BDC STATIC CLO LTD. 2019-I
Issuer
BARINGS BDC STATIC CLO 2019-I, LLC
Co-Issuer
and
STATE STREET BANK AND TRUST COMPANY
Trustee
Dated as of May 9, 2019

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Section 14.3.	Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and the Applicable Rating Agencies	125
Section 14.4.	Notices to Holders; Waiver	126
Section 14.5.	Effect of Headings and Table of Contents	127
Section 14.6.	Successors and Assigns	127
Section 14.7.	Severability	127
Section 14.8.	Benefits of Indenture	127
Section 14.9.	Legal Holidays	127
Section 14.10.	Governing Law	127
Section 14.11.	Submission to Jurisdiction	127
Section 14.12.	Waiver of Jury Trial	127
Section 14.13.	Counterparts	128
Section 14.14.	Acts of Issuer	128
Section 14.15.	Liability of Co-Issuers	128
Section 14.16.	Communications with Applicable Rating Agencies	128
Section 14.17.	17g-5 Information	129
ARTICLE XV	ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT	130
Section 15.1.	Assignment of Collateral Management Agreement	130
ARTICLE XVI	HEDGE AGREEMENTS	131
Section 16.1.	Hedge Agreements	131
INDEX		1

Schedules and Exhibits

Schedule 1	List of Collateral Obligations

Schedule 2	Moody's Industry Classification Group List
Schedule 3    S&P Industry Classifications
Schedule 4    Diversity Score Classification
Schedule 5    Moody's Definitions
Schedule 6    S&P Definitions
Schedule 7    Calculation of LIBOR
Schedule 8    Content of Monthly Report
Schedule 9    Content of Distribution Report
Schedule 10    Notice Addresses
Exhibit A    Forms of Notes
A-1    Form of Secured Note
A-2    Form of Subordinated Note
Exhibit B    Forms of Transfer and Exchange Certificates

B-1	Form of Transferor Certificate for Transfer to Regulation S Global Secured Note
B-2    Form of Purchaser Representation Letter for Certificated Notes

B-3	Form of Transferor Certificate for Transfer to Rule 144A Global Note
B-4    Form of ERISA Certificate
B-5    Form of Transferee Certificate of Global Note
Exhibit C    Form of Note Owner Certificate
Exhibit D    NRSRO Certification

v

INDENTURE, dated as of May 9, 2019, among Barings BDC Static CLO Ltd. 2019-I, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the "Issuer"), Barings BDC Static CLO 2019-I, LLC, a limited liability company organized under the laws of the State of Delaware (the "Co-Issuer," and together with the Issuer, the "Co-Issuers") and State Street Bank and Trust Company, as trustee (herein, together with its permitted successors and assigns in the trusts hereunder, the "Trustee").
PRELIMINARY STATEMENT
The Co-Issuers are duly authorized to execute and deliver this Indenture to provide for the Notes issuable as provided in this Indenture. Except as otherwise provided herein, all covenants and agreements made by the Co-Issuers herein are for the benefit and security of the Secured Parties. The Co-Issuers are entering into this Indenture, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.
All things necessary to make this Indenture a valid agreement of the Co-Issuers and the Trustee in accordance with the agreement's terms have been done.
This instrument, comprised of the term sheet (the "Term Sheet") and the base indenture (the "Base Indenture"), each as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended constitutes the "Indenture."

IN WITNESS WHEREOF, we have set our hands as of the day and year first written above.
Executed as a Deed by:
BARINGS BDC STATIC CLO LTD. 2019-I,
as Issuer
By    /s/Yun Zheng________________
    Name: Yun Zheng
    Title: Director
In the presence of:
Witness: /s/_Joy Boucher__________________________
Name: Joy Boucher
Occupation:
Title: Corporate Assistant

BARINGS BDC STATIC CLO 2019-I, LLC,
as Co-Issuer
By    /s/ Donal J. Puglisi
    Name: Donald J. Puglisi
    Title: Independent Manager

STATE STREET BANK AND TRUST COMPANY,
as Trustee
By    /s/ Brian Peterson_______________
    Name: Brian Peterson
    Title: Vice President

TERM SHEET
This Term Sheet sets forth specific details about the Co-Issuers and other participants in the transaction, the Notes offered and the Assets. The information in this Term Sheet is supplemental to, and in some cases, modifies related information in the Base Indenture and, together with the Base Indenture, constitute this Indenture. If there is any inconsistency between the Base Indenture and this Term Sheet, this Term Sheet will control.
Transaction Parties
The following are the "Transaction Parties."

Co-Issuers
The Class A-1 Notes and the Class A-2 Notes (the "Secured Notes") will be co-issued by Barings BDC Static CLO Ltd. 2019-I (the "Issuer") and Barings BDC Static CLO 2019-I, LLC (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"). The Subordinated Notes will be issued solely by the Issuer.

Collateral Manager
Barings BDC, Inc. (the "Collateral Manager"), a Maryland corporation, operating as a closed-end, non-diversified investment company. The Collateral Manager is a business development company under the Investment Company Act of 1940, as amended, and is not registered as an investment adviser under the Investment Advisers Act.

Retention Holder	Barings BDC, Inc. (the "Retention Holder"), in its capacity as a Sponsor or a "majority-owned affiliate" (as such term is defined in the U.S. Risk Retention Rules) of a Sponsor.
Trustee	State Street Bank and Trust Company (the "Bank") (in such capacity, the "Trustee").
Registrar, Paying Agent, Transfer Agent and Calculation Agent	The Trustee will serve as "Registrar," "Paying Agent," "Transfer Agent" and "Calculation Agent."
Collateral Administrator	State Street Bank and Trust Company (the "Collateral Administrator").
Initial Purchaser	Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as initial purchaser of the Notes (in such capacity, the "Initial Purchaser").
Cayman Islands Service Providers	MaplesFS Limited (the "Administrator" and "Share Trustee").
Process Agent	Corporation Service Company (the "Process Agent").
AML Services Provider	Maples Compliance Services (Cayman) Limited (the "AML Services Provider").

Notes
The following notes (each, a "Note" and collectively, the "Notes") will be issued pursuant to this Indenture:

Class	Designations	Priority Level	Principal Balance (U.S.$)	Interest Rate[1]	Expected Ratings (Fitch)	ERISA Restricted Status
"Class A-1 Notes"	Secured Notes; Floating Rate Notes	First	$296,750,000	LIBOR plus 1.02%	AAAsf	Not ERISA Restricted
"Class A-2 Notes" (together with the Class A-1 Notes, the "Class A Notes")	Secured Notes; Floating Rate Notes	Second	$51,500,000	LIBOR plus 1.65%	AAsf	Not ERISA Restricted
"Subordinated Notes"	Unsecured Obligations of Issuer	Third	$101,000,000	Residual[2]	NR/NR	ERISA Restricted

1
The index maturity for LIBOR will be three months, except that LIBOR for the first Interest Accrual Period shall be calculated by reference to an interpolation between the rate for deposits with a term equal to the next shorter period of time for which rates are available and the rate appearing for deposits with a term equal to the next longer period of time for which rates are available, in accordance with the definition of LIBOR set forth in Schedule 7 hereto. LIBOR shall otherwise be calculated in accordance with the definition of LIBOR set forth in Schedule 7 hereto.

2	No stated rate of interest. On each Payment Date, the Holders of the Subordinated Notes will receive excess distributions, if any, in the manner specified in the Priority of Payments.

Rating Agencies
Applicable Rating Agencies
Fitch, or, with respect to Assets generally, if at any time an Applicable Rating Agency ceases to provide rating services with respect to debt obligations, any other nationally recognized investment rating agency selected by the Issuer (or the Collateral Manager on behalf of the Issuer). If at any time an initial Applicable Rating Agency or any other nationally recognized investment rating agency referred to herein ceases to provide rating services with respect to debt obligations, references to rating categories of such initial Applicable Rating Agency or such other nationally recognized investment rating agency referred to in this Indenture shall be deemed instead to be references to the equivalent categories (as determined by the Collateral Manager) of such replacement rating agency selected by the Issuer (or the Collateral Manager on its behalf) as of the most recent date on which such replacement rating agency and the replaced rating agency published ratings for the type of obligation in respect of which such replacement rating agency is used.

Rating Agency Condition
With respect to any action taken or to be taken by or on behalf of the Issuer, a condition (the "Rating Agency Condition") that is satisfied if written notice to Fitch has been delivered at least five Business Days prior to such action.

Applicable Dates
Closing Date	On or about May 9, 2019 (the "Closing Date").
Payment Dates
Distributions will be made under the Priority of Payments on the 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in July 2019 and each Redemption Date with respect to all Classes of Secured Notes (each a "Payment Date"), except that (x) "Payment Date" shall include each date fixed by the Trustee on which payments are made in accordance with Section 5.7 of the Base Indenture and (y) the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the Stated Maturity (or, if such day is not a Business Day, the next succeeding Business Day); provided that, following the redemption or repayment in full of the Secured Notes, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption of Subordinated Notes) on any Business Day designated by the Collateral Manager (which Business Days may or may not be the dates stated above) upon five Business Days' prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee will promptly forward to the Holders of the Subordinated Notes) and such Business Days shall constitute Payment Dates.

Determination Dates	Determinations of amounts payable under the Priority of Payments on each Payment Date will be determined on the last day of each Collection Period (each, a "Determination Date").
Collection Period
The "Collection Period" will be (i) with respect to the first Payment Date, the period commencing on the Closing Date and ending at the close of business on the eighth Business Day prior to the first Payment Date; and (ii) with respect to any other Payment Date, the period commencing on the day immediately following the prior Collection Period and ending (a) in the case of the final Collection Period preceding the latest Stated Maturity of any Class of Notes, on the day of such Stated Maturity, (b) in the case of the final Collection Period preceding an Optional Redemption or Tax Redemption in whole of all Classes of Secured Notes, on the Business Day prior to the Redemption Date; provided that all Sale Proceeds and Refinancing Proceeds, as applicable, received on the applicable Redemption Date shall be deemed to be received on the Business Day prior to such Redemption Date and (c) in any other case, at the close of business on the eighth Business Day prior to such Payment Date.

Non-Call Period	The period from the Closing Date to but excluding May 9, 2020 (the "Non-Call Period").
Stated Maturity	The Payment Date in April 2027 (the "Stated Maturity").
Denominations; Form; Listing; Trading
Minimum Denominations	The "Minimum Denominations" are (x) in the case of the Secured Notes, $250,000 and (y) in the case of the Subordinated Notes, $2,000,000 and, in each case, integral multiples of $1 in excess thereof.
Form
Global Notes or, at the request of the purchaser, a Certificated Note, except that (a) Notes sold to U.S. purchasers who are Institutional Accredited Investors (and not Qualified Institutional Buyers) and (b) Subordinated Notes sold to Benefit Plan Investors or Controlling Persons after the Closing Date will be issued in the form of Certificated Notes.

Listing and Trading
Application has been made to the Cayman Islands Stock Exchange for the Notes to be admitted to listing on the official list of the Cayman Islands Stock Exchange. There can be no assurance that any such application will be granted or, if granted, that such listing will be maintained. There is currently no secondary market for the Notes and there can be no assurance that such a market will develop.

Servicing Fees
On each Payment Date (other than a Payment Date in connection with a Refinancing), the Collateral Manager will be entitled to receive Servicing Fees (the "Servicing Fees"), which will be payable in accordance with the Priority of Payments and will consist of the following three components:
(i) a "Senior Servicing Fee" accruing quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.10% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Senior Servicing Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) no later than the Determination Date immediately prior to such Payment Date pursuant to the Collateral Management Agreement; and
(ii) a "Subordinated Servicing Fee" accruing quarterly in arrears on each Payment Date (prorated for the related Interest Accrual Period), in an amount equal to 0.10% per annum (calculated on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount at the beginning of the Collection Period relating to such Payment Date; provided that the Subordinated Servicing Fee payable on any Payment Date shall not include any such fee (or any portion thereof) that has been waived or deferred by the Collateral Manager (with notice to the Trustee and the Collateral Administrator) no later than the Determination Date immediately prior to such Payment Date pursuant to the Collateral Management Agreement.

Voting and Control
Controlling Class
The "Controlling Class" means the Class A-1 Notes so long as any Class A-1 Notes are Outstanding; then the Class A-2 Notes so long as any Class A-2 Notes are Outstanding; and then the Subordinated Notes.

Event of Default Voting Holders	"Event of Default Voting Holders" means a Majority of the Controlling Class.
Required Redemption Direction
The written direction (the "Required Redemption Direction") or written consent of:
(a)    a Majority of the Subordinated Notes or a Majority of any Affected Class is required to effect a Tax Redemption;
(b)    a Majority of the Subordinated Notes or the Collateral Manager (so long as a Majority of the Subordinated Notes has not objected to such direction within 10 Business Days of notice thereof) is required to effect any Optional Redemption in whole of the Secured Notes from Sale Proceeds;
(c)    a Majority of the Subordinated Notes and the Collateral Manager is required to effect any Optional Redemption in whole of the Secured Notes from Refinancing Proceeds and Sale Proceeds;
(d)    a Majority of the Subordinated Notes and the Collateral Manager is required to effect any Optional Redemption in part of the Secured Notes from Refinancing Proceeds; and
(e)    a Majority of the Subordinated Notes or the Collateral Manager is required to effect a redemption in whole or in part of the Subordinated Notes after the redemption or repayment in full of the Secured Notes.

Refinancing
Any Class or Classes of Secured Notes may be redeemed in whole, but not in part, on any Business Day after the end of the Non-Call Period for such Class from Refinancing Proceeds upon receipt by the Issuer of the Required Redemption Direction. The Issuer shall redeem any Class or Classes of the Secured Notes by obtaining a loan or loans in place of such Class or Classes of Secured Notes or by issuing replacement securities, the terms of which loan(s) or issuance will be negotiated by the Collateral Manager on behalf of the Issuer, from one or more financial institutions or purchasers (a refinancing provided pursuant to such loan or issuance, a "Refinancing") and to the extent and subject to the restrictions described herein.

Closing Proceeds
On the Closing Date, the Issuer will have purchased, or entered into binding agreements to purchase, the Collateral Obligations identified in Schedule 1 to the Base Indenture and having an Aggregate Principal Balance at least equal to the Closing Date Par Amount. On the Closing Date, the Trustee will deposit any remaining proceeds from the issuance of the Notes in excess of amounts necessary to settle binding commitments to purchase Collateral Obligations with an Aggregate Principal Balance at least equal to the Closing Date Par Amount (or such greater amount as determined by the Collateral Manager), net of amounts applied to pay certain costs and expenses on the Closing Date and an amount of approximately $2,001,275 deposited into the Expense Reserve Account, into the Interest Collection Subaccount.
The information provided in Annex C to the Offering Circular is current as of May 6, 2019. It is possible that between such time and the Closing Date, there will be prepayments on one or more Collateral Obligations. In the event of such a prepayment, the Collateral Manager may sell an additional amount of such Collateral Obligation to the Issuer equal to the principal amount that has been prepaid or, in lieu of such option, the Issuer will retain on the Closing Date a cash amount (that otherwise would have been used to acquire the related Collateral Obligation at the principal balance listed in Annex C to the Offering Circular) equivalent to the amount of such prepayment and designate such cash amount as Principal Proceeds that will be payable in accordance with the Priority of Payments on the first Payment Date to occur after the Closing Date.

Contributions
At any time, by notification to the Issuer, the Trustee and the Collateral Manager, (i) any holder of Subordinated Notes may propose to make a cash contribution to the Issuer or (ii) any holder of a Certificated Subordinated Note may propose to designate as a contribution to the Issuer all or a specified portion of Interest Proceeds that would otherwise be distributed to such Holder pursuant to clause (I) of the Priority of Interest Payments (each such proposed contribution described above, a "Contribution" and each such holder, a "Contributor"). The Collateral Manager (in its sole discretion), will determine (A) whether to accept any Contribution and (B) the Permitted Use to which such Contribution would be applied, and the Collateral Manager will provide written notice of such determinations to the applicable Contributor(s) thereof (with a copy to the Trustee). If a Contribution is accepted by the Collateral Manager, it will be deposited by the Trustee in the Permitted Use Account and applied to any Permitted Use as determined by the Collateral Manager. Amounts deposited pursuant to clause (ii) of the first sentence of this paragraph will be deemed to constitute payment of the amounts designated thereunder for purposes of all distributions from the Payment Account to be made on the applicable Payment Date. Any amount so deposited shall not earn interest and shall not increase the principal balance of the related Subordinated Notes.

THE COLLATERAL OBLIGATIONS
The debt obligations held by the Issuer (the "Collateral Obligations") shall be comprised of Senior Secured Loans, Second Lien Loans or Senior Unsecured Loans (including, but not limited to, interests in bank loans acquired by way of a purchase or assignment) or Participation Interest therein, pledged by the Issuer to the Trustee that, as of the Closing Date, satisfy the following criteria (collectively, the "Eligibility Criteria"):

Debt obligation
It is a debt obligation (including, but not limited to, interests in bank loans acquired by way of assignment or Participation Interest), that provides for a fixed amount of principal payable in Cash on scheduled payment dates and/or at maturity, has a stated maturity date on or before which final payment of principal shall be payable, pays interest no less frequently than semi-annually, and does not by its terms provide for earlier amortization or prepayment at a price less than par.

Dollar denominated	It is U.S. Dollar denominated and is neither convertible by the issuer thereof into, nor payable in, any other currency.
Defaulted and credit risk obligations	It is not a Defaulted Obligation or a Credit Risk Obligation.
Leases	It is not a lease (including a finance lease).
Deferrable obligations
If it is a Deferrable Obligation, it (a) is a Permitted Deferrable Obligation and (b) is not deferring or capitalizing the payment of interest, paying interest "in kind" or otherwise has an interest "in kind" balance outstanding as of the Closing Date.

Margin Stock	It does not constitute Margin Stock.
Withholding tax
The Issuer will receive payments due under the terms of such asset and proceeds from disposing of such asset free and clear of withholding tax, other than with respect to FATCA or withholding tax as to which the obligor or issuer must make additional payments so that the net amount received by the Issuer after satisfaction of such tax is the amount due to the Issuer before the imposition of any withholding tax; provided that this paragraph shall not apply to commitment fees and other similar fees associated with Revolving Collateral Obligations or Delayed Drawdown Collateral Obligations.

Minimum rating	It has (a) an S&P Rating of at least "CCC-," which S&P Rating does not have an "f," "p," "pi," "t" or "sf" subscript assigned by S&P and (b) a Moody's Rating of at least "Caa3."
Non-credit related risk	It is not a debt obligation whose repayment is subject to substantial non-credit related risk as determined by the Collateral Manager.
Future advances
Except for Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations, it is not an obligation pursuant to which any future advances or payments to the borrower or the obligor thereof may be required to be made by the Issuer.

Bonds	It is not a Bond.
Zero Coupon Bonds	It is not a Zero Coupon Bond.
Bridge Loans	It is not a Bridge Loan.
Small Obligor Loans	It is not a Small Obligor Loan.
Step-Up Obligations	It is not a Step-Up Obligation.
Step-Down Obligations	It is not a Step-Down Obligation.
Structured Finance Obligations	It is not a Structured Finance Obligation.
Interest Only Securities	It is not an Interest Only Security.
Repack Obligations	It is not a Repack Obligation.
Real Estate Loans	It is not a Real Estate Loan.
Securities lending	It is not an obligation subject to a Securities Lending Agreement.
Investment Company Act	It will not require the Issuer, the Co-Issuer or the pool of Assets to be registered as an investment company under the Investment Company Act.
Equity Securities
It is not an Equity Security and is not by its terms convertible into or exchangeable for an Equity Security or have a warrant attached to purchase Equity Securities (including, without limitation, any Equity Security acquired as part of a "unit" in connection with the purchase of a Collateral Obligation).

Offers	It is not the subject of an Offer of exchange, or tender by its issuer, for Cash, securities or any other type of consideration other than a Permitted Offer.
Maturity	It does not mature after the Stated Maturity of the Notes.
Floating rate obligations
Other than in the case of a Fixed Rate Obligation, it accrues interest at a floating rate determined by reference to (a) the Dollar prime rate, federal funds rate or LIBOR or (b) a similar interbank offered rate, commercial deposit rate or any other index.

Registered	It is Registered.
Synthetic Securities	It is not a Synthetic Security.
Letter of Credit Facilities	It does not include or support a letter of credit (including, without limitation, a Letter of Credit).

Grantor trusts	It is not an interest in a grantor trust.
Jurisdiction of obligor
It is issued by a Non-Emerging Market Obligor that is (x) Domiciled in the United States, Canada, a Group I Country, a Group II Country, a Group III Country or a Tax Jurisdiction and (y) not Domiciled in Greece, Italy, Portugal or Spain.

Foreign exchange controls
It is not issued by a sovereign, or by a corporate Obligor located in a country, which sovereign or country on the date on which such obligation is acquired by the Issuer imposed foreign exchange controls that effectively limit the availability or use of U.S. Dollars to make when due the scheduled payments of principal thereof and interest thereon.

Purchase price	The purchase price of such obligation shall be at least 60.0% of such obligation's par amount.
Related Obligations	It is not a Related Obligation.
Eligible Assets	It is an Eligible Asset.
Eligibility	It is able to be pledged to the Trustee pursuant to its Underlying Instruments.
Counterparty Criteria	The Counterparty Criteria are satisfied.

Certain Definitions Related to the Eligibility Criteria
"Counterparty Criteria": As of any date of determination, the Third Party Credit Exposure Limits.
"Eligible Assets": Financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to securityholders.
"Small Obligor Loan": Any obligation of an Obligor where the total potential indebtedness of such Obligor and its related Affiliates under all of their loan agreements, indentures and other underlying instruments is less than $150,000,000.

SALES OF COLLATERAL OBLIGATIONS
Sales of Collateral Obligations
Subject to the limitations contained in the following paragraphs, the Collateral Manager on behalf of the Issuer may direct the Trustee to sell, and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager, at any time without restriction (provided that upon the acceleration of the maturity of the Secured Notes, liquidation will be effected as described in Section 5.5 of the Base Indenture and the Collateral Manager will not have the right to direct the sale of any Assets):

(a)	any Credit Risk Obligation;

(b)	any Defaulted Obligation; or

(c)	any Equity Security; provided that the Collateral Manager shall use its commercially reasonable efforts to effect the sale of any Equity Security, regardless of price:

(i)	within three years after receipt; and

(ii)
within 45 days after receipt if such Equity Security constitutes Margin Stock, unless such sale is prohibited by applicable law, in which case such Equity Security shall be sold as soon as such sale is permitted by applicable law; or

(d)
any Collateral Obligation (other than a Credit Risk Obligation or a Defaulted Obligation, which sales will be conducted in accordance with clauses (a) and (b) above) as directed by the Collateral Manager; provided that if the commitment to sell or otherwise dispose of such Collateral Obligation occurs during the Non-Call Period, the Aggregate Principal Balance of all Collateral Obligations sold pursuant to this clause (d) during the Non-Call Period is not greater than 5% of the Closing Date Par Amount.

After the Issuer has received the Required Redemption Direction in connection with an Optional Redemption from Sale Proceeds or a Tax Redemption and provided a copy of such Required Redemption Direction to the Trustee, the Collateral Manager shall direct the Trustee to sell (which sale may be through participation or other arrangement) all or a portion of the Collateral Obligations if the requirements of Article IX of the Base Indenture are satisfied. If any such sale is made through participations, the Issuer (or the Collateral Manager on its behalf) shall use reasonable efforts to cause such participations to be converted to assignments within six months after the sale.
The Issuer shall have the right to effect any sale of any Asset (x) that has been consented to in writing by Holders evidencing 100% of the Aggregate Outstanding Amount of the Controlling Class and (y) of which each Applicable Rating Agency (if then rating a Class of Secured Notes), the Collateral Administrator and the Trustee has been notified.
Notwithstanding the other requirements set forth in this Indenture, on any Business Day the Collateral Manager, in its sole discretion, may conduct an auction on behalf of the Issuer of Unsalable Assets in accordance with the procedures described in this paragraph. Promptly after receipt of written notice from the Collateral Manager of such auction, the Trustee will forward a notice in the Issuer's name (in such form as is prepared by the Collateral Manager) to the Holders (and each Applicable Rating Agency) of an auction, setting forth in reasonable detail a description of each Unsalable Asset and the following auction procedures:

(i)
any Holder or beneficial owner of Notes may submit a written bid to purchase for Cash one or more Unsalable Assets no later than the date specified in the auction notice (which will be at least 15 Business Days after the date of such notice);

(ii)	each bid must include an offer to purchase for a specified amount of cash on a proposed settlement date no later than 20 Business Days after the date of the auction notice;

(iii)
if no Holder or beneficial owner of Notes submits such a bid within the time period specified under clause (i) above, unless the Collateral Manager determines that delivery in-kind is not legally or commercially practicable and provides written notice thereof to the Trustee, the Trustee will provide notice thereof to each Holder and offer to deliver (at such Holder's expense) a pro rata portion (as determined by the Collateral Manager) of each unsold Unsalable Asset to the Holders or beneficial owners of the most senior Class that provide delivery instructions to the Trustee on or before the date specified in such notice, subject to minimum denominations; provided that, to the extent that minimum denominations do not permit a pro rata distribution, the Trustee will distribute the Unsalable Assets on a pro rata basis to the extent possible and the Collateral Manager will select by lottery the Holder or beneficial owner to whom the remaining amount will be delivered and deliver written notice thereof to the Trustee; provided, further, that the Trustee will use commercially reasonable efforts (but without expense to it) to effect delivery of such interests and, for the avoidance of doubt, any such delivery to the Holders shall not operate to reduce the principal amount of the related Class of Notes held by such Holders;

(iv)
if no such Holder or beneficial owner provides delivery instructions to the Trustee, the Trustee will promptly notify the Collateral Manager and offer to deliver (at the cost of the Collateral Manager) the Unsalable Asset to the Collateral Manager; and

(v)
if the Collateral Manager declines such offer, the Trustee will take such action as directed by the Collateral Manager (on behalf of the Issuer) in writing to dispose of the Unsalable Asset, which may be by donation to a charity, abandonment or other means. The Trustee shall have no duty, obligation or responsibility with respect to the sale of any Unsalable Asset under this paragraph other than to act upon the written instruction of the Collateral Manager and in accordance with the express provisions of this paragraph.

Investments
After the Closing Date, the Issuer shall not acquire any additional Collateral Obligations.
Cash on deposit in any Account (other than the Payment Account) may be invested at any time in Eligible Investments in accordance with Article X of the Base Indenture.
Maturity Amendments
The Collateral Manager, on behalf of the Issuer, shall be authorized to consent to any amendment of a Collateral Obligation; provided, however, that the Issuer will only consent, and will only allow the Collateral Manager to consent, to any amendment, waiver or other modification to any Collateral Obligation that would extend the maturity thereof (a "Maturity Amendment") if, after giving effect to such amendment, waiver or other modification, (a) the Issuer is in compliance with the Maturity Amendment Weighted Average Life Test and (b) the maturity of such Collateral Obligation is not extended beyond the Stated Maturity of the Secured Notes, unless it has received the express consent of the Collateral Manager and a Majority of the Controlling Class; provided further that (x) no consent may be provided under clause (b) of the immediately preceding proviso if, after giving effect to any proposed consent, the Aggregate Principal Balance of all Collateral Obligations for which consent has been provided under clause (b) (measured cumulatively since the Closing Date) exceeds 5% of the Closing Date Par Amount and (y) the restrictions contained in clauses (a) and (b) of the preceding proviso shall not apply to any Maturity Amendment made in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the Obligor thereof. It shall not be a violation of the restrictions of this paragraph if any Collateral Obligation is amended in violation of the foregoing so long as the Issuer (or the Collateral Manager on behalf of the Issuer) has not consented to such amendment. A waiver, modification, amendment or variance that would extend the stated maturity date of the credit facility of which any applicable Collateral Obligation is a part, but which would not extend the stated maturity date of such Collateral Obligation held by the Issuer, will not constitute a waiver, modification, amendment or variance of such Collateral Obligation held by the Issuer.

COVERAGE TESTS AND OTHER TESTS
The Coverage Tests
The "Coverage Tests" are specified in the table below.

	Tested Classes	First Test Date	Minimum (%)
Overcollateralization Ratio Test	Class A Notes	First Determination Date	121.72
Interest Coverage Test	Class A Notes	Second Determination Date	120.00
Certain Definitions Related to the Coverage Tests
"Adjusted Collateral Principal Amount": As of any date of determination:
(a)    the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations, Discount Obligations, Deferring Obligations, Long-Dated Excess Obligations and Closing Date Participation Interests); plus
(b)    the amounts on deposit in the Collection Account (including Eligible Investments therein) representing Principal Proceeds; plus
(c)    the Defaulted Collateral Value of all Defaulted Obligations and Deferring Obligations; plus
(d)    the aggregate, for each Discount Obligation, of the purchase price, excluding accrued interest, expressed as a percentage of par and multiplied by the Principal Balance thereof, for such Discount Obligation; plus
(e)    the aggregate of, for each Long-Dated Excess Obligation, the lesser of (x) the Market Value of such obligation and (y) a price equal to 70% of the par amount of such obligation; plus
(f)    for each Closing Date Participation Interest that has not been elevated to an assignment as of the date occurring 180 days after the Closing Date, the S&P Recovery Amount; minus
(g)    the Excess Triple-C Adjustment Amount;
provided, further, that, with respect to any Collateral Obligation that satisfies more than one of the definitions of Defaulted Obligation, Deferring Obligation, Discount Obligation, Long-Dated Excess Obligation, Closing Date Participation Interest or any asset that falls into the Excess Triple-C Adjustment Amount, such Collateral Obligation shall, for the purposes of this definition, be treated as belonging to the category of Collateral Obligations which results in the lowest Adjusted Collateral Principal Amount on any date of determination.
"Defaulted Collateral Value": With respect to any Defaulted Obligation or Deferring Obligation, the S&P Collateral Value.
"Excess Triple-C Adjustment Amount": As of any date of determination, an amount equal to the excess, if any, of:
(a)    the Aggregate Principal Balance of all Collateral Obligations included in the Excess Triple-C Amount; over

(b)    the sum of the Market Values of all Collateral Obligations included in the Excess Triple-C Amount.
"Excess Triple-C Amount": As of any date of determination, an amount equal to the greater of (a) the excess of the Principal Balance of all CCC Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of the current Determination Date and (b) the excess of the Principal Balance of all Caa Collateral Obligations over an amount equal to 7.5% of the Collateral Principal Amount as of the current Determination Date; provided that, in determining which of the CCC/Caa Collateral Obligations shall be included in the Excess Triple-C Amount, the CCC/Caa Collateral Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the principal balance of such Collateral Obligations as of such Determination Date) shall be deemed to constitute such Excess Triple-C Amount.
"Interest Coverage Ratio": For any designated Tested Classes, as of any date of determination, the percentage derived from the following equation: (A – B) / C, where:
A = The Collateral Interest Amount as of such date of determination;
B = Amounts payable (or expected as of the date of determination to be payable) on the following Payment Date as set forth in clauses (A), (B) and (C) in the Priority of Interest Payments; and
C = Interest due and payable on the Secured Notes of the applicable Tested Classes on such Payment Date.
"Interest Coverage Test": A test that is satisfied with respect to any designated Tested Classes as of any date of determination on, or subsequent to, the Determination Date occurring immediately prior to the second Payment Date, if (i) the Interest Coverage Ratio for such Tested Classes on such date is at least equal to the Required Interest Coverage Ratio for such Tested Classes or (ii) such Tested Classes are no longer outstanding.
"Market Value": With respect to any loans or other assets, the amount (determined by the Collateral Manager) equal to the product of the principal amount thereof and the price determined in the following manner:

(i)
the bid price determined by the Loan Pricing Corporation, LoanX Inc. or Markit Group Limited or any other nationally recognized loan pricing service selected by the Collateral Manager with notice to the Applicable Rating Agencies; or

(ii)	if the price described in clause (i) is not available,

(A)
the average of the bid prices determined by three broker-dealers (or other buy-side market participants) active in the trading of such asset that are Independent from each other and the Issuer and the Collateral Manager; or

(B)	if only two such bids can be obtained, the lower of the bid prices of such two bids; or

(C)	if only one such bid can be obtained, and such bid was obtained from a Qualified Broker/Dealer, such bid; or

(iii)
if a price or such bid described in clause (i) or (ii) is not available, then the Market Value of an asset will be the lower of (x) the higher of (A) such asset's S&P Recovery Amount and (B) 70% of the notional amount of such asset and (y) the price at which the Collateral Manager reasonably believes such asset could be sold in the market within 30 days, as certified by the Collateral Manager to the Trustee and determined by the Collateral Manager consistent with the manner in which it would determine the market value of an asset for purposes of other funds or accounts managed by it; or

(iv)
if the Market Value of an asset is not determined in accordance with clause (i), (ii) or (iii) above, then such Market Value shall be deemed to be zero until such determination is made in accordance with clause (i) or (ii) above.

"Overcollateralization Ratio": With respect to any specified Tested Classes as of any date of determination, the percentage derived from: (i) the Adjusted Collateral Principal Amount on such date divided by (ii) the Aggregate Outstanding Amount on such date of the applicable Tested Classes.
"Overcollateralization Ratio Test": A test that is satisfied with respect to any designated Tested Classes as of any date of determination on which such test is applicable if (i) the Overcollateralization Ratio for such Tested Classes on such date is at least equal to the Required Overcollateralization Ratio for such Tested Classes or (ii) such Tested Classes are no longer outstanding.
"Required Interest Coverage Ratio": The minimum percentage specified in the table above for the applicable Tested Classes.
"Required Overcollateralization Ratio": The minimum percentage specified in the table above for the applicable Tested Classes.
The "Tested Classes" with respect to each Coverage Test are the Classes specified in the table above.
Additional Tests and Limits
"Event of Default Test": For any Measurement Date, a test that is satisfied if the Event of Default Ratio for the Class A-1 Notes is at least equal to the Event of Default Trigger.
"Event of Default Ratio": For any Measurement Date, a percentage equal to "A divided by B," where:
A    =    the sum of (x) the Collateral Principal Amount as of such date of determination and (y) the aggregate Market Value of all Defaulted Obligations on such date; and
B    =    the Aggregate Outstanding Amount of the Class A-1 Notes.
"Event of Default Trigger": 102.5%.

PRIORITY OF PAYMENTS
On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Interest Proceeds on deposit in the Collection Account, to the extent received on or before the related Determination Date and that are transferred into the Payment Account, shall be applied in the following order of priority (the "Priority of Interest Payments"):
(A)    to the payment of (1) first, taxes, governmental fees and registered office fees owing by the Issuer or the Co-Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap;
(B)    (1) first, to the payment of (a) any accrued and unpaid Senior Servicing Fee due and payable to the Collateral Manager on such Payment Date minus (b) the amount of any Current Deferred Senior Servicing Fee, if any, on such Payment Date, (2) second, at the election of the Collateral Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Current Deferred Senior Servicing Fee and (3) third, to the payment of any Cumulative Deferred Senior Servicing Fee, at the election of the Collateral Manager, but, in the case of this clause (B)(3), only to the extent that such payment does not cause the non-payment or deferral of interest on any Class of Secured Notes;
(C)    to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;
(D)    to the payment of accrued and unpaid interest on the Class A-1 Notes (including, without limitation, past due interest, if any);
(E)    to the payment of accrued and unpaid interest on the Class A-2 Notes (including, without limitation, past due interest, if any);
(F)    if either of the Coverage Tests (except, in the case of the Interest Coverage Test, if such Payment Date is the first Payment Date after the Closing Date) is not satisfied on the related Determination Date, to make payments in accordance with the Note Payment Sequence to the extent necessary to cause all Coverage Tests that are applicable on such Payment Date to be satisfied on a pro forma basis after giving effect to all payments pursuant to this clause (F);
(G)    (1) first, to the payment of (a) any accrued and unpaid Subordinated Servicing Fee due and payable to the Collateral Manager on such Payment Date (including interest) minus (b) the amount of any Current Deferred Subordinated Servicing Fee, if any, on such Payment Date, (2) second, at the election of the Collateral Manager, to the applicable account as Interest Proceeds or Principal Proceeds in an amount not to exceed the Current Deferred Subordinated Servicing Fee and (3) third, to the payment of any Cumulative Deferred Subordinated Servicing Fee, at the election of the Collateral Manager;
(H)    to the payment of (1) first, (in the same manner and order of priority stated therein) of any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any amounts due to any Hedge Counterparty under any Hedge Agreement not otherwise paid pursuant to clause (C) above;

(I)    to the Holders of the Subordinated Notes, the remaining Interest Proceeds.
On each Payment Date, unless (x) such Payment Date is the Stated Maturity or (y) an Enforcement Event has occurred and is continuing, Principal Proceeds on deposit in the Collection Account that are received on or before the related Determination Date and that are transferred to the Payment Account (which will not include amounts required to meet funding requirements with respect to Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations that are deposited in the Revolver Funding Account) shall be applied in the following order of priority (the "Priority of Principal Payments" and, together with the Priority of Interest Payments (where applicable), the Priority of Partial Redemption Payments (where applicable) and the Acceleration Waterfall (where applicable), the "Priority of Payments").
(A)    to pay the amounts referred to in clauses (A) through (E) of the Priority of Interest Payments (and in the same manner and order of priority stated therein), but only to the extent not paid in full thereunder;
(B)    to pay the amounts referred to in clause (F) of the Priority of Interest Payments but only to the extent not paid in full thereunder and to the extent necessary to cause the Coverage Tests to be met as of the related Determination Date on a pro forma basis after giving effect to any payments made through this clause (B);
(C)    to make payments in accordance with the Note Payment Sequence;
(D)    to pay the amounts referred to in clause (G) of the Priority of Interest Payments only to the extent not already paid;
(E)    to the payment of Administrative Expenses as referred to in clause (H) of the Priority of Interest Payments only to the extent not already paid (in the same manner and order of priority stated therein);
(F)    to the payment of any amounts due to any Hedge Counterparty under any Hedge Agreement referred to in clause (H) of the Priority of Interest Payments only to the extent not already paid;
(G)    to the Holders of the Subordinated Notes, such remaining amounts.
On each Redemption Date in connection with a Refinancing of less than all Classes of Secured Notes (a "Partial Redemption Date"), Partial Redemption Interest Proceeds and Refinancing Proceeds, as applicable, will be distributed in the following order of priority (the "Priority of Partial Redemption Payments"):
(A)    to pay the Redemption Price, in order of priority, of each Class being redeemed;
(B)    to pay Administrative Expenses related to the Refinancing; and
(C)    any remaining amounts to the Collection Account as Interest Proceeds or Principal Proceeds, as determined by the Collateral Manager.
Notwithstanding anything herein to the contrary (including, without limitation, the Priority of Interest Payments and the Priority of Principal Payments), (x) if acceleration of the maturity of the Secured Notes has occurred following an Event of Default and such acceleration has not been rescinded or annulled (an "Enforcement Event"), on each Payment Date and (y) on the Stated Maturity, all Interest Proceeds and Principal Proceeds will be applied in the following order of priority (the "Acceleration Waterfall"):

(A)    to the payment of (1) first, taxes, governmental fees and registered office fees owing by the Issuer or the Co-Issuer, if any, and (2) second, the accrued and unpaid Administrative Expenses, in the priority stated in the definition thereof, up to the Administrative Expense Cap;
(B)    to the payment of (1) first, any accrued and unpaid Senior Servicing Fee due and payable to the Collateral Manager on such Payment Date and (2) second, any Cumulative Deferred Senior Servicing Fee, at the election of the Collateral Manager, but, in the case of this clause (B)(2), only to the extent that such payment does not cause the non-payment or deferral of interest on any Class of Secured Notes;
(C)    to the payment of (1) first, any amounts due to a Hedge Counterparty under a Hedge Agreement other than amounts due as a result of the termination (or partial early termination) of such Hedge Agreement and (2) second, any amounts due to a Hedge Counterparty pursuant to an early termination (or partial early termination) of such Hedge Agreement as a result of a Priority Termination Event;
(D)    to the payment of accrued and unpaid interest on the Class A-1 Notes (including any defaulted interest);
(E)    to the payment of principal of the Class A-1 Notes until the Class A-1 Notes have been paid in full;
(F)    to the payment of accrued and unpaid interest on the Class A-2 Notes (including any defaulted interest);
(G)    to the payment of principal of the Class A-2 Notes until the Class A-2 Notes have been paid in full;
(H)    to the payment of (1) first, any accrued and unpaid Subordinated Servicing Fee due and payable to the Collateral Manager on such Payment Date and (2) second, any Cumulative Deferred Subordinated Servicing Fee, at the election of the Collateral Manager;
(I)    to the payment of (1) first, (in the same manner and order of priority stated therein) any Administrative Expenses not paid pursuant to clause (A)(2) above due to the limitation contained therein and (2) second, any amounts due to any Hedge Counterparty under any Hedge Agreement pursuant to an early termination (or partial early termination) of such Hedge Agreement not otherwise paid pursuant to clause (C) above;
(J)    to the Holders of the Subordinated Notes, such remaining amounts.
Notwithstanding the foregoing Priority of Payments, the Issuer may make Permitted RIC Distributions to the Holders of Subordinated Notes subject to the conditions for such distributions set forth in the definition of "Permitted RIC Distributions."
"Note Payment Sequence" shall mean the application, in accordance with the Priority of Payments, of Interest Proceeds or Principal Proceeds, as applicable, in the following order:
(i)    to the payment of principal of the Class A-1 Notes (together with any defaulted interest) until such amount has been paid in full; and

(ii)    to the payment of principal of the Class A-2 Notes (together with any defaulted interest) until such amount has been paid in full.

BASE INDENTURE
The provisions of this Base Indenture may be supplemented, and in some cases modified, by related information in the Term Sheet. If there is any inconsistency between this Base Indenture and the Term Sheet, the information set forth in the Term Sheet will control.
GRANTING CLAUSES
The Issuer hereby Grants to the Trustee, for the benefit and security of the Holders of the Secured Notes, the Collateral Manager, each Hedge Counterparty, the Administrator, the Trustee and the Bank, in each of its capacities under the Transaction Documents, including as the Collateral Administrator (collectively, the "Secured Parties"), all of its right, title and interest in, to and under, all property of the Issuer, including all accounts, contract rights, chattel paper, commercial tort claims, documents, deposit accounts, equipment, financial assets, general intangibles, goods, instruments, inventory, investment property, payment intangibles, promissory notes, security entitlements, letter-of-credit rights and other supporting obligations relating to the foregoing (in each case as defined in the UCC) and all other property of the Issuer, in each case, whether now owned or existing, or hereafter acquired or arising and wherever located. Such Grants will include, without limitation:
(a)    the Collateral Obligations which the Issuer causes to be Delivered to the Trustee (directly or through an intermediary or bailee) herewith and all payments thereon or with respect thereto, and all Collateral Obligations which are Delivered to the Trustee in the future pursuant to the terms hereof and all payments thereon or with respect thereto;
(b)    each of the Accounts, and any Eligible Investments purchased with funds on deposit in any of the Accounts, and all income from the investment of funds therein (subject to the rights of the Hedge Counterparty in each Hedge Counterparty Collateral Account);
(c)    the Collateral Management Agreement as set forth in Article XV hereof, the Hedge Agreements, the Administration Agreement, the Registered Office Agreement and the Collateral Administration Agreement;
(d)    all Cash or Money Delivered to the Trustee (or its bailee) from any source for the benefit of the Secured Parties or the Issuer;
(e)    any other property otherwise Delivered to the Trustee by or on behalf of the Issuer (whether or not constituting Collateral Obligations or Eligible Investments);
(f)    any Equity Securities received by the Issuer; and
(g)    all proceeds with respect to the foregoing;
provided that such Grants shall not include (i) amounts (if any) remaining from the proceeds of the issuance of the paid-up ordinary share capital of the Issuer in an amount equal to U.S.$250, (ii) amounts remaining (if any) from the U.S.$250 transaction fee paid to the Issuer in consideration of the issuance of the Notes and (iii) any account maintained in respect of the funds referred to in items (i) and (ii), together with any interest thereon (collectively, the "Excepted Property") (the assets referred to in (a) through (i), excluding the Excepted Property, are collectively referred to as the "Assets").
The above Grant is made to secure the Secured Notes and certain other amounts payable by the Issuer as described herein. Except as set forth in the Priority of Payments and Article XIII of this Indenture, the Secured Notes are secured by the Grant equally and ratably without prejudice, priority or distinction between any Secured Note and any other Secured Note by reason of difference in time of issuance or otherwise. The Grant is made to secure, in accordance with the priorities set forth in the Priority of Payments and Article XIII of this Indenture, (i) the payment of all amounts due on the Secured Notes in accordance with their terms, (ii) the payment of all other sums (other than in respect of the Subordinated Notes) payable under this Indenture, (iii) the payment of amounts owing by the Issuer under the Transaction Documents, including the Collateral Management Agreement, the Account Control Agreement, the Administration Agreement, the Registered Office Agreement and the Collateral Administration Agreement and (iv) compliance with the provisions of this Indenture, all as provided in this Indenture. The foregoing Grant shall, for the purpose of determining the property subject to the lien of this Indenture, be deemed to include any securities and any investments granted to the Trustee by or on behalf of the Issuer, whether or not such securities or investments satisfy the criteria set forth in the definitions of "Collateral Obligation" or "Eligible Investments," as the case may be.
The Trustee acknowledges such Grant, accepts the trusts hereunder in accordance with the provisions hereof, and agrees to perform the duties herein in accordance with the terms hereof.

ARTICLE I

DEFINITIONS
Section 1.1    Definitions.      Except as otherwise specified herein or as the context may otherwise require or as otherwise specified in the Term Sheet, the following terms have the respective meanings set forth below for all purposes of this Indenture, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. The word "including" shall mean "including without limitation." All references in this Indenture to designated "Articles," "Sections," "subsections" and other subdivisions are to the designated articles, sections, sub‑sections and other subdivisions of this Indenture. The words "herein," "hereof," "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular article, section, subsection or other subdivision.
"17g-5 Information Agent": The Trustee.
"17g-5 Website": The Issuer's 17g-5 internet website, initially located at www.sf.citidirect.com under the tab "NRSRO," access to which is limited to the Applicable Rating Agencies and NRSROs who have provided an NRSRO Certification. Any change of the 17g-5 Website shall only occur after notice has been delivered by the Issuer to the 17g-5 Information Agent, the Trustee, the Collateral Administrator, the Collateral Manager, the Initial Purchaser and each Applicable Rating Agency then rating a Class of Secured Notes.
"25% Limitation": A limitation that is exceeded only if Benefit Plan Investors hold 25% or more of the value of any class of equity interests in the Issuer, as calculated under 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
"Account": (i) The Payment Account, (ii) the Collection Account, (iii) the Revolver Funding Account, (iv) the Expense Reserve Account, (v) the Custodial Account, (vi) the Permitted Use Account and (vii) each Hedge Counterparty Collateral Account; each of which shall be comprised of a securities account and a related deposit account, and such subaccounts as the trustee may determine.

"Account Control Agreement": The Account Control Agreement dated as of the Closing Date among the Issuer, the Trustee and State Street Bank and Trust Company, as intermediary.
"Accountants' Report": Any agreed upon procedures report of the firm or firms appointed by the Issuer pursuant to Section 10.8(a).
"Accredited Investor": The meaning set forth in Rule 501(a) under the Securities Act.
"Act" and "Act of Holders": The meanings specified in Section 14.2.
"Administration Agreement": An agreement between the Administrator and the Issuer (as amended from time to time) relating to the various corporate management functions that the Administrator will perform on behalf of the Issuer, including communications with shareholders and the general public, and the provision of certain clerical, administrative and other services in the Cayman Islands during the term of such agreement.
"Administrative Expense Cap": An amount equal on any Payment Date (when taken together with any Administrative Expenses paid during the period since the preceding Payment Date or in the case of the first Payment Date, the period since the Closing Date), to the sum of (a) 0.02% per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months) of the Fee Basis Amount on the related Determination Date and (b) U.S.$200,000 per annum (prorated for the related Interest Accrual Period on the basis of a 360-day year consisting of twelve 30-day months); provided that (1) in respect of any Payment Date after the third Payment Date following the Closing Date, if the aggregate amount of Administrative Expenses paid pursuant to clause (A) of each of the Priority of Interest Payments, the Priority of Principal Payments and the Acceleration Waterfall (including any excess applied in accordance with this proviso) on the three immediately preceding Payment Dates and during the related Collection Periods is less than the stated Administrative Expense Cap (without regard to any excess applied in accordance with this proviso) in the aggregate for such three preceding Payment Dates, then the excess may be applied to the Administrative Expense Cap with respect to the then-current Payment Date; and (2) in respect of the third Payment Date following the Closing Date, such excess amount shall be calculated based on the Payment Dates preceding such Payment Date.
"Administrative Expenses": The fees, expenses and other amounts due or accrued with respect to any Payment Date (including, with respect to any Payment Date, any such amounts that were due and not paid on any prior Payment Date in accordance with the Priority of Payments) and payable in the following order by the Issuer or the Co-Issuer: first, on a pari passu basis to the Trustee pursuant to Section 6.7 and the other provisions of this Indenture, to the Bank in all of its capacities and to the Collateral Administrator pursuant to the Collateral Administration Agreement, in each case including without limitation in respect of indemnities under the applicable Transaction Documents, second, on a pro rata basis, the following amounts (excluding indemnities) to the following parties:
(i)    the Independent accountants, agents (other than the Collateral Manager) and counsel of the Co-Issuers for fees and expenses;
(ii)    on a pro rata basis, (x) the Applicable Rating Agencies for fees and expenses (including any annual fee, amendment fees and surveillance fees) in connection with any rating of the Secured Notes or in connection with the rating of (or provision of credit estimates in respect of) any Collateral Obligations and (y) any person in respect of any fees or expenses incurred as a result of compliance with Rule 17g-5 of the Exchange Act;

(iii)    the Collateral Manager under this Indenture and the Collateral Management Agreement, including without limitation (w) reasonable expenses of the Collateral Manager (including fees for its accountants, agents, counsel and administration); (x) out-of-pocket travel and other miscellaneous expenses incurred and paid by the Collateral Manager in connection with (1) the Collateral Manager's management of the Collateral Obligations (including without limitation expenses related to the sale of any Collateral Obligations, the workout of Collateral Obligations, research systems and compliance monitoring), which shall be allocated among the Issuer and other clients of the Collateral Manager to the extent such expenses are incurred in connection with the Collateral Manager's activities on behalf of the Issuer and such other clients, and (2) the sale of any Collateral Obligations; (y) any other expenses actually incurred and paid in connection with the Collateral Obligations; and (z) amounts payable pursuant to the Collateral Management Agreement but excluding the Servicing Fee;
(iv)    the Administrator pursuant to the Administration Agreement and the Registered Office Agreement and the AML Services Provider pursuant to the AML Services Agreement;
(v)    the independent manager of the Co-Issuer for fees and expenses;
(vi)    any person in respect of any governmental fee, charge or tax (including any tax or other amount payable pursuant to, or incurred as a result of compliance with, FATCA); and
(vii)    any other Person in respect of any other fees or expenses permitted under this Indenture and the documents delivered pursuant to or in connection with this Indenture (including the payment of all legal and other fees and expenses incurred in connection with the sale of any Collateral Obligations and any other expenses incurred in connection with the Collateral Obligations) and the Notes, including but not limited to, amounts owed to the Co-Issuer pursuant to Section 7.1 and any amounts due in respect of the listing of any Notes on any stock exchange or trading system, and third, on a pro rata basis, except as otherwise provided above, indemnities payable to any Person pursuant to any Transaction Document; provided that (x) amounts due in respect of actions taken on or before the Closing Date shall not be payable as Administrative Expenses but shall be payable only from the Expense Reserve Account pursuant to Section 10.3(c) and (y) for the avoidance of doubt, amounts that are expressly payable to any Person under the Priority of Payments in respect of an amount that is stated to be payable as an amount other than as Administrative Expenses (including, without limitation, interest and principal in respect of the Notes) shall not constitute Administrative Expenses.
"Administrator": The Person specified in the Term Sheet until a successor Person shall have become the administrator pursuant to the provisions of the Administration Agreement, and thereafter "Administrator" will mean such successor Person.
"Affected Class": Any Class of Secured Notes that, as a result of the occurrence of a Tax Event described in the definition of "Tax Redemption," has not received 100% of the aggregate amount of principal and interest that would otherwise be due and payable to such Class on any Payment Date.
"Affiliate": With respect to a Person, (i) any other Person who, directly or indirectly, is in control of, or controlled by, or is under common control with, such Person or (ii) any other Person who is a director, Officer, employee or general partner (a) of such Person, (b) of any subsidiary or parent company of such Person or (c) of any Person described in clause (i) above; provided that unless expressly provided herein to the contrary, funds or accounts managed by the Collateral Manager or Affiliates of the Collateral Manager shall be excluded from the definition hereof. For the purposes of this definition, "control" of a Person shall mean the power, direct or indirect, (x) to vote more than 50% of the securities having ordinary voting power for the election of directors of such Persons or (y) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. For purposes of this definition, no entity shall be deemed an Affiliate of the Issuer or the Co-Issuer solely because the Administrator or any of its Affiliates acts as administrator or share trustee for such entity.
"Affiliated Transferors": (i) The Retention Holder and (ii) the Retention Holder Subsidiary.
"Agent Members": Members of, or participants in, DTC, Euroclear or Clearstream.
"Aggregate Outstanding Amount": With respect to any of the Notes as of any date, the aggregate unpaid principal amount of such Notes Outstanding.
"Aggregate Principal Balance": When used with respect to all or a portion of the Collateral Obligations or the Assets, the sum of the Principal Balances of all or of such portion of the Collateral Obligations or Assets, respectively.
"Alternate Base Rate": The meaning specified in Section 8.1(xxv).
"Alternative Method": The meaning specified in Section 7.17(o).
"AML Compliance": Compliance with the Cayman AML Regulations.
"AML Services Agreement": The agreement between the Issuer and the AML Services Provider (as amended from time to time) for the provision of services to the Issuer to enable the Issuer to achieve AML Compliance.
"AML Services Provider": Maples Compliance Services (Cayman) Limited.
"Applicable Issuer" or "Applicable Issuers": With respect to the Secured Notes, the Co-Issuers; with respect to the Subordinated Notes, the Issuer only.
"Approved Index List": Any of the CSFB Leveraged Loan Index, the S&P/LSTA Leveraged Loan Index and the J.P. Morgan Leveraged Loan Index and such other nationally recognized and comparable index as the Collateral Manager selects with prior notice to the Applicable Rating Agencies and the Collateral Administrator.
"ARRC Modifier": The modifier (if any) recognized or acknowledged by ARRC in order to cause such rate to be comparable to three-month Libor, which may consist of an addition to or subtraction from such unadjusted reference rate.
"Asset-backed Commercial Paper": Commercial paper or other short-term obligations of a program that primarily issues externally rated commercial paper backed by assets or exposures held in a bankruptcy-remote, special purpose entity.
"Assets": The meaning assigned in the Granting Clauses hereof.
"Assumed Reinvestment Rate": LIBOR (as determined on the most recent Interest Determination Date relating to an Interest Accrual Period beginning on a Payment Date or the Closing Date); provided that the Assumed Reinvestment Rate shall not be less than 0.00%.
"Authenticating Agent": With respect to the Notes or a Class of the Notes, the Person designated by the Trustee to authenticate such Notes on behalf of the Trustee pursuant to Section 6.14 hereof.

"Authorized Officer": With respect to the Issuer or the Co-Issuer, any Officer or any other Person who is authorized to act for the Issuer or the Co-Issuer, as applicable, in matters relating to, and binding upon, the Issuer or the Co-Issuer, and shall include any duly appointed attorney-in-fact of the Issuer. With respect to the Collateral Manager, any Officer, employee, member or agent of the Collateral Manager who is authorized to act for the Collateral Manager in matters relating to, and binding upon, the Collateral Manager with respect to the subject matter of the request, certificate or order in question. With respect to the Collateral Administrator, any Officer, employee, partner or agent of the Collateral Administrator who is authorized to act for the Collateral Administrator in matters relating to, and binding upon, the Collateral Administrator with respect to the subject matter of the request, certificate or order in question. With respect to the Trustee or any other bank or trust company acting as trustee of an express trust or as custodian, a Trust Officer. With respect to any Authenticating Agent, any Officer of such Authenticating Agent who is authorized to authenticate the Notes. Each party may receive and accept a certification of the authority of any other party as conclusive evidence of the authority of any person to act, and such certification may be considered as in full force and effect until receipt by such other party of written notice to the contrary.
"Average Life": On any date of determination with respect to any Collateral Obligation, the quotient obtained by dividing (i) the sum of the product, for each successive Scheduled Distribution of principal, of (a) the number of years (rounded to the nearest one hundredth thereof) from such date of determination to the date of such Scheduled Distribution of such Collateral Obligation and (b) the amount of principal of such Scheduled Distribution by (ii) the sum of all successive Scheduled Distributions of principal on such Collateral Obligation.
"Balance": On any date, with respect to Cash or Eligible Investments in any Account, the aggregate of the (i) current balance of any Cash, demand deposits, time deposits, certificates of deposit and federal funds; (ii) principal amount of interest-bearing corporate and government securities, money market accounts and repurchase obligations; and (iii) purchase price (but not greater than the face amount) of non-interest-bearing government and corporate securities and commercial paper.
"Bankruptcy Law": The federal Bankruptcy Code, Title 11 of the United States Code, as amended from time to time, and any successor statute or any other applicable federal or state bankruptcy law or similar law, including, without limitation, Part V of the Companies Law (2018 Revision) (as amended) of the Cayman Islands and any bankruptcy, insolvency, winding up, reorganization or similar law enacted under the laws of the Cayman Islands or any other applicable jurisdiction.
"Bankruptcy Subordination Agreement": The meaning specified in Section 5.4(d)(ii).
"Base Rate Amendment": The meaning specified in Section 8.1(xxv).
"Benefit Plan Investor": A benefit plan investor, as defined in Section 3(42) of ERISA, which includes (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) a plan that is subject to Section 4975 of the Code or (c) any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in the entity.
"Board of Directors": The directors of the Issuer duly appointed by the shareholders of the Issuer or the board of directors of the Issuer.
"Board Resolution": With respect to the Issuer, a resolution of the Board of Directors of the Issuer and, with respect to the Co-Issuer, a resolution of the managers of the Co-Issuer.

"Bond": A debt security (other than a loan) issued by a corporation, limited liability company, partnership or trust.
"Bridge Loan": Any loan or other obligation that (x) is incurred in connection with a merger, acquisition, consolidation, or sale of all or substantially all of the assets of a Person or similar transaction and (y) by its terms, is required to be repaid within one year of the incurrence thereof with proceeds from additional borrowings or other refinancings (it being understood that any such loan or debt security that has a nominal maturity date of one year or less from the incurrence thereof but has a term-out or other provision whereby (automatically or at the sole option of the obligor thereof) the maturity of the indebtedness thereunder may be extended to a later date is not a Bridge Loan).
"Business Day": Any day other than (i) a Saturday or a Sunday or (ii) a day on which commercial banks are authorized or required by applicable law, regulation or executive order to close in New York, New York or in the city in which the Corporate Trust Office of the Trustee is located or, for any final payment of principal, in the relevant place of presentation.
"Calculation Agent": The meaning specified in Section 7.16.
"Cash": Such funds denominated in currency of the United States of America as at the time shall be legal tender for payment of all public and private debts, including funds standing to the credit of an Account.
"Cayman AML Regulations": The Anti-Money Laundering Regulations (2018 Revision) and The Guidance Notes on the Prevention and Detection of Money Laundering and Terrorist Financing in the Cayman Islands, each as amended and revised from time to time.
"Cayman FATCA Legislation": The Cayman Islands Tax Information Authority Law (2017 Revision) together with any implementing legislation, rules, regulations and guidance notes made pursuant to such laws (including the CRS).
"CCC/Caa Collateral Obligations": The CCC Collateral Obligations and/or the Caa Collateral Obligations, as the context requires.
"Certificate of Authentication": The meaning specified in Section 2.1.
"Certificated Notes": The meaning specified in Section 2.2(b)(iii).
"Certificated Secured Note": The meaning specified in Section 2.2(b)(iii).
"Certificated Security": The meaning specified in Section 8‑102(a)(4) of the UCC.
"Certificated Subordinated Note": The meaning specified in Section 2.2(b)(iii).
"CFTC": The U.S. Commodity Futures Trading Commission.
"Class": In the case of (i) the Secured Notes, all of the Secured Notes having the same Interest Rate, Stated Maturity and designation, it being agreed and understood that the Class A-1 Notes and the Class A-2 Notes shall be treated as separate Classes except as expressly provided herein and (ii) the Subordinated Notes, all of the Subordinated Notes. For purposes of exercising any rights to consent, give direction or otherwise vote, any Pari Passu Classes that are entitled to vote on a matter will vote together as a single

Class, except as expressly provided in this Indenture. For the avoidance of doubt, for purposes of a Refinancing, Pari Passu Classes will be treated as separate Classes.
"Clearing Agency": An organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.
"Clearing Corporation": (i) Clearstream, (ii) DTC, (iii) Euroclear and (iv) any entity included within the meaning of "clearing corporation" under Section 8‑102(a)(5) of the UCC.
"Clearing Corporation Security": Securities which are in the custody of or maintained on the books of a Clearing Corporation or a nominee subject to the control of a Clearing Corporation and, if they are Certificated Securities in registered form, properly endorsed to or registered in the name of the Clearing Corporation or such nominee.
"Clearstream": Clearstream Banking, société anonyme, a corporation organized under the laws of the Duchy of Luxembourg.
"Closing Date Par Amount": U.S.$450,000,000.
"Closing Date Participation Interests": Any Participation Interest in an asset conveyed to the Issuer on the Closing Date pursuant to the Loan Sale Agreement until elevated by assignment, (including assets settled via the Master Participation Agreement). For the avoidance of doubt, the failure to elevate any Closing Date Participation Interest shall not result or be deemed to result in a default or Event of Default under this Indenture or any other Transaction Document.
"Code": The United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
"Co-Issuer": The Person specified in the Term Sheet, until a successor Person shall have become the Co-Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Co-Issuer" shall mean such successor Person.
"Co-Issuers": The Issuer and the Co-Issuer.
"Collateral Administration Agreement": An agreement dated as of the Closing Date, among the Issuer, the Collateral Manager and the Collateral Administrator, as amended from time to time, in accordance with the terms thereof.
"Collateral Administrator": The Person identified in the Term Sheet, until a successor Person shall have become the collateral administrator pursuant to the provisions of the Collateral Administration Agreement, and thereafter "Collateral Administrator" will mean such successor Person.
"Collateral Interest Amount": As of any date of determination, without duplication, the aggregate amount of Interest Proceeds that has been received or that is expected to be received (other than Interest Proceeds expected to be received from Defaulted Obligations and Deferring Obligations, but including Interest Proceeds actually received from Defaulted Obligations and Deferring Obligations), in each case during the Collection Period in which such date of determination occurs (or after such Collection Period but on or prior to the related Payment Date if such Interest Proceeds would be treated as Interest Proceeds with respect to such Collection Period).

"Collateral Management Agreement": The Collateral Management Agreement, dated as of the Closing Date, between the Issuer and the Collateral Manager, as amended from time to time in accordance with the terms hereof and thereof.
"Collateral Manager": The Person specified in the Term Sheet, until a successor Person shall have become the Collateral Manager pursuant to the provisions of the Collateral Management Agreement, and thereafter "Collateral Manager" shall mean such successor Person.
"Collateral Manager Notes": Any Notes held by the Collateral Manager, an Affiliate thereof or any funds or accounts managed by the Collateral Manager or one of its Affiliates as to which the Collateral Manager or one of its Affiliates has discretionary voting authority.
"Collateral Principal Amount": As of any date of determination, the sum of (a) the Aggregate Principal Balance of the Collateral Obligations (other than Defaulted Obligations) and (b) without duplication, the amounts on deposit in any Account (including Eligible Investments therein but excluding amounts on deposit in the Revolver Funding Account to the extent of the unfunded funding obligations under all Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations included in the Assets on such date) representing Principal Proceeds.
"Collection Account": The trust account established pursuant to Section 10.2 which consists of the Principal Collection Subaccount and the Interest Collection Subaccount.
"Contribution": The meaning set forth in the Term Sheet.
"Contributor": The meaning set forth in the Term Sheet.
"Controlling Person": A Person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the Issuer or any Person who provides investment advice for a fee (direct or indirect) with respect to such assets or an affiliate of any such Person. For this purpose, an "affiliate" of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. "Control," with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.
"Cov-Lite Loan": A Collateral Obligation that is an interest in a Senior Secured Loan, the Underlying Instruments for which (i) do not contain any financial covenants or (ii) require the underlying obligor to comply with an Incurrence Covenant, but do not require the underlying obligor to comply with any Maintenance Covenant; provided that, for all purposes other than the determination of the S&P Recovery Rate for such loan, a loan described in clause (i) or (ii) above which either contains a cross-default or cross-acceleration provision to, or is pari passu with, another loan of the underlying obligor that requires the underlying obligor to comply with a Maintenance Covenant shall be deemed not to be a Cov-Lite Loan. For the avoidance of doubt, a loan that is capable of being described in clause (i) or (ii) above only (x) until the expiration of a certain period of time after the initial issuance thereof or (y) in the case of a Revolving Collateral Obligation, for so long as there is no funded balance in respect thereof, in each case as set forth in the related Underlying Instruments, shall be deemed not to be a Cov-Lite Loan.
"Coverage Tests": The Overcollateralization Ratio Test and the Interest Coverage Test, each as applied to each specified Class or Classes of Secured Notes.
"Covered Audit Adjustment": The meaning specified in Section 7.17(o).

"Credit Risk Criteria": The criteria that will be met with respect to any Collateral Obligation if:

(i)
the price of such asset has changed during the period from the date on which it was acquired by the Issuer to the proposed sale date by a percentage either at least 0.25% more negative, or at least 0.25% less positive, as the case may be, than the percentage change in the average price of any index specified on the Approved Index List;

(ii)
the spread over the applicable reference rate for such Collateral Obligation has been increased in accordance with the Underlying Instruments with respect to such Collateral Obligation since the date of acquisition by (a) 0.25% or more (in the case of a loan with a spread (prior to such increase) less than or equal to 2.00%), (b) 0.375% or more (in the case of a loan with a spread (prior to such increase) greater than 2.00% but less than or equal to 4.00%) or (c) 0.50% or more (in the case of a loan with a spread (prior to such increase) greater than 4.00%) due, in each case, to a deterioration in the related borrower's financial ratios or financial results;

(iii)
such Collateral Obligation has a projected cash flow interest coverage ratio (earnings before interest and taxes divided by cash interest expense as estimated by the Collateral Manager) of the underlying borrower or other obligor of such Collateral Obligation of less than 1.00 or that is expected to be less than 0.85 times the current year's projected cash flow interest coverage ratio; or

(iv)
with respect to Fixed Rate Obligations, an increase since the date of purchase of more than 7.5% in the difference between the yield on such Collateral Obligation and the yield on the relevant United States Treasury security.

"Credit Risk Obligation": Any Collateral Obligation that in the Collateral Manager's commercially reasonable business judgment has a significant risk of declining in credit quality or market value which judgment may (but need not) be based on one or more of the Credit Risk Criteria.
"CRS": The Organisation for Economic Co-operation and Development Standard for Automatic Exchange of Financial Account Information – Common Reporting Standard.
"Cumulative Deferred Senior Servicing Fee": The meaning specified in the Collateral Management Agreement.
"Cumulative Deferred Subordinated Servicing Fee": The meaning specified in the Collateral Management Agreement.
"Current Deferred Senior Servicing Fee": The meaning specified in the Collateral Management Agreement.
"Current Deferred Servicing Fee": The Current Deferred Senior Servicing Fee and the Current Deferred Subordinated Servicing Fee.
"Current Deferred Subordinated Servicing Fee": The meaning specified in the Collateral Management Agreement.
"Current Pay Obligation": Any Collateral Obligation (other than a DIP Collateral Obligation) that is a Defaulted Obligation but as to which no payments are due and payable that are unpaid and with respect to which the Collateral Manager has certified to the Trustee (with a copy to the Collateral Administrator) in writing that it believes, in its reasonable business judgment, that (a) the issuer or obligor of such Collateral Obligation will continue to make scheduled payments of interest thereon and will pay the principal thereof by maturity or as otherwise contractually due and (b) if the issuer or obligor is subject to a bankruptcy proceeding, it has been the subject of an order of a bankruptcy court that permits it to make the scheduled payments on such Collateral Obligation and all payments due thereunder have been paid in cash when due.
"Custodial Account": The custodial account established pursuant to Section 10.3(b).
"Custodian": The meaning specified in the first sentence of Section 3.2(a) with respect to items of collateral referred to therein, and each entity with which an Account is maintained, as the context may require, each of which shall be a Securities Intermediary.
"Default": Any Event of Default or any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.
"Defaulted Obligation": Any Collateral Obligation included in the Assets as to which:

(a)
a default as to the payment of principal and/or interest has occurred and is continuing with respect to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto);

(b)
the Collateral Manager has received written notice or has actual knowledge that a default as to the payment of principal and/or interest has occurred and is continuing on another debt obligation of the same issuer which is senior or pari passu in right of payment to such Collateral Obligation (without regard to any grace period applicable thereto, or waiver or forbearance thereof, after the passage (in the case of a default that in the Collateral Manager's judgment, as certified to the Trustee and the Collateral Administrator in writing, is not due to credit-related causes) of five Business Days or seven calendar days, whichever is greater, but in no case beyond the passage of any grace period applicable thereto; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral);

(c)
the issuer or others have instituted proceedings to have the issuer adjudicated as bankrupt or insolvent or placed into receivership and such proceedings have not been stayed or dismissed or such issuer has filed for protection under Chapter 11 of the Bankruptcy Law;

(d)	such Collateral Obligation has a Specified Rating or had such Specified Rating before such rating was withdrawn;

(e)
such Collateral Obligation is pari passu or subordinate in right of payment as to the payment of principal and/or interest to another debt obligation of the same issuer which has a Specified Rating or had such Specified Rating before such Specified Rating was withdrawn; provided that both the Collateral Obligation and such other debt obligation are full recourse obligations of the applicable issuer or secured by the same collateral;

(f)
a default with respect to which the Collateral Manager has received notice or an Officer of the Collateral Manager has actual knowledge that a default has occurred under the Underlying Instruments and any applicable grace period has expired and the holders of such Collateral Obligation have accelerated the repayment of the Collateral Obligation (but only until such acceleration has been rescinded) in the manner provided in the Underlying Instrument;

(g)
the Collateral Manager has in its reasonable commercial judgment otherwise declared such debt obligation to be a "Defaulted Obligation" so long as the Collateral Manager has not rescinded such declaration;

(h)
such Collateral Obligation is a Participation Interest with respect to which the Selling Institution has defaulted in any respect in the performance of any of its payment obligations under the Participation Interest (except to the extent such defaults were cured within the applicable grace period under the Underlying Instruments of the Obligor thereon); or

(i)
such Collateral Obligation is a Participation Interest in a loan that would, if such loan were a Collateral Obligation, constitute a "Defaulted Obligation" or with respect to which the Selling Institution has a Specified Rating or had such Specified Rating before such Specified Rating was withdrawn;

provided that (x) a Collateral Obligation shall not constitute a Defaulted Obligation if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan, Second Lien Loan or Senior Unsecured Loan) is a Current Pay Obligation (provided that the aggregate outstanding principal balance of Current Pay Obligations exceeding 7.5% of the Collateral Principal Amount will be treated as Defaulted Obligations) and (y) a Collateral Obligation shall not constitute a Defaulted Obligation if such Collateral Obligation (or, in the case of a Participation Interest, the underlying Senior Secured Loan) is a DIP Collateral Obligation.
Until notified by the Collateral Manager or until an Authorized Officer of the Trustee or the Collateral Administrator obtains actual knowledge that a Collateral Obligation has become a Defaulted Obligation, neither the Trustee nor the Collateral Administrator shall be deemed to have any notice or knowledge that a Collateral Obligation has become a Defaulted Obligation.
"Deferrable Obligation": A Collateral Obligation (including any Permitted Deferrable Obligation) that by its terms permits the deferral or capitalization of payment of accrued, unpaid interest.
"Deferring Obligation": A Deferrable Obligation that is deferring the payment of interest due thereon and has been so deferring the payment of interest due thereon, which deferred capitalized interest has not, as of the date of determination, been paid in Cash; provided that a Permitted Deferrable Obligation shall not constitute a Deferring Obligation.
"Delayed Drawdown Collateral Obligation": A Collateral Obligation that (a) requires the Issuer to make one or more future advances to the borrower under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on one or more fixed borrowing dates, and (c) does not permit the re-borrowing of any amount previously repaid by the borrower thereunder; but any such Collateral Obligation will be a Delayed Drawdown Collateral Obligation only until all commitments by the Issuer to make advances to the borrower expire or are terminated or are reduced to zero.
"Deliver" or "Delivered" or "Delivery": The taking of the following steps:

(i)	in the case of each Certificated Security (other than a Clearing Corporation Security), Instrument and Participation Interest in which the underlying loan is represented by an Instrument,

(a)
causing the delivery of such Certificated Security or Instrument to the Custodian by registering the same in the name of the Custodian or its affiliated nominee or by endorsing the same to the Custodian or in blank;

(b)	causing the Custodian to indicate continuously on its books and records that such Certificated Security or Instrument is credited to the applicable Account; and

(c)	causing the Custodian to maintain continuous possession of such Certificated Security or Instrument;

(ii)	in the case of each Uncertificated Security (other than a Clearing Corporation Security),

(a)	causing such Uncertificated Security to be continuously registered on the books of the issuer thereof to the Custodian; and

(b)	causing the Custodian to indicate continuously on its books and records that such Uncertificated Security is credited to the applicable Account;

(iii)	in the case of each Clearing Corporation Security,

(a)	causing the relevant Clearing Corporation to credit such Clearing Corporation Security to the securities account of the Custodian, and

(b)	causing the Custodian to indicate continuously on its books and records that such Clearing Corporation Security is credited to the applicable Account;

(iv)
in the case of each security issued or guaranteed by the United States of America or agency or instrumentality thereof and that is maintained in book-entry records of a Federal Reserve Bank ("FRB") (each such security, a "Government Security"),

(a)	causing the creation of a Security Entitlement to such Government Security by the credit of such Government Security to the securities account of the Custodian at such FRB, and

(b)	causing the Custodian to indicate continuously on its books and records that such Government Security is credited to the applicable Account;

(v)	in the case of each Security Entitlement not governed by clauses (i) through (iv) above,

(a)
causing a Securities Intermediary (x) to indicate on its books and records that the underlying Financial Asset has been credited to the Custodian's securities account, (y) to receive a Financial Asset from a Securities Intermediary or acquiring the underlying Financial Asset for a Securities Intermediary, and in either case, accepting it for credit to the Custodian's securities account or (z) to become obligated under other law, regulation or rule to credit the underlying Financial Asset to a Securities Intermediary's securities account,

(b)
causing such Securities Intermediary to make entries on its books and records continuously identifying such Security Entitlement as belonging to the Custodian and continuously indicating on its books and records that such Security Entitlement is credited to the Custodian's securities account, and

(c)
causing the Custodian to indicate continuously on its books and records that such Security Entitlement (or all rights and property of the Custodian representing such Security Entitlement) is credited to the applicable Account;

(vi)	in the case of Cash or Money,

(a)	causing the delivery of such Cash or Money to the Trustee for credit to the applicable Account or to the Custodian,

(b)	if delivered to the Custodian, causing the Custodian to deposit such Cash or Money to a deposit account over which the Custodian has control (within the meaning of Section 9-104 of the UCC), and

(c)	causing the Custodian to indicate continuously on its books and records that such Cash or Money is credited to the applicable Account; and

(vii)	in the case of each general intangible (including any Participation Interest in which neither the Participation Interest nor the underlying loan is represented by an Instrument),

(a)	causing the filing of a Financing Statement in the office of the Recorder of Deeds of the District of Columbia, Washington, D.C., and

(b)	causing the registration of the security granted under this Indenture in the Register of Mortgages of the Issuer at the Issuer's registered office in the Cayman Islands.
In addition, the Collateral Manager on behalf of the Issuer will obtain any and all consents required by the Underlying Instruments relating to any general intangibles for the transfer of ownership and/or pledge hereunder (except to the extent that the requirement for such consent is rendered ineffective under Section 9-406 of the UCC).
"Designated Reference Rate": The reference rate (and, if applicable, the methodology for calculating such reference rate) determined by the Collateral Manager (in its commercially reasonable discretion) based on (1) the rate proposed or recommended as a replacement for LIBOR in the leveraged loan market by the Alternative Reference Rates Committee convened by the Federal Reserve ("ARRC"), which shall include any ARRC Modifier, (2) the rate acknowledged as a standard replacement in the leveraged loan market for LIBOR by the Loan Syndications and Trading Association® ("LSTA"), which shall include any LSTA Modifier or (3) the rate that is consistent with the reference rate being used in at least 50% (by principal amount) of the Collateral Obligations included in the Assets, as determined by the Collateral Manager, which shall include the Replacement Benchmark Spread.
"DIP Collateral Obligation": A loan with the applicable Specified Rating paying interest on a current basis made to a debtor-in-possession pursuant to Section 364 of the Bankruptcy Law having the priority allowed by either Section 364(c) or 364(d) of the Bankruptcy Law and fully secured by senior liens.

"Discount Obligation": Any Collateral Obligation that the Collateral Manager determines:
(i)    in the case of a Collateral Obligation that is an interest (including a Participation Interest) in a Senior Secured Loan, is acquired by the Issuer for a purchase price that is lower than 80% of the Principal Balance of such Collateral Obligation; provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined by the Collateral Manager for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 90% of the Principal Balance of such Collateral Obligation; or
(ii)    in the case of any Collateral Obligation that is not an interest in a Senior Secured Loan, is acquired by the Issuer for a purchase price of lower than 75% of the Principal Balance of such Collateral Obligation; provided that such Collateral Obligation shall cease to be a Discount Obligation at such time as the Market Value (expressed as a percentage of par) of such Collateral Obligation, as determined by the Collateral Manager for any period of 30 consecutive days since the acquisition by the Issuer of such Collateral Obligation, equals or exceeds 85% of the Principal Balance of such Collateral Obligation.
"Distribution Report": Each report containing the information set forth in Schedule 9 and delivered pursuant to Section 10.6(b).
"Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration, calculated as set forth in Schedule 4 hereto.
"Dodd-Frank Act": The Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended.
"Dollar" or "U.S.$": A dollar or other equivalent unit in such coin or currency of the United States of America as at the time shall be legal tender for all debts, public and private.
"Domicile" or "Domiciled": With respect to an issuer of, or obligor with respect to, a Collateral Obligation:

(a)	except as provided in clause (b) or (c) below, its country of organization;

(b)
if it is organized in a Tax Jurisdiction, each of such jurisdiction and the country in which, in the Collateral Manager's good faith estimate, a substantial portion of its operations are located or from which a substantial portion of its revenue is derived, in each case directly or through subsidiaries (which shall be any jurisdiction and country known at the time of designation by the Collateral Manager to be the source of the majority of revenues, if any, of such issuer or obligor); or

(c)	if its payment obligations in respect of such Collateral Obligation are guaranteed by a person or entity that is organized in the United States, then the United States.
"DTC": The Depository Trust Company, its nominees and their respective successors.
"Due Date": Each date on which any payment is due on an Asset in accordance with its terms.
"Eligible Investment Required Ratings": The applicable Specified Ratings.

"Eligible Investments": Either Cash or any Dollar investment that, at the time it is Delivered (directly or through an intermediary or bailee), (x) matures not later than the earlier of (A) the date that is 60 days after the date of Delivery thereof and (B) the Business Day immediately preceding the Payment Date immediately following the date of Delivery thereof, and (y) is one or more of the following obligations or securities:

(i)
direct Registered obligations of, and Registered obligations the timely payment of principal and interest on which is fully and expressly guaranteed by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are expressly backed by the full faith and credit of the United States of America; provided that such obligations have the Eligible Investment Required Ratings;

(ii)
demand and time deposits in, certificates of deposit of, trust accounts with, bankers' acceptances issued by, or federal funds sold by any depository institution or trust company incorporated under the laws of the United States of America (including the Bank) or any state thereof and subject to supervision and examination by federal and/or state banking authorities, in each case payable within 183 days after issuance, so long as (A) the commercial paper and/or the debt obligations of such depository institution or trust company, at the time of such investment or contractual commitment providing for such investment, have the Eligible Investment Required Ratings or (B) in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company, at the time of such investment or contractual commitment providing for such investment, have the Eligible Investment Required Ratings;

(iii)
commercial paper or other short-term obligations (other than Asset-backed Commercial Paper) with the Eligible Investment Required Ratings and that either bear interest or are sold at a discount from the face amount thereof and have a maturity of not more than 183 days from their date of issuance; and

(iv)
money market funds domiciled in the United States registered under the Investment Company Act or registered money market funds domiciled outside of the United States that have, at all times, the applicable Specified Ratings;

provided that (1) Eligible Investments purchased with funds in the Collection Account shall be held until maturity except as otherwise specifically provided herein and shall include only such obligations or securities, other than those referred to in clause (iv) above, as mature (or are putable at par to the issuer thereof) no later than the Business Day prior to the next Payment Date unless such Eligible Investments are issued by the Trustee in its capacity as a banking institution, in which event such Eligible Investments may mature on such Payment Date; and (2) none of the foregoing obligations or securities shall constitute Eligible Investments if (a) such obligation or security has an "f," "p," "pi," "t" or "sf" subscript assigned by S&P or an "sf" subscript assigned by Moody's, (b) all, or substantially all, of the remaining amounts payable thereunder consist of interest and not principal payments, (c) payments with respect to such obligations or securities or proceeds of disposition are subject to withholding taxes (other than with respect to FATCA) by any jurisdiction unless the payor is required to make "gross-up" payments that cover the full amount of any such withholding tax on an after-tax basis, (d) such obligation or security is secured by real property, (e) such obligation or security is purchased at a price greater than 100% of the principal or face amount thereof, (f) such obligation or security is subject of a tender offer, voluntary redemption, exchange offer, conversion or other similar action, (g) in the Collateral Manager's judgment, such obligation or security is subject to material non-credit related risks, (h) such obligation is a Structured Finance Obligation or (i) such obligation or security is represented by a certificate of interest in a grantor trust. Eligible Investments may include, without limitation, those investments issued by or made with the Bank or for which the Bank or the Trustee or an Affiliate of the Bank or the Trustee provides services and receives compensation. For the avoidance of doubt, the Issuer shall only acquire Eligible Investments (other than cash) that, in the commercially reasonable belief of the Collateral Manager, are "cash equivalents" as defined in the Volcker Rule. The Trustee shall have no duty or obligation to determine if an investment is an "Eligible Investment."
"Equity Security": Any security that by its terms does not provide for periodic payments of interest at a stated coupon rate and repayment of principal at a stated maturity and any other security that is not eligible for purchase by the Issuer as a Collateral Obligation and is not an Eligible Investment; it being understood that Equity Securities may not be purchased by the Issuer but may be received by the Issuer in exchange for a Collateral Obligation or a portion thereof in connection with an insolvency, bankruptcy, reorganization, debt restructuring or workout of the issuer thereof that would be considered "received in lieu of debts previously contracted" with respect to the Collateral Obligation under the Volcker Rule.
"ERISA": The United States Employee Retirement Income Security Act of 1974, as amended.
"Euroclear": Euroclear Bank S.A./N.V.
"Event of Default": The meaning specified in Section 5.1.
"Excepted Property": The meaning assigned in the Granting Clauses hereof.
"Exchange Act": The United States Securities Exchange Act of 1934, as amended.
"Expense Reserve Account": The trust account established pursuant to Section 10.3(c).
"FATCA": Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any U.S. or non-U.S. fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code or analogous provisions of non-U.S. law (including, without limitation, the Cayman FATCA Legislation).
"Federal Reserve Board": The Board of Governors of the Federal Reserve System.
"Fee Basis Amount": As of any date of determination, the sum of (a) the Collateral Principal Amount, (b) the Aggregate Principal Balance of all Defaulted Obligations and (c) all Principal Financed Accrued Interest.
"Financial Asset": The meaning specified in Section 8‑102(a)(9) of the UCC.
"Financing Statements": The meaning specified in Section 9‑102(a)(39) of the UCC.
"First-Lien Last-Out Loan": A Loan that, prior to a default with respect such loan, is entitled to receive payments pari passu with Senior Secured Loans of the same obligor, but following a default becomes fully subordinated to Senior Secured Loans of the same obligor and is not entitled to any payments until such Senior Secured Loans are paid in full.
"Fitch": Fitch Ratings, Inc. and any successor in interest.

"Fitch Eligible Counterparty Ratings": With respect to an institution, investment or counterparty, a short-term credit rating of at least "F1" or a long-term credit rating of at least "A" by Fitch.
"Fixed Rate Obligation": Any Collateral Obligation that bears a fixed rate of interest.
"Floating Rate Notes": The Secured Notes.
"Floating Rate Obligation": Any Collateral Obligation that bears a floating rate of interest.
"GAAP": The meaning specified in Section 6.3(j).
"Global Note": Any Global Secured Note or Rule 144A Global Subordinated Note.
"Global Secured Note": Any Regulation S Global Secured Note or Rule 144A Global Secured Note.
"Grant" or "Granted": To grant, bargain, sell, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of setoff against, deposit, set over and confirm. A Grant of the Assets, or of any other instrument, shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including, the immediate continuing right to claim for, collect, receive and receipt for principal and interest payments in respect of the Assets, and all other Monies payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring Proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.
"Group I Country": The Netherlands, Australia, New Zealand and the United Kingdom (or such other countries as may be specified in publicly available published criteria from Moody's).
"Group II Country": Germany, Sweden, Ireland and Switzerland (or such other countries as may be specified in publicly available published criteria from Moody's).
"Group III Country": Austria, Belgium, Denmark, Finland, France, Iceland, Liechtenstein, Luxembourg and Norway (or such other countries as may be specified in publicly available published criteria from Moody's).
"Hedge Agreement": Any interest rate swap, floor and/or cap agreements, including without limitation one or more interest rate basis swap agreements, between the Issuer and any Hedge Counterparty, as amended from time to time, and any replacement agreement entered into in accordance with this Indenture.
"Hedge Counterparty": Any one or more institutions entering into or guaranteeing a Hedge Agreement with the Issuer that satisfies the Required Hedge Counterparty Rating that has entered into a Hedge Agreement with the Issuer, including any permitted assignee or successor under the Hedge Agreements.
"Hedge Counterparty Collateral Account": The account established pursuant to Section 10.3(d).

"Holder" or "holder": With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.
"Holder AML Obligations": The meaning specified in Section 2.5(i).
"Holder FATCA Information": Information requested by the Issuer or an Intermediary (or an agent thereof) to be provided by the Noteholders to the Issuer or an Intermediary that in the reasonable determination of the Issuer or an Intermediary is required to be requested by FATCA, including, in the case of a purchaser or transferee of Certificated Notes, the CRS Self-Certification available at http://tia.gov.ky/pdf/CRS/FATCA_CRS_entity_self_cert_final_April_16.doc.
"IGA": The meaning specified in Section 2.12(e).
"Incurrence Covenant": A covenant by any borrower to comply with one or more financial covenants only upon the occurrence of certain actions of the borrower, including a debt issuance, dividend payment, share purchase, merger, acquisition or divestiture.
"Indenture": This instrument as originally executed and, if from time to time supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, as so supplemented or amended.
"Independent": As to any Person, any other Person (including, in the case of an accountant or lawyer, a firm of accountants or lawyers, and any member thereof, or an investment bank and any member thereof) who (i) does not have and is not committed to acquire any material direct or any material indirect financial interest in such Person or in any Affiliate of such Person, and (ii) is not connected with such Person as an Officer, employee, promoter, underwriter, voting trustee, partner, director or Person performing similar functions. "Independent" when used with respect to any accountant may include an accountant who audits the books of such Person if in addition to satisfying the criteria set forth above the accountant is independent with respect to such Person within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants. For purposes of this definition, no manager or director of any Person will fail to be Independent solely because such Person acts as an independent manager or independent director thereof or of any such Person's affiliates. With respect to the Issuer, the Collateral Manager or Affiliates of the Collateral Manager, funds or accounts managed by the Collateral Manager or Affiliates of the Collateral Manager shall not be Independent of the Issuer, the Collateral Manager or Affiliates of the Collateral Manager.
Whenever any Independent Person's opinion or certificate is to be furnished to the Trustee, such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.
Any pricing service, certified public accountant or legal counsel that is required to be Independent of another Person under this Indenture must satisfy the criteria above with respect to the Issuer, the Collateral Manager and their Affiliates.
"Initial Rating": With respect to the Secured Notes, the rating or ratings, if any, assigned to such Secured Notes on the Closing Date by the Applicable Rating Agencies.
"Institutional Accredited Investor": An Accredited Investor under clauses (1), (2), (3) or (7) of Rule 501(a) under the Securities Act.
"Instrument": The meaning specified in Section 9‑102(a)(47) of the UCC.

"Interest Accrual Period": (i) With respect to the initial Payment Date (or, in the case of a Class or portion thereof that is subject to Refinancing, the first Payment Date following the Refinancing), the period from and including the Closing Date (or, in the case of a Refinancing, the date of issuance of the replacement notes) to but excluding such Payment Date; and (ii) with respect to each succeeding Payment Date, the period from and including the immediately preceding Payment Date to but excluding the following Payment Date until the principal of the Secured Notes is paid or made available for payment.
"Interest Collection Subaccount": The meaning specified in Section 10.2(a).
"Interest Determination Date": The second London Banking Day preceding the first day of each Interest Accrual Period.
"Interest Only Security": Any obligation or security that does not provide in the related Underlying Instruments for the payment or repayment of a stated principal amount in one or more installments on or prior to its stated maturity.
"Interest Proceeds": With respect to any Collection Period or Determination Date, without duplication, the sum of:

(i)
all payments of interest and delayed compensation (representing compensation for delayed settlement) received in Cash by the Issuer during the related Collection Period on the Collateral Obligations and Eligible Investments, including the accrued interest received in connection with a sale thereof during the related Collection Period, less any such amount that represents Principal Financed Accrued Interest;

(ii)	all principal and interest payments received by the Issuer during the related Collection Period on Eligible Investments purchased with Interest Proceeds;

(iii)
all amendment and waiver fees, late payment fees, ticking fees and other fees received by the Issuer during the related Collection Period, except for those in connection with (a) the lengthening of the maturity of the related Collateral Obligation if the Maturity Amendment Weighted Average Life Test is not satisfied immediately following such lengthening or (b) the reduction of the par of the related Collateral Obligation, as determined by the Collateral Manager with notice to the Trustee and the Collateral Administrator;

(iv)	commitment fees and other similar fees received by the Issuer during such Collection Period in respect of Revolving Collateral Obligations and Delayed Drawdown Collateral Obligations;

(v)
any amounts deposited in the Collection Account from the Expense Reserve Account or the Permitted Use Account that are designated as Interest Proceeds, in each case in the sole discretion of the Collateral Manager pursuant to this Indenture in respect of the related Determination Date;

(vi)	any funds deposited in the Interest Collection Subaccount on the Closing Date;

(vii)	any Current Deferred Servicing Fees that are designated as Interest Proceeds in the sole discretion of the Collateral Manager; and

(viii)
any payment received with respect to any Hedge Agreement other than (a) an upfront payment received upon entering into such Hedge Agreement or (b) a payment received as a result of the termination of any Hedge Agreement (net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with such termination) to the extent not used by the Issuer to enter into a new or replacement Hedge Agreement;

provided that (i) (A) any amounts received in respect of any Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Defaulted Obligation since it became a Defaulted Obligation equals the outstanding principal balance of such Collateral Obligation at the time it became a Defaulted Obligation and (B) any amounts received in respect of any Equity Security that was received in exchange for a Defaulted Obligation will constitute Principal Proceeds (and not Interest Proceeds) until the aggregate of all collections in respect of such Equity Security equals the outstanding principal balance of the Collateral Obligation, at the time it became a Defaulted Obligation, for which such Equity Security was received in exchange and (ii) the portion of any prepayment of a Collateral Obligation that is above the par amount of such Collateral Obligation will constitute Principal Proceeds (and not Interest Proceeds). Notwithstanding the foregoing, in the Collateral Manager's sole discretion (to be exercised on or before the related Determination Date with notice to the Collateral Administrator), on any date after the first Payment Date, Interest Proceeds in any Collection Period may be deemed to be Principal Proceeds so long as no such designation would result in an interest default or deferral, as applicable, on any Class of Secured Notes. Under no circumstances shall Interest Proceeds include the Excepted Property or any interest earned thereon.
"Interest Rate": The interest rate designated in respect of each Class of Notes in the Term Sheet.
"Intermediary": Any agent or broker through which a Holder purchases its Notes, or any nominee or other entity through which a Holder holds its Notes.
"Investment Advisers Act": The Investment Advisers Act of 1940, as amended.
"Investment Company Act": The Investment Company Act of 1940, as amended.
"IRS": United States Internal Revenue Service.
"Issuer": The Person specified in the Term Sheet until a successor Person shall have become the Issuer pursuant to the applicable provisions of this Indenture, and thereafter "Issuer" shall mean such successor Person.
"Issuer Order" and "Issuer Request": A written order or request (which may be a standing order or request) dated and signed in the name of the Applicable Issuers or by an Authorized Officer of the Issuer or the Co-Issuer, as applicable, or by the Collateral Manager by an Authorized Officer thereof, on behalf of the Issuer.
"Junior Class": With respect to a particular Class of Notes, each Class of Notes that ranks junior in Order of Priority to such Class.
"Letter of Credit": A facility whereby (i) a fronting bank issues or will issue a letter of credit for or on behalf of a borrower pursuant to an Underlying Instrument, (ii) if the letter of credit is drawn upon, and the borrower does not reimburse the fronting bank, the lender/participant is obligated to fund its portion of the facility and (iii) the fronting bank passes on (in whole or in part) the fees and any other amounts it receives for providing the letter of credit to the lender/participant.

"LIBOR": The meaning set forth in Schedule 7 hereto.
"LIBOR Floor Obligation": As of any date of determination, a Floating Rate Obligation (a) the interest in respect of which is paid based on a London interbank offered rate and (b) that provides that such London interbank offered rate is (in effect) calculated as the greater of (i) a specified "floor" rate per annum and (ii) the London interbank offered rate for the applicable interest period for such Collateral Obligation.
"Loan": Any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement, revolving loan agreement or other similar credit agreement.
"Loan Sale Agreement": That certain loan sale agreement, dated as of May 9, 2019, between the Retention Holder, as seller, and the Issuer, as buyer, whereby the Retention Holder will sell and/or contribute to the Issuer, without recourse, all of the right, title and interest of the Retention Holder in certain Collateral Obligations and the proceeds thereof.
"London Banking Day": A day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, England.
"Long-Dated Excess Obligation": To the extent the Aggregate Principal Balance of Long-Dated Obligations exceeds 5.0% of the Closing Date Par Amount, each Long-Dated Obligation in excess of such percentage threshold; provided that, in determining which Long-Dated Obligations shall be Long-Dated Excess Obligations, the Long-Dated Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the principal balance of such Collateral Obligations as of such Determination Date) shall be deemed to be Long-Dated Excess Obligations.
"Long-Dated Obligation": An obligation that has a scheduled maturity equal to or later than the earliest Stated Maturity of the Secured Notes.
"LSTA Modifier": The modifier (if any) recognized or acknowledged by LSTA in order to cause such rate to be comparable to three-month Libor, which may consist of an addition to or subtraction from such unadjusted reference rate.
"Maintenance Covenant": A covenant by any borrower to comply with one or more financial covenants during each reporting period, whether or not such borrower has taken any specified action and includes a covenant that applies only when the related Loan is funded.
"Majority": With respect to any Class or Classes of Notes, the Holders of more than 50% of the Aggregate Outstanding Amount of the Notes of such Class or Classes.
"Mandatory Redemption": The meaning specified in Section 9.1.
"Margin Stock": "Margin Stock" as defined under Regulation U issued by the Federal Reserve Board, including any debt security which is by its terms convertible into "Margin Stock."
"Master Participation Agreement": That certain master participation agreement, dated as of May 9, 2019, between the Retention Holder Subsidiary, as seller, and the Issuer, as buyer, whereby the Issuer will purchase certain Closing Date Participation Interests.

"Maturity": With respect to any Note, the date on which the unpaid principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
"Maturity Amendment Weighted Average Life Test": A test satisfied on any date of determination if the Weighted Average Life of all Collateral Obligations as of such date is less than (i) 5.25 years minus (ii) the number of years (rounded to the nearest one hundredth thereof) that have elapsed since the Closing Date.
"Measurement Date": (i) any Determination Date, (ii) any Monthly Report Determination Date and (iii) with five Business Days prior written notice, any Business Day requested by the Applicable Rating Agency (if then rating any Class of Outstanding Notes).
"Memorandum and Articles of Association": The Issuer's Memorandum and Articles of Association, as they may be amended, revised or restated from time to time.
"Merging Entity": The meaning specified in Section 7.10.
"Money": The meaning specified in Section 1‑201(24) of the UCC.
"Monthly Report": Each report containing the information set forth in Schedule 8 and delivered pursuant to Section 10.6(a).
"Monthly Report Determination Date": The meaning specified in Schedule 8.
"Moody's": Moody's Investors Service, Inc. and any successor thereto.
"Moody's Default Probability Rating": With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).
"Moody's Derived Rating": With respect to any Collateral Obligation whose Moody's Rating or Moody's Default Probability Rating cannot otherwise be determined pursuant to the definitions thereof, the rating determined for such Collateral Obligation as set forth in Schedule 5 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).
"Moody's Industry Classification": The industry classifications set forth in Schedule 2 hereto, as such industry classifications shall be updated at the option of the Collateral Manager if Moody's publishes revised industry classifications.
"Moody's Rating": With respect to any Collateral Obligation, the rating determined pursuant to Schedule 5 hereto (or such other schedule provided by Moody's to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).
"Non-Emerging Market Obligor": An obligor that is Domiciled in (x) any country that has the applicable Specified Ratings or (y) without duplication, the United States.
"Non-Permitted ERISA Holder": The meaning specified in Section 2.11(d).
"Non-Permitted Holder": The meaning specified in Section 2.11(b).

"Note Interest Amount": With respect to any Class of Secured Notes and any Payment Date, the amount of interest for the related Interest Accrual Period payable in respect of each U.S.$100,000 Outstanding principal amount of such Class of Secured Notes.
"Noteholder": With respect to any Note, the Person whose name appears on the Register as the registered holder of such Note.
"NRSRO": Any nationally recognized statistical rating organization, other than the Applicable Rating Agencies.
"NRSRO Certification": A certification substantially in the form of Exhibit D executed by a NRSRO in favor of the 17g-5 Information Agent, with a copy to the Trustee, the Issuer and the Collateral Manager, that states that such NRSRO has provided the appropriate certifications under Rule 17g-5 and that such NRSRO has access to the 17g-5 Website.
"Obligor": The obligor or guarantor under a loan.
"Offer": The meaning specified in Section 10.7(c).
"Offering": The offering of any Notes pursuant to the relevant Offering Circular.
"Offering Circular": The offering circular relating to the offer and sale of the Notes dated May 7, 2019, including any supplements thereto.
"Officer": (a) With respect to the Issuer and any corporation, the Chairman of the Board of Directors (or, with respect to the Issuer, any director), the President, any Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer of such entity or any Person authorized by such entity and shall, for the avoidance of doubt, include any duly appointed attorney-in-fact of the Issuer, and (b) with respect to the Co-Issuer and any limited liability company, any managing member or manager thereof or any person to whom the rights and powers of management thereof are delegated in accordance with the limited liability company agreement of such limited liability company.
"offshore transaction": The meaning specified in Regulation S.
"Opinion of Counsel": A written opinion addressed to the Trustee and, if required by the terms hereof, each Applicable Rating Agency (if then rating a Class of Secured Notes), in form and substance reasonably satisfactory to the Trustee (and, if so addressed, each Applicable Rating Agency (if then rating a Class of Secured Notes)), of an attorney admitted to practice, or a nationally or internationally recognized and reputable law firm one or more of the partners of which are admitted to practice, before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which attorney or law firm, as the case may be, may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer, and which attorney or law firm, as the case may be, shall be reasonably satisfactory to the Trustee. Whenever an Opinion of Counsel is required hereunder, such Opinion of Counsel may rely on opinions of other counsel who are so admitted and so satisfactory, which opinions of other counsel shall accompany such Opinion of Counsel and shall be addressed to the Trustee (and, if required by the terms hereof, each Applicable Rating Agency (if then rating a Class of Secured Notes)) or shall state that the Trustee (and, if required by the terms hereof, each Applicable Rating Agency (if then rating a Class of Secured Notes)) shall be entitled to rely thereon.

"Optional Redemption": A redemption or Refinancing of the Notes in accordance with Section 9.2.
"Order of Priority": With respect to any Class of Notes, the priority level specified for such Class in the Term Sheet.
"Other Plan Law": Any state, local, other federal or non-U.S. laws or regulations that are substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.
"Outstanding": With respect to the Notes or the Notes of any specified Class, as of any date of determination, all of the Notes or all of the Notes of such Class, as the case may be, theretofore authenticated and delivered under this Indenture, except:

(i)
Notes theretofore canceled by the Registrar or delivered to the Registrar for cancellation in accordance with the terms of Section 2.9 or registered in the Register on the date the Trustee provides notice to the Holders of the Notes in accordance with the terms hereof that this Indenture has been discharged;

(ii)
Notes or portions thereof for whose payment or redemption funds in the necessary amount have been theretofore irrevocably deposited with the Trustee or any Paying Agent in trust for the Holders of such Notes pursuant to Section 4.1(a)(ii); provided that if such Notes or portions thereof are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)
Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, unless proof satisfactory to the Trustee is presented that any such Notes are held by a "protected purchaser" (within the meaning of Section 8‑303 of the UCC); and

(iv)	Notes alleged to have been mutilated, destroyed, lost or stolen for which replacement Notes have been issued as provided in Section 2.6;
provided that (A) in determining whether the Holders of the requisite Aggregate Outstanding Amount have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (a) (x) Notes owned by the Issuer or the Co-Issuer shall be disregarded and deemed not to be Outstanding and (y) the Collateral Manager Notes shall be disregarded and deemed not to be Outstanding pursuant to Section 12(g) of the Collateral Management Agreement, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Trust Officer of the Trustee actually knows to be so owned shall be so disregarded and (b) Notes so owned that have been pledged in good faith shall be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not one of the Persons specified above and (B) for purposes of the calculation of the Overcollateralization Ratio, any Surrendered Note that is not of the Class that is, at that time, senior most in the Note Payment Sequence, shall be deemed to be "Outstanding" until all Notes of such applicable Class and each Class that is senior in right of payment to such Surrendered Note in the Note Payment Sequence have been retired or redeemed, with such Surrendered Note deemed to have an Aggregate Outstanding Amount equal to the Aggregate Outstanding Amount as of the date of its surrender, reduced proportionately with, and to the extent of, any payments of principal of Notes of the same Class thereafter.

"Pari Passu Class": With respect to any specified Class of Notes, each Class of Notes that ranks pari passu in Order of Priority to such Class.
"Partial Redemption Interest Proceeds": In connection with a Partial Redemption Date, Interest Proceeds in an amount equal to the sum of (a) the lesser of (i) the amount of accrued interest on the Classes being refinanced (after giving effect to payments under the Priority of Interest Payments if the related Partial Redemption Date would have been a Payment Date without regard to such Refinancing) and (ii) the amount the Collateral Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of accrued interest on the Classes being refinanced on the next subsequent Payment Date if such Notes had not been refinanced plus (b) the amount (i) the Collateral Manager reasonably determines would have been available for distribution under the Priority of Payments for the payment of Administrative Expenses on the next subsequent Payment Date and (ii) any reserve previously established by the Issuer (or the Collateral Manager on behalf of the Issuer) with respect to such Refinancing.
"Participation Interest": A participation interest in a loan originated by a bank or financial institution that, at the time of acquisition, or the Issuer's commitment to acquire the same, satisfies each of the following criteria:
(i)    such participation would constitute a Collateral Obligation were it acquired directly;
(ii)    the Selling Institution is a lender on the loan and, except where the Selling Institution is an Affiliated Transferor, has, at the time of the acquisition of such loan, or the Issuer's commitment to acquire the same, both (x) either (A) a long-term debt rating of at least "A+" by S&P or (B) a long-term debt rating of at least "A" by S&P and a short-term rating of at least "A-1" by S&P and (y) either (A) a long-term credit rating of at least "A1" by Moody's or (B) a long-term credit rating of at least "A2" by Moody's and a short-term credit rating of at least "P-1" by Moody's;
(iii)    the aggregate participation in the loan granted by such Selling Institution to any one or more participants does not exceed the principal amount or commitment with respect to which the Selling Institution is a lender under such loan;
(iv)    such participation does not grant, in the aggregate, to the participant in such participation a greater interest than the Selling Institution holds in the loan or commitment that is the subject of the participation;
(v)    the entire purchase price for such participation is paid in full (without the benefit of financing from the Selling Institution or its affiliates) at the time of the Issuer's acquisition (or, to the extent of a participation in the unfunded commitment under a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, at the time of the funding of such loan);
(vi)    the participation provides the participant all of the economic benefit and risk of the whole or part of the loan or commitment that is the subject of the loan participation; and
(vii)    such participation is documented under a Loan Syndications and Trading Association, Loan Market Association or similar agreement standard for loan participation transactions among institutional market participants.
For the avoidance of doubt, a Participation Interest shall not include a sub-participation interest in any loan.

"Partner": The meaning specified in Section 7.17(l)(i).
"Partnership Interest": The meaning specified in Section 7.17(l)(i).
"Partnership Representative": The meaning specified in Section 7.17(n).
"Partnership Tax Audit Rules": The meaning specified in Section 7.17(o).
"Party": The meaning specified in Section 14.15.
"Paying Agent": Any Person authorized by the Issuer to pay the principal of or interest on any Notes on behalf of the Issuer as specified in Section 7.2.
"Payment Account": The payment account established pursuant to Section 10.3(a).
"PBGC": The United States Pension Benefit Guaranty Corporation.
"Permitted Deferrable Obligation": Any Deferrable Obligation the Underlying Instrument of which carries a current cash pay interest rate of not less than (a) in the case of a Floating Rate Obligation, LIBOR plus 2.00% per annum or (b) in the case of a Fixed Rate Obligation, the zero-coupon swap rate in a fixed/floating interest rate swap with a term equal to five years.
"Permitted Exchange Security": A bond, note or other security received by the Issuer in connection with the workout, restructuring or modification of a Collateral Obligation that is a loan.
"Permitted Liens": With respect to the Assets: (i) security interests, liens and other encumbrances created pursuant to the Transaction Documents, (ii) security interests, liens and other encumbrances in favor of the Trustee created pursuant to this Indenture and (iii) security interests, liens and other encumbrances, if any, which have priority over first priority perfected security interests in the Collateral Obligations or any portion thereof under the UCC or any other applicable law.
"Permitted Offer": An Offer (i) pursuant to the terms of which the offeror offers to acquire a debt obligation (including a Collateral Obligation) in exchange for consideration consisting of (x) Cash in an amount equal to or greater than the full face amount of the debt obligation being exchanged plus any accrued and unpaid interest or (y) other debt obligations that rank pari passu or senior to the debt obligations being exchanged which have a face amount equal to or greater than the full face amount of the debt obligation being exchanged and are eligible to be Collateral Obligations plus any accrued and unpaid interest in Cash and (ii) as to which the Collateral Manager has determined in its reasonable commercial judgment that the offeror has sufficient access to financing to consummate the Offer.
"Permitted RIC Distributions": Distributions to a Holder of Subordinated Notes to the extent required to allow such Holder to make sufficient distributions to qualify as a regulated investment company within the meaning of Section 851 of the Code and to otherwise eliminate federal or state income or excise taxes payable by such Holder in or with respect to any taxable year of such Holder (or any calendar year, as relevant); provided that (A) the amount of any such payments made in or with respect to any such taxable year (or calendar year, as relevant) of such Holder shall not exceed 102% of the amounts that the Issuer would have been required to distribute to such Holder to: (i) allow the Issuer to satisfy the minimum distribution requirements that would be imposed by Section 852(a) of the Code (or any successor thereto) to maintain its eligibility to be taxed as a regulated investment company for any such taxable year, (ii) reduce to zero for any such taxable year the Issuer's liability for federal income taxes imposed on (x) its investment company taxable income pursuant to Section 852(b)(1) of the Code (or any successor thereto) or (y) its net capital gain pursuant to Section 852(b)(3) of the Code (or any successor thereto), and (iii) reduce to zero the Issuer's liability for federal excise taxes for any such calendar year imposed pursuant to Section 4982 of the Code (or any successor thereto), in the case of each of (i), (ii) or (iii), calculated assuming that the Issuer had qualified to be taxed as a RIC under the Code, (B) after the occurrence and during the continuance of an Event of Default, the amount of Permitted RIC Distributions made in any calendar quarter shall not exceed U.S.$1,500,000 (or such greater amount consented to by the Event of Default Voting Holders) and (C) amounts may be distributed pursuant to this definition only from Interest Proceeds to the extent available in the Collection Account and only so long as (w) all Coverage Tests are satisfied immediately prior to and immediately after giving effect to such Permitted RIC Distribution, (y) after giving effect on a pro forma basis to the application of Interest Proceeds to the payment of Permitted RIC Distributions and taking into account scheduled distributions that are expected to be received prior to the next Payment Date, sufficient Interest Proceeds will be available on the next Payment Date to pay in full all amounts due on all Classes of Secured Notes under the Priority of Interest Payments, (y) the Issuer gives at least one (1) Business Day's prior written notice thereof to the Collateral Manager, the Trustee and the Collateral Administrator and (z) the Issuer and the Collateral Manager confirm in writing (which may be by email) to the Trustee and the Collateral Administrator that the conditions to a Permitted RIC Distribution set forth herein are satisfied.
"Permitted Use": With respect to any amount on deposit in the Permitted Use Account, any of the following uses: (i) the transfer of the applicable portion of such amount to the Interest Collection Subaccount for application as Interest Proceeds; (ii) the transfer of the applicable portion of such amount to the Principal Collection Subaccount for application as Principal Proceeds; (iii) the transfer of the applicable portion of such amount to pay any costs or expenses associated with a Refinancing and (iv) to make payments in connection with the exercise of an option, warrant, right of conversion, pre-emptive right, rights offering, credit bid or similar right in connection with the workout or restructuring of a Collateral Obligation or otherwise to acquire Equity Securities in accordance with the terms of this Indenture that would, in each case, be considered "received in lieu of debts previously contracted for" under the Volcker Rule.
"Permitted Use Account": The account established pursuant to Section 10.3(e).
"Person": An individual, corporation (including a business trust), partnership, limited liability company, joint venture, association, joint stock company, statutory trust, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
"Principal Balance": With respect to (a) any Asset other than a Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Asset (excluding any capitalized interest) and (b) any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation, as of any date of determination, the outstanding principal amount of such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation (excluding any capitalized interest), plus (except as expressly set forth in this Indenture) any undrawn commitments that have not been irrevocably reduced or withdrawn with respect to such Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation; provided that for all purposes the Principal Balance of any Equity Security or interest only strip shall be deemed to be zero.
"Principal Collection Subaccount": The meaning specified in Section 10.2(a).
"Principal Financed Accrued Interest": With respect to any Collateral Obligation owned or purchased by the Issuer on the Closing Date, an amount equal to the unpaid interest on such Collateral Obligation that accrued prior to the Closing Date that is owing to the Issuer and remains unpaid as of the Closing Date.

"Principal Proceeds": With respect to any Collection Period or Determination Date, all amounts received by the Issuer during the related Collection Period that do not constitute Interest Proceeds and any other amounts that have been designated as Principal Proceeds pursuant to the terms of this Indenture. For the avoidance of doubt, Principal Proceeds shall not include any Excepted Property. In addition, the Collateral Manager may designate as Principal Proceeds certain amounts received by the Issuer from the proceeds of the Notes as a result of prepayment amounts received from the Retention Holder (or the Retention Holder Subsidiary) with respect to any Collateral Obligation prior to the Closing Date.
"Priority Class": With respect to any specified Class of Notes, each Class of Notes that ranks senior in Order of Priority to such Class.
"Priority Termination Event": The meaning specified in the relevant Hedge Agreement, which may include, without limitation, the occurrence of (i) the Issuer's failure to make required payments or deliveries pursuant to a Hedge Agreement with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (ii) the occurrence of certain events of bankruptcy, dissolution or insolvency with respect to the Issuer with respect to which the Issuer is the sole Defaulting Party (as defined in the relevant Hedge Agreement), (iii) the liquidation of the Assets due to an Event of Default under this Indenture or (iv) a change in law after the Closing Date which makes it unlawful for the Issuer to perform its obligations under a Hedge Agreement.
"Proceeding": Any suit in equity, action at law or other judicial or administrative proceeding.
"Process Agent": An agent upon which notices and demands to or upon either of the Co-Issuers in respect of the Notes and this Indenture may be served, which shall initially be the Process Agent specified in the Term Sheet, until a successor Person shall have become the Process Agent pursuant to the applicable provisions of this Indenture, and thereafter "Process Agent" shall mean such successor Person.
"Purchase Agreement": The purchase agreement, dated as of the Closing Date, among the Co-Issuers and the Initial Purchaser, as amended from time to time.
"Qualified Broker/Dealer": Any of Bank of America/Merrill Lynch; The Bank of Montreal; The Bank of New York Mellon, N.A.; Barclays Bank plc; BNP Paribas; Broadpoint Securities; Citadel Securities LLC; Credit Agricole CIB; Citibank N.A.; Credit Agricole S.A.; Canadian Imperial Bank of Commerce; Commerzbank; Credit Suisse; Deutsche Bank AG; Dresdner Bank AG; GE Capital; Goldman Sachs & Co.; HSBC Bank; Imperial Capital LLC; ING Financial Partners, Inc.; Jefferies & Co.; J.P. Morgan Securities LLC; KeyBank; KKR Capital Markets LLC; Lazard; Lloyds TSB Bank; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Morgan Stanley & Co.; Natixis; Northern Trust Company; Oppenheimer & Co. Inc.; Royal Bank of Canada; The Royal Bank of Scotland plc; Scotia Capital; Societe Generale; SunTrust Bank; The Toronto-Dominion Bank; UBS AG; and Wells Fargo Bank, National Association, or any successor thereto.
"Qualified Institutional Buyer": The meaning specified in Rule 144A under the Securities Act.
"Qualified Purchaser": The meaning set forth in Section 2(a)(51) of the Investment Company Act and Rule 2a51-2 or 2a51-3 under the Investment Company Act.
"Real Estate Loan": Any loan principally secured by real property or interest therein.
"Recalcitrant Holder": (i) A holder or beneficial owner of debt or equity in the Issuer that fails to provide or update the Holder FATCA Information or otherwise prevents the Issuer from achieving compliance with FATCA or (ii) a foreign financial institution as defined under FATCA that does not comply (or is not deemed to comply or not excused from complying) with FATCA.
"Record Date": With respect to the Notes, the date 15 days prior to the applicable Payment Date.
"Redemption Date": Any Business Day specified for a redemption of Notes pursuant to Article IX.
"Redemption Price": (a) For each Secured Note to be redeemed (x) 100% of the Aggregate Outstanding Amount of such Secured Note, plus (y) accrued and unpaid interest thereon to the Redemption Date and (b) for each Subordinated Note, its proportional share (based on the Aggregate Outstanding Amount of such Subordinated Notes) of the amount of the proceeds of the Assets remaining after giving effect to the Optional Redemption or Tax Redemption of the Secured Notes in whole or after all of the Secured Notes have been repaid in full and payment in full of all expenses of the Co-Issuers (including all Servicing Fees and Administrative Expenses) and/or creation of a reserve for such expenses; provided that, in connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes and such lesser amount shall thereafter constitute the "Redemption Price" with respect to such Class.
"Reference Banks": The meaning specified in Schedule 7 hereto.
"Refinancing Proceeds": The Cash proceeds from a Refinancing.
"Register" and "Registrar": The respective meanings specified in Section 2.5(a).
"Registered": In registered form for U.S. federal income tax purposes and issued after July 18, 1984, provided that a certificate of interest in a grantor trust shall not be treated as Registered unless each of the obligations or securities held by the trust was issued after that date.
"Registered Office Agreement": The agreement of the Issuer to comply with the standard Terms and Conditions for the Provision of Registered Office Services by MaplesFS Limited (Structured Finance – Cayman Company) as published at http://www.maples.com/terms/ and as agreed and approved by board resolutions of the Issuer.
"Regulation S": Regulation S, as amended, under the Securities Act.
"Regulation S Global Secured Note": The meaning specified in Section 2.2(b)(i).
"Related Obligation": An obligation issued by the Collateral Manager, any of its Affiliates that are collateralized debt obligation funds or any other Person that is a collateralized debt obligation fund whose investments are primarily managed by the Collateral Manager or any of its Affiliates.
"Relevant Governmental Body": The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
"Repack Obligation": Any obligation of a special purpose vehicle (i) collateralized or backed by a Structured Finance Obligation or (ii) the payments on which depend on the cash flows from one or more credit default swaps or other derivative financial contracts that reference a Structured Finance Obligation or a loan.
"Replacement Benchmark Spread": On any day, the spread adjustment, or the method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that shall have been selected, endorsed or recommended by the Relevant Governmental Body, to be added to the replacement reference rate to account for the effects of the transition to the replacement reference rate for the applicable Interest Accrual Period.
"Required Hedge Counterparty Rating": With respect to any Hedge Counterparty, the ratings required by the criteria of each Applicable Rating Agency then rating a Class of Secured Notes in effect at the time of execution of the related Hedge Agreement.
"Responsible Officer": The meaning set forth in Schedule 10.
"Retention Holder Subsidiary": Barings BDC Senior Funding I, LLC.
"Revolver Funding Account": The account established pursuant to Section 10.4.
"Revolving Collateral Obligation": Any Collateral Obligation (other than a Delayed Drawdown Collateral Obligation) that is a loan (including, without limitation, revolving loans, including funded and unfunded portions of revolving credit lines and letter of credit facilities, unfunded commitments under specific facilities and other similar loans and investments) that by its terms may require one or more future advances to be made to the borrower by the Issuer; provided that any such Collateral Obligation will be a Revolving Collateral Obligation only until all commitments to make advances to the borrower expire or are terminated or irrevocably reduced to zero.
"Rule 144A": Rule 144A, as amended, under the Securities Act.
"Rule 144A Global Note": The meaning specified in Section 2.2(b)(ii).
"Rule 144A Global Secured Note": The meaning specified in Section 2.2(b)(ii).
"Rule 144A Global Subordinated Note": The meaning specified in Section 2.2(b)(ii).
"Rule 144A Information": The meaning specified in Section 7.15.
"Rule 17g-5": The meaning specified in Section 14.17(a).
"S&P": S&P Global Ratings, an S&P Global business, and any successor or successors thereto.
"S&P Industry Classification": The S&P Industry Classifications set forth in Schedule 3 hereto, and such industry classifications shall be updated at the option of the Collateral Manager if S&P publishes revised industry classifications.
"S&P Rating": With respect to any Collateral Obligation, the rating determined pursuant to Schedule 6 hereto (or such other schedule provided by S&P to the Issuer, the Trustee, the Collateral Administrator and the Collateral Manager).
"Sale": The meaning specified in Section 5.17.

"Sale Proceeds": All proceeds (excluding accrued interest, if any) received with respect to Assets as a result of sales of such Assets in accordance with Article XII and the termination of any Hedge Agreement, in each case less any reasonable expenses incurred by the Collateral Manager, the Collateral Administrator or the Trustee (other than amounts payable as Administrative Expenses) in connection with such sales and net of any amounts due and payable by the Issuer to the related Hedge Counterparty in connection with any such termination. Sale Proceeds will include Principal Financed Accrued Interest received in respect of such sale.
"Schedule of Collateral Obligations": The schedule of Collateral Obligations attached as Schedule 1 hereto, as may be modified from time to time (without the consent of or any action on the part of any Person) to reflect the release of Collateral Obligations pursuant to Article X hereof.
"Scheduled Distribution": With respect to any Asset, for each Due Date, the scheduled payment of principal and/or interest due on such Due Date with respect to such Asset, determined in accordance with the assumptions specified in Section 1.3 hereof.
"Second Lien Loan": Any First-Lien Last-Out Loan or assignment of or Participation Interest in or other interest in a loan that (i) is not (and that by its terms is not permitted to become) subordinate in right of payment to any other obligation of the Obligor of the loan other than a Senior Secured Loan with respect to the liquidation of such Obligor or the collateral for such loan (subject to customary exceptions for permitted liens) and (ii) is secured by a valid second priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the loan (subject to customary exceptions for permitted liens), the value of which is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the loan in accordance with its terms and to repay all other loans of equal or higher seniority secured by a lien or security interest in the same collateral, which security interest or lien is not subordinate to the security interest or lien securing any other debt for borrowed money other than a Senior Secured Loan on such specified collateral.
"Secured Noteholders": The Holders of the Secured Notes.
"Secured Parties": The meaning specified in the Granting Clauses.
"Securities Act": The United States Securities Act of 1933, as amended.
"Securities Intermediary": The meaning specified in Section 8‑102(a)(14) of the UCC.
"Securities Lending Agreement": An agreement pursuant to which the Issuer agrees to loan any securities lending counterparty one or more assets and such securities lending counterparty agrees to post collateral with the Trustee or a Securities Intermediary to secure its obligation to return such assets to the Issuer.
"Security Entitlement": The meaning specified in Section 8‑102(a)(17) of the UCC.
"Selling Institution": The entity obligated to make payments to the Issuer under the terms of a Participation Interest.
"Senior Secured Loan": Any assignment of or Participation Interest in a Loan that: (a) is not (and cannot by its terms become) subordinate in right of payment to any other obligation of the Obligor of the Loan (subject to customary exceptions for permitted liens, such as, but not limited to, Super Senior Revolving Facilities, any tax liens and any liens imposed in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings); (b) is secured by a valid first-priority perfected security interest or lien in, to or on specified collateral securing the Obligor's obligations under the Loan (subject to customary exceptions for permitted liens) and (c) the value of the collateral securing the Loan at the time of purchase together with other attributes of the Obligor (including, without limitation, its general financial condition, ability to generate cash flow available for debt service and other demands for that cash flow) is adequate (in the commercially reasonable judgment of the Collateral Manager) to repay the Loan in accordance with its terms and to repay all other Loans of equal seniority secured by a first lien or security interest in the same collateral.
"Senior Unsecured Loan": Any assignment of or Participation Interest in or other interest in an Unsecured Loan that is not subordinated to any other unsecured indebtedness of the Obligor.
"Similar Law": Any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or any interest therein) by virtue of its interest and thereby subject the Issuer or the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to Other Plan Law.
"Specified Rating": With respect to the defined terms specified in the table below, the rating set forth in the table below:

Defined Term	S&P	Fitch
Defaulted Obligation	S&P Rating of "SD" or "CC" or lower	N/A
DIP Collateral Obligation	N/A	N/A
Eligible Investment Required Ratings	N/A
(i) In the case of obligations having up to a thirty day maturity at the time of such investment or the contractual commitment providing for such investment, a long-term credit rating of "A" or better by Fitch or a short-term credit rating of "F1" or better by Fitch and (ii) in the case of obligations not subject to clause (i) above, a short-term credit rating of "F1+" by Fitch (or, if no short-term rating exists, a long-term rating of "AA-" or better by Fitch)

Eligible Investment (clause (iv))	"AAAm"	"AAAmmf" (or, in the absence of a credit rating from Fitch, a credit rating of "Aaa-mf" (and not on credit watch with negative implications) by Moody's)
Non-Emerging Market Obligor	Foreign currency issuer credit rating of at least "AA"	N/A
"Sponsor": In relation to the Issuer, a "sponsor" under the U.S. Risk Retention Rules.

"STAMP": The meaning specified in Section 2.5(a).
"Step-Down Obligation": An obligation or security which by the terms of the related Underlying Instruments provides for a decrease in the per annum interest rate on such obligation or security (other than by reason of any change in the applicable index or benchmark rate used to determine such interest rate) or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Down Obligation.
"Step-Up Obligation": An obligation or security which by the terms of the related Underlying Instruments provides for an increase in the per annum interest rate on such obligation or security, or in the spread over the applicable index or benchmark rate, solely as a function of the passage of time; provided that an obligation or security providing for payment of a constant rate of interest at all times after the date of acquisition by the Issuer shall not constitute a Step-Up Obligation.
"Structured Finance Obligation": Any obligation issued by a special purpose vehicle and secured directly by, referenced to, or representing ownership of, a pool of receivables or other financial assets of any Obligor, including collateralized debt obligations and mortgage-backed securities.
"Successor Entity": The meaning specified in Section 7.10.
"Super Senior Revolving Facility": A revolving loan that, pursuant to its terms, may require one or more future advances to be made to the relevant obligor which has the benefit of a security interest in the relevant assets that ranks, in the event of an enforcement in respect of such loan, higher than such obligor's other senior secured indebtedness; provided, however, that any such loan may only be treated as a Super Senior Revolving Facility if it represents no greater than 15.0% (or more if the Rating Agency Condition is satisfied) of the relevant obligor's senior debt.
"Surrendered Notes": The meaning specified in Section 2.9.
"Synthetic Security": A security or swap transaction, other than a Participation Interest, that has payments associated with either payments of interest on and/or principal of a reference obligation or the credit performance of a reference obligation.
"Tax": Any tax, levy, impost, duty, charge or assessment of any nature (including interest, penalties and additions thereto) imposed by any governmental taxing authority.
"Tax Event": An event that occurs if (a) a change in or the adoption of any U.S. or foreign tax statute or treaty, or any change in or the issuance of any regulation (whether final, temporary or proposed), rule, ruling, practice, procedure or judicial decision or interpretation of the foregoing after the Closing Date results in (i)(x) any Obligor under any Collateral Obligation being required to deduct or withhold from any payment under such Collateral Obligation to the Issuer for or on account of any Tax for whatever reason and such Obligor is not required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (free and clear of Taxes, whether assessed against such Obligor or the Issuer) will equal the full amount that the Issuer would have received had no such deduction or withholding occurred and (y) the total amount of such deductions or withholdings on the Assets results in a payment by, or charge or tax burden to, the Issuer that results or will result in the withholding of 5% or more of scheduled distributions for any Collection Period or (ii) a Hedge Counterparty being required to deduct or withhold from any payment to the Issuer under a Hedge Agreement for or on account of any tax for whatever reason and such Hedge Counterparty not being required to pay to the Issuer such additional amount as is necessary to ensure that the net amount actually received by the Issuer (after payment of all taxes, whether assessed against such Hedge Counterparty or the Issuer) will equal the full amount that the Issuer would have received had no such taxes been imposed, and the aggregate amount of such a tax or taxes imposed on the Issuer or withheld from payments to the Issuer and with respect to which the Issuer receives less than the full amount that the Issuer would have received had no such deduction occurred, or "gross up payments" required to be made by the Issuer, (x) is in excess of $1,000,000 during the Collection Period in which such event occurs or (y) the aggregate of all such "gross up payment" requirements required to be made by the Issuer during any 12-month period is in excess of $1,000,000 or (b) any jurisdiction imposes net income, profits or similar Tax on the Issuer in an aggregate amount in any Collection Period in excess of U.S.$1,000,000.
Until notified by the Collateral Manager or until a Trust Officer of the Trustee obtains actual knowledge of the occurrence of a Tax Event, the Trustee shall not be deemed to have any notice or knowledge of the occurrence of such Tax Event.
"Tax Jurisdiction": The Bahamas, Bermuda, the British Virgin Islands, the Cayman Islands or the Channel Islands and any other tax advantaged jurisdiction as may be designated by the Collateral Manager with notice to the Applicable Rating Agency from time to time.
"Tax Redemption": The meaning specified in Section 9.3(a).
"Transaction Documents": This Indenture, the Collateral Management Agreement, the Collateral Administration Agreement, the Account Control Agreement, the Purchase Agreement, the Administration Agreement, the AML Services Agreement and the Registered Office Agreement.
"Transfer Agent": The Person or Persons, which may be the Issuer, authorized by the Issuer to exchange or register the transfer of Notes.
"Treasury Regulations": The regulations promulgated under the Code.
"Trust Officer": When used with respect to the Trustee, any officer within the Corporate Trust Office (or any successor group of the Trustee) including any vice president, assistant vice president or officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of such person's knowledge of and familiarity with the particular subject and, in each case, having direct responsibility for the administration of this transaction.
"Trustee": The meaning specified in the first sentence of this Indenture, and any successor thereto.
"Trustee's Website": The meaning specified in Section 10.6(f).
"UCC": The Uniform Commercial Code as in effect in the State of New York or, if different, the political subdivision of the United States that governs the perfection of the relevant security interest as amended from time to time.
"Uncertificated Security": The meaning specified in Section 8‑102(a)(18) of the UCC.
"Underlying Instrument": The indenture or other agreement pursuant to which an Asset has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Asset or of which the holders of such Asset are the beneficiaries.

"Unregistered Securities": The meaning specified in Section 5.17(c).
"Unsalable Assets": (a)(i) A Defaulted Obligation, (ii) an Equity Security or (iii) an obligation received in connection with an Offer, in a restructuring or plan of reorganization with respect to the obligor, in each case, in respect of which the Issuer has not received a payment in cash during the preceding 12 months or (b) any Collateral Obligation or Eligible Investment identified in an officer's certificate of the Collateral Manager as having a Market Value of less than $1,000, in the case of each of (a) and (b) with respect to which the Collateral Manager certifies to the Trustee that (x) it has made commercially reasonable efforts to dispose of such obligation for at least 90 days and (y) in its commercially reasonable judgment such obligation is not expected to be saleable in the foreseeable future.
"Unsecured Loan": An unsecured Loan obligation of any corporation, partnership or trust.
"U.S. person": The meaning specified in Regulation S.
"U.S. Risk Retention Rules": The federal interagency credit risk retention rules, codified at 17 C.F.R. Part 246.
"U.S. Tax Person": The meaning specified in Section 7701(a)(30) of the Code.
"Volcker Rule": Section 13 of the Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations promulgated thereunder.
"Weighted Average Life": As of any date of determination with respect to all Collateral Obligations other than Defaulted Obligations, the number of years following such date obtained by summing the products obtained by multiplying:
(a)    (i) the Average Life at such time of each such Collateral Obligation by (ii) the outstanding principal balance of such Collateral Obligation, and dividing such sum by:
(b)    the Aggregate Principal Balance at such time of all Collateral Obligations other than Defaulted Obligations.
"Zero Coupon Bond": Any debt security that by its terms (a) does not bear interest for all or part of the remaining period that it is outstanding, (b) provides for periodic payments of interest in Cash less frequently than semi-annually or (c) pays interest only at its stated maturity.
Section 1.2    Usage of Terms.
With respect to all terms in this Indenture, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Indenture; references to Persons include their permitted successors and assigns; and the term "including" means "including without limitation."

Section 1.3    Assumptions as to Assets. In connection with all calculations required to be made pursuant to this Indenture with respect to Scheduled Distributions on any Asset, or any payments on any other assets included in the Assets, with respect to the sale of and investment in Collateral Obligations, and with respect to the income that can be earned on Scheduled Distributions on such Assets and on any other amounts that may be received for deposit in the Collection Account, the provisions set forth in this Section 1.3 shall be applied. The provisions of this Section 1.3 shall be applicable to any determination or calculation that is covered by this Section 1.3, whether or not reference is specifically made to Section 1.3, unless some other method of calculation or determination is expressly specified in the particular provision.
(a)    All calculations with respect to Scheduled Distributions on the Assets securing the Secured Notes shall be made on the basis of information as to the terms of each such Asset and upon reports of payments, if any, received on such Asset that are furnished by or on behalf of the issuer of such Asset and, to the extent they are not manifestly in error, such information or reports may be conclusively relied upon in making such calculations.
(b)    For purposes of calculating the Coverage Tests, except as otherwise specified in the Coverage Tests, such calculations will not include scheduled interest and principal payments on Defaulted Obligations unless or until such payments are actually made.
(c)    For each Collection Period and as of any date of determination, the Scheduled Distribution on any Asset (including Current Pay Obligations and DIP Collateral Obligations but excluding Defaulted Obligations, which, except as otherwise provided herein, shall be assumed to have a Scheduled Distribution of zero, except to the extent any payments have actually been received) shall be the sum of (i) the total amount of payments and collections to be received during such Collection Period in respect of such Asset (including the proceeds of the sale of such Asset received and, in the case of sales which have not yet settled, anticipated to be received during the Collection Period) that, if received as scheduled, will be available in the Collection Account at the end of the Collection Period and (ii) any such amounts received in prior Collection Periods that were not disbursed on a previous Payment Date.
(d)    Each Scheduled Distribution receivable with respect to a Collateral Obligation shall be assumed to be received on the applicable Due Date, and each such Scheduled Distribution shall be assumed to be immediately deposited in the Collection Account to earn interest at the Assumed Reinvestment Rate. All such funds shall be assumed to continue to earn interest until the date on which they are required to be available in the Collection Account for application, in accordance with the terms hereof, to payments of principal of or interest on the Notes or other amounts payable pursuant to this Indenture. For purposes of the applicable determinations required by Section 10.6(b)(iv), Article XII and the definition of "Interest Coverage Ratio," the expected interest on the Secured Notes and Floating Rate Obligations will be calculated using the then current interest rates applicable thereto.
(e)    References in the Priority of Payments to calculations made on a "pro forma basis" shall mean such calculations after giving effect to all payments, in accordance with the Priority of Payments described herein, that precede (in priority of payment) or include the clause in which such calculation is made.
(f)    If a Collateral Obligation included in the Assets would be deemed a Current Pay Obligation but for the applicable percentage limitation in the proviso to clause (x) of the proviso to the definition of "Defaulted Obligation," then the Current Pay Obligations with the lowest Market Value (assuming that such Market Value is expressed as a percentage of the Principal Balance of such Current Pay Obligations as of the date of determination) shall be deemed Defaulted Obligations. Each such Defaulted Obligation will be treated as a Defaulted Obligation for all purposes until such time as the Aggregate Principal Balance of Current Pay Obligations would not exceed, on a pro forma basis including such Defaulted Obligation, the applicable percentage of the Collateral Principal Amount.
(g)    Notwithstanding any other provision of this Indenture to the contrary, all monetary calculations under this Indenture shall be in Dollars.
(h)    Any reference in this Indenture to an amount of the Trustee's or the Collateral Administrator's fees calculated with respect to a period at a per annum rate shall be computed on the basis of a 360-day year of twelve 30-day months prorated for the related Interest Accrual Period and shall be based on the aggregate face amount of the Assets.
(i)    To the extent there is, in the reasonable determination of the Collateral Administrator or the Trustee, any ambiguity in the interpretation of any definition or term contained in this Indenture or to the extent the Collateral Administrator or the Trustee reasonably determine that more than one methodology can be used to make any of the determinations or calculations set forth herein, the Collateral Administrator and/or the Trustee shall be entitled to request direction from the Collateral Manager as to the interpretation and/or methodology to be used, and the Collateral Administrator and the Trustee shall follow such direction and shall be entitled to conclusively rely thereon without any responsibility or liability therefor.
(j)    For purposes of calculating compliance with any tests under this Indenture, the trade date (and not the settlement date) with respect to any acquisition or disposition of a Collateral Obligation or Eligible Investment shall be used to determine whether and when such acquisition or disposition has occurred.
(k)    If the Issuer (or the Collateral Manager on behalf of the Issuer) is notified by the administrative agent or other withholding agent or otherwise for the syndicate of lenders in respect of any Revolving Collateral Obligation or Delayed Drawdown Collateral Obligation that any amounts associated therewith are subject to withholding tax imposed by any jurisdiction, the Coverage Tests shall be calculated thereafter net of the full amount of such withholding tax unless the related Obligor is required to make "gross-up" payments to the Issuer that cover the full amount of any such withholding tax on an after-tax basis pursuant to the underlying instruments with respect thereto.
ARTICLE II

THE NOTES
Section 2.1    Forms Generally. The Notes and the Trustee's or Authenticating Agent's certificate of authentication thereon (the "Certificate of Authentication") shall be in substantially the forms required by this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be consistent herewith, determined by the Authorized Officers of the Issuer executing such Notes as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.
Section 2.2    Forms of Notes. (a) The forms of the Notes, including the forms of Certificated Secured Notes, Certificated Subordinated Notes, Regulation S Global Secured Notes, Rule 144A Global Secured Notes and Rule 144A Global Subordinated Notes, shall be as set forth in the applicable part of Exhibit A hereto. The Applicable Issuer may assign one or more CUSIPs or similar identifying numbers to

Notes for administrative convenience or in connection with compliance with FATCA or implementation of a Bankruptcy Subordination Agreement.
(b)    Secured Notes and Subordinated Notes.
(i)    Except as provided in the Term Sheet, the Secured Notes of each Class sold to persons who are not U.S. persons in offshore transactions in reliance on Regulation S shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A hereto, in the case of the Secured Notes (each, a "Regulation S Global Secured Note") and shall be deposited on behalf of the subscribers for such Secured Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC for the respective accounts of Euroclear and Clearstream, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.
(ii)    Except as provided in the Term Sheet, the Notes of each Class sold to persons that are Qualified Institutional Buyers shall each be issued initially in the form of one permanent Global Secured Note per Class in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A hereto, in the case of the Secured Notes (each, a "Rule 144A Global Secured Note") and in the form of one permanent global Subordinated Note in definitive, fully registered form without interest coupons substantially in the applicable form attached as Exhibit A-2 hereto, in the case of the Subordinated Notes (each, a "Rule 144A Global Subordinated Note" and, together with the Rule 144A Global Secured Notes, the "Rule 144A Global Notes"), and shall be deposited on behalf of the subscribers for such Notes represented thereby with the Trustee as custodian for, and registered in the name of a nominee of, DTC, duly executed by the Applicable Issuers and authenticated by the Trustee as hereinafter provided.
(iii)    The Secured Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Secured Note, are Institutional Accredited Investors, shall be issued in the form of definitive, fully registered notes without coupons substantially in the applicable form attached as Exhibit A hereto (a "Certificated Secured Note") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Subordinated Notes sold to persons that, at the time of the acquisition, purported acquisition or proposed acquisition of any such Subordinated Note, are Institutional Accredited Investors shall be issued in the form of definitive, fully registered notes without coupons substantially in the form attached as Exhibit A hereto (each, a "Certificated Subordinated Note" and, together with the Certificated Secured Notes, "Certificated Notes") which shall be registered in the name of the beneficial owner or a nominee thereof, duly executed by the Issuer and authenticated by the Trustee upon Issuer Order as hereinafter provided.
(iv)    The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.
(c)    Book Entry Provisions. This Section 2.2(c) shall apply only to Global Notes deposited with or on behalf of DTC.
The provisions of the "Operating Procedures of the Euroclear System" of Euroclear and the "Terms and Conditions Governing Use of Participants" of Clearstream, respectively, will be applicable to the Global

Notes insofar as interests in such Global Notes are held by the Agent Members of Euroclear or Clearstream, as the case may be.
Agent Members shall have no rights under this Indenture with respect to any Global Notes held on their behalf by the Trustee, as custodian for DTC and DTC may be treated by the Applicable Issuer, the Trustee, and any agent of the Applicable Issuer or the Trustee as the absolute owner of such Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Applicable Issuer, the Trustee, or any agent of the Applicable Issuer or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by DTC or impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.
Section 2.3    Authorized Amount; Stated Maturity; Denominations. The aggregate principal amount of Secured Notes and Subordinated Notes that may be authenticated and delivered under this Indenture is limited to the aggregate principal amount of Notes specified in the Term Sheet (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.5, Section 2.6 or Section 8.5 of this Indenture).
The Notes shall be divided into the Classes, having the designations, original principal amounts, Interest Rates, Stated Maturity and Minimum Denominations set forth in the Term Sheet.
Section 2.4    Execution, Authentication, Delivery and Dating. The Notes shall be executed on behalf of each of the Applicable Issuers by one of their respective Authorized Officers. The signature of such Authorized Officer on the Notes may be manual or facsimile.
Notes bearing the manual or facsimile signatures of individuals who were at any time the Authorized Officers of the Applicable Issuer, shall bind the Issuer and the Co-Issuer, as applicable, notwithstanding the fact that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.
At any time and from time to time after the execution and delivery of this Indenture, the Issuer and the Co-Issuer may deliver Notes executed by the Applicable Issuers to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent, upon Issuer Order, shall authenticate and deliver such Notes as provided in this Indenture and not otherwise.
Each Note authenticated and delivered by the Trustee or the Authenticating Agent upon Issuer Order on the Closing Date shall be dated as of the Closing Date. All other Notes that are authenticated after the Closing Date for any other purpose under this Indenture shall be dated the date of their authentication.
Notes issued upon transfer, exchange or replacement of other Notes shall be issued in authorized denominations reflecting the original Aggregate Outstanding Amount of the Notes so transferred, exchanged or replaced, but shall represent only the current Outstanding principal amount of the Notes so transferred, exchanged or replaced. If any Note is divided into more than one Note in accordance with this Article II, the original principal amount of such Note shall be proportionately divided among the Notes delivered in exchange therefor and shall be deemed to be the original aggregate principal amount of such subsequently issued Notes.
No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a Certificate of Authentication, substantially in the form provided for herein, executed by the Trustee or by the Authenticating Agent by the manual signature of one of their authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.
Section 2.5    Registration, Registration of Transfer and Exchange.      (a) The Issuer shall cause the Notes to be Registered and shall cause to be kept a register (the "Register") at the office of the Trustee in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Trustee is hereby initially appointed registrar (the "Registrar") for the purpose of registering Notes and transfers of such Notes with respect to the Register maintained in the United States as herein provided. Upon any resignation or removal of the Registrar, the Issuer shall promptly appoint a successor or, in the absence of such appointment, assume the duties of Registrar.
If a Person other than the Trustee is appointed by the Issuer as Registrar, the Issuer will give the Trustee prompt written notice of the appointment of a Registrar and of the location, and any change in the location, of the Register, and the Trustee shall have the right to inspect the Register at all reasonable times and to obtain copies thereof and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Officer thereof as to the names and addresses of the Holders of the Notes and the principal or face amounts and numbers of such Notes. Upon written request at any time the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder a current list of Holders (and their holdings) as reflected in the Register. In addition and upon written request at any time, the Registrar shall provide to the Issuer, the Collateral Manager, the Initial Purchaser or any Holder any information the Registrar actually possesses regarding the nature and identity of any beneficial owner of any Note (and its holdings).
Subject to this Section 2.5, upon surrender for registration of transfer of any Notes at the office or agency of the Co-Issuers to be maintained as provided in Section 7.2, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denomination and of a like aggregate principal or face amount.
At the option of the Holder, Notes may be exchanged for Notes of like terms, in any authorized denominations and of like aggregate principal amount, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Note is surrendered for exchange, the Applicable Issuers shall execute, and the Trustee shall authenticate and deliver, the Notes that the Holder making the exchange is entitled to receive.
All Notes issued and authenticated upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer and, solely in the case of the Secured Notes, the Co-Issuer, evidencing the same debt (to the extent they evidence debt), and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.
Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Holder thereof or such Holder's attorney duly authorized in writing with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Trustee and the Registrar shall be permitted to request such evidence reasonably satisfactory to it documenting the identity and/or signatures of the transferor and transferee.
(b)    No Note may be sold or transferred (including, without limitation, by pledge or hypothecation) unless such sale or transfer is exempt from the registration requirements of the Securities Act, is exempt from the registration requirements under applicable state securities laws and will not cause either of the Co-Issuers to become subject to the requirement that it register as an investment company under the Investment Company Act.
(c)    No transfer of any Subordinated Note (or any interest therein) will be effective, and the Trustee will not recognize any such transfer, if after giving effect to such transfer 25% or more of the Aggregate Outstanding Amount of the Subordinated Notes would be held by Persons who are Benefit Plan Investors. For purposes of these calculations and all other calculations required by this subsection, (A) any Notes of the Issuer held by a Person (other than a Benefit Plan Investor) who is a Controlling Person or the Trustee, the Collateral Manager, the Retention Holder, the Initial Purchaser or any of their respective affiliates (other than those interests held by a Benefit Plan Investor) shall be disregarded and not treated as Outstanding and (B) an "affiliate" of a Person shall include any Person, directly or indirectly through one or more intermediaries, controlling, controlled by or under common control with the Person, and "control" with respect to a Person other than an individual shall mean the power to exercise a controlling influence over the management or policies of such Person. The Trustee shall be entitled to rely exclusively upon the information set forth in the face of the transfer certificates received pursuant to the terms of this Section 2.5 and only Notes that a Trust Officer of the Trustee actually knows (solely in reliance upon such information) to be so held shall be so disregarded.
(d)    Notwithstanding anything contained herein to the contrary, the Trustee shall not be responsible for ascertaining whether any transfer complies with, or for otherwise monitoring or determining compliance with, the registration provisions of or any exemptions from the Securities Act, applicable state securities laws or the applicable laws of any other jurisdiction, ERISA, the Code, the Investment Company Act, or the terms hereof; provided that if a certificate is specifically required by the terms of this Section 2.5 to be provided to the Trustee by a prospective transferor or transferee, the Trustee shall be under a duty to receive and examine the same to determine whether or not the certificate substantially conforms on its face to the applicable requirements of this Indenture and shall promptly notify the party delivering the same if such certificate does not comply with such terms.
(e)    For so long as any of the Notes are Outstanding, the Issuer shall not issue or permit the transfer of any ordinary shares of the Issuer to U.S. persons.
(f)    Transfers of Global Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(f).
(i)    Rule 144A Global Secured Note to Regulation S Global Secured Note. If a holder of a beneficial interest in a Rule 144A Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Rule 144A Global Secured Note for an interest in the corresponding Regulation S Global Secured Note, or to transfer its interest in such Rule 144A Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Regulation S Global Secured Note, such holder (provided that such holder or, in the case of a transfer, the transferee, is not a U.S. person and is acquiring such interest in an offshore transaction) may, subject to the immediately succeeding sentence and the rules and procedures of DTC, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Regulation S Global Secured Note. Upon receipt by the Registrar of (A) instructions given in accordance with DTC's procedures from an Agent Member directing the Registrar to credit or cause to be credited a beneficial interest in the corresponding Regulation S Global Secured Note, but not less than the Minimum Denomination applicable to such holder's Notes, in an amount equal to the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, (B) a written order given in accordance with DTC's procedures containing information regarding the participant account of DTC and the Euroclear or Clearstream account to be credited with such increase, (C) a certificate in the form of Exhibit B-1 attached hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Secured Notes, including that the holder or the transferee, as applicable, is not a U.S. person, and in an offshore transaction pursuant to and in accordance with Regulation S, and (D) a written certification in the form of Exhibit B-5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is a non-U.S. person purchasing such beneficial interest in an offshore transaction pursuant to Regulation S, then the Registrar shall approve the instructions at DTC to reduce the principal amount of the Rule 144A Global Secured Note and to increase the principal amount of the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Rule 144A Global Secured Note to be exchanged or transferred, and to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Regulation S Global Secured Note equal to the reduction in the principal amount of the Rule 144A Global Secured Note.
(ii)    Regulation S Global Secured Note to Rule 144A Global Secured Note. If a holder of a beneficial interest in a Regulation S Global Secured Note deposited with DTC wishes at any time to exchange its interest in such Regulation S Global Secured Note for an interest in the corresponding Rule 144A Global Secured Note or to transfer its interest in such Regulation S Global Secured Note to a Person who wishes to take delivery thereof in the form of an interest in the corresponding Rule 144A Global Secured Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such interest for an equivalent beneficial interest in the corresponding Rule 144A Global Secured Note. Upon receipt by the Registrar of (A) instructions from Euroclear, Clearstream and/or DTC, as the case may be, directing the Registrar to cause to be credited a beneficial interest in the corresponding Rule 144A Global Secured Note in an amount equal to the beneficial interest in such Regulation S Global Secured Note, but not less than the Minimum Denomination applicable to such holder's Notes to be exchanged or transferred, such instructions to contain information regarding the participant account with DTC to be credited with such increase, (B) a certificate in the form of Exhibit B-3 attached hereto given by the holder of such beneficial interest and stating, among other things, that, in the case of a transfer, the Person transferring such interest in such Regulation S Global Secured Note reasonably believes that the Person acquiring such interest in a Rule 144A Global Secured Note is (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser or entity owned exclusively by Qualified Purchasers, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction and (C) a written certification in the form of Exhibit B-5 attached hereto given by the transferee in respect of such beneficial interest stating, among other things, that such transferee is (x) a Qualified Institutional Buyer and (y) a Qualified Purchaser or entity owned exclusively by Qualified Purchasers, then the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Regulation S Global Secured Note by the aggregate principal amount of the beneficial interest in the Regulation S Global Secured Note to be transferred or exchanged and the Registrar shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Rule 144A Global Secured Note equal to the reduction in the principal amount of the Regulation S Global Secured Note.
(iii)    Global Note to Certificated Note. Subject to Section 2.10(a), if a holder of a beneficial interest in a Global Note deposited with DTC wishes at any time to transfer its interest in such Global Note to a Person who wishes to take delivery thereof in the form of a corresponding Certificated Note, such holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, transfer, or cause the transfer of, such interest for a Certificated Note. Upon receipt by the Registrar of (A) a certificate substantially in the form of Exhibit B-2 attached hereto (and Exhibit B-4, in the case of Subordinated Notes) executed by the transferee and (B) appropriate instructions from DTC, if required, the Registrar will approve the instructions at DTC to reduce, or cause to be reduced, the Global Note by the aggregate principal amount of the beneficial interest in the Global Note to be transferred, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, one or more corresponding Certificated Notes, registered in the names specified in the instructions described in clause (B) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the interest in such Global Note transferred by the transferor), and in authorized denominations.
(g)    Transfers of Certificated Notes shall only be made in accordance with Section 2.2(b) and this Section 2.5(g).
(i)    Transfer of Certificated Notes to Global Notes. If a Holder of a Certificated Note wishes at any time to transfer such Certificated Note to a Person who wishes to take delivery thereof in the form of a beneficial interest in a corresponding Global Note, such Holder may, subject to the immediately succeeding sentence and the rules and procedures of Euroclear, Clearstream and/or DTC, as the case may be, exchange or transfer, or cause the exchange or transfer of, such Certificated Note for a beneficial interest in a corresponding Global Note. Upon receipt by the Registrar of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, (B) a certificate substantially in the form of Exhibit B-1 or B-3 attached hereto executed by the transferor and certificates substantially in the form of Exhibit B-5 (and Exhibit B-4, in the case of Subordinated Notes) attached hereto executed by the transferee, (C) instructions given in accordance with Euroclear, Clearstream or DTC's procedures, as the case may be, from an Agent Member to instruct DTC to cause to be credited a beneficial interest in the applicable Global Notes in an amount equal to the Certificated Notes to be transferred or exchanged, and (D) a written order given in accordance with DTC's procedures containing information regarding the participant's account at DTC and/or Euroclear or Clearstream to be credited with such increase, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and approve the instructions at DTC, concurrently with such cancellation, to credit or cause to be credited to the securities account of the Person specified in such instructions a beneficial interest in the corresponding Global Note equal to the principal amount of the Certificated Note transferred or exchanged.
(ii)    Transfer of Certificated Notes to Certificated Notes. Upon receipt by the Registrar of (A) a Holder's Certificated Note properly endorsed for assignment to the transferee, and (B) a certificate substantially in the form of Exhibit B-2 (and Exhibit B-4, in the case of Subordinated Notes) attached hereto executed by the transferee, the Registrar shall cancel such Certificated Note in accordance with Section 2.9, record the transfer in the Register in accordance with Section 2.5(a) and upon execution by the Issuer and authentication and delivery by the Trustee, deliver one or more Certificated Notes bearing the same designation as the Certificated Note endorsed for transfer, registered in the names specified in the assignment described in clause (A) above, in principal amounts designated by the transferee (the aggregate of such principal amounts being equal to the aggregate principal amount of the Certificated Note surrendered by the transferor), and in authorized denominations.
(h)    If Notes are issued upon the transfer, exchange or replacement of Notes bearing the applicable legends set forth in the applicable part of Exhibit A hereto, and if a request is made to remove such applicable legend on such Notes, the Notes so issued shall bear such applicable legend, or such applicable legend shall not be removed, as the case may be, unless there is delivered to the Trustee and the Applicable Issuers such satisfactory evidence, which may include an Opinion of Counsel acceptable to them, as may be reasonably required by the Applicable Issuers (and which shall by its terms permit reliance by the Trustee), to the effect that neither such applicable legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of the Securities Act, the Investment Company Act, ERISA or the Code. Upon provision of such satisfactory evidence, the Trustee or its Authenticating Agent, at the written direction of the Applicable Issuers shall, after due execution by the Applicable Issuers authenticate and deliver Notes that do not bear such applicable legend.
(i)    Each Person who becomes a beneficial owner of Notes represented by an interest in a Global Note will be deemed to have represented and agreed (and, in the case of Rule 144A Global Subordinated Notes acquired from the Issuer on the Closing Date, will represent and agree, in substantially the same form) as follows:
(i)    In connection with the purchase of such Notes: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for such beneficial owner; (B) such beneficial owner is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and such beneficial owner has read and understands such final Offering Circular; (C) such beneficial owner has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to this Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) such beneficial owner is either (1) (in the case of a beneficial owner of an interest in a Rule 144A Global Secured Note) (x) a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (y) a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by "qualified purchasers" or (2) solely in the case of Secured Notes, not a "U.S. person" as defined in Regulation S and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from registration provided by Regulation S; (E) such beneficial owner is acquiring its interest in such Notes for its own account; (F) such beneficial owner was not formed for the purpose of investing in such Notes; (G) such beneficial owner understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (H) such beneficial owner will hold and transfer at least the Minimum Denomination of such Notes; (I) such beneficial owner is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (J) such beneficial owner will provide notice of the relevant transfer restrictions to subsequent transferees and (K) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Collateral Manager, (II) an Affiliate of the Collateral Manager or (III) a fund or account managed by the Collateral Manager (or any of its Affiliates) as to which the Collateral Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Collateral Manager.
(ii)    (x)    With respect to a Secured Note, or any interest therein (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any such Other Plan Law.
(y)    With respect to a Subordinated Note or any interest therein (1) if it is a purchaser of such Notes from the Issuer as part of the initial offering on the Closing Date, it will be required to represent and warrant (a) whether or not it is or will become (or otherwise acts on behalf of) a Benefit Plan Investor on any day from the date on which it acquires its interest in such Subordinated Notes through and including the date on which it disposes of such interest in such Subordinated Notes, (b) whether or not it is or will become (or otherwise acts on behalf of) a Controlling Person on any day from the date on which it acquires its interest in such Subordinated Notes through and including the date on which it disposes of its interest in such Subordinated Notes and (c) (i) if it is a Benefit Plan Investor, that its acquisition, holding and disposition of such Subordinated Notes will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) if it is a governmental, church, non-U.S. or other plan, (x) it is not, and for so long as it holds such Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law and (2) each purchaser or subsequent transferee, as applicable, of an interest in a Subordinated Note from Persons other than from the Issuer or the Initial Purchaser as part of the initial offering on the Closing Date, on each day from the date on which such beneficial owner acquires its interest in such Notes through and including the date on which such beneficial owner disposes of its interest in such Notes, will be deemed to have represented and agreed that (a) it is not, and is not acting on behalf of, a Benefit Plan Investor or a Controlling Person and (b) if it is a governmental, church, non-U.S. or other plan, (x) it is not, and for so long as it holds such Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law.
(iii)    Such beneficial owner understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future such beneficial owner decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of this Indenture and the legend on such Notes. Such beneficial owner acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. Such beneficial owner understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.
(iv)    Such beneficial owner is aware that, except as otherwise provided in this Indenture, any Secured Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.
(v)    Such beneficial owner will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in this Section 2.5, including the Exhibits referenced herein.
(vi)    Such beneficial owner agrees that it will not cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer prior to the day which is one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes.
(vii)    Such beneficial owner understands and agrees that the Notes are limited recourse obligations of the Issuer (and the Co-Issuer, as applicable) payable solely from the proceeds of the Assets and following realization of the Assets, and all application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Issuer (and the Co-Issuer, as applicable) thereunder or in connection therewith shall be extinguished and shall not thereafter revive.
(viii)    Such beneficial owner agrees to be subject to the Bankruptcy Subordination Agreement.
(ix)    Such beneficial owner is not a member of the public in the Cayman Islands.
(x)    Such beneficial owner will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary (the "Holder AML Obligations").
(xi)    Such beneficial owner acknowledges and agrees to the restrictions set forth in Section 2.12.
(j)    Any purported transfer of a Note not in accordance with this Section 2.5 and Section 2.12 shall be null and void and shall not be given effect for any purpose whatsoever.
(k)    To the extent required by the Issuer, as determined by the Issuer or the Collateral Manager on behalf of the Issuer, the Issuer may, upon written notice to the Trustee, impose additional transfer restrictions on the Notes to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and other similar laws or regulations, including, without limitation, requiring each transferee of a Note to make representations to the Issuer in connection with such compliance.
(l)    The Registrar, the Trustee and the Issuer shall be entitled to conclusively rely on the information set forth on the face of any transferor and transferee certificate delivered pursuant to this

Section 2.5 and shall be able to presume conclusively the continuing accuracy thereof, in each case without further inquiry or investigation. Notwithstanding anything in this Indenture to the contrary, the Trustee shall not be required to obtain any certificate specifically required by the terms of this Section 2.5 if the Trustee is not notified of any transfer requiring such certificate to be presented by the proposed transferor or transferee.
(m)    For the avoidance of doubt, notwithstanding anything in this Indenture to the contrary, the Initial Purchaser may hold a position in a Regulation S Global Note prior to the distribution of the applicable Notes represented by such position.
Section 2.6    Mutilated, Defaced, Destroyed, Lost or Stolen Note. If (a) any mutilated or defaced Note is surrendered to a Transfer Agent, or if there shall be delivered to the Applicable Issuers, the Trustee and the relevant Transfer Agent evidence to their reasonable satisfaction of the destruction, loss or theft of any Note, and (b) there is delivered to the Applicable Issuers, the Trustee and such Transfer Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Applicable Issuers, the Trustee or such Transfer Agent that such Note has been acquired by a protected purchaser, the Applicable Issuers shall execute and, upon Issuer Order, the Trustee shall authenticate and deliver to the Holder, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note, of like tenor (including the same date of issuance) and equal principal or face amount, registered in the same manner, dated the date of its authentication, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.
If, after delivery of such new Note, a protected purchaser of the predecessor Note presents for payment, transfer or exchange such predecessor Note, the Applicable Issuers, the Transfer Agent and the Trustee shall be entitled to recover such new Note from the Person to whom it was delivered or any Person taking therefrom, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Applicable Issuers, the Trustee and the Transfer Agent in connection therewith.
In case any such mutilated, defaced, destroyed, lost or stolen Note has become due and payable, the Applicable Issuers in their discretion may, instead of issuing a new Note pay such Note without requiring surrender thereof except that any mutilated or defaced Note shall be surrendered.
Upon the issuance of any new Note under this Section 2.6, the Applicable Issuers may require the payment by the Holder thereof of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
Every new Note issued pursuant to this Section 2.6 in lieu of any mutilated, defaced, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Applicable Issuers and such new Note shall be entitled, subject to the second paragraph of this Section 2.6, to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Class duly issued hereunder.
The provisions of this Section 2.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Notes.
Section 2.7    Payment of Principal and Interest and Other Amounts; Principal and Interest Rights Preserved.      (a) The Secured Notes of each Class shall accrue interest during each Interest Accrual

Period at the applicable Interest Rate and such interest will be payable in arrears on each Payment Date on the Aggregate Outstanding Amount thereof on the first day of the related Interest Accrual Period (in each case after giving effect to payments of principal thereof on such date). Payment of interest on each Class of Secured Notes (and payments of available Interest Proceeds to the Holders of the Subordinated Notes) will be subordinated to the payment of interest on each related Priority Class as provided in Section 11.1. To the extent lawful and enforceable, interest on any interest that is not paid when due on any Class of Secured Notes shall accrue at the applicable Interest Rate for such Class until paid as provided herein.
(b)    The principal of each Secured Note of each Class matures at par and is due and payable on the date of the Stated Maturity for such Class, unless such principal has been previously repaid or unless the unpaid principal of such Secured Note becomes due and payable at an earlier date by declaration of acceleration, call for redemption or otherwise. Notwithstanding the foregoing, the payment of principal of each Class of Secured Notes (and payments of Principal Proceeds to the Holders of the Subordinated Notes) may only occur in accordance with the Priority of Payments. Payments of principal on any Class of Secured Notes, and distributions of Principal Proceeds to Holders of Subordinated Notes, which are not paid, in accordance with the Priority of Payments, on any Payment Date (other than the Payment Date which is the Stated Maturity of such Class of Notes or any Redemption Date), because of insufficient funds therefor shall not be considered "due and payable" for purposes of Section 5.1(a) until the Payment Date on which such principal may be paid in accordance with the Priority of Payments or all Priority Classes with respect to such Class have been paid in full.
(c)    Principal payments on the Notes will be made in accordance with the Priority of Payments and Article IX.
(d)    The Paying Agent shall require the previous delivery of properly completed and signed applicable tax certifications (generally, in the case of U.S. federal income tax, an IRS Form W-9 (or applicable successor form) in the case of a U.S. Tax Person within the meaning of Section 7701(a)(30) of the Code or the applicable IRS Form W-8 (or applicable successor form) in the case of a Person that is not a U.S. Tax Person within the meaning of Section 7701(a)(30) of the Code) or other certification (including, with respect to FATCA, waivers of foreign law confidentiality) acceptable to it to enable the Issuer, the Co-Issuer, the Trustee and any Paying Agent, as applicable, to determine their duties and liabilities with respect to any taxes or other charges that they may be required to pay, deduct or withhold from payments in respect of such Note or the Holder or beneficial owner of such Note under any present or future law or regulation of the Cayman Islands, the United States, any other jurisdiction or any political subdivision thereof or taxing authority therein or to comply with any reporting or other requirements under any such law or regulation. In addition, the Issuer and its agents should require the delivery of any information required under FATCA to determine if the Issuer is subject to withholding or payments by the Issuer are subject to withholding. The Co-Issuers shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Notes as a result of deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges with respect to the Notes. Nothing herein shall be construed to obligate the Paying Agent to determine the duties or liabilities of the Issuer or any other paying agent with respect to any tax certification or withholding requirements, or any tax certification or withholding requirements of any jurisdiction, political subdivision or taxing authority outside the United States.
(e)    Payments in respect of interest on and principal of any Secured Note and any payment with respect to any Subordinated Note shall be made by the Trustee in Dollars to DTC or its designee with respect to a Global Note and to the Holder or its nominee with respect to a Certificated Note, by wire transfer, as directed by the Holder, in immediately available funds to a Dollar account maintained by DTC or its nominee with respect to a Global Note, and to the Holder or its nominee with respect to a Certificated Note;

provided that (1) in the case of a Certificated Note, the Holder thereof shall have provided written wiring instructions to the Trustee on or before the related Record Date and (2) if appropriate instructions for any such wire transfer are not received by the related Record Date, then such payment shall be made by check drawn on a U.S. bank mailed to the address of the Holder specified in the Register. Upon final payment due on the Maturity of a Note, the Holder thereof shall present and surrender such Note at the Corporate Trust Office of the Trustee or at the office of any Paying Agent on or prior to such Maturity; provided that if the Trustee and the Applicable Issuers shall have been furnished such security or indemnity as may be required by them to save each of them harmless and an undertaking thereafter to surrender such certificate, then, in the absence of notice to the Applicable Issuers or the Trustee that the applicable Note has been acquired by a protected purchaser, such final payment shall be made without presentation or surrender. None of the Co-Issuers, the Trustee, the Collateral Manager, nor any Paying Agent will have any responsibility or liability for any aspects of the records maintained by DTC, Euroclear, Clearstream or any of the Agent Members relating to or for payments made thereby on account of beneficial interests in a Global Note. In the case where any final payment of principal and interest is to be made on any Secured Note (other than on the Stated Maturity thereof) or any final payment is to be made on any Subordinated Note (other than on the Stated Maturity thereof), the Trustee, in the name and at the expense of the Applicable Issuers shall, prior to the date on which such payment is to be made, mail (by first class mail, postage prepaid) to the Persons entitled thereto at their addresses appearing on the Register a notice which shall specify the date on which such payment will be made, the amount of such payment per U.S.$1,000 original principal amount of Secured Notes, original principal amount of Subordinated Notes and the place where such Notes may be presented and surrendered for such payment.
(f)    Payments of principal to Holders of the Secured Notes of each Class shall be made in the proportion that the Aggregate Outstanding Amount of the Secured Notes of such Class registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Secured Notes of such Class on such Record Date. Payments to the Holders of the Subordinated Notes from Interest Proceeds and Principal Proceeds shall be made in the proportion that the Aggregate Outstanding Amount of the Subordinated Notes registered in the name of each such Holder on the applicable Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.
(g)    Interest accrued with respect to the Floating Rate Notes shall be calculated on the basis of the actual number of days elapsed in the applicable Interest Accrual Period divided by 360.
(h)    All reductions in the principal amount of a Note (or one or more predecessor Notes) effected by payments of installments of principal made on any Payment Date or Redemption Date shall be binding upon all future Holders of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, whether or not such payment is noted on such Note.
(i)    Notwithstanding any other provision of this Indenture, the obligations of the Applicable Issuers under the Notes and this Indenture are limited recourse obligations of the Applicable Issuers from time to time and at any time payable solely from the Assets available at such time and following realization of the Assets, and application of the proceeds thereof in accordance with this Indenture, all obligations of and any claims against the Co-Issuers hereunder or in connection herewith after such realization shall be extinguished and shall not thereafter revive. No recourse shall be had against any Officer, director, employee, shareholder, member, manager, authorized person or incorporator of the Co-Issuers, the Collateral Manager or their respective Affiliates, successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this paragraph (i) shall not (i) prevent recourse to the Assets for the sums due or to become due under any security, instrument or agreement which is part of the Assets or (ii) constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture until such Assets have been realized. It is further understood that the foregoing provisions of this paragraph (i) shall not limit the right of any Person to name the Issuer or the Co-Issuer as a party defendant in any Proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity. The Subordinated Notes are not secured hereunder.
(j)    Subject to the foregoing provisions of this Section 2.7, each Note delivered under this Indenture and upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such other Note.
Section 2.8    Persons Deemed Owners. The Issuer, the Co-Issuer, the Trustee, and any agent of the Issuer, the Co-Issuer or the Trustee shall treat as the owner of each Note the Person in whose name such Note is registered on the Register on the applicable Record Date for the purpose of receiving payments of principal of and interest on such Note and on any other date for all other purposes whatsoever (whether or not such Note is overdue), and none of the Issuer, the Co-Issuer, the Trustee or any agent of the Issuer, the Co-Issuer or the Trustee shall be affected by notice to the contrary.
Section 2.9    Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption, or deemed lost or stolen, shall be promptly canceled by the Trustee and may not be reissued or resold. No Note may be surrendered (including any surrender in connection with any abandonment) except for payment as provided herein, or for registration of transfer, exchange or redemption in accordance with Article IX hereof (in the case of a Mandatory Redemption, only to the extent that such Mandatory Redemption results in payment in full of the applicable Class of Notes), or for replacement in connection with any Note deemed lost or stolen. If any Note is canceled other than for any of the reasons described in the immediately preceding sentence (any such surrendered Secured Note or beneficial interest therein, "Surrendered Notes") that is not of the Class that is, at that time, the most senior Class in the Note Payment Sequence, such Note shall be deemed to be outstanding to the extent provided in the definition of "Outstanding." Any Notes surrendered for cancellation as permitted by this Section 2.9 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section 2.9, except as expressly permitted by this Indenture. All canceled Notes held by the Trustee shall be destroyed or held by the Trustee in accordance with its standard retention policy unless the Applicable Issuers shall direct by an Issuer Order received prior to destruction that they be returned to it. The Issuer may not acquire any of the Notes (including any Notes that are surrendered, cancelled or abandoned). The preceding sentence shall not limit an optional or mandatory redemption of the Notes pursuant to the terms of this Indenture.
Section 2.10    DTC Ceases to be Depository.
(a)    A Global Note deposited with DTC pursuant to Section 2.2 shall be transferred in the form of a corresponding Certificated Note to the beneficial owners thereof only if (A) such transfer complies with Section 2.5 of this Indenture and (B) any of (x) (i) DTC notifies the Applicable Issuers that it is unwilling or unable to continue as depository for such Global Note or (ii) DTC ceases to be a Clearing Agency registered under the Exchange Act and, in each case, a successor depository is not appointed by the Co-Issuers within 90 days after such event or (y) an Event of Default has occurred and is continuing and such transfer is requested by any beneficial owner of an interest in such Global Note.
(b)    Any Global Note that is transferable in the form of a corresponding Certificated Note to the beneficial owner thereof pursuant to this Section 2.10 shall be surrendered by DTC to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Applicable Issuers shall execute and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of definitive physical certificates (pursuant to the instructions of DTC) in authorized denominations. Any Certificated Note delivered in exchange for an interest in a Global Note shall, except as otherwise provided by Section 2.5, bear the legends set forth in the applicable Exhibit A and shall be subject to the transfer restrictions referred to in such legends.
(c)    Subject to the provisions of paragraph (b) of this Section 2.10, the Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which such Holder is entitled to take under this Indenture or the Notes.
(d)    In the event of the occurrence of either of the events specified in subsection (a) of this Section 2.10, the Co-Issuers will promptly make available to the Trustee a reasonable supply of Certificated Notes.
If Certificated Notes are not so issued by the Applicable Issuers to such beneficial owners of interests in Global Notes as required by subsection (a) of this Section 2.10, the Issuer expressly acknowledges that the beneficial owners shall be entitled to pursue any remedy that the Holders of a Global Note would be entitled to pursue in accordance with Article V of this Indenture (but only to the extent of such beneficial owner's interest in the Global Note) as if corresponding Certificated Notes had been issued; provided that the Trustee shall be entitled to rely upon any certificate of ownership provided by such beneficial owners (including a certificate in the form of Exhibit C) and/or other forms of reasonable evidence of such ownership.
Neither the Trustee nor the Registrar shall be liable for any delay in the delivery of directions from DTC and may conclusively rely on, and shall be fully protected in relying on, such direction as to the names of the beneficial owners in whose names such Certificated Notes shall be registered or as to delivery instructions for such Certificated Notes.
Section 2.11    Non-Permitted Holders.
(a)    Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Note to a U.S. person that is not (I) (A) a Qualified Institutional Buyer or (B) an Institutional Accredited Investor and (II) (A) a Qualified Purchaser or (B) an entity owned exclusively by Qualified Purchasers shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.
(b)    If (x) any U.S. person that is not (I) (A) a Qualified Institutional Buyer or (B) an Institutional Accredited Investor and (II) (A) a Qualified Purchaser or (B) an entity owned exclusively by Qualified Purchasers, in either case shall become the beneficial owner of an interest in any Note, (y) any beneficial owner of Notes shall fail to provide or update its Holder FATCA Information or take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer or an Intermediary to comply with FATCA and the Issuer makes the determination in Section 7.17(k) that it needs to close out such holder or (z) any holder fails to comply with the Holder AML Obligations (any such person a "Non-Permitted Holder"), the acquisition of Notes (other than under clause (y)) by such holder or beneficial owner shall be null and void ab initio. The Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted Holder by the Issuer, the Co-Issuer or the Trustee (and notice by the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) or the Co-Issuer to the Issuer, if either of them makes the discovery), send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in the Notes held by such person to a Person that is not a Non-Permitted Holder within 30 days after the date of such notice. If such Non-Permitted Holder fails to so transfer such Notes, the Issuer or the Collateral Manager acting for the Issuer shall have the right, without further notice to the Non-Permitted Holder, to sell such Notes or interest in such Notes to a purchaser selected by the Issuer that is not a Non-Permitted Holder on such terms as the Issuer may choose. The Issuer, or the Collateral Manager acting on behalf of the Issuer, may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and sell such Notes to the highest such bidder; provided that the Collateral Manager, its Affiliates and accounts, funds, clients or portfolios established and controlled by the Collateral Manager shall be entitled to bid in any such sale. However, the Issuer or the Collateral Manager may select a purchaser by any other means determined by it in its sole discretion. The Holder of each Note, the Non-Permitted Holder and each other Person in the chain of title from the Holder to the Non-Permitted Holder, by its acceptance of an interest in the Notes, agrees to cooperate with the Issuer, the Collateral Manager and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.
(c)    Notwithstanding anything to the contrary elsewhere in this Indenture, any transfer of a beneficial interest in any Subordinated Note to a Person who has made an ERISA-related representation required by this Indenture that is subsequently shown to be false or misleading shall be null and void and any such purported transfer of which the Issuer, the Co-Issuer or the Trustee shall have notice may be disregarded by the Issuer, the Co-Issuer and the Trustee for all purposes.
(d)    If any Person shall become the beneficial owner of an interest in any Note who has made or is deemed to have made a prohibited transaction, Benefit Plan Investor, Controlling Person, Similar Law or Other Plan Law representation required by this Indenture that is subsequently shown to be false or misleading or whose beneficial ownership otherwise causes a violation of the 25% Limitation (any such person a "Non-Permitted ERISA Holder"), the Issuer (or the Collateral Manager on behalf of the Issuer) shall, promptly after discovery that such person is a Non-Permitted ERISA Holder by the Issuer or upon notice from the Trustee (if a Trust Officer of the Trustee obtains actual knowledge) or the Co-Issuer to the Issuer, if either of them makes the discovery and who, in each case, agree to notify the Issuer of such discovery, send notice to such Non-Permitted ERISA Holder demanding that such Non-Permitted ERISA Holder transfer all or any portion of the Notes or its interest in such Notes held by such Person to a Person that is not a Non-Permitted ERISA Holder within 14 days after the date of such notice. If such Non-Permitted ERISA Holder fails to so transfer such Notes the Issuer shall have the right, without further notice to the Non-Permitted ERISA Holder, to sell such Notes or interest in such Notes, as applicable, to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose. The Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Notes and selling such Notes to the highest such bidder. The Holder and beneficial owner of each Note, the Non-Permitted ERISA Holder and each other Person in the chain of title from the Holder to the Non-Permitted ERISA Holder, by its acceptance of an interest in the Notes agrees to cooperate with the Issuer and the Trustee to effect such transfers. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to the Non-Permitted ERISA Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Issuer, and none of the Issuer, the Co-Issuer, the Trustee or the Collateral Manager shall be liable to any Person having an interest in the Notes sold as a result of any such sale or the exercise of such discretion.

Section 2.12    Treatment and Tax Certification.
(a)    The Issuer, the Co-Issuer and the Trustee agree, and each Holder (including for purposes of this Section 2.12, any beneficial owner of an interest in a Note) of a Secured Note, by acceptance of such Secured Note or an interest in such Secured Note shall be deemed to have agreed, to treat, and shall treat, the Secured Notes as debt for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by applicable law.
(b)    The Issuer, the Co-Issuer and the Trustee agree, and each Holder of a Subordinated Note, by acceptance of such Subordinated Note or an interest in such Subordinated Note shall be deemed to have agreed, to treat, and shall treat, the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by applicable law.
(c)    Each Holder of a Note will timely furnish the Issuer, the Trustee or any agent of the Issuer (including any Paying Agent) with any U.S. federal income tax forms or certifications (including applicable IRS Forms W-8 and W-9, or any successors to such IRS forms) that the Issuer or its agents (including any Paying Agent) may reasonably request, and any documentation, agreements, information or certifications that are reasonably requested by the Issuer or its agents (including any Paying Agent) (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments and (C) to enable the Issuer or its agents to satisfy reporting and other obligations, and shall update or replace such documentation, agreements, information or certifications as appropriate or in accordance with their terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such documentation, agreements, information or certifications may result in the imposition of withholding or back-up withholding upon payments to such Holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to the Holder by the Issuer.
(d)    Each Holder and subsequent transferee of a Note or interest therein, by acceptance of such Note or an interest in such Note, shall be deemed (i) to have agreed to provide the Issuer or an authorized agent acting on its behalf (and any applicable Intermediary) with the Holder FATCA Information upon request and update any such Holder FATCA Information promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA; (ii) to acknowledge that the Issuer may provide such information and any other information concerning its investment in the Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant taxing authority; (iii) to acknowledge that the Issuer has the right, hereunder, to compel any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements or whose holding of the Notes prevents the Issuer from qualifying as, or complying with any obligations or requirements imposed on, a "participating FFI" or a "deemed-compliant FFI" within the meaning of the Code or any Treasury Regulations promulgated thereunder or otherwise complying with FATCA to sell its interest in such Note, or to sell such interest on behalf of such owner following the procedures and timeframe relating to Non-Permitted Holders specified in Section 2.11(b) (for these purposes, the Issuer may sell a beneficial owner's interest in a Note in its entirety notwithstanding that the sale of a portion of such interest would permit the Issuer to comply with FATCA) and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA; and (iv) to understand and acknowledge that the Issuer has the right, hereunder, to withhold on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA.
(e)    [Reserved].
(f)    Each Holder of a Secured Note that is not a U.S. Tax Person represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a "10 percent shareholder" with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code or (iii) a "controlled foreign corporation" that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States.
(g)    Each Holder of a Subordinated Note represents and warrants that it is a U.S. Tax Person and agrees to provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form), and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Subordinated Note shall be void ab initio.
(h)    Each Holder of a Subordinated Note agrees that (i) it will not transfer any Subordinated Note to another person unless such beneficial owner has obtained written advice of Dechert LLP or Paul Hastings LLP or an opinion of tax counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) it will not acquire any Subordinated Notes from another person (other than the initial acquisition on the Closing Date) if such acquisition would cause the beneficial owner to own 100% of the Subordinated Notes.
(i)    Each Holder of a Subordinated Note agrees to deliver to the transferee, with a copy to the Trustee, prior to the transfer of such Subordinated Note, a properly completed certificate, in a form reasonably acceptable to the transferee and the Trustee, stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a "Non-Foreign Status Certificate"). Each Holder of a Subordinated Note acknowledges that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of such Subordinated Note.
(j)    Each Holder of a Subordinated Note represents, acknowledges and agrees that:
(i)    such Subordinated Note (or any interests therein) may not be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, Subchapter S corporation or grantor trust unless (i) (a) none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes (and any other interest treated as equity in the Issuer for U.S. federal income tax purposes) and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes and any other equity interests of the Issuer to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such person obtains written advice of Dechert LLP or an opinion of nationally recognized

U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(ii)    it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer's assets or the results of the Issuer's operations) or the Subordinated Notes;
(iii)    it will not acquire, or sell, transfer, assign, participate, pledge or otherwise dispose of the Subordinated Note (or any interest therein) or cause the Subordinated Note (or any interest therein) to be marketed (i) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of the Subordinated Notes and any other equity interests in the Issuer to be more than 90; and
(iv)    it acknowledges and agrees that any sale, transfer, assignment, participation, pledge or other disposition of the Subordinated Note (or any interest therein) that would violate any of the three preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the "private placement" safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Subordinated Note to any Person that does not agree to be bound by the three preceding paragraphs above or by this paragraph.
(k)    Each Holder of a Secured Note will make, or by acquiring a Secured Note will be deemed to make, a representation that if it is not a U.S. Tax Person, it is not and will not become a member of an "expanded group" (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities or grantor trusts) owns any equity interests in the Issuer.
(l)    With respect to any period during which a holder owns more than 50% (but less than 100%) of the Subordinated Notes by value or is otherwise treated as a member of the Issuer's "expanded affiliated group" (as defined in Treasury Regulations Section 1.1471-5(i) (or any successor provision)), such holder covenants that it will (i) confirm that any member of such expanded affiliated group (assuming that the Issuer is a "registered deemed-compliant FFI" within the meaning of Treasury Regulations Section 1.1471-1(b)(111) (or any successor provision)) that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury Regulations promulgated thereunder to be a "participating FFI," a "deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury Regulations Section 1.1471-4(e) (or any successor provision), and (ii) promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury Regulations promulgated thereunder is not a "participating FFI," a "deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury Regulations Section 1.1471-4(e) (or any successor provision), in each case except to the extent that the Issuer or its agents have provided the holder with an express waiver of this provision.

ARTICLE III

CONDITIONS PRECEDENT
Section 3.1    Conditions to Issuance of Notes on Closing Date.
(a)    The Notes to be issued on the Closing Date may be executed by the Applicable Issuers and delivered to the Trustee for authentication and thereupon the same shall be authenticated and delivered by the Trustee upon Issuer Order and upon receipt by the Trustee of the following:
(i)    Officers' Certificate of the Co-Issuers Regarding Corporate Matters. An Officer's certificate of each of the Co-Issuers (A) evidencing the authorization by Board Resolution of the execution and delivery of this Indenture, and in the case of the Issuer, the Collateral Management Agreement, the Collateral Administration Agreement, the Account Control Agreement, the Administration Agreement, the Purchase Agreement and any subscription agreements and in each case the execution, authentication and (with respect to the Issuer only) delivery of the Notes applied for by it and specifying the Stated Maturity, principal amount and Interest Rate of each Class of Secured Notes to be authenticated and delivered and the Stated Maturity and principal amount of the Subordinated Notes to be authenticated and delivered and (B) certifying that (1) the attached copy of the Board Resolution is a true and complete copy thereof, (2) such resolutions have not been rescinded and are in full force and effect on and as of the Closing Date and (3) the Officers authorized to execute and deliver such documents hold the offices and have the signatures indicated thereon.
(ii)    Governmental Approvals. From each of the Co-Issuers either (A) a certificate of the Applicable Issuer or other official document evidencing the due authorization, approval or consent of any governmental body or bodies, at the time having jurisdiction in the premises, together with an Opinion of Counsel of such Applicable Issuer that no other authorization, approval or consent of any governmental body is required for the valid issuance of the Notes or (B) an Opinion of Counsel of such Applicable Issuer that no such authorization, approval or consent of any governmental body is required for the valid issuance of such Notes except as has been given.
(iii)    U.S. Counsel Opinions. Opinions of Paul Hastings LLP, counsel to the Initial Purchaser and the Co-Issuers, Dechert LLP, counsel to the Collateral Manager, Nixon Peabody LLP, counsel to the Trustee and the Collateral Administrator, each dated the Closing Date.
(iv)    Officers' Certificate of the Co-Issuers Regarding Indenture. An Officer's certificate of each of the Co-Issuers stating that, to the best of the signing Officer's knowledge, the Applicable Issuer is not in default under this Indenture and that the issuance of the Notes applied for by it will not result in a default or a breach of any of the terms, conditions or provisions of, or constitute a default under, its organizational documents, any indenture or other agreement or instrument to which it is a party or by which it is bound, or any order of any court or administrative agency entered in any Proceeding to which it is a party or by which it may be bound or to which it may be subject; that all conditions precedent provided in this Indenture relating to the authentication and delivery of the Notes applied for by it have been complied with; and that all expenses due or accrued with respect to the Offering of such Notes or relating to actions taken on or in connection with the Closing Date have been paid or reserves therefor have been made. The Officer's certificate of the Issuer shall also state that all of its representations and warranties contained herein are true and correct as of the Closing Date.

(v)    Transaction Documents. An executed counterpart of each Transaction Document.
(vi)    Certificate of the Collateral Manager. An Officer's certificate of the Collateral Manager, dated as of the Closing Date, to the effect that immediately before the Delivery of the Collateral Obligations on the Closing Date:
(A)    in the case of (x) each Collateral Obligation Delivered on or prior to the Closing Date, such Collateral Obligation satisfied the Eligibility Criteria upon the Delivery thereof and (y) each Collateral Obligation committed to be purchased, but not Delivered, on or prior to the Closing Date, such Collateral Obligation will satisfy the Eligibility Criteria as of the date on which such Collateral Obligation is Delivered; and
(B)    the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations set forth in Schedule 1 is correct and such schedule is complete with respect to each such Collateral Obligation.
(vii)    Grant of Collateral Obligations. The Grant pursuant to the Granting Clauses of this Indenture of all of the Issuer's right, title and interest in and to the Collateral Obligations pledged to the Trustee for inclusion in the Assets on the Closing Date shall be effective, and Delivery of such Collateral Obligations (including any promissory note and all other Underlying Instruments related thereto to the extent received by the Issuer) as contemplated by Section 3.2 shall have been effected.
(viii)    Certificate of the Issuer Regarding Assets. A certificate of an Authorized Officer of the Issuer, dated as of the Closing Date, to the effect that, in the case of each Collateral Obligation pledged to the Trustee for inclusion in the Assets, on the Closing Date and immediately prior to the Delivery thereof (or immediately after Delivery thereof, in the case of clause (E)(ii) below) on the Closing Date;
(A)    the Issuer is the owner of such Collateral Obligation free and clear of any liens, claims or encumbrances of any nature whatsoever except for (i) those which are being released on the Closing Date, (ii) those Granted pursuant to this Indenture and (iii) any other Permitted Liens;
(B)    the Issuer has acquired its ownership in such Collateral Obligation in good faith without notice of any adverse claim, except as described in clause (A) above;
(C)    the Issuer has not assigned, pledged or otherwise encumbered any interest in such Collateral Obligation (or, if any such interest has been assigned, pledged or otherwise encumbered, it has been released) other than interests Granted pursuant to this Indenture;
(D)    the Issuer has full right to Grant a security interest in and assign and pledge such Collateral Obligation to the Trustee;
(E)    (i) based on the certificate of the Collateral Manager delivered pursuant to Section 3.1(a)(vi), (x) each Collateral Obligation included in the Assets satisfies or will satisfy the Eligibility Criteria and (y) the information with respect to each Collateral Obligation in the Schedule of Collateral Obligations set forth in Schedule 1 is correct and such schedule is complete with respect to each such Collateral Obligation and (ii) the requirements of Section 3.1(a)(vii) have been satisfied; and
(F)    upon Grant by the Issuer, the Trustee has a first priority perfected security interest in the Collateral Obligations and other Assets, except as permitted by this Indenture.
(ix)    Rating Letters. An Officer's certificate of the Issuer to the effect that attached thereto is a true and correct copy of a letter from each Applicable Rating Agency assigning ratings no lower than the ratings specified for each Class of Secured Notes in the Term Sheet.
(x)    Accounts. Evidence of the establishment of each of the Accounts.
(xi)    Issuer Order for Deposit of Funds into Accounts. (A) An Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of (x) the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Principal Collection Subaccount and (y) the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Interest Collection Subaccount, in each case for use pursuant to Section 10.2; (B) an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Expense Reserve Account for use pursuant to Section 10.3(c); and (C) an Issuer Order signed in the name of the Issuer by an Authorized Officer of the Issuer, dated as of the Closing Date, authorizing the deposit of the amount specified in such Issuer Order from the proceeds of the issuance of the Notes into the Revolver Funding Account for use pursuant to Section 10.4.
(xii)    Cayman Counsel Opinion. An opinion of Maples and Calder, Cayman Islands counsel to the Issuer, dated the Closing Date.
(xiii)    Other Documents. Such other documents as the Trustee may reasonably require; provided that nothing in this clause (xiii) shall imply or impose a duty on the part of the Trustee to require any other documents.
(b)    The Issuer shall cause copies of the documents specified in Section 3.1(a) (other than the rating letters specified in clause (ix) thereof) to be posted on the 17g-5 Website as soon as practicable after the Closing Date.
Section 3.2    Custodianship; Delivery of Collateral Obligations and Eligible Investments.
(a)    The Collateral Manager, on behalf of the Issuer, shall deliver or cause to be delivered to a custodian appointed by the Issuer, which shall be a Securities Intermediary (the "Custodian") or the Trustee, as applicable, all Assets in accordance with the definition of "Deliver." Initially, the Custodian shall be the Bank. Any successor custodian shall be a state or national bank or trust company that has capital and surplus of at least U.S.$200,000,000 and is a Securities Intermediary. Subject to the limited right to relocate Assets as provided in Section 7.5(b), the Trustee or the Custodian, as applicable, shall hold (i) all Collateral Obligations, Eligible Investments, Cash and other investments purchased in accordance with this Indenture and (ii) any other property of the Issuer otherwise Delivered to the Trustee or the Custodian, as applicable, by or on behalf of the Issuer, in the relevant Account established and maintained pursuant to Article X; as to which in each case the Trustee shall have entered into the Account Control Agreement with the Custodian providing, inter alia, that the establishment and maintenance of such Account will be governed by a law of a jurisdiction satisfactory to the Issuer and the Trustee.
(b)    Each time that the Collateral Manager on behalf of the Issuer directs or causes the acquisition of any Collateral Obligation, Eligible Investment or other investment, the Collateral Manager (on behalf of the Issuer) shall, if the Collateral Obligation, Eligible Investment or other investment is required to be, but has not already been, transferred to the relevant Account, cause the Collateral Obligation, Eligible Investment or other investment to be Delivered to the Custodian to be held in the Custodial Account (or in the case of any such investment that is not a Collateral Obligation, in the Account in which the funds used to purchase the investment are held in accordance with Article X) for the benefit of the Trustee in accordance with this Indenture. The security interest of the Trustee in the funds or other property used in connection with the acquisition shall, immediately and without further action on the part of the Trustee, be released. The security interest of the Trustee shall nevertheless come into existence and continue in the Collateral Obligation, Eligible Investment or other investment so acquired, including all interests of the Issuer in to any contracts related to and proceeds of such Collateral Obligation, Eligible Investment or other investment.
ARTICLE IV

SATISFACTION AND DISCHARGE
Section 4.1    Satisfaction and Discharge of Indenture. This Indenture shall be discharged and shall cease to be of further effect except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, defaced, destroyed, lost or stolen Notes, (iii) rights of Holders to receive payments of principal thereof and interest thereon, (iv) the rights, obligations and immunities of the Trustee hereunder, (v) the rights, obligations and immunities of the Collateral Manager hereunder and under the Collateral Management Agreement, (vi) the rights, obligations and immunities of the Collateral Administrator under the Collateral Administration Agreement and (vii) the rights of Holders as beneficiaries hereof with respect to the property deposited with the Trustee and payable to all or any of them (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture) when:
(a)    either:
(i)    all Notes theretofore authenticated and delivered to Holders (other than (A) Notes which have been mutilated, defaced, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.6 and (B) Notes for whose payment Money has theretofore irrevocably been deposited in trust and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 7.3) have been delivered to the Trustee for cancellation; or
(ii)    all Notes not theretofore delivered to the Trustee for cancellation (A) have become due and payable, or (B) will become due and payable at their Stated Maturity within one year, or (C) are to be called for redemption pursuant to Article IX under an arrangement satisfactory to the Trustee for the giving of notice of redemption by the Applicable Issuers pursuant to Section 9.4 and either (1) the Issuer has irrevocably deposited or caused to be deposited with the Trustee, in trust for such purpose, Cash or non-callable direct obligations of the United States of America; provided that the obligations are entitled to the full faith and credit of the United States of America or are debt obligations which are rated "AAA" by S&P and "Aaa" by Moody's, in an amount sufficient, as recalculated by a firm of Independent certified public accountants which are nationally recognized, to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal and interest to the date of such deposit (in the case of Notes which have become due and payable), or to their Stated Maturity or Redemption Date, as the case may be, and shall have Granted to the Trustee a valid perfected security interest in such Eligible Investment that is of first priority or free of any adverse claim, as applicable, and shall have furnished to the Trustee an Opinion of Counsel with respect thereto or (2) in the event all of the Assets are liquidated following the satisfaction of the conditions specified in Section 5.5(a), the Issuer shall have paid or caused to be paid all proceeds of such liquidation of the Assets in accordance with the Priority of Payments; or
(iii)    the Issuer has delivered to the Trustee an Officer's certificate stating that (A) there are no Assets that remain subject to the lien of this Indenture and (B) all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including, without limitation, the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose;
(b)    the Issuer has paid or caused to be paid all other sums then due and payable hereunder (including, without limitation, any amounts then due and payable pursuant to the Collateral Administration Agreement and the Collateral Management Agreement, in each case, without regard to the Administrative Expense Cap) by the Issuer and no other amounts are scheduled to be due and payable by the Issuer, it being understood that the requirements of this clause (b) may be satisfied as set forth in Section 5.7; and
(c)    the Co-Issuers have delivered to the Trustee, Officers' certificates and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.
In connection with delivery by each of the Co-Issuers of the Officer's certificate (which may rely on information provided by the Trustee, the Collateral Administrator or the Collateral Manager as to the Collateral Obligations, Equity Securities and Eligible Investments (including Cash) included in the Assets) referred to above, the Trustee will confirm to the Co-Issuers that (i) to its knowledge, there are no Assets that remain subject to the lien of this Indenture and (ii) to its knowledge, all funds on deposit in the Accounts have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or have otherwise been irrevocably deposited in trust with the Trustee for such purpose.
In connection with such discharge, the Trustee shall notify all Holders of Outstanding Notes that (i) there are no pledged Collateral Obligations that remain subject to the lien of this Indenture, (ii) all proceeds thereof have been distributed in accordance with the terms of this Indenture (including the Priority of Payments) or are otherwise held in trust by the Trustee for such purpose and (iii) this Indenture has been discharged. Upon the discharge of this Indenture, the Trustee shall provide such information to the Issuer or the Administrator as may be reasonably required by the Issuer or the Administrator in order for the liquidation of the Issuer to be completed.
Notwithstanding the satisfaction and discharge of this Indenture, the rights and obligations of the Co-Issuers, the Trustee, the Collateral Manager and, if applicable, the Holders, as the case may be, under Sections 2.7, 4.2, 5.4(d), 5.9, 5.18, 6.1, 6.3, 6.6, 6.7, 7.1, 7.3, 13.1 and 14.15 shall survive.
Section 4.2    Application of Trust Money. All Cash and obligations deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it in accordance with the provisions of the Notes and this Indenture, including, without limitation, the Priority of Payments, to the payment of principal and interest (or other amounts with respect to the Subordinated Notes), either directly or through any Paying Agent, as the Trustee may determine; and such Cash and obligations shall be held in a segregated account identified as being held in trust for the benefit of the Secured Parties.

Section 4.3    Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all Monies then held by any Paying Agent other than the Trustee under the provisions of this Indenture shall, upon demand of the Co-Issuers, be paid to the Trustee to be held and applied pursuant to Section 7.3 hereof and in accordance with the Priority of Payments and thereupon such Paying Agent shall be released from all further liability with respect to such Monies.
Section 4.4    Limitation on obligation to incur Administrative Expenses. In connection with the satisfaction and discharge of this Indenture in accordance with this Article IV, if at any time (i) the sum of (A) Eligible Investments (including Cash) and (B) amounts reasonably expected to be received by the Issuer in cash during the current Collection Period (as certified by the Collateral Manager in its reasonable judgment) is less than (ii) the sum of (A) an amount not to exceed the greater of (x) U.S.$30,000 and (y) the amount (if any) reasonably certified by the Collateral Manager or the Issuer, including but not limited to fees and expenses incurred by the Trustee and reported to the Collateral Manager, as the sum of expenses reasonably likely to be incurred in connection with the discharge of this Indenture, the liquidation of the Assets and the dissolution of the Co-Issuers and (B) any amounts payable under clause (A) of the Priority of Interest Payments or clause (A) of the Acceleration Waterfall, then notwithstanding any other provision of this Indenture, the Issuer shall no longer be required to incur Administrative Expenses as otherwise required by this Indenture to any person or entity other than amounts owed the Trustee, the Collateral Administrator (or any other capacity in which the Bank is acting pursuant to the Transaction Documents), the Administrator and their respective Affiliates, including for opinions of counsel in connection with supplemental indentures pursuant to Article VIII, any annual opinions required hereunder, services of accountants and fees of the Applicable Rating Agencies, in each case as required under this Indenture and failure to pay such amounts or provide or obtain such opinions, reports or services shall not constitute a Default under this Indenture, and the Trustee shall have no liability for any failure to obtain or receive any of the foregoing opinions, reports or services. The foregoing shall not, however, limit, supersede or alter any right afforded to the Trustee under this Indenture to refrain from taking action in the absence of its receipt of any such opinion, report or service which it reasonably determines is necessary for its own protection.
ARTICLE V

REMEDIES
Section 5.1    Events of Default.      "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    a default in the payment, when due and payable, of (i) any interest on any Class A Note and the continuation of any such default, for five Business Days, or (ii) any principal of, or interest on, or any Redemption Price in respect of, any Secured Note at its Stated Maturity or any Redemption Date; provided that, in the case of a default under clause (i) above due to an administrative error or omission by the Collateral Manager, the Trustee, Collateral Administrator or any Paying Agent, such default continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission; provided, further, that the failure to effect an Optional Redemption which has been withdrawn or with respect to which a Refinancing fails will not constitute an Event of Default;
(b)    the failure on any Payment Date to disburse amounts available in the Payment Account in excess of $100,000 in accordance with the Priority of Payments and continuation of such failure for a period of five Business Days or, in the case of a failure to disburse due to an administrative error or omission by the Trustee, Collateral Administrator or any Paying Agent, such failure continues for seven Business Days after a Trust Officer of the Trustee receives written notice or has actual knowledge of such administrative error or omission;
(c)    either of the Co-Issuers or the Assets becomes an investment company required to be registered under the Investment Company Act and that status continues for 45 days;
(d)    except as otherwise provided in this Section 5.1, a default in a material respect in the performance by, or breach in a material respect of any material covenant of, the Issuer or the Co-Issuer under this Indenture (it being understood, without limiting the generality of the foregoing, that any failure to satisfy the requirements of Section 14.17 is not an Event of Default), or the failure of any material representation or warranty of the Issuer or the Co-Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith to be correct in each case in all material respects when the same shall have been made, and the continuation of such default, breach or failure for a period of 30 days after notice to the Issuer or the Co-Issuer, as applicable, and the Collateral Manager by registered or certified mail or overnight courier, by the Trustee, the Issuer, the Co-Issuer or the Collateral Manager, or to the Issuer or the Co-Issuer, as applicable, the Collateral Manager and the Trustee at the direction of the Event of Default Voting Holders, specifying such default, breach or failure and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;
(e)    the entry of a decree or order by a court having competent jurisdiction adjudging the Issuer or the Co-Issuer as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or the Co-Issuer under the Bankruptcy Law or any other applicable law, or appointing a receiver, liquidator, assignee, or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or ordering the winding up or liquidation of its affairs, respectively, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;
(f)    the institution by the Issuer or the Co-Issuer of Proceedings to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent, or the consent of the Issuer or the Co-Issuer to the institution of bankruptcy or insolvency Proceedings against the Issuer or the Co-Issuer, as the case may be, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under the Bankruptcy Law or any other similar applicable law, or the consent by the Issuer or the Co-Issuer to the filing of any such petition or to the appointment in a Proceeding of a receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of the Issuer or the Co-Issuer or of any substantial part of its property, respectively, or the making by the Issuer or the Co-Issuer of an assignment for the benefit of creditors, or the admission by the Issuer or the Co-Issuer in writing of its inability to pay its debts generally as they become due, or the taking of any action by the Issuer or the Co-Issuer in furtherance of any such action, or the passing of a resolution by the shareholders of the Issuer to have the Issuer wound up on a voluntary basis; or
(g)    on any Measurement Date while the Class A-1 Notes are Outstanding, the Event of Default Test is not satisfied.
Upon obtaining knowledge of the occurrence of an Event of Default, each of (i) the Co-Issuers, (ii) the Trustee and (iii) a Responsible Officer of the Collateral Manager shall notify each other. Upon the occurrence of an Event of Default known to a Trust Officer of the Trustee, the Trustee shall, not later than three Business Days thereafter, notify the Noteholders (as their names appear on the Register), each Paying Agent, the Collateral Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall notify each

Applicable Rating Agency (if then rating a Class of Secured Notes)) of such Event of Default in writing (unless such Event of Default has been waived as provided in Section 5.14).
Section 5.2    Acceleration of Maturity; Rescission and Annulment. (a) If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 5.1(e) or (f)), the Trustee may, and shall, upon the written direction of the Event of Default Voting Holders, by notice to the Co-Issuer, the Issuer (subject to Section 14.3(c), which notice the Issuer shall provide to each Applicable Rating Agency (if then rating a Class of Secured Notes)) and a Responsible Officer of the Collateral Manager, declare the principal of all the Secured Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder, shall become immediately due and payable. If an Event of Default specified in Section 5.1(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Secured Notes, and other amounts payable thereunder and hereunder, shall automatically become due and payable without any declaration or other act on the part of the Trustee or any Noteholder.
(b)    At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the Money due has been obtained by the Trustee as hereinafter provided in this Article V, the Event of Default Voting Holders by written notice to the Issuer and the Trustee (who will provide notice to each Applicable Rating Agency (if then rating a Class of Secured Notes)), may rescind and annul such declaration and its consequences if:
(i)    The Issuer or the Co-Issuer has paid or deposited with the Trustee a sum sufficient to pay:
(A)    all unpaid installments of interest and principal then due on the Secured Notes (other than any principal amounts due to the occurrence of an acceleration); and
(B)    all unpaid taxes and Administrative Expenses (without regard to the Administrative Expense Cap) of the Co-Issuers and other sums paid or advanced by the Trustee hereunder or by the Collateral Administrator under the Collateral Administration Agreement or hereunder, accrued and unpaid Servicing Fees and any other amounts then payable by the Co-Issuers hereunder prior to such Administrative Expenses and such Servicing Fees; and
(ii)    It has been determined that all Events of Default, other than the nonpayment of the interest on or principal of the Secured Notes that has become due solely by such acceleration, have (A) been cured, and the Event of Default Voting Holders by written notice to the Trustee have agreed with such determination (which agreement shall not be unreasonably withheld), or (B) been waived as provided in Section 5.14.
No such rescission shall affect any subsequent Default or impair any right consequent thereon.
Section 5.3    Collection of Indebtedness and Suits for Enforcement by Trustee. The Applicable Issuers covenant that if a default shall occur in respect of the payment of any principal of or interest when due and payable on any Secured Note, the Applicable Issuers will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder of such Secured Note, the whole amount, if any, then due and payable on such Secured Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel.
If the Issuer or the Co-Issuer fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon direction of the Event of Default Voting Holders, institute a Proceeding for the collection of the sums so due and unpaid, may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Applicable Issuers or any other obligor upon the Secured Notes and collect the Monies adjudged or decreed to be payable in the manner provided by law out of the Assets.
If an Event of Default occurs and is continuing, the Trustee may in its discretion, and shall, subject to the terms of this Indenture (including Section 6.3(e)) upon written direction of the Event of Default Voting Holders, proceed to protect and enforce its rights and the rights of the Secured Parties by such appropriate Proceedings as the Trustee shall deem most effectual (if no such direction is received by the Trustee) or as the Trustee may be directed by the Event of Default Voting Holders, to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Trustee by this Indenture or by law.
In case there shall be pending Proceedings relative to the Issuer or the Co-Issuer or any other obligor upon the Secured Notes under the Bankruptcy Law or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer, the Co-Issuer or their respective property or such other obligor or its property, or in case of any other comparable Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes, or the creditors or property of the Issuer, the Co-Issuer or such other obligor, the Trustee, regardless of whether the principal of any Secured Note shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Trustee shall have made any demand pursuant to the provisions of this Section 5.3, shall be entitled and empowered, by intervention in such Proceedings or otherwise:
(a)    to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Secured Notes upon direction by the Event of Default Voting Holders and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Secured Noteholders allowed in any Proceedings relative to the Issuer, the Co-Issuer or other obligor upon the Secured Notes or to the creditors or property of the Issuer, the Co-Issuer or such other obligor;
(b)    unless prohibited by applicable law and regulations, to vote on behalf of the Secured Noteholders upon the direction of the Event of Default Voting Holders, in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and
(c)    to collect and receive any Monies or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Noteholders and of the Trustee on their behalf; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Secured Noteholders to make payments to the Trustee, and, if the Trustee shall consent to the making of payments directly to the Secured Noteholders to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith.
Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Secured Noteholders, any plan of reorganization, arrangement, adjustment or composition affecting the Secured Notes or any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Secured Noteholders, as applicable, in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
In any Proceedings brought by the Trustee on behalf of the Holders of the Secured Notes (and any such Proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Secured Notes.
Notwithstanding anything in this Section 5.3 to the contrary, the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.3 except according to the provisions specified in Section 5.5(a).
Section 5.4    Remedies. (a) If an Event of Default has occurred and is continuing, and the Secured Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Co-Issuers agree that the Trustee may, and shall, subject to the terms of this Indenture (including Section 6.3(e)), upon written direction of the Event of Default Voting Holders, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:
(i)    institute Proceedings for the collection of all amounts then payable on the Secured Notes or otherwise payable under this Indenture, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Assets any Monies adjudged due;
(ii)    sell or cause the sale of all or a portion of the Assets or rights or interests therein, at one or more public or private sales called and conducted in any manner permitted by law and in accordance with Section 5.17 hereof;
(iii)    institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Assets;
(iv)    exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Holders of the Secured Notes hereunder (including exercising all rights of the Trustee under the Account Control Agreement); and
(v)    exercise any other rights and remedies that may be available at law or in equity;
provided that the Trustee may not sell or liquidate the Assets or institute Proceedings in furtherance thereof pursuant to this Section 5.4 except according to the provisions of Section 5.5(a).
The Trustee may, but need not, obtain and rely upon an opinion or written advice of an Independent investment banking firm of national reputation (the cost of which shall be payable as an Administrative Expense) in structuring and distributing securities similar to the Secured Notes, which may be the Initial Purchaser, as to the feasibility of any action proposed to be taken in accordance with this Section 5.4 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Assets to make the required payments of principal of and interest on the Secured Notes which opinion shall be conclusive evidence as to such feasibility or sufficiency.
(b)    If an Event of Default as described in Section 5.1(d) hereof shall have occurred and be continuing the Trustee may, and at the direction of the Holders of not less than 25% of the Aggregate Outstanding Amount of the Controlling Class shall, subject to the terms of this Indenture (including Section 6.3(e)), institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such Proceeding.
(c)    Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, any Secured Party may bid for and purchase the Assets or any part thereof and, upon compliance with the terms of sale, may hold, retain, possess or dispose of such property in its or their own absolute right without accountability. Any Holder at such sale may, in payment of the purchase price, deliver to the Trustee for cancellation any of the Notes in lieu of cash equal to the amount which shall, upon distribution of the net proceeds of such sale, be payable on the Notes so delivered by such Holder (taking into account the Class of such Notes, the Priority of Payments and Article XIII).
Upon any sale, whether made under the power of sale hereby given or by virtue of judicial Proceedings, the receipt of the Trustee, or of the Officer making a sale under judicial Proceedings, shall be a sufficient discharge to the purchaser or purchasers at any sale for its or their purchase Money, and such purchaser or purchasers shall not be obliged to see to the application thereof.
Any such sale, whether under any power of sale hereby given or by virtue of judicial Proceedings, shall bind the Co-Issuers, the Trustee and the Holders of the Secured Notes, shall operate to divest all right, title and interest whatsoever, either at law or in equity, of each of them in and to the property sold, and shall be a perpetual bar, both at law and in equity, against each of them and their successors and assigns, and against any and all Persons claiming through or under them.
(d)    (i)    Notwithstanding any other provision of this Indenture, none of the Trustee, the Secured Parties or the Noteholders (including beneficial owners of Notes) may, prior to the date which is one year (or if longer, any applicable preference period) and one day after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer or the Co-Issuer any bankruptcy, reorganization, arrangement, insolvency, winding up, moratorium or liquidation Proceedings, or other Proceedings under Cayman Islands, U.S. federal or state bankruptcy or similar laws. Notwithstanding anything to the contrary in this Article V, in the event that any Proceeding described in the immediately preceding sentence is commenced against the Issuer or the Co-Issuer, the Issuer or the Co-Issuer, as applicable, subject to the availability of funds as described in the immediately following sentence, will promptly object to the institution of any such proceeding against it and take all necessary or advisable steps to cause the dismissal of any such proceeding (including, without limiting the generality of the foregoing, to timely file an answer and any other appropriate pleading objecting to (i) the institution of any proceeding to have the Issuer or the Co-Issuer, as the case may be, adjudicated as bankrupt or insolvent or (ii) the filing of any petition seeking relief, reorganization, arrangement, adjustment or composition or in respect of the Issuer or the Co-Issuer, as the case may be, under applicable bankruptcy law or any other applicable law). The reasonable fees, costs, charges and expenses incurred by the Co-Issuer or the Issuer (including reasonable attorneys' fees and expenses) in connection with taking any such action will be paid as

Administrative Expenses. Any person who acquires a beneficial interest in a Note shall be deemed to have accepted and agreed to the foregoing restrictions.
(ii)    In the event one or more Holders or beneficial owners of Notes cause the filing of a petition in bankruptcy against the Issuer in violation of the prohibition described above, such Holder(s) or beneficial owner(s) will be deemed to acknowledge and agree that any claim that such Holder(s) or beneficial owner(s) have against the Issuer or with respect to any Assets (including any proceeds thereof) shall, notwithstanding anything to the contrary in the Priority of Payments, be fully subordinate in right of payment to the claims of each Holder and beneficial owner of any Secured Note that does not seek to cause any such filing, with such subordination being effective until each Secured Note held by each Holder or beneficial owners of any Secured Note that does not seek to cause any such filing is paid in full in accordance with the Priority of Payments (after giving effect to such subordination). The terms described in the immediately preceding sentence are referred to herein as the "Bankruptcy Subordination Agreement." The Bankruptcy Subordination Agreement will constitute a "subordination agreement" within the meaning of Section 510(a) of the Bankruptcy Law (or any successor statute). The Trustee shall be entitled to rely upon an Issuer Order with respect to the payment of any amounts payable to Holders, which amounts are subordinated pursuant to this Section 5.4(d)(ii).
(iii)    Nothing in this Section 5.4 shall preclude, or be deemed to stop, the Trustee (A) from taking any action prior to the expiration of the aforementioned period in (I) any case or Proceeding voluntarily filed or commenced by the Issuer or the Co-Issuer or (II) any involuntary insolvency Proceeding filed or commenced by a Person other than the Trustee, or (B) from commencing against the Issuer or the Co-Issuer or any of their respective properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation Proceeding.
(iv)    The parties hereto agree that the restrictions described in clause (i) of this Section 5.4(d) are a material inducement for each Holder and beneficial owner of the Notes to acquire such Notes and for the Issuer, the Co-Issuer and the Collateral Manager to enter into this Indenture (in the case of the Issuer and the Co-Issuer) and the other applicable transaction documents and are an essential term of this Indenture. Any Holder or beneficial owner of Notes or either of the Co-Issuers may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Cayman Islands law, United States federal or state bankruptcy law or similar laws.
Section 5.5    Optional Preservation of Assets. (I) Notwithstanding anything to the contrary herein, if an Event of Default shall have occurred and be continuing, the Trustee shall retain the Assets securing the Secured Notes intact, collect and cause the collection of the proceeds thereof and make and apply all payments and deposits and maintain all accounts in respect of the Assets and the Notes in accordance with the Priority of Payments and the provisions of Article X, Article XII and Article XIII unless:
(i)    the Trustee, pursuant to Section 5.5(c), determines that the anticipated proceeds of a sale or liquidation of the Assets (after deducting the anticipated reasonable expenses of such sale or liquidation) would be sufficient to discharge in full the amounts then due (or, in the case of interest, accrued) and unpaid on the Secured Notes for principal and interest, and all other amounts that, pursuant to the Priority of Payments, are payable prior to payment of principal on such Secured Notes (including amounts due and owing (or anticipated to be due and owing) as Administrative Expenses (without giving effect to the Administrative Expense Cap), any amounts payable to any

Hedge Counterparty pursuant to an early termination (or partial early termination) of the related Hedge Agreement as a result of a Priority Termination Event and any due and unpaid Servicing Fees) and the Event of Default Voting Holders agree with such determination; or
(ii)    a Majority of each Class of Secured Notes (each voting separately by Class) direct the sale and liquidation of the Assets.
So long as such Event of Default is continuing, any such retention pursuant to this Section 5.5(a) may be rescinded at any time when the conditions specified in clause (i) or (ii) exist.
(b)    Nothing contained in Section 5.5(a) shall be construed to require the Trustee to sell the Assets securing the Secured Notes if the conditions set forth in clause (i) or (ii) of Section 5.5(a) are not satisfied. Nothing contained in Section 5.5(a) shall be construed to require the Trustee to preserve the Assets securing the Secured Notes if prohibited by applicable law.
(c)    In determining whether the condition specified in Section 5.5(a)(i)  exists, the Trustee shall use reasonable efforts to obtain, with the cooperation and assistance of the Collateral Manager, bid prices with respect to each security contained in the Assets from two nationally recognized dealers (as specified by the Collateral Manager in writing) at the time making a market in such securities and shall compute the anticipated proceeds of sale or liquidation on the basis of the lower of such bid prices for each such security. In the event that the Trustee, with the cooperation and assistance of the Collateral Manager, is only able to obtain bid prices with respect to a security contained in the Assets from one nationally recognized dealer at the time making a market in such securities, the Trustee shall compute the anticipated proceeds of sale or liquidation on the basis of such one bid price for such security. In addition, for the purposes of determining issues relating to the execution of a sale or liquidation of the Assets and the execution of a sale or other liquidation thereof in connection with a determination whether the condition specified in Section 5.5(a)(i) exists, the Trustee may retain and rely on an opinion or written advice of an Independent investment banking firm of national reputation or other appropriate advisors (the cost of which shall be payable as an Administrative Expense).
The Trustee shall deliver to the Noteholders and the Collateral Manager a report stating the results of any determination required pursuant to Section 5.5(a)(i) no later than 10 days after such determination is made. The Trustee shall make the determinations required by Section 5.5(a)(i) within 30 days after the request of the Event of Default Voting Holders at any time during which the Trustee retains the Assets pursuant to Section 5.5(a)(i).
Section 5.6    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or under any of the Secured Notes may be prosecuted and enforced by the Trustee without the possession of any of the Secured Notes or the production thereof in any trial or other Proceeding relating thereto, and any such action or Proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall be applied as set forth in Section 5.7 hereof.
Section 5.7    Application of Money Collected. Any Money collected by the Trustee with respect to the Notes pursuant to this Article V and any Money that may then be held or thereafter received by the Trustee with respect to the Notes hereunder shall be applied, subject to Section 13.1 and in accordance with the provisions of the Acceleration Waterfall, on each Payment Date. Upon the final distribution of all proceeds of any liquidation of the Collateral Obligations, the Equity Securities and the Eligible Investments effected hereunder, the provisions of Section 4.1(a) and (b) shall be deemed satisfied for the purposes of discharging this Indenture pursuant to Article IV.

Section 5.8    Limitation on Suits. No Holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
(a)    such Holder has previously given to the Trustee written notice of an Event of Default;
(b)    the Holders of not less than 25% of the then Aggregate Outstanding Amount of the Notes of the Controlling Class shall have made a written request to the Trustee to institute Proceedings in respect of such Event of Default in its own name as Trustee hereunder and such Holder or Holders have provided the Trustee indemnity reasonably satisfactory to the Trustee against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities to be incurred in compliance with such request;
(c)    the Trustee, for 30 days after its receipt of such notice, request and provision of such indemnity, has failed to institute any such Proceeding; and
(d)    no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Event of Default Voting Holders; it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing itself of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes of the same Class or to obtain or to seek to obtain priority or preference over any other Holders of the Notes of the same Class or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes of the same Class subject to and in accordance with Section 13.1 and the Priority of Payments.
In the event the Trustee shall receive conflicting or inconsistent requests and indemnity pursuant to this Section 5.8 from two or more groups of Holders of the Controlling Class, each representing less than the Event of Default Voting Holders, the Trustee shall act in accordance with the request specified by the group of Holders with the greatest percentage of the Aggregate Outstanding Amount of the Controlling Class, notwithstanding any other provisions of this Indenture. If all such groups represent the same percentage, the Trustee, in its sole discretion, may determine what action, if any, shall be taken.
Section 5.9    Unconditional Rights of Secured Noteholders to Receive Principal and Interest. Subject to Section 2.7(i), but notwithstanding any other provision of this Indenture, the Holder of any Secured Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Secured Note, as such principal, interest and other amounts become due and payable in accordance with the Priority of Payments and Section 13.1, as the case may be, and, subject to the provisions of Sections 5.4(d) and 5.8, to institute proceedings for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. Holders of Secured Notes ranking junior to Notes still Outstanding shall have no right to institute Proceedings for the enforcement of any such payment until such time as no Secured Note ranking senior to such Secured Note remains Outstanding, which right shall be subject to the provisions of Sections 5.4(d) and 5.8, and shall not be impaired without the consent of any such Holder.
Section 5.10    Restoration of Rights and Remedies. If the Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Co-Issuers, the Trustee and the Noteholder shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Noteholder shall continue as though no such Proceeding had been instituted.

Section 5.11    Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 5.12    Delay or Omission Not Waiver. No delay or omission of the Trustee or any Holder of Secured Notes to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein or of a subsequent Event of Default. Every right and remedy given by this Article V or by law to the Trustee or to the Holders of the Secured Notes may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of the Secured Notes.
Section 5.13    Control by the Event of Default Voting Holders. The Event of Default Voting Holders shall have the right following the occurrence, and during the continuance of, an Event of Default to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Trustee; provided that:
(a)    such direction shall not conflict with any rule of law or with any express provision of this Indenture;
(b)    the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction; provided that subject to Section 6.1, the Trustee need not take any action that it determines might involve it in liability or expense (unless the Trustee has received the indemnity as set forth in (c) below);
(c)    the Trustee shall have been provided with indemnity reasonably satisfactory to it; and
(d)    notwithstanding the foregoing, any direction to the Trustee to undertake a Sale of the Assets may be given only in accordance with Section 5.5 and the applicable provisions of this Indenture.
Section 5.14    Waiver of Past Defaults. Prior to the time a judgment or decree for payment of the Money due has been obtained by the Trustee, as provided in this Article V, the Event of Default Voting Holders may on behalf of the Holders of all the Notes waive any past Default or Event of Default and its consequences, except a Default:
(a)    in the payment of the principal of any Secured Note (which may be waived only with the consent of the Holder of such Secured Note);
(b)    in the payment of interest on any Secured Notes (which may be waived only with the consent of the Holders of such Secured Note);
(c)    in respect of a covenant or provision hereof that under Section 8.2 cannot be modified or amended without the waiver or consent of the Holder of each Outstanding Note materially and adversely affected thereby (which may be waived only with the consent of each such Holder); or
(d)    in respect of a representation contained in Section 7.18 (which may be waived only by the Event of Default Voting Holders if the Rating Agency Condition is satisfied).

In the case of any such waiver, the Co-Issuers, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto. The Trustee shall promptly give written notice of any such waiver to the Collateral Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to each Applicable Rating Agency (if then rating a Class of Secured Notes)) and each Holder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture.
Section 5.15    Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.15 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% of the Aggregate Outstanding Amount of the Controlling Class, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity (or, in the case of redemption, on or after the applicable Redemption Date).
Section 5.16    Waiver of Stay or Extension Laws. The Co-Issuers covenant (to the extent that they may lawfully do so) that they will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any valuation, appraisement, redemption or marshalling law or rights, in each case wherever enacted, now or at any time hereafter in force, which may affect the covenants, the performance of or any remedies under this Indenture; and the Co-Issuers (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law or rights, and covenant that they will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted or rights created.
Section 5.17    Sale of Assets.
(a)    The power to effect any sale (a "Sale") of any portion of the Assets pursuant to Sections 5.4 and 5.5 shall not be exhausted by any one or more Sales as to any portion of such Assets remaining unsold, but shall continue unimpaired until the entire Assets shall have been sold or all amounts secured by the Assets shall have been paid. The Trustee may upon notice to the Noteholders and the Collateral Manager, and shall, upon direction of the Event of Default Voting Holders, from time to time postpone any Sale by public announcement made at the time and place of such Sale. The Trustee hereby expressly waives its rights to any amount fixed by law as compensation for any Sale; provided that the Trustee shall be authorized to deduct the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by it in connection with such Sale from the proceeds thereof notwithstanding the provisions of Section 6.7 or other applicable terms hereof.
(b)    The Trustee and the Collateral Manager (or any Affiliate of the Collateral Manager or fund or account managed by the Collateral Manager or its Affiliates) may bid for and acquire any portion of the Assets in connection with a public Sale thereof, and the Trustee may pay all or part of the purchase price by crediting against amounts owing on the Secured Notes in the case of the Assets or other amounts secured by the Assets, all or part of the net proceeds of such Sale after deducting the reasonable costs, charges and expenses (including but not limited to costs and expenses of counsel) incurred by the Trustee in connection with such Sale notwithstanding the provisions of Section 6.7 hereof or other applicable terms hereof. The Secured Notes need not be produced in order to complete any such Sale, or in order for the net proceeds of such Sale to be credited against amounts owing on the Notes. The Trustee may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law in accordance with this Indenture.
(c)    If any portion of the Assets consists of securities issued without registration under the Securities Act ("Unregistered Securities"), the Trustee may seek an Opinion of Counsel, or, if no such Opinion of Counsel can be obtained and with the consent of the Event of Default Voting Holders, seek a no action position from the Securities and Exchange Commission or any other relevant federal or State regulatory authorities, regarding the legality of a public or private Sale of such Unregistered Securities.
(d)    The Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Assets in connection with a Sale thereof, without recourse, representation or warranty. In addition, the Trustee is hereby irrevocably appointed the agent and attorney in fact of the Issuer to transfer and convey its interest in any portion of the Assets in connection with a Sale thereof, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Trustee's authority, to inquire into the satisfaction of any conditions precedent or see to the application of any Monies.
(e)    The Trustee shall provide notice of any public Sale to the Holders of the Subordinated Notes and the Collateral Manager at least 10 days prior to such public Sale, and the Holders of the Subordinated Notes shall be permitted to participate in any such public Sale to the extent permitted by applicable law and such Holders or the Collateral Manager, as the case may be, meet any applicable eligibility requirements with respect to such Sale.
Section 5.18    Action on the Notes. The Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Assets or upon any of the assets of the Issuer or the Co-Issuer.
ARTICLE VI

THE TRUSTEE
Section 6.1    Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default known to the Trustee:
(i)    the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
(ii)    in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; provided that in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they substantially conform to the requirements of this Indenture and shall promptly, but in any event within three Business Days in the case of an Officer's certificate furnished by the Collateral Manager, notify the party delivering the same if such certificate or opinion does not conform. If a corrected form shall not have been delivered to the Trustee within 15 days after such notice from the Trustee, the Trustee shall so notify the Noteholders.
(b)    In case an Event of Default known to the Trustee has occurred and is continuing, the Trustee shall, prior to the receipt of directions, if any, from the Event of Default Voting Holders, or such other percentage as permitted by this Indenture, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.
(c)    No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
(i)    this subsection shall not be construed to limit the effect of subsection (a) of this Section 6.1;
(ii)    the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proven that the Trustee was negligent in ascertaining the pertinent facts;
(iii)    the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer, the Co-Issuer or the Collateral Manager in accordance with this Indenture and/or such percentage of the Controlling Class as is required by the terms hereof (or other Class if required or permitted by the terms hereof), relating to the time, method and place of conducting any Proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
(iv)    no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers contemplated hereunder, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity satisfactory to it against such risk or liability is not reasonably assured to it; and
(v)    in no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage (including lost profits) even if the Trustee has been advised of the likelihood of such damages and regardless of such action.
(d)    For all purposes under this Indenture, the Trustee shall not be deemed to have notice or knowledge of any Default or Event of Default described in Sections 5.1(c), (d), (e), or (f) unless a Trust Officer assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default or Default is received by the Trustee at the Corporate Trust Office, and such notice references the Notes generally, the Issuer, the Co-Issuer, the Assets or this Indenture. For purposes of determining the Trustee's responsibility and liability hereunder, whenever reference is made in this Indenture to such an Event of Default or a Default, such reference shall be construed to refer only to such an Event of Default or Default of which the Trustee is deemed to have notice as described in this Section 6.1.
(e)    Not later than one Business Day after the Trustee receives (i) notice of assignment pursuant to Section 13 of the Collateral Management Agreement, (ii) notice of termination pursuant to Section 12 of the Collateral Management Agreement or (iii) notice of a "cause" event pursuant to Section 14 of the Collateral

Management Agreement, the Trustee shall forward a copy of such notice to the Noteholders (as their names appear in the Register) and Fitch.
(f)    Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.
(g)    The Trustee agrees to (i) provide to the Issuer and the Collateral Manager all information reasonably available to it relating to the Assets or the transactions contemplated by this Indenture (other than information the Trustee has reasonably determined is confidential or proprietary) that is reasonably requested by the Issuer or the Collateral Manager in connection with regulatory matters, including any information that is necessary or advisable in order for the Collateral Manager (or its parent or Affiliates) to complete its Form ADV, to file its reports on Form PF or to comply with any requirements of the Dodd-Frank Act, as amended from time to time, and any other laws or regulations applicable to the Collateral Manager from time to time and (ii) provide, upon written request, to Issuer, the Collateral Manager or any agent thereof any information specified by such parties regarding the Holders of the Notes and payments on the Notes that is reasonably available to the Trustee and may be necessary for compliance with FATCA, subject in all cases to confidentiality provisions.
Section 6.2    Notice of Event of Default.      Promptly (and in no event later than three Business Days) after the occurrence of any Event of Default actually known to a Trust Officer of the Trustee or after any declaration of acceleration has been made or delivered to the Trustee pursuant to Section 5.2, the Trustee shall transmit by mail to the Collateral Manager, the Issuer (and, subject to Section 14.3(c), the Issuer shall provide such notice to each Applicable Rating Agency (if then rating a Class of Secured Notes)), and all Holders, as their names and addresses appear on the Register, notice of all Event of Defaults hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.
Section 6.3    Certain Rights of Trustee. Except as otherwise provided in Section 6.1:
(a)    the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
(b)    any request or direction of the Issuer or the Co-Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order, as the case may be;
(c)    whenever in the administration of this Indenture the Trustee shall (i) deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's certificate or Issuer Order or (ii) be required to determine the value of any Assets or funds hereunder or the cash flows projected to be received therefrom, the Trustee may, in the absence of bad faith on its part, rely on reports of nationally recognized accountants (which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.8(a)), investment bankers or other persons qualified to provide the information required to make such determination, including nationally recognized dealers in securities of the type being valued and securities quotation services;
(d)    as a condition to the taking or omitting of any action by it hereunder, the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by it hereunder in good faith and in reliance thereon;
(e)    the Trustee shall be under no obligation to exercise or to honor any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have provided to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses (including reasonable attorneys' fees and expenses) and liabilities which might reasonably be incurred by it in complying with such request or direction (including any actions in respect thereof);
(f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, note or other paper or document, but the Trustee, in its discretion, may, and upon the written direction of a Majority of the Controlling Class or of an Applicable Rating Agency shall (subject to the right hereunder to be reasonably satisfactorily indemnified for associated expense and liability), make such further inquiry or investigation into such facts or matters as it may see fit or as it shall be directed, and the Trustee shall be entitled, on reasonable prior written notice to the Co-Issuers and the Collateral Manager, to examine the books and records relating to the Notes and the Assets, personally or by agent or attorney, during the Co-Issuers' or the Collateral Manager's normal business hours; provided that the Trustee shall, and shall cause its agents to, hold in confidence all such information, except (i) to the extent disclosure may be required by law or by any regulatory, administrative or governmental authority, (ii) as otherwise required pursuant to this Indenture and (iii) to the extent that the Trustee, in its sole discretion, may determine that such disclosure is consistent with its obligations hereunder; provided, further, that the Trustee may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder;
(g)    the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided that the Trustee shall not be responsible for any misconduct or negligence on the part of any agent appointed or attorney appointed, with due care by it hereunder;
(h)    the Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers hereunder, including actions or omissions to act at the direction of the Collateral Manager;
(i)    nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify or independently determine the accuracy of any report, certificate or information received from the Issuer or the Collateral Manager (unless and except to the extent otherwise expressly set forth herein);
(j)    to the extent any defined term hereunder, or any calculation required to be made or determined by the Trustee hereunder, is dependent upon or defined by reference to generally accepted accounting principles (as in effect in the United States) ("GAAP"), the Trustee shall be entitled to request and receive (and rely upon) instruction from the Issuer or the accountants, which may or may not be the Independent accountants appointed by the Issuer pursuant to Section 10.8(a) (and in the absence of its receipt of timely instruction therefrom, shall be entitled to obtain from an Independent accountant at the expense of the Issuer) as to the application of GAAP in such connection, in any instance;
(k)    The Trustee is authorized, at the request of the Collateral Manager, to accept directions or otherwise enter into agreements regarding the remittance of fees owing to the Collateral Manager;

(l)    the Trustee shall not be liable for the actions or omissions of, or any inaccuracies in the records of, the Collateral Manager, the Issuer, the Co-Issuer, any Paying Agent (other than the Trustee), DTC, Euroclear, Clearstream, or any other clearing agency or depository and without limiting the foregoing, the Trustee shall not be under any obligation to monitor, evaluate or verify compliance by the Collateral Manager with the terms hereof or of the Collateral Management Agreement, or to verify or independently determine the accuracy of information received by the Trustee from the Collateral Manager (or from any selling institution, agent bank, trustee or similar source) with respect to the Assets;
(m)    notwithstanding any term hereof (or any term of the UCC that might otherwise be construed to be applicable to a "securities intermediary" as defined in the UCC) to the contrary, none of the Trustee, the Custodian or the Securities Intermediary shall be under a duty or obligation in connection with the acquisition or Grant by the Issuer to the Trustee of any item constituting the Assets, or to evaluate the sufficiency of the documents or instruments delivered to it by or on behalf of the Issuer in connection with its Grant or otherwise, or in that regard to examine any Underlying Instrument, in each case, in order to determine compliance with applicable requirements of and restrictions on transfer in respect of such Assets;
(n)    in the event the Bank is also acting in the capacity of Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent or Securities Intermediary, the rights, protections, benefits, immunities and indemnities afforded to the Trustee pursuant to this Article VI shall also be afforded to the Bank acting in such capacities; provided that such rights, protections, benefits, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Account Control Agreement or any other documents to which the Bank in such capacity is a party;
(o)    any permissive right of the Trustee to take or refrain from taking actions enumerated in this Indenture shall not be construed as a duty;
(p)    the Trustee shall not be required to give any bond or surety in respect of the execution of this Indenture or otherwise;
(q)    the Trustee shall not be deemed to have notice or knowledge of any matter unless a Trust Officer has actual knowledge thereof or unless written notice thereof is received by the Trustee at the Corporate Trust Office and such notice references the Notes generally, the Issuer, the Co-Issuer or this Indenture. Subject to Section 6.1(d), whenever reference is made in this Indenture to a Default or an Event of Default such reference shall, insofar as determining any liability on the part of the Trustee is concerned, be construed to refer only to a Default or an Event of Default of which the Trustee is deemed to have knowledge in accordance with this paragraph;
(r)    the Trustee shall not be responsible for delays or failures in performance resulting from circumstances beyond its control (such circumstances include but are not limited to acts of God, strikes, lockouts, riots, acts of war, loss or malfunctions of utilities, computer (hardware or software) or communication services);
(s)    to help fight the funding of terrorism and money laundering activities, the Trustee will obtain, verify, and record information that identifies individuals or entities that establish a relationship or open an account with the Trustee. The Trustee will ask for the name, address, tax identification number and other information that will allow the Trustee to identify the individual or entity who is establishing the relationship or opening the account. The Trustee may also ask for formation documents such as articles of incorporation, an offering memorandum, or other identifying documents to be provided;

(t)    to the extent not inconsistent herewith, the rights, protections, immunities and indemnities afforded to the Trustee pursuant to this Indenture also shall be afforded to the Collateral Administrator; provided that such rights, immunities and indemnities shall be in addition to any rights, immunities and indemnities provided in the Collateral Administration Agreement;
(u)    in making or disposing of any investment permitted by this Indenture, the Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm's-length basis, whether it or such Affiliate is acting as a subagent of the Trustee or for any third person or dealing as principal for its own account. If otherwise qualified, obligations of the Bank or any of its Affiliates shall qualify as Eligible Investments hereunder;
(v)    the Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or subcustodian with respect to certain of the Eligible Investments, (ii) using Affiliates to effect transactions in certain Eligible Investments and (iii) effecting transactions in certain Eligible Investments. Such compensation is not payable or reimbursable under Section 6.7 of this Indenture;
(w)    the Trustee shall have no duty (i) to see to any recording, filing, or depositing of this Indenture or any supplemental indenture or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof or (ii) to maintain any insurance;
(x)    neither the Trustee nor the Collateral Administrator shall have any obligation to determine: (i) if a Collateral Obligation meets the criteria or eligibility restrictions imposed by this Indenture or (ii) if the Collateral Manager has not provided it with the information necessary for making such determination, whether the conditions specified in the definition of "Delivered" have been complied with;
(y)    in accordance with the U.S. Unlawful Internet Gambling Act (the Gambling Act), the Issuer may not use the Accounts or other State Street Bank and Trust Company facilities in the United States to process "restricted transactions" as such term is defined in U.S. 31 CFR Section 132.2(y) (and therefore, neither the Issuer nor any person who has an ownership interest in or control over the Accounts may use it to process or facilitate payments for prohibited internet gambling transactions);
(z)    notwithstanding anything to the contrary herein, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary, and/or sensitive information and sent by electronic mail may, at the Trustee's option be encrypted; and
(aa)    the Trustee is authorized, at the request of the Collateral Manager, to accept directions or otherwise enter into agreements regarding the remittance of fees owing to the Collateral Manager.
Section 6.4    Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, other than the Certificate of Authentication thereon, shall be taken as the statements of the Applicable Issuers; and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Indenture (except as may be made with respect to the validity of the Trustee's obligations hereunder), the Assets or the Notes. The Trustee shall not be accountable for the use or application by the Co-Issuers of the Notes or the proceeds thereof or any Money paid to the Co-Issuers pursuant to the provisions hereof.

Section 6.5    May Hold Notes. The Trustee, any Paying Agent, Registrar or any other agent of the Co-Issuers, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Co-Issuers or any of their Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
Section 6.6    Money Held in Trust. Money held by the Trustee hereunder shall be held in trust to the extent required herein. The Trustee shall be under no liability for interest on any Money received by it hereunder except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Bank in its commercial capacity and income or other gain actually received by the Trustee on Eligible Investments.
Section 6.7    Compensation and Reimbursement. (a) The Issuer agrees:
(i)    to pay the Trustee on each Payment Date reasonable compensation, as set forth in a separate fee schedule, for all services rendered by it in any capacity hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);
(ii)    except as otherwise expressly provided herein, to reimburse the Trustee in a timely manner upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in any capacity in accordance with any provision of this Indenture or other Transaction Document (including, without limitation, securities transaction charges and the reasonable compensation and expenses and disbursements of its agents and legal counsel and of any accounting firm or investment banking firm employed by the Trustee pursuant to Section 5.4, 5.5, 6.3(c) or 10.6, except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith) but with respect to securities transaction charges, only to the extent any such charges have not been waived during a Collection Period due to the Trustee's receipt of a payment from a financial institution with respect to certain Eligible Investments, as specified by the Collateral Manager;
(iii)    to indemnify the Trustee and its officers, directors, employees and agents for, and to hold them harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, willful misconduct or bad faith on their part, arising out of or in connection with the acceptance or administration of this trust or the performance of its duties in any capacity hereunder or under any of the other Transaction Documents, including the costs and expenses of defending themselves (including reasonable attorneys' fees and costs) against any claim or liability in connection with the exercise or performance of any of their powers or duties hereunder and under any other agreement or instrument related hereto; and
(iv)    to pay the Trustee reasonable additional compensation together with its expenses (including reasonable counsel fees) for any collection or enforcement action taken pursuant to Section 6.13 or Article V, respectively.
(b)    The Trustee shall receive amounts pursuant to this Section 6.7 and any other amounts payable to it under this Indenture or in any of the Transaction Documents to which the Trustee is a party only as provided in the Priority of Interest Payments and the Priority of Principal Payments but only to the extent that funds are available for the payment thereof. Subject to Section 6.9, the Trustee shall continue to serve as Trustee under this Indenture notwithstanding the fact that the Trustee shall not have received amounts due it hereunder; provided that nothing herein shall impair or affect the Trustee's rights under Section 6.9.

No direction by the Noteholders shall affect the right of the Trustee to collect amounts owed to it under this Indenture. If on any date when a fee or an expense shall be payable to the Trustee pursuant to this Indenture insufficient funds are available for the payment thereof, any portion of a fee or an expense not so paid shall be deferred and payable on such later date on which a fee or an expense shall be payable and sufficient funds are available therefor.
(c)    The Trustee hereby agrees not to cause the filing of a petition in bankruptcy for the non-payment to the Trustee of any amounts provided by this Section 6.7 until at least one year, or if longer the applicable preference period then in effect, and one day after the payment in full of all Notes issued under this Indenture.
(d)    The Issuer's payment obligations to the Trustee under this Section 6.7 shall be secured by the lien of this Indenture payable in accordance with the Priority of Payments, and shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expense after the occurrence of a Default or an Event of Default under Section 5.1(e) or (f), the expenses are intended to constitute expenses of administration under the Bankruptcy Law or any other applicable federal or state bankruptcy, insolvency or similar law.
Section 6.8    Corporate Trustee Required; Eligibility.
(a)    There shall at all times be a Trustee hereunder which shall be an Independent organization or entity organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least U.S.$200,000,000, subject to supervision or examination by federal or state authority, having the Fitch Eligible Counterparty Ratings and having an office within the United States.
(b)    The Trustee shall be a "bank" (as defined under the Investment Company Act) and shall not be "affiliated" (as defined in Rule 405 under the Securities Act) with the Issuer or any person involved in the organization or operation of the Issuer and the Trustee shall not provide credit or credit enhancement to the Issuer.
(c)    If such organization or entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.8, the combined capital and surplus of such organization or entity shall be deemed to be its combined capital and surplus as set forth in its most recent published report of condition.
(d)    If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.8, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.
Section 6.9    Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.
(b)    The Trustee may resign at any time by giving not less than 30 days' written notice thereof to the Co-Issuers (and, subject to Section 14.3(c), the Issuer shall provide notice to each Applicable Rating Agency (if then rating a Class of Secured Notes)), the Collateral Manager and the Holders of the Notes. Upon receiving such notice of resignation, the Co-Issuers shall promptly appoint a successor trustee or trustees satisfying the requirements of Section 6.8 by written instrument, in duplicate, executed by an Authorized Officer of the Issuer, one copy of which shall be delivered to the Trustee so resigning and one copy to the successor Trustee or Trustees, together with a copy to each Holder and the Collateral Manager;

provided that such successor Trustee shall be appointed only upon the written consent of a Majority of the Secured Notes of each Class (voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing or when a successor Trustee has been appointed pursuant to Section 6.9(e), by an Act of a Majority of the Controlling Class. If no successor Trustee shall have been appointed and an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any Holder, on behalf of itself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor Trustee satisfying the requirements of Section 6.8.
(c)    The Trustee may be removed at any time by Act of a Majority of each Class of Notes (voting separately by Class) or, at any time when an Event of Default shall have occurred and be continuing by an Act of a Majority of the Controlling Class, delivered to the Trustee and to the Co-Issuers.
(d)    If at any time:
(i)    the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Co-Issuers or by any Holder; or
(ii)    the Trustee shall become incapable of acting or shall be adjudged as bankrupt or insolvent or a receiver or liquidator of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case (subject to Section 6.9(a)), (A) the Co-Issuers, by Issuer Order, may remove the Trustee, or (B) subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
(e)    If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any reason (other than resignation), the Co-Issuers, by Issuer Order, shall promptly appoint a successor Trustee. If the Co-Issuers shall fail to appoint a successor Trustee within 30 days after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee may be appointed by a Majority of the Controlling Class by written instrument delivered to the Issuer and the retiring Trustee. The successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede any successor Trustee proposed by the Co-Issuers. If no successor Trustee shall have been so appointed by the Co-Issuers or a Majority of the Controlling Class and shall have accepted appointment in the manner hereinafter provided, subject to Section 5.15, any Holder may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
(f)    The Co-Issuers shall give prompt notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first class mail, postage prepaid, to the Collateral Manager, subject to Section 14.3(c), each Applicable Rating Agency (if then rating a Class of Secured Notes) and to the Holders of the Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. If the Co-Issuers fail to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause, subject to Section 14.3(c), such notice to be given at the expense of the Co-Issuers.
(g)    Any resignation or removal of the Trustee under this Section 6.9 shall be an effective resignation or removal of the Bank in all capacities under this Indenture.

Section 6.10    Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall meet the requirements of Section 6.8 and shall execute, acknowledge and deliver to the Co-Issuers and the retiring Trustee an instrument accepting such appointment. Upon delivery of the required instruments, the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of the retiring Trustee; but, on request of the Co-Issuers or a Majority of any Class of Secured Notes or the successor Trustee, such retiring Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and Money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Co-Issuers shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
Section 6.11    Merger, Conversion, Consolidation or Succession to Business of Trustee. Any organization or entity into which the Trustee may be merged or converted or with which it may be consolidated, or any organization or entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any organization or entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such organization or entity shall be otherwise qualified and eligible under this Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any of the Notes has been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.
Section 6.12    Co-Trustees. At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Assets may at the time be located, the Co-Issuers and the Trustee shall have power to appoint one or more Persons to act as co-trustee (subject to (x) the written approval of each Applicable Rating Agency (if then rating a Class of Secured Notes) and (y) satisfaction of the requirements set forth in Section 6.8 relating to trustee eligibility), jointly with the Trustee, of all or any part of the Assets, with the power to file such proofs of claim and take such other actions pursuant to Section 5.6 herein and to make such claims and enforce such rights of action on behalf of the Holders, as such Holders themselves may have the right to do, subject to the other provisions of this Section 6.12.
The Co-Issuers shall join with the Trustee in the execution, delivery and performance of all instruments and agreements necessary or proper to appoint a co-trustee. If the Co-Issuers do not join in such appointment within 15 days after the receipt by them of a request to do so, the Trustee shall have the power to make such appointment.
Should any written instrument from the Co-Issuers be required by any co‑trustee so appointed, more fully confirming to such co-trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Co-Issuers. The Co-Issuers agree to pay, to the extent funds are available therefor under clause (A) of the Priority of Interest Payments, for any reasonable fees and expenses in connection with such appointment.
Every co-trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms:

(a)    the Notes shall be authenticated and delivered and all rights, powers, duties and obligations hereunder in respect of the custody of securities, Cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely by the Trustee;
(b)    the rights, powers, duties and obligations hereby conferred or imposed upon the Trustee in respect of any property covered by the appointment of a co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the Trustee and such co-trustee jointly as shall be provided in the instrument appointing such co-trustee;
(c)    the Trustee at any time, by an instrument in writing executed by it, with the concurrence of the Co-Issuers evidenced by an Issuer Order, may accept the resignation of or remove any co-trustee appointed under this Section 6.12, and in case an Event of Default has occurred and is continuing, the Trustee shall have the power to accept the resignation of, or remove, any such co-trustee without the concurrence of the Co-Issuers. A successor to any co-trustee so resigned or removed may be appointed in the manner provided in this Section 6.12;
(d)    no co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee hereunder;
(e)    the Trustee shall not be liable by reason of any act or omission of a co-trustee; and
(f)    any Act of Holders delivered to the Trustee shall be deemed to have been delivered to each co-trustee.
Subject to Section 14.3(c), the Issuer shall notify each Applicable Rating Agency (if then rating a Class of Secured Notes) of the appointment of a co-trustee hereunder.
Section 6.13    Certain Duties of Trustee Related to Delayed Payment of Proceeds. If the Trustee shall not have received a payment with respect to any Asset on its Due Date, (a) the Trustee shall promptly notify the Issuer and the Collateral Manager in writing and (b) unless within three Business Days (or the end of the applicable grace period for such payment, if any) after such notice (x) such payment shall have been received by the Trustee or (y) the Issuer, in its absolute discretion (but only to the extent permitted by Section 10.2(a) ), shall have made provision for such payment satisfactory to the Trustee in accordance with Section 10.2(a), the Trustee shall, not later than the Business Day immediately following the last day of such period and in any case upon request by the Collateral Manager, request the issuer of such Asset, the trustee under the related Underlying Instrument or paying agent designated by either of them, as the case may be, to make such payment not later than three Business Days after the date of such request. If such payment is not made within such time period, the Trustee, subject to the provisions of clause (iv) of Section 6.1(c), shall take such action as the Collateral Manager shall direct. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture. If the Issuer or the Collateral Manager requests a release of an Asset in connection with any such action under the Collateral Management Agreement, such release shall be subject to Section 10.7 and Article XII of this Indenture, as the case may be. Notwithstanding any other provision hereof, the Trustee shall deliver to the Issuer or its designee any payment with respect to any Asset received after the Due Date thereof to the extent the Issuer previously made provisions for such payment satisfactory to the Trustee in accordance with this Section 6.13 and such payment shall not be deemed part of the Assets.
Section 6.14    Authenticating Agents. Upon the request of the Co-Issuers, the Trustee shall, and if the Trustee so chooses the Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuance, transfers and exchanges under Sections 2.4, 2.5, 2.6 and 8.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be the authentication of Notes by the Trustee.
Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.
Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Co-Issuers. Upon receiving such notice of resignation or upon such a termination, the Trustee shall, upon the written request of the Issuer, promptly appoint a successor Authenticating Agent and shall give written notice of such appointment to the Co-Issuers.
Unless the Authenticating Agent is also the same entity as the Trustee, the Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services, and reimbursement for its reasonable expenses relating thereto as an Administrative Expense. The provisions of Sections 2.8, 6.4 and 6.5 shall be applicable to any Authenticating Agent.
Section 6.15    Withholding. If any withholding tax is imposed by applicable law on the Issuer's payment (or allocations of income) under the Notes, such tax shall reduce the amount otherwise distributable to the relevant Holder. For the avoidance of doubt, any withholding tax withheld in connection with FATCA shall be treated as imposed by applicable law. The Trustee or Paying Agent is hereby authorized and directed to retain from amounts otherwise distributable to any Holder sufficient funds for the payment of any such tax that is legally owed or required to be withheld by the Issuer, including, but not limited to, due to the failure by a Holder to provide the Holder FATCA Information or the failure by Holder that is a "foreign financial institution" as defined under FATCA that, unless otherwise exempted or excused, fails to register with the IRS (or to otherwise fulfill its own obligations under FATCA) or to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or affiliates) to enable the Issuer or an Intermediary to comply with FATCA and to timely remit such amounts to the appropriate taxing authority. Such authorization, however, shall not prevent the Trustee from contesting any such tax in appropriate Proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such Proceedings. The amount of any withholding tax imposed with respect to any Note shall be treated as Cash distributed to the relevant Holder at the time it is withheld by the Trustee or any Paying Agent. If there is a possibility that withholding is required by applicable law with respect to a distribution, the Paying Agent or the Trustee may, in its sole discretion, withhold such amounts in accordance with this Section 6.15. If any Holder or beneficial owner wishes to apply for a refund of any such withholding tax, the Trustee or such Paying Agent shall reasonably cooperate with such Holder in making such claim by providing readily available information so long as such Holder agrees to reimburse the Trustee or such Paying Agent, as applicable, for any out-of-pocket expenses incurred in doing so. Nothing herein shall impose an obligation on the part of the Trustee or any Paying Agent to determine the amount of any tax or withholding obligation on the part of the Issuer or in respect of the Notes.
Section 6.16    Representative for Secured Noteholders Only; Agent for each other Secured Party and the Holders of the Subordinated Notes. With respect to the security interest created hereunder, the delivery of any Asset to the Trustee is to the Trustee as representative of the Secured Noteholders and agent for each other Secured Party and the Holders of the Subordinated Notes. In furtherance of the foregoing, the possession by the Trustee of any Asset, the endorsement to or registration in the name of the Trustee of any Asset (including without limitation as entitlement holder of the Custodial Account) are all undertaken by the Trustee in its capacity as representative of the Secured Noteholders, and agent for each other Secured Party and the Holders of the Subordinated Notes.
Section 6.17    Representations and Warranties of the Bank. The Bank hereby represents and warrants as follows:
(a)    Organization. The Bank has been duly organized and is validly existing as a trust company with trust powers under the laws of The Commonwealth of Massachusetts and has the power to conduct its business and affairs as a trustee, paying agent, registrar, transfer agent, custodian, calculation agent and securities intermediary.
(b)    Authorization; Binding Obligations. The Bank has the corporate power and authority to perform the duties and obligations of Trustee, Paying Agent, Registrar, Transfer Agent, Custodian, Calculation Agent and Securities Intermediary under this Indenture. The Bank has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture, and all of the documents required to be executed by the Bank pursuant hereto. This Indenture has been duly authorized, executed and delivered by the Bank and constitutes the legal, valid and binding obligation of the Bank enforceable in accordance with its terms subject, as to enforcement, (i) to the effect of bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights as such laws would apply in the event of any bankruptcy, receivership, insolvency or similar event applicable to the Bank and (ii) to general equitable principles (whether enforcement is considered in a Proceeding at law or in equity).
(c)    Eligibility. The Bank is eligible under Section 6.8 to serve as Trustee hereunder.
(d)    No Conflict. Neither the execution, delivery and performance of this Indenture, nor the consummation of the transactions contemplated by this Indenture, (i) is prohibited by, or requires the Bank to obtain any consent, authorization, approval or registration under, any law, statute, rule, regulation, judgment, order, writ, injunction or decree that is binding upon the Bank or any of its properties or assets, or (ii) will violate any provision of, result in any default or acceleration of any obligations under, result in the creation or imposition of any lien pursuant to, or require any consent under, any material agreement to which the Bank is a party or by which it or any of its property is bound.
Section 6.18    Communications with Applicable Rating Agencies. Any written communication, including any confirmation or approval, from an Applicable Rating Agency provided for or required to be obtained by the Trustee hereunder shall be sufficient in each case when such communication or confirmation is received by the Trustee, including by electronic message, facsimile, press release, posting to the Applicable Rating Agency's website, or any other means then implemented by such Applicable Rating Agency. For the avoidance of doubt, no written communication given by an Applicable Rating Agency under this Section 6.18 shall be deemed to satisfy the Rating Agency Condition unless such communication is provided by the Applicable Rating Agency specifically in satisfaction of the Rating Agency Condition.
Section 6.19    Provisions related to the Collateral Management Agreement. In accordance with the notice provisions hereof, the Trustee shall promptly forward to all Holders of Notes and Fitch a copy of any notice received by the Trustee from the Collateral Manager pursuant to Section 18 of the Collateral Management Agreement. The Trustee shall, in accordance with the notice provisions hereof and promptly upon receipt of an Issuer Order, forward any notice received in connection with the Collateral Management Agreement to such Noteholders and Fitch as set forth in such Issuer Order. In accordance with the notice provisions hereof, the Issuer shall promptly forward to all Holders of Notes and Fitch the details of any amendment pursuant to Section 20 of the Collateral Management Agreement.
ARTICLE VII

COVENANTS
Section 7.1    Payment of Principal and Interest. The Applicable Issuers will duly and punctually pay the principal of and interest on the Secured Notes, in accordance with the terms of such Secured Notes and this Indenture pursuant to the Priority of Payments. The Issuer will, to the extent funds are available pursuant to the Priority of Payments, duly and punctually pay all required distributions on the Subordinated Notes, in accordance with the Subordinated Notes and this Indenture.
The Issuer shall, subject to the Priority of Payments, reimburse the Co-Issuer for any amounts paid by the Co-Issuer pursuant to the terms of the Notes or this Indenture. The Co-Issuer shall not reimburse the Issuer for any amounts paid by the Issuer pursuant to the terms of the Notes or this Indenture.
The Issuer hereby provides notice to each Holder that the failure of such Holder to provide the Issuer (and its agents, including the Trustee and the Paying Agent) with appropriate tax certifications may result in amounts being withheld from payments to such Holder under this Indenture, provided that amounts withheld pursuant to applicable tax laws shall be considered as having been paid to such Holder.
Amounts properly withheld under the Code or other applicable law by any Person from a payment under a Note shall be considered as having been paid by the Issuer to the relevant Holder for all purposes of this Indenture.
Section 7.2    Maintenance of Office or Agency. The Co-Issuers hereby appoint the Trustee as a Paying Agent for payments on the Notes and the Co-Issuers hereby appoint the Trustee as Transfer Agent at its applicable Corporate Trust Office, as the Co-Issuers' agent where Notes may be surrendered for registration of transfer or exchange. Each of the Co-Issuers will maintain a Process Agent in New York.
The Co-Issuers may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided that (x) the Co-Issuers will maintain in the Borough of Manhattan, The City of New York, an office or agency where notices and demands to or upon the Co-Issuers in respect of such Notes and this Indenture may be served and, subject to any laws or regulations applicable thereto, an office or agency outside of the United States where Notes may be presented for payment; and (y) no paying agent shall be appointed in a jurisdiction which subjects payments on the Notes to withholding tax solely as a result of such Paying Agent's activities. The Co-Issuers shall at all times maintain a duplicate copy of the Register at the Corporate Trust Office. The Co-Issuers shall give prompt written notice to the Trustee, each Applicable Rating Agency (if then rating a Class of Secured Notes) and the Holders of the appointment or termination of any such agent and of the location and any change in the location of any such office or agency.
If at any time the Co-Issuers shall fail to maintain any such required office or agency in the Borough of Manhattan, The City of New York, or outside the United States, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made (subject to the limitations described in the preceding paragraph) at and notices and demands may be served on the Co-Issuers, and Notes may be presented and surrendered for payment to the appropriate Paying Agent at its main office, and the Co-Issuers hereby appoint the same as their agent to receive such respective presentations, surrenders, notices and demands.
Section 7.3    Money for Note Payments to be Held in Trust. All payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account shall be made on behalf of the Issuer by the Trustee or a Paying Agent with respect to payments on the Notes.
When the Applicable Issuers shall have a Paying Agent that is not also the Registrar, they shall furnish, or cause the Registrar to furnish, no later than the fifth calendar day after each Record Date a list, if necessary, in such form as such Paying Agent may reasonably request, of the names and addresses of the Holders and of the certificate numbers of individual Notes held by each such Holder.
Whenever the Applicable Issuers shall have a Paying Agent other than the Trustee, they shall, on or before the Business Day next preceding each Payment Date and any Redemption Date, as the case may be, direct the Trustee to deposit on such Payment Date or such Redemption Date, as the case may be, with such Paying Agent, if necessary, an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Payment Account), such sum to be held in trust for the benefit of the Persons entitled thereto and (unless such Paying Agent is the Trustee) the Applicable Issuers shall promptly notify the Trustee of its action or failure so to act. Any Monies deposited with a Paying Agent (other than the Trustee) in excess of an amount sufficient to pay the amounts then becoming due on the Notes with respect to which such deposit was made shall be paid over by such Paying Agent to the Trustee for application in accordance with Article X.
The initial Paying Agent shall be as set forth in Section 7.2. Any additional or successor Paying Agents shall be appointed by Issuer Order with written notice thereof to the Trustee; provided that so long as the Notes of any Class are rated by an Applicable Rating Agency, with respect to any additional or successor Paying Agent, such Paying Agent satisfies the rating requirements specified in Section 6.8. If such successor Paying Agent ceases to have an applicable rating specified above, the Co-Issuers shall promptly remove such Paying Agent and appoint a successor Paying Agent. The Co-Issuers shall not appoint any Paying Agent that is not, at the time of such appointment, a depository institution or trust company subject to supervision and examination by federal and/or state and/or national banking authorities. The Co-Issuers shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee and if the Trustee acts as Paying Agent, it hereby so agrees, subject to the provisions of this Section 7.3, that such Paying Agent will:
(a)    allocate all sums received for payment to the Holders of Notes for which it acts as Paying Agent on each Payment Date and any Redemption Date among such Holders in the proportion specified in the applicable Distribution Report to the extent permitted by applicable law;
(b)    hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;
(c)    if such Paying Agent is not the Trustee, immediately resign as a Paying Agent and forthwith pay to the Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards set forth above required to be met by a Paying Agent at the time of its appointment;

(d)    if such Paying Agent is not the Trustee, immediately give the Trustee notice of any default by the Issuer or the Co-Issuer (or any other obligor upon the Notes) in the making of any payment required to be made; and
(e)    if such Paying Agent is not the Trustee, during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Co-Issuers may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Co-Issuers or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Co-Issuers or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Money.
Except as otherwise required by applicable law, any Money deposited with the Trustee or any Paying Agent in trust for any payment on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Applicable Issuers on Issuer Order; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Applicable Issuers for payment of such amounts (but only to the extent of the amounts so paid to the Applicable Issuers) and all liability of the Trustee or such Paying Agent with respect to such trust Money shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such release of payment, may, but shall not be required to, adopt and employ, at the expense of the Applicable Issuers any reasonable means of notification of such release of payment, including, but not limited to, mailing notice of such release to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in Monies due and payable but not claimed is determinable from the records of any Paying Agent, at the last address of record of each such Holder.
Section 7.4    Existence of Co-Issuers. (a) The Issuer and the Co-Issuer shall, to the maximum extent permitted by applicable law, maintain in full force and effect their existence and rights as companies incorporated or organized under the laws of the Cayman Islands and the State of Delaware, respectively, and shall obtain and preserve their qualification to do business as foreign corporations or companies, as applicable, in each jurisdiction in which such qualifications are or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, or any of the Assets; provided that the Issuer shall be entitled to change its jurisdiction of incorporation from the Cayman Islands to any other jurisdiction reasonably selected by the Issuer at the direction of a Majority of the Subordinated Notes so long as (i) the Issuer has received a legal opinion (upon which the Trustee may conclusively rely) to the effect that such change is not disadvantageous in any material respect to the Holders, (ii) written notice of such change shall have been given to the Trustee and, subject to Section 14.3(c), each Applicable Rating Agency (if then rating a Class of Secured Notes) by the Issuer, which notice shall be promptly forwarded by the Trustee to the Holders and the Collateral Manager, (iii) the Rating Agency Condition is satisfied and (iv) on or prior to the 15th Business Day following receipt of such notice the Trustee shall not have received written notice from a Majority of the Controlling Class objecting to such change.
(b)    The Issuer and the Co-Issuer shall ensure that all corporate or other formalities regarding their respective existences (including, if required, holding regular board of directors' and shareholders', or other similar, meetings) are followed. Neither the Issuer nor the Co-Issuer shall take any action, or conduct its affairs in a manner, that is likely to result in its separate existence being ignored or in its assets and liabilities being substantively consolidated with any other Person in a bankruptcy, reorganization, winding up or other insolvency Proceeding. Without limiting the foregoing, (i) the Issuer shall not have any subsidiaries (other than the Co-Issuer); (ii) the Co-Issuer shall not have any subsidiaries; and (iii) except to the extent contemplated in the Administration Agreement or the declaration of trust by MaplesFS Limited, (x) the Issuer and the Co-Issuer shall not (A) have any employees (other than their respective directors or managers to the extent they are employees), (B) except as contemplated by the Collateral Management Agreement, the Memorandum and Articles of Association, the Registered Office Agreement or the Administration Agreement, engage in any transaction with any shareholder that would constitute a conflict of interest or (C) pay dividends other than in accordance with the terms of this Indenture and the Memorandum and Articles of Association and (y) the Issuer and the Co-Issuer shall (A) maintain their books and records separate from any other Person, (B) maintain their accounts separate from those of any other Person, (C) not commingle any of their assets with those of any other Person, (D) conduct its own business in its own name, (E) each maintain separate financial statements (if any), (F) pay their own liabilities out of their respective funds, (G) maintain an arm's length relationship with their Affiliates, (H) use separate stationery, invoices and checks, (I) each hold itself out as a separate Person, (J) correct any known misunderstanding regarding their separate identity and (K) have at least one director that is Independent of the Collateral Manager.
Section 7.5    Protection of Assets. (a) The Collateral Manager on behalf of the Issuer will cause the taking of such action within the Collateral Manager's control as is reasonably necessary in order to maintain the perfection and priority of the security interest of the Trustee in the Assets; provided that the Collateral Manager shall be entitled to rely on any Opinion of Counsel delivered pursuant to Section 7.6 and any Opinion of Counsel with respect to the same subject matter delivered pursuant to Section 3.1(a)(iii) to determine what actions are reasonably necessary, and shall be fully protected in so relying on such an Opinion of Counsel, unless the Collateral Manager has actual knowledge that the procedures described in any such Opinion of Counsel are no longer adequate to maintain such perfection and priority. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto and file or authorize the filing of all such Financing Statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as may be necessary or advisable or desirable to secure the rights and remedies of the Holders of the Secured Notes hereunder and to:
(i)    Grant more effectively all or any portion of the Assets;
(ii)    maintain, preserve and perfect any Grant made or to be made by this Indenture including, without limitation, the first priority nature of the lien or carry out more effectively the purposes hereof;
(iii)    perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations);
(iv)    enforce any of the Assets or other instruments or property included in the Assets;
(v)    preserve and defend title to the Assets and the rights therein of the Trustee and the Holders of the Secured Notes in the Assets against the claims of all Persons and parties; or
(vi)    pay or cause to be paid any and all taxes levied or assessed upon all or any part of the Assets.
The Issuer hereby designates the Trustee as its agent and attorney in fact to prepare and file and hereby authorizes the filing of any Financing Statement, continuation statement and all other instruments, and take all other actions, required pursuant to this Section 7.5. Such designation shall not impose upon the Trustee, or release or diminish, the Issuer's and the Collateral Manager's obligations under this Section 7.5. The Issuer further authorizes and shall cause the Issuer's United States counsel to file without the Issuer's signature a Financing Statement that names the Issuer as debtor and the Trustee, on behalf of the Secured Parties, as secured party and that describes "all personal property of the Debtor now owned or hereafter acquired" as the Assets in which the Trustee has a Grant.
(b)    The Trustee shall not, except in accordance with Section 5.5 or Section 10.7(a), (b) and (c) or Section 12.1, as applicable, permit the removal of any portion of the Assets or transfer any such Assets from the Account to which it is credited, or cause or permit any change in the Delivery made pursuant to Section 3.2 with respect to any Assets, if, after giving effect thereto, the jurisdiction governing the perfection of the Trustee's security interest in such Assets is different from the jurisdiction governing the perfection at the time of delivery of the most recent Opinion of Counsel pursuant to Section 7.6 (or, if no Opinion of Counsel has yet been delivered pursuant to Section 7.6, the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.1(a)(iii) unless the Trustee shall have received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property and the priority thereof will continue to be maintained after giving effect to such action or actions).
Section 7.6    Opinions as to Assets. On or before the 60th day prior to the anniversary of the Closing Date in each calendar year commencing in the calendar year after the calendar year of the Closing Date, the Issuer shall furnish to the Trustee an Opinion of Counsel relating to the security interest granted by the Issuer to the Trustee, stating that, as of the date of such opinion, the lien and security interest created by this Indenture with respect to the Assets remain in effect and that no further action (other than as specified in such opinion) needs to be taken to ensure the continued effectiveness of such lien over the next year.
Section 7.7    Performance of Obligations. (a) The Co-Issuers, each as to itself, shall not take any action, and will use their best efforts not to permit any action to be taken by others, that would release any Person from any of such Person's covenants or obligations under any instrument included in the Assets, except in the case of enforcement action taken with respect to any Defaulted Obligation in accordance with the provisions hereof and actions by the Collateral Manager under the Collateral Management Agreement and in conformity with this Indenture or as otherwise required hereby.
(b)    The Issuer shall notify each Applicable Rating Agency within 10 Business Days after it has received notice from any Noteholder of any material breach of any Transaction Document, following any applicable cure period for such breach.
Section 7.8    Negative Covenants. (a) The Issuer will not and, with respect to clauses (i), (ii), (iii), (iv), (vi), (vii), (viii), (ix), (x) and (xi) the Co-Issuer will not, in each case from and after the Closing Date:
(i)    sell, transfer, exchange or otherwise dispose of, or pledge, mortgage, hypothecate or otherwise encumber (or permit such to occur or suffer such to exist) any part of the Assets or enter into an agreement or commitment to do so, or enter into or engage in any business with respect to any part of the Assets, except as expressly permitted by this Indenture and the Collateral Management Agreement;
(ii)    claim any credit on, make any deduction from, or dispute the enforceability of payment of the principal or interest payable (or any other amount) in respect of the Notes (other than amounts withheld or deducted in accordance with the Code or any applicable laws of the Cayman

Islands or other applicable jurisdiction) or assert any claim against any present or future Holder of Notes, by reason of the payment of any taxes levied or assessed upon any part of the Assets except as otherwise permitted under this Indenture;
(iii)    (A) incur or assume or guarantee any indebtedness, other than the Notes, this Indenture and the transactions contemplated hereby or (B) issue or co-issue, as applicable, (1) any additional class of securities or (2) any additional shares;
(iv)    (A) permit the validity or effectiveness of this Indenture or any Grant hereunder to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to this Indenture or the Notes except as may be permitted hereby or by the Collateral Management Agreement, (B) except as permitted by this Indenture, permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden any part of the Assets, any interest therein or the proceeds thereof, or (C) except as permitted by this Indenture, take any action that would permit the lien of this Indenture not to constitute a valid first priority security interest in the Assets;
(v)    amend the Collateral Management Agreement except pursuant to the terms thereof;
(vi)    dissolve or liquidate in whole or in part, except as permitted hereunder or required by applicable law;
(vii)    pay any distributions other than in accordance with the Priority of Payments;
(viii)    permit the formation of any subsidiaries (other than the Co-Issuer);
(ix)    conduct business under any name other than its own;
(x)    have any employees (other than directors or managers to the extent they are employees);
(xi)    amend any Hedge Agreement except as permitted by the terms thereof and of this Indenture; or
(xii)    enter into any agreement amending, modifying or terminating any Transaction Document without five Business Days' prior written notice to the Applicable Rating Agencies, each Holder in the Controlling Class and each Holder of a Subordinated Note.
(b)    The Co-Issuer will not invest any of its assets in "securities" as such term is defined in the Investment Company Act, and will keep all of its assets in Cash.
(c)    The Issuer and the Co-Issuer shall not be party to any agreements without including customary "non-petition" and "limited recourse" provisions therein (and shall not amend or eliminate such provisions in any agreement to which it is party), except for (i) any agreements related to the sale of any Collateral Obligations or Eligible Investments which contain customary (as determined by the Collateral Manager in its sole discretion) sale terms or which are documented using customary (as determined by the Collateral Manager in its sole discretion) loan trading documentation and (ii) any agreement with the IRS relating to compliance with FATCA.

(d)    Notwithstanding anything contained in this Indenture to the contrary, the Issuer may not acquire any of the Secured Notes (including any Notes cancelled, surrendered or abandoned); provided that this Section 7.8(d) shall not be deemed to limit an optional or mandatory redemption pursuant to the terms of this Indenture.
Section 7.9    Statement as to Compliance. On or before the anniversary of the Closing Date in each calendar year commencing in the calendar year after the calendar year of the Closing Date, or immediately if there has been a Default under this Indenture, the Issuer, subject to Section 14.3(c), shall deliver to each Applicable Rating Agency (if then rating a Class of Secured Notes), the Trustee, the Collateral Manager and the Administrator (to be forwarded by the Trustee or the Administrator, as applicable, to each Noteholder making a written request therefor) an Officer's certificate of the Issuer that, having made reasonable inquiries of the Collateral Manager, and to the best of the knowledge, information and belief of the Issuer, there did not exist, as at a date not more than five days prior to the date of the certificate, nor had there existed at any time prior thereto since the date of the last certificate (if any), any Default hereunder or, if such Default did then exist or had existed, specifying the same and the nature and status thereof, including actions undertaken to remedy the same, and that the Issuer has complied with all of its obligations under this Indenture or, if such is not the case, specifying those obligations with which it has not complied.
Section 7.10    Co-Issuers May Consolidate, etc., Only on Certain Terms. Neither the Issuer nor the Co-Issuer (the "Merging Entity") shall consolidate or merge with or into any other Person or transfer or convey all or substantially all of its assets to any Person, unless permitted by Cayman Islands law (in the case of the Issuer) or United States and Delaware law (in the case of the Co-Issuer) and unless:
(a)    the Merging Entity shall be the surviving corporation, or the Person (if other than the Merging Entity) formed by such consolidation or into which the Merging Entity is merged or to which all or substantially all of the assets of the Merging Entity are transferred (the "Successor Entity") (A) if the Merging Entity is the Issuer, shall be a company organized and existing under the laws of the Cayman Islands or such other jurisdiction approved by a Majority of the Controlling Class provided that no such approval shall be required in connection with any such transaction undertaken solely to effect a change in the jurisdiction of incorporation pursuant to Section 7.4, and (B) in any case shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee and each Holder, the due and punctual payment of the principal of and interest on all Secured Notes and the performance and observance of every covenant of this Indenture on its part to be performed or observed, all as provided herein;
(b)    the Rating Agency Condition shall have been satisfied with respect to such consolidation or merger;
(c)    if the Merging Entity is not the Successor Entity, the Successor Entity shall have agreed with the Trustee (i) to observe the same legal requirements for the recognition of such formed or surviving corporation as a legal entity separate and apart from any of its Affiliates as are applicable to the Merging Entity with respect to its Affiliates and (ii) not to consolidate or merge with or into any other Person or transfer or convey the Assets or all or substantially all of its assets to any other Person except in accordance with the provisions of this Section 7.10;
(d)    if the Merging Entity is not the Successor Entity, the Successor Entity shall have delivered to the Trustee, the Collateral Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have delivered to each Applicable Rating Agency (if then rating a Class of Secured Notes)) an Officer's certificate and an Opinion of Counsel each stating that such Person is duly organized, validly existing and in good standing in the jurisdiction in which such Person is organized; that such Person has sufficient power and authority to assume the obligations set forth in subsection (a) above and to execute and deliver an indenture supplemental hereto for the purpose of assuming such obligations; that such Person has duly authorized the execution, delivery and performance of an indenture supplemental hereto for the purpose of assuming such obligations and that such supplemental indenture is a valid, legal and binding obligation of such Person, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, insolvency, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity (regardless of whether such enforceability is considered in a Proceeding in equity or at law); if the Merging Entity is the Issuer, that, immediately following the event which causes such Successor Entity to become the successor to the Issuer, (i) such Successor Entity has title, free and clear of any lien, security interest or charge, other than the lien and security interest of this Indenture and any other Permitted Lien, to the Assets securing all of the Notes and (ii) the Trustee continues to have a valid perfected first priority security interest in the Assets securing all of the Secured Notes; and in each case as to such other matters as the Trustee or any Noteholder may reasonably require; provided that nothing in this clause shall imply or impose a duty on the Trustee to require such other documents;
(e)    immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;
(f)    the Merging Entity shall have notified the Collateral Manager and the Issuer (and, subject to Section 14.3(c), the Issuer shall have notified each Applicable Rating Agency (if then rating a Class of Secured Notes)) of such consolidation, merger, transfer or conveyance and shall have delivered to the Trustee and each Noteholder an Officer's certificate and an Opinion of Counsel each stating that such consolidation, merger, transfer or conveyance and such supplemental indenture comply with this Article VII and that all conditions precedent in this Article VII relating to such transaction have been complied with and that such transaction will not (1) result in the Merging Entity or the Successor Entity becoming subject to U.S. federal income taxation with respect to their net income or (2) result in the Issuer being treated as an association or a publicly traded partnership, in either case, taxable as a corporation for U.S. federal income tax purposes;
(g)    the Merging Entity shall have delivered to the Trustee an Opinion of Counsel stating that after giving effect to such transaction, neither of the Co-Issuers (or, if applicable, the Successor Entity) will be required to register as an investment company under the Investment Company Act;
(h)    after giving effect to such transaction, the outstanding stock of the Merging Entity (or, if applicable, the Successor Entity) will not be beneficially owned within the meaning of the Investment Company Act by any U.S. person; and
(i)    the fees, costs and expenses of the Trustee (including any reasonable legal fees and expenses) associated with the matters addressed in this Section 7.10 shall have been paid by the Merging Entity (or, if applicable, the Successor Entity) or otherwise provided for to the satisfaction of the Trustee.
Section 7.11    Successor Substituted. Upon any consolidation or merger, or transfer or conveyance of all or substantially all of the assets of the Issuer or the Co-Issuer in accordance with Section 7.10 in which the Merging Entity is not the surviving corporation, the Successor Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Merging Entity under this Indenture with the same effect as if such Person had been named as the Issuer or the Co-Issuer, as the case may be, herein. In the event of any such consolidation, merger, transfer or conveyance, the Person named as the "Issuer" or the "Co-Issuer" in the first paragraph of this Indenture or any successor which shall theretofore have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter, and such Person thereafter shall be released from its liabilities as obligor and maker on all the Notes and from its obligations under this Indenture.
Section 7.12    No Other Business. The Issuer shall not have any employees and shall not engage in any business or activity other than issuing, co-issuing, paying and redeeming the Notes issued or co-issued pursuant to this Indenture, acquiring, holding, selling, exchanging, redeeming and pledging, solely for its own account, the Assets and other incidental activities, including entering into the Transaction Documents to which it is a party. The Co-Issuer shall not engage in any business or activity other than issuing and selling the Secured Notes issued pursuant to this Indenture and other incidental activities. The Issuer and the Co-Issuer may amend, or permit the amendment of, their Memorandum and Articles of Association and certificate of formation and operating agreement, respectively, only if such amendment would satisfy the Rating Agency Condition.
Section 7.13    [Reserved].
Section 7.14    Annual Rating Review. (a) So long as any of the Secured Notes of any Class remain Outstanding, on or before the anniversary of the Closing Date in each calendar year commencing in the calendar year after the calendar year of the Closing Date, the Applicable Issuers shall obtain and pay for an annual review of the rating of each such Class of Secured Notes from each Applicable Rating Agency. The Applicable Issuers shall promptly notify the Trustee and the Collateral Manager in writing (and the Trustee shall promptly provide the Holders with a copy of such notice) if at any time the then-current rating of any such Class of Secured Notes has been, or is known will be, changed or withdrawn.
(b)    The Issuer, or the Collateral Manager on behalf of the Issuer, may (but shall not be obligated to) obtain and pay for an annual review of (i) any DIP Collateral Obligation and (ii) any Collateral Obligation which has a derived rating or with respect to which the Issuer, or the Collateral Manager on behalf of the Issuer, has otherwise obtained a credit estimate.
Section 7.15    Reporting. At any time when the Co-Issuers are not subject to Section 13 or 15(d) of the Exchange Act and are not exempt from reporting pursuant to Rule 12g3 ‑ 2(b) under the Exchange Act, upon the request of a Holder or beneficial owner of a Note, the Co-Issuers shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or beneficial owner, to a prospective purchaser of such Note designated by such Holder or beneficial owner, or to the Trustee for delivery upon an Issuer Order to such Holder or beneficial owner or a prospective purchaser designated by such Holder or beneficial owner, as the case may be, in order to permit compliance by such Holder or beneficial owner with Rule 144A under the Securities Act in connection with the resale of such Note. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).
Section 7.16    Calculation Agent. (a) The Issuer hereby agrees that for so long as any Secured Notes remain Outstanding there will at all times be an agent appointed (which does not control or is not controlled or under common control with the Issuer, the Collateral Manager or their respective Affiliates, and is not a fund or account managed by the Collateral Manager or Affiliates of the Collateral Manager) to calculate LIBOR in respect of each Interest Accrual Period in accordance with the terms of Schedule 7 hereto (the "Calculation Agent"). The Issuer hereby appoints the Trustee as Calculation Agent. The Calculation Agent may be removed by the Issuer or the Collateral Manager, on behalf of the Issuer, at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the Issuer or the Collateral Manager, on behalf of the Issuer, the Issuer or the Collateral Manager, on behalf of the Issuer, will promptly appoint a replacement Calculation Agent which does not control and is not controlled by or under common control with (x) the Issuer or its Affiliates, (y) the Collateral Manager or its Affiliates or (z) funds or accounts managed by the Collateral Manager or Affiliates of the Collateral Manager. The Calculation Agent may not resign its duties or be removed without a successor having been duly appointed.
(b)    The Calculation Agent shall be required to agree (and the Trustee as Calculation Agent does hereby agree) that, as soon as possible after 11:00 a.m. London time on each Interest Determination Date, but in no event later than 11:00 a.m. New York time on the London Banking Day immediately following each Interest Determination Date, the Calculation Agent will calculate LIBOR for the related Interest Accrual Period and the Interest Rate applicable to each Class of Floating Rate Notes for the related Interest Accrual Period and the Note Interest Amount (in each case, rounded to the nearest cent, with half a cent being rounded upward) payable on the related Payment Date in respect of such Class of Secured Notes in respect of the related Interest Accrual Period. At such time, the Calculation Agent will communicate such rates and amounts to the Co-Issuers, the Trustee, each Paying Agent, Euroclear, Clearstream and the Collateral Manager. The Calculation Agent will also specify to the Co-Issuers the source or quotations upon which LIBOR, as used in the Interest Rate for each Class of Floating Rate Notes, is based, and in any event the Calculation Agent shall notify the Co-Issuers before 5:00 p.m. (New York time) on every Interest Determination Date if it has not determined and is not in the process of determining LIBOR or any such Interest Rate or Note Interest Amount, together with its reasons therefor. The Calculation Agent's determination of the foregoing rates and amounts for any Interest Accrual Period will (in the absence of manifest error) be final and binding upon all parties.
Section 7.17    Certain Tax Matters. (a)    For so long as the Subordinated Notes and any other interest that is treated as equity in the Issuer is held by a single owner for U.S. federal income tax purposes, the Issuer shall treat itself as disregarded as separate from such owner for such purposes, and in all other situations the Issuer shall treat itself as a foreign partnership (other than a publicly traded partnership taxable as a corporation), and the Issuer shall not take or permit any action that is inconsistent with the foregoing treatments.
(b)    The Issuer will treat each purchase of Collateral Obligations as a "purchase" for tax accounting and reporting purposes.
(c)    The Issuer and the Co-Issuer shall file, or cause to be filed, any tax returns, including information tax returns, required by any governmental authority.
(d)    If the Issuer is aware that it has purchased an interest in a "reportable transaction" within the meaning of Section 6011 of the Code, and a Holder or beneficial owner of a Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) requests in writing information about any such transactions in which the Issuer is an investor, the Issuer (or the Collateral Manager acting on behalf of the Issuer) shall provide, or cause its Independent accountants to provide, such information it has reasonably available that is required to be obtained by such Holder or beneficial owner under the Code as soon as practicable after such request.
(e)    Notwithstanding anything herein to the contrary, the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Initial Purchaser, the Holders and beneficial owners of the Notes and each employee, representative or other agent of those Persons, may disclose to any and all Persons, without limitation of any kind, the U.S. tax treatment and tax structure of the transactions contemplated by this Indenture and all materials of any kind, including opinions or other tax analyses, that are provided to those Persons. This authorization to disclose the U.S. tax treatment and tax structure does not permit disclosure of information identifying the Collateral Manager, the Co-Issuers, the Trustee, the Collateral Administrator, the Initial Purchaser or any other party to the transactions contemplated by this Indenture, the Offering or the pricing (except to the extent such information is relevant to U.S. tax structure or tax treatment of such transactions).

(f)    Upon the Issuer's receipt of a request of a Holder or beneficial owner of a Secured Note that has been issued with more than de minimis "original issue discount" (as defined in Section 1273 of the Code) or written request of a Person certifying that it is an owner of a beneficial interest in a Secured Note that has been issued with more than de minimis "original issue discount" for the information described in Treasury Regulations Section 1.1275-3(b)(1)(i) that is applicable to such Note, the Issuer will cause its Independent accountants to provide promptly to the Trustee and such requesting Holder or owner of a beneficial interest in such a Note all of such information.
(g)    Upon written request by a holder or beneficial owner of a Subordinated Note certifying that it is a holder of a beneficial interest in a Subordinated Note (or any other Note that is required to be treated as equity for U.S. federal income tax purposes), the Issuer shall provide, or cause the Independent accountants to provide, within 90 days after the end of the Issuer's tax year, to such holder or beneficial owner of the Subordinated Notes (or any other Note that is required to be treated as equity for U.S. federal income tax purposes) all information reasonably available to the Issuer (i) to comply with its U.S. federal, state or local tax and information returns and reporting obligations and (ii) to comply with filing requirements that arise as a result of the Issuer being classified as a partnership for U.S. federal income tax purposes.
(h)    [Reserved].
(i)    [Reserved].
(j)    The Issuer shall use commercially reasonable efforts to qualify as, and comply with any obligations or requirements imposed on, a "participating FFI" or a "deemed-compliant FFI" within the meaning of the Code or any Treasury Regulations promulgated thereunder.  In furtherance of the preceding sentence the Issuer shall use commercially reasonable efforts to comply with the provisions of FATCA and the IGA entered into by the Cayman Islands government and the United States in respect of FATCA (including the provisions of Cayman Islands legislation enacted, or other official guidance issued, in connection therewith, including the Cayman FATCA Legislation). In the event that the Issuer is unable to comply with such IGA (or such compliance will not preclude FATCA withholding on payments to it), it will use commercially reasonable efforts to enter into an agreement with the IRS described in Section 1471(b)(1) of the Code.  The Issuer shall promptly obtain a Global Intermediary Identification Number from the IRS and shall use commercially reasonable efforts to comply with any requirements necessary to establish and maintain its status as a "Reporting Model 1 FFI" within the meaning of Treasury Regulations. The Issuer shall also use commercially reasonable efforts to make any amendments to this Indenture reasonably necessary to enable the Issuer to comply with FATCA and to cause the holders to provide the Holder FATCA Information.
(k)    If a Holder fails to provide or update, or cause to be provided or updated, any Holder FATCA Information or to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer or an Intermediary to comply with FATCA, and the Issuer determines, in its reasonable discretion, that it is required under FATCA to close out such Holder, the Issuer shall compel any such Holder to sell all or a portion of its interest in such Note. Each Holder and beneficial owner of Notes acknowledges that any transfer of Notes under this Section 7.17(l) may be for less than the fair market value of such Notes. Each Holder and beneficial owner of the Notes also acknowledges that the failure to provide the Holder FATCA Information may cause the Issuer to withhold on payments to such Holder. Any amounts withheld under this Section 7.17(l) will be deemed to have been paid in respect of the relevant Notes. For these purposes, the Issuer may compel a sale of a Holder's or beneficial owner's entire interest in the Notes notwithstanding that the sale of only a portion of such an interest would permit the Issuer to comply with FATCA.

(l)    For each taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes, the following provisions shall apply:
(i)    Each Holder or beneficial owner of an interest in Subordinated Notes or any other Class of Notes that is treated as equity in the Issuer for U.S. federal income tax purposes (each such Holder or beneficial owner, a "Partner" and each such interest, a "Partnership Interest") agrees to treat the Issuer as a partnership and this Indenture as part of the Issuer's partnership agreement for purposes of Subchapter K and any related provisions of the Code and any Treasury Regulations promulgated thereunder.
(ii)    The Partnership Representative shall establish and maintain or cause to be established and maintained on the books and records of the Issuer an individual capital account for each Partner in accordance with Section 704(b) of the Code and Treasury Regulations Section 1.704-1(b)(2)(iv).
(iii)    For capital account purposes, all items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that, if the Issuer were dissolved, its affairs wound up, its assets sold for their respective "book values" (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(iv)) and its liabilities satisfied in full (except that nonrecourse liabilities with respect to an asset shall be satisfied only to the extent that such nonrecourse liabilities do not exceed the book value of such asset) and its assets distributed to the Partners in accordance with their respective capital account balances immediately after making such allocation, such distributions would, as nearly as possible, be equal to the distributions that would be made pursuant to the provisions of this Indenture. Any special allocations provided for in Section 7.17(l)(v)-(viii) shall be taken into account for capital account purposes. For U.S. federal, state and local income tax purposes, items of income, gain, loss, deduction and credit shall be allocated to the Partners in accordance with the allocations of the corresponding items for capital account purposes under this Section 7.17(l), except that items with respect to which there is a difference between tax and book basis will be allocated in accordance with Section 704(c) of the Code and Treasury Regulations Section 1.704-1(b)(4)(i).
(iv)    The provisions of this Section 7.17(l) relating to the maintenance of capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. The Partnership Representative shall be authorized to make appropriate amendments to the allocations of items pursuant to this Section 7.17(l) if necessary in order to comply with Section 704 of the Code or applicable Treasury Regulations thereunder.
(v)    Notwithstanding any other provision set forth in this Section 7.17(l), no item of deduction or loss shall be allocated to a Partner to the extent the allocation would cause a negative balance in the Partner's capital account (after taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6)) that exceeds the amount that such Partner would be required to reimburse the Issuer pursuant to this Indenture or under applicable law. In the event some but not all of the Partners would have such excess capital account deficits as a consequence of such an allocation of loss or deduction, the limitation set forth in this Section 7.17(l)(v) shall be applied on a Partner by Partner basis so as to allocate the maximum permissible deduction or loss to each such Partner under Treasury Regulations Section

1.704-1(b)(2)(ii)(d). In the event any loss or deduction is specially allocated to a Partner pursuant to either of the two preceding sentences, an equal amount of income of the Issuer shall be specially allocated to such Partner prior to any allocation pursuant to Section 7.17(l)(iii).
(vi)    In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6), items of Issuer income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate as quickly as possible any deficit balance in its capital account in excess of that permitted under Section 7.17(l)(v) created by such adjustments, allocations or distributions. Any special allocations of items of income or gain pursuant to this Section 7.17(l)(vi) shall be taken into account in computing subsequent allocations pursuant to this Section 7.17(l)(vi) so that the net amount of any items so allocated and all other items allocated to each Partner pursuant to this Section 7.17(l)(vi) shall, to the extent possible, be equal to the net amount that would have been allocated to each such Partner pursuant to the provisions of this Section 7.17(l) if such unexpected adjustments, allocations or distributions had not occurred.
(vii)    In the event the Issuer incurs any nonrecourse liabilities, income and gain shall be allocated in accordance with the "minimum gain chargeback" provisions of Treasury Regulations Sections 1.704-1(b)(4)(iv) and 1.704-2.
(viii)    The capital accounts of the Partners shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) to reflect the fair market value of Issuer property whenever a Partnership Interest is relinquished to the Issuer, whenever an additional Person becomes a Partner as permitted under this Indenture, upon any termination of the Issuer within the meaning of Section 708 of the Code and when the Issuer is liquidated as permitted under this Indenture, and shall be adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(e) in the case of a distribution of any property (other than cash).
(m)    For any taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes, the Partnership Representative, in its sole discretion, may cause the Issuer to make an election under Section 754 of the Code.
(n)    For each taxable year (or portion thereof) that the Issuer is treated as a partnership for U.S. federal income tax purposes, the Collateral Manager will be the initial "partnership representative" (as defined in Section 6223 of the Code) (the "Partnership Representative") and may designate the Partnership Representative from time to time from among any willing Holder of Subordinated Notes or itself and any of its Affiliates with respect to any taxable year of the Issuer during which the Collateral Manager or any of its Affiliates holds or has held any Subordinated Notes (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative); provided, that during any other period or if the Collateral Manager declines to so designate a Partnership Representative, the Issuer (after consultation with the Collateral Manager) shall designate the Partnership Representative from among any Holder of Subordinated Notes (excluding the Collateral Manager and its Affiliates) (and if such designee is not eligible under the Code to be the Partnership Representative, it shall be the agent and attorney-in-fact of the Partnership Representative). The Partnership Representative (or, if applicable, its agent and attorney-in-fact) shall sign the Issuer's tax returns and is authorized to make tax elections on behalf of the Issuer in its reasonable discretion, to determine the amount and characterization of any allocations or tax items described in this Section 7.17 in its reasonable discretion, and to take all actions and do such things as required or as it shall deem appropriate under the Code, at the Issuer's sole expense, including representing the Issuer before taxing authorities and courts in tax matters affecting the Issuer and the Partners. Any action taken by the Partnership Representative in connection with audits of the Issuer under the Code will, to the extent permitted by law, be binding upon the Partners. Each such Partner agrees that it will treat any Issuer item on such Partner's income tax returns consistently with the treatment of the item on the Issuer's tax return and that such Partner will not independently act with respect to tax audits or tax litigation affecting the Issuer, unless previously authorized to do so in writing by the Partnership Representative (or, if applicable, its agent and attorney-in-fact), which authorization may be withheld in the complete discretion of the Partnership Representative (or, if applicable, its agent and attorney-in fact). The Issuer will, to the fullest extent permitted by law, reimburse and indemnify the Partnership Representative and any agent and attorney-in-fact of such Partnership Representative in connection with any expenses reasonably incurred in connection with its performance of its duties as or on behalf of the Partnership Representative. For the avoidance of doubt, any indemnity or reimbursement provided pursuant to the immediately foregoing sentence shall be treated as an Administrative Expense pursuant to the definition thereof.
(o)    If the IRS, in connection with an audit governed by the tax audit rules set forth in Sections 6221 through 6241 of the Code (the "Partnership Tax Audit Rules"), proposes an adjustment greater than $25,000 in the amount of any item of income, gain, loss, deduction or credit of the Issuer, or any Partner's distributive share thereof, and such adjustment results in an "imputed underpayment" as described in Section 6225(b) of the Code together with any guidance issued thereunder or successor provisions (a "Covered Audit Adjustment"), the Partnership Representative will use commercially reasonable efforts (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) to apply the alternative method provided by Section 6226 of the Code together with any guidance issued thereunder or successor provisions (the "Alternative Method"). In the event the proposed adjustment is equal to or less than $25,000, the Partnership Representative may in its sole discretion elect to have the Issuer pay such adjustment. To the extent that the Partnership Representative does not (or is unable to or such Alternative Method is not eligible to be used by the Issuer including due to a change in law) elect the Alternative Method with respect to a Covered Audit Adjustment and such Covered Audit Adjustment is material as to the Issuer (determined in the Partnership Representative's sole discretion), the Partnership Representative shall use commercially reasonable efforts (i) to the extent not economically or administratively burdensome or onerous, to make reasonable modifications available under Sections 6225(c)(3), (4) and (5) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such modifications are available (taking into account whether the Partnership Representative has received any needed information on a timely basis from the Partners) and would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment and (ii) if reasonably requested by a Partner, to provide to such Partner available information allowing such Partner to file an amended U.S. federal income tax return, as described in Section 6225(c)(2) of the Code together with any guidance issued thereunder or successor provisions, to the extent that such amended return and payment of any related U.S. federal income taxes would reduce any taxes payable by the Issuer with respect to the Covered Audit Adjustment (after taking into account any modifications described in clause (i)). Similar procedures shall be followed in connection with any state or local income tax audit governed by the Partnership Tax Audit Rules. Any U.S. federal income taxes (and any related interest and penalties) paid by the Issuer (or any diminution in distributable proceeds resulting from an adjustment under the Partnership Tax Audit Rules) may be allocated in the reasonable discretion of the Issuer to those Partners to whom such amounts are specifically attributable (whether as a result of their status, actions, inactions or otherwise) as determined in the reasonable discretion of the Issuer. Each Partner agrees to (a) provide tax information or certifications (including evidence of filing or payment of tax) as reasonably requested by the Partnership Representative in connection with a Covered Audit Adjustment; (b) comply with the Partnership Representative's reasonable request to file accurate and timely amended returns to reflect a Covered Audit Adjustment and (c) be liable for and economically bear (and indemnify and hold the Issuer and each other Partner harmless from), all taxes and related interest, penalties and other liabilities including reasonable administrative costs resulting from or otherwise attributable to the Partner's allocable share of the tax items affected by the audit adjustment. This clause shall survive the transfer or termination of a Partnership Interest, as well as the termination, dissolution, liquidation and winding up of the Issuer.
(p)    For each taxable year of the Issuer, the Issuer shall appoint an individual selected by the Partnership Representative as the "designated individual" within the meaning of Treasury Regulations section 301.6223-1, and the Issuer shall revoke such appointment if and only if instructed to do so by the Partnership Representative.
Section 7.18    Representations Relating to Security Interests in the Assets. (a) The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder):
(i)    The Issuer owns such Asset free and clear of any lien, claim or encumbrance of any person, other than such as are created under, or permitted by, this Indenture and other Permitted Liens.
(ii)    Other than the security interest Granted to the Trustee pursuant to this Indenture, except as permitted by this Indenture, the Issuer has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets. The Issuer has not authorized the filing of and is not aware of any Financing Statements against the Issuer that include a description of collateral covering the Assets other than any Financing Statement relating to the security interest granted to the Trustee hereunder or that has been terminated; the Issuer is not aware of any judgment, PBGC liens or tax lien filings against the Issuer.
(iii)    All Assets constitute Cash, accounts (as defined in Section 9‑102(a)(2) of the UCC), Instruments, general intangibles (as defined in Section 9‑102(a)(42) of the UCC), uncertificated securities (as defined in Section 8‑102(a)(18) of the UCC), Certificated Securities or security entitlements to financial assets resulting from the crediting of financial assets to a "securities account" (as defined in Section 8-501(a) of the UCC).
(iv)    All Accounts constitute "securities accounts" under Section 8-501(a) of the UCC or related "deposit accounts."
(v)    This Indenture creates a valid and continuing security interest (as defined in Section 1‑201(37) of the UCC) in such Assets in favor of the Trustee, for the benefit and security of the Secured Parties, which security interest is prior to all other liens, claims and encumbrances (except as permitted otherwise in this Indenture), and is enforceable as such against creditors of and purchasers from the Issuer.
(b)    The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute Instruments:
(i)    Either (x) the Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Instruments granted to the Trustee, for the benefit and security of the Secured Parties or (y) (A) all original executed copies of each promissory note or mortgage note that constitutes or evidences the Instruments have been delivered to the Trustee or the Issuer has received written acknowledgement from a custodian that such custodian is holding the mortgage notes or promissory notes that constitute evidence of the Instruments solely on behalf of the Trustee and for the benefit of the Secured Parties and (B) none of the Instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trustee, for the benefit of the Secured Parties.
(ii)    The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.
(c)    The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to the Assets that constitute Security Entitlements:
(i)    All of such Assets have been and will have been credited to one of the Accounts which are securities accounts within the meaning of Section 8-501(a) of the UCC. The Securities Intermediary for each Account has agreed to treat all assets credited to such Accounts as "financial assets" within the meaning of Section 8‑102(a)(9) of the UCC.
(ii)    The Issuer has received all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.
(iii)    (x) The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted to the Trustee, for the benefit and security of the Secured Parties, hereunder and (y) (A) the Issuer has delivered to the Trustee a fully executed Account Control Agreement pursuant to which the Custodian has agreed to comply with all instructions originated by the Trustee relating to the Accounts without further consent by the Issuer or (B) the Issuer has taken all steps necessary to cause the Custodian to identify in its records the Trustee as the person having a security entitlement against the Custodian in each of the Accounts.
(iv)    The Accounts are not in the name of any person other than the Issuer or the Trustee. The Issuer has not consented to the Custodian to comply with the entitlement order of any Person other than the Trustee (and the Issuer prior to a notice of exclusive control being provided by the Trustee).
(d)    The Issuer hereby represents and warrants that, as of the Closing Date (which representations and warranties shall survive the execution of this Indenture and be deemed to be repeated on each date on which an Asset is Granted to the Trustee hereunder), with respect to Assets that constitute general intangibles:
(i)    The Issuer has caused or will have caused, within ten days after the Closing Date, the filing of all appropriate Financing Statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Assets granted to the Trustee, for the benefit and security of the Secured Parties, hereunder.

(ii)    The Issuer has received, or will receive, all consents and approvals required by the terms of the Assets to the pledge hereunder to the Trustee of its interest and rights in the Assets.
The Co-Issuers agree to notify the Collateral Manager and each Applicable Rating Agency (if then rating a Class of Secured Notes) promptly if they become aware of the breach of any of the representations and warranties contained in this Section 7.18 and shall not, without satisfaction of the Rating Agency Condition, waive any of the representations and warranties in this Section 7.18 or any breach thereof.
Section 7.19    Acknowledgement of Collateral Manager Standard of Care. The Co-Issuers acknowledge that they shall be responsible for their own compliance with the covenants set forth in this Article VII and that, to the extent the Co-Issuers have engaged the Collateral Manager to take certain actions on their behalf in order to comply with such covenants, the Collateral Manager shall only be required to perform such actions in accordance with the standard of care set forth in Section 2 of the Collateral Management Agreement. The Co-Issuers further acknowledge and agree that, to the extent the Co-Issuers have engaged the Collateral Manager to take certain actions on their behalf in order to comply with the covenants set forth in this Article VII, the Collateral Manager shall have no obligation to take any action to cure any breach of any such covenant set forth in this Article VII until such time as an Authorized Officer of the Collateral Manager has actual knowledge of such breach.
Section 7.20    Listing; Notice Requirements.
So long as any Notes remain Outstanding, the Issuer shall use all reasonable efforts to maintain such listing (and/or any other listing obtained in respect of the Notes).
So long as any Notes are listed on the Cayman Islands Stock Exchange (and the guidelines of such exchange so require), all notices delivered to Holders pursuant to the terms of this Indenture shall also be delivered to the Cayman Islands Stock Exchange.
Upon the cancellation of any Notes in accordance with the provisions of Article II, the Trustee shall arrange for notice of such cancellation to be delivered to the Cayman Islands Stock Exchange, so long as any Notes are listed thereon and the guidelines of such exchange so require.
ARTICLE VIII

SUPPLEMENTAL INDENTURES
Section 8.1    Supplemental Indentures Without Consent of Holders of Notes. Without the consent of the Holders of any Notes (except as expressly set forth below) but with the written consent of the Collateral Manager, the Co-Issuers, when authorized by Board Resolutions, and the Trustee, at any time and from time to time subject to Section 8.3, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:
(i)    to evidence the succession of another Person to the Issuer or the Co-Issuer and the assumption by any such successor Person of the covenants of the Issuer or the Co-Issuer herein and in the Notes;
(ii)    to add to the covenants of the Co-Issuers or the Trustee for the benefit of the Secured Parties;

(iii)    to convey, transfer, assign, mortgage or pledge any property to or with the Trustee or add to the conditions, limitations or restrictions on the authorized amount, terms and purposes of the issue, authentication and delivery of the Notes;
(iv)    to evidence and provide for the acceptance of appointment hereunder by a successor Trustee and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Sections 6.9, 6.10 and 6.12 hereof;
(v)    to correct or amplify the description of any property at any time subject to the lien of this Indenture, or to better assure, convey and confirm unto the Trustee any property subject or required to be subjected to the lien of this Indenture (including, without limitation, any and all actions necessary or desirable as a result of changes in law or regulations, whether pursuant to Section 7.5 or otherwise) or to subject to the lien of this Indenture any additional property;
(vi)    to modify the restrictions on and procedures for resales and other transfers of Notes to reflect any changes in ERISA or other applicable law or regulation (or the interpretation thereof) or to enable the Co-Issuers to rely upon any exemption from registration under the Securities Act or the Investment Company Act or to remove restrictions on resale and transfer to the extent not required thereunder, including, without limitation, by reducing the Minimum Denomination of any Class of Notes;
(vii)    to make such changes (including the removal and appointment of any listing agent, transfer agent, paying agent or additional registrar) as shall be necessary or advisable in order for the Notes to be or remain listed on an exchange, and otherwise to amend this Indenture to incorporate any changes required or requested by governmental authority, stock exchange authority, listing agent, transfer agent, paying agent or additional registrar for the Notes in connection therewith;
(viii)    to correct or supplement any inconsistent or defective provisions in this Indenture or to cure any ambiguity, omission or errors in this Indenture; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (viii) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;
(ix)    to conform the provisions of this Indenture to the Offering Circular; provided that, notwithstanding anything herein to the contrary and without regard to any other consent requirement specified herein, any supplemental indenture to be entered into pursuant to this clause (ix) may also provide for any corrective measures or ancillary amendments to this Indenture to give effect to such supplemental indenture as if it had been effective as of the Closing Date;
(x)    to take any action necessary or helpful (A) to prevent the Issuer or the Trustee from becoming subject to any withholding or other taxes, fees or assessments, (B) to prevent the Issuer from being subject to U.S. federal, state or local income tax on a net income basis or (C) to reduce the risk that the Issuer may be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes or subject to tax liability under Section 1446 of the Code;

(xi)    to make such changes as shall be necessary to permit the Co-Issuers to issue or co-issue, as applicable, replacement securities in connection with a Refinancing, and to make such other changes as shall be necessary to facilitate a Refinancing, in each case in accordance with this Indenture, including Sections 9.2 and 9.4; provided that such supplemental indenture may not amend the requirements described under Sections 9.2 and 9.4;
(xii)    to amend the name of the Issuer or the Co-Issuer;
(xiii)    to make any modifications that are determined by the Collateral Manager to be necessary (A) for a Refinancing not to be subject to the U.S. Risk Retention Rules or (B) to prevent any Sponsor of the Issuer from failing to comply with the U.S. Risk Retention Rules; provided that no amendment or modification under this clause (xiii) may modify the conditions necessary to effect a Refinancing in accordance with Sections 9.2 and 9.4;
(xiv)    to facilitate the issuance of participation notes, combination notes, composite securities, and other similar securities by the Applicable Issuers; provided that such participation notes, combination notes, composite securities or similar securities shall be comprised of Classes of Notes issued on the Closing Date;
(xv)    to modify any provision to facilitate an exchange of one obligation for another obligation of the same Obligor that has substantially identical terms except transfer restrictions;
(xvi)    to evidence any waiver or modification by the Applicable Rating Agency as to any requirement or condition, as applicable, of the Applicable Rating Agency set forth herein;
(xvii)    to modify the terms hereof in order that it may be consistent with the requirements of the Applicable Rating Agency, including to address any change in the rating methodology employed by the Applicable Rating Agency;
(xviii)    to take any action necessary or advisable (1) to allow the Issuer to comply with FATCA (including providing for remedies against, or imposing penalties upon, Holders who fail to deliver the Holder FATCA Information) or (2) for any Bankruptcy Subordination Agreement; and to (A) issue a new Note or Notes in respect of, or issue one or more new sub-classes of, any Class of Notes, in each case with new identifiers (including CUSIPs, ISINs and Common Codes, as applicable), to the extent that the Issuer or the Trustee determines that one or more beneficial owners of the Notes of such Class are Recalcitrant Holders or in connection with any Bankruptcy Subordination Agreement; provided that any sub-class of a Class of Notes issued pursuant to this clause shall be issued on identical terms as, and rank pari passu in all respects with, the existing Notes of such Class and (B) provide for procedures under which beneficial owners of such Class that are not Recalcitrant Holders (or subject to a Bankruptcy Subordination Agreement, as the case may be) may take an interest in such new Note(s) or sub-class(es);
(xix)    to make such other changes as the Co-Issuers deem appropriate and that do not materially and adversely affect the interests of any holder of the Notes as evidenced by an Opinion of Counsel delivered to the Trustee (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering the opinion) or a certificate of an Officer of the Collateral Manager;
(xx)    to modify the procedures herein relating to compliance with Rule 17g-5;

(xxi)    to amend, modify, enter into or accommodate the execution of any Hedge Agreement upon terms satisfactory to the Collateral Manager; provided that no such supplemental indenture may amend the requirements set forth in Section 16.1 or the related requirements in this Indenture;
(xxii)    to facilitate any necessary filings, exemptions or registrations with the CFTC;
(xxiii)    to make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable for the Issuer to not otherwise be considered a "covered fund" as defined for purposes of the Volcker Rule, so long as any such modification or amendment would not have a material adverse effect on any Class of Notes; provided that the consent of a Majority of the Controlling Class shall be obtained prior to any modification to this Indenture pursuant to this clause (xxiii);
(xxiv)    to amend, modify or otherwise accommodate changes to this Indenture to comply with any rule or regulation enacted or modified by any regulatory agency of the United States federal government after the Closing Date that is applicable to any Class of Notes;
(xxv)    to change the base rate in respect of the Floating Rate Notes from LIBOR to an alternative base rate (such rate, the "Alternate Base Rate"), to replace references to "LIBOR" and "London interbank offered rate" with the Alternate Base Rate or another alternative base rate or add references to the Alternate Base Rate or another alternative base rate, as applicable, when used with respect to a floating rate Collateral Obligation and make such other amendments as are necessary or advisable in the reasonable judgment of the Collateral Manager to facilitate the foregoing changes; provided that (A) a Majority of the Controlling Class and a Majority of the Subordinated Notes consents to such supplemental indenture and (B) such amendments and modifications are being undertaken due to (x) a material disruption to LIBOR, (y) a change in the methodology of calculating LIBOR or (z) LIBOR ceasing to exist (or the reasonable expectation of the Collateral Manager that any of the events specified in clause (x), (y) or (z) will occur within six months) (any such amendment pursuant to this clause (xxv), a "Base Rate Amendment"); provided that, the foregoing supplemental indenture may be adopted without the consent of any holder if the Collateral Manager directs, in its commercially reasonable discretion, that the Alternate Base Rate to replace LIBOR pursuant to such Base Rate Amendment shall be the Designated Reference Rate;
(xxvi)    to reduce the permitted Minimum Denomination of the Notes;
(xxvii)    to change the date on which, but not the frequency with which, reports are required to be delivered under this Indenture; and
(xxviii)    to make any modification or amendment determined by the Issuer or the Collateral Manager (in consultation with legal counsel of national reputation experienced in such matters) as necessary or advisable (A) for any Class of Secured Notes to not be considered an "ownership interest" as defined for purposes of the Volcker Rule or (B) for the Issuer to not otherwise be considered a "covered fund" as defined for purposes of the Volcker Rule, in each case so long as any such modification or amendment would not have a material adverse effect on any Class of Notes, as evidenced by an opinion of counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of the counsel delivering the opinion).

Section 8.2    Supplemental Indentures With Consent of Holders of Notes.      With the written consent of the Collateral Manager, a Majority of each Class of Notes materially and adversely affected thereby, if any, and any Hedge Counterparty materially and adversely affected thereby, the Trustee and the Co-Issuers may, subject to Section 8.3, execute one or more indentures supplemental hereto to add any provisions to, or change in any manner or eliminate any of the provisions of, this Indenture or modify in any manner the rights of the Holders of the Notes of any Class under this Indenture; provided that notwithstanding anything in this Indenture to the contrary, no such supplemental indenture shall, without the consent of each Holder of each Outstanding Note of each Class materially and adversely affected thereby:
(i)    change the Stated Maturity of the principal of or the due date of any installment of interest on any Secured Note, reduce the principal amount thereof or, other than in a Base Rate Amendment, the rate of interest thereon or the Redemption Price with respect to any Note, or change the earliest date on which Notes of any Class may be redeemed, change the provisions of this Indenture relating to the application of proceeds of any Assets to the payment of principal of or interest on the Secured Notes or distributions on the Subordinated Notes or change any place where, or the coin or currency in which, Notes or the principal thereof or interest or any distribution thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the applicable Redemption Date);
(ii)    reduce the percentage of the Aggregate Outstanding Amount of Holders of each Class whose consent is required for the authorization of any such supplemental indenture or for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder or their consequences provided for in this Indenture;
(iii)    materially impair or materially adversely affect the Assets except as otherwise permitted in this Indenture;
(iv)    except as otherwise permitted by this Indenture, permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Assets or terminate such lien on any property at any time subject hereto or deprive the Holder of any Secured Note of the security afforded by the lien of this Indenture;
(v)    reduce the percentage of the Aggregate Outstanding Amount of Holders of any Class of Secured Notes whose consent is required to request the Trustee to preserve the Assets or rescind the Trustee's election to preserve the Assets pursuant to Section 5.5 or to sell or liquidate the Assets pursuant to Section 5.4 or 5.5;
(vi)    modify any of the provisions of (x) this Section 8.2, except to increase the percentage of Outstanding Notes the consent of the Holders of which is required for any such action or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Note Outstanding and affected thereby or (y) Section 8.1 or Section 8.3;
(vii)    modify the definition of the term "Outstanding" or the Priority of Payments; or
(viii)    other than in a Base Rate Amendment, modify any of the provisions of this Indenture in such a manner as to affect the calculation of the amount of any payment of interest or principal on any Secured Note or any amount available for distribution to the Subordinated Notes, or to affect the rights of the Holders of any Secured Notes to the benefit of any provisions for the redemption of such Secured Notes contained herein.

Section 8.3    Execution of Supplemental Indentures. (a) The Trustee shall join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.
(b)    With respect to any supplemental indenture permitted by Section 8.1 or 8.2 the consent to which is expressly required pursuant to such Section from all or a Majority of Holders of each Class materially and adversely affected thereby, the Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) or an Officer's certificate of the Collateral Manager (as applicable) as to (i) whether or not the Holders of any Class of Notes would be materially and adversely affected by such supplemental indenture and (ii) whether or not a Hedge Counterparty would be materially and adversely affected by such supplemental indenture. Such determination shall, in each such case, be conclusive and binding on all present and future Holders. In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article VIII or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. The Trustee shall not be liable for any reliance made in good faith upon such an Opinion of Counsel.
(c)    At the cost of the Co-Issuers, for so long as any Notes shall remain Outstanding, not later than 10 Business Days prior to the execution of any proposed supplemental indenture pursuant to Section 8.1 or Section 8.2, the Trustee shall deliver to the Collateral Manager, the Collateral Administrator, each Hedge Counterparty and the Holders a copy of such supplemental indenture. At the cost of the Issuer, for so long as any Class of Secured Notes shall remain Outstanding and such Class is rated by the Applicable Rating Agency, the Issuer shall provide to each Applicable Rating Agency (if then rating a Class of Secured Notes) a copy of any proposed supplemental indenture at least 10 Business Days prior to the execution thereof by the Trustee. At the cost of the Co-Issuers, the Trustee shall provide to each Applicable Rating Agency (if then rating a Class of Secured Notes) and the Holders (in the manner described in Section 14.4) a copy of the executed supplemental indenture after its execution together with a copy of any confirmation from the Applicable Rating Agency that were received in connection with the supplemental indenture. Any failure of the Trustee to publish or deliver such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture. Notwithstanding anything to the contrary in this paragraph, notice of a supplemental indenture shall not be required to be given to Holders of any Notes that will be redeemed in connection with such supplemental indenture.
(d)    In the case of a supplemental indenture to be entered into pursuant to clause (xi) of Section 8.1, the notice periods set forth in clause (c) of this Section 8.3 shall not apply and a copy of the proposed supplemental indenture shall be included in the notice of Optional Redemption given to each holder of Notes and each Applicable Rating Agency (if then rating a Class of Secured Notes) in accordance with Section 9.4(a); and, upon execution of the supplemental indenture, a copy thereof shall be delivered to the Applicable Rating Agencies, the Collateral Manager, the Collateral Administrator, each Hedge Counterparty and the Holders.

(e)    It shall not be necessary for any Act of Holders to approve the particular form of any proposed supplemental indenture, but it shall be sufficient, if the consent of any Holders to such proposed supplemental indenture is required, that such Act shall approve the substance thereof.
(f)    The Collateral Manager shall not be bound to follow any amendment or supplement to this Indenture unless it has consented thereto. The Trustee shall not be obligated to enter into any supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise. The Collateral Administrator shall not be obligated to enter into any supplemental indenture which affects the Collateral Administrator's own rights, duties, liabilities or immunities under this Indenture or otherwise.
Section 8.4    Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article VIII, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore and thereafter authenticated and delivered hereunder shall be bound thereby.
Section 8.5    Reference in Notes to Supplemental Indentures. Notes authenticated and delivered as part of a transfer, exchange or replacement pursuant to Article II of Notes originally issued hereunder after the execution of any supplemental indenture pursuant to this Article VIII may, and if required by the Issuer shall, bear a notice in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Applicable Issuers shall so determine, new Notes, so modified as to conform in the opinion of the Co-Issuers to any such supplemental indenture, may be prepared and executed by the Applicable Issuers and authenticated and delivered by the Trustee in exchange for Outstanding Notes.
ARTICLE IX

REDEMPTION OF NOTES
Section 9.1    Mandatory Redemption. If a Coverage Test is not met on any Determination Date on which such Coverage Test is applicable, the Issuer shall apply available amounts in the Payment Account to make payments on the Secured Notes pursuant to the Priority of Payments (a "Mandatory Redemption").
Section 9.2    Optional Redemption. (a) The Secured Notes shall be redeemable by the Applicable Issuers upon the receipt of the Required Redemption Direction (i) in whole (with respect to all Classes of Secured Notes) but not in part on any Business Day after the end of the Non-Call Period from Sale Proceeds and/or Refinancing Proceeds or (ii) in part by Class from Refinancing Proceeds on any Business Day after the end of the Non-Call Period as long as each Class of Secured Notes to be redeemed represents not less than the entire Class of such Class of Secured Notes. In connection with any such redemption, the Secured Notes to be redeemed shall be redeemed at the applicable Redemption Prices and the Required Redemption Direction shall be received by the Issuer and the Trustee not later than 30 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made; provided that all Secured Notes to be redeemed must be redeemed simultaneously.
(b)    The Subordinated Notes may be redeemed, in whole but not in part, on any Business Day on or after the redemption or repayment in full of the Secured Notes upon receipt by the Issuer of the Required Redemption Direction.

(c)    In addition to (or in lieu of) a sale of Collateral Obligations and/or Eligible Investments in the manner provided in Section 9.2(a)(i), the Secured Notes may be redeemed in whole from Refinancing Proceeds and/or Sale Proceeds as provided in Section 9.2(a)(i) or in part by Class from Refinancing Proceeds as provided in Section 9.2(a)(ii) by a Refinancing; provided that the terms of such Refinancing and any financial institutions acting as lenders thereunder or purchasers thereof must be acceptable to the Collateral Manager and a Majority of the Subordinated Notes and such Refinancing otherwise satisfies the conditions described below.
(d)    In the case of a Refinancing upon a redemption of the Secured Notes in whole but not in part pursuant to Section 9.2(a)(i), such Refinancing will be effective only if (i) the Refinancing Proceeds, all Sale Proceeds from the sale of Collateral Obligations and Eligible Investments in accordance with the procedures set forth herein, and all other available funds will be at least sufficient to redeem simultaneously the Secured Notes, in whole but not in part, and to pay the other amounts included in the aggregate Redemption Prices, all accrued and unpaid Administrative Expenses (regardless of the Administrative Expense Cap), including the reasonable fees, costs, charges and expenses incurred by the Trustee and the Collateral Administrator (including reasonable attorneys' fees and expenses) in connection with such Refinancing, any amounts due to the Hedge Counterparties and all accrued and unpaid Servicing Fees, (ii) the Sale Proceeds, Refinancing Proceeds and other available funds are used (to the extent necessary) to make such redemption, (iii) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i) and (iv) (A) neither the Issuer nor any Sponsor of the Issuer will fail to be in compliance with the U.S. Risk Retention Rules as a result of such Refinancing and (B) unless it consents to do so (in its sole discretion), none of the Collateral Manager, any Affiliate of the Collateral Manager, the Retention Holder or any Sponsor of the Issuer shall be required to purchase any obligations of the Issuer in connection with such Refinancing.
(e)    In the case of a Refinancing upon a redemption of the Secured Notes in part by Class pursuant to Section 9.2(a)(ii), such Refinancing will be effective only if: (i) the Applicable Rating Agencies have been notified with respect to any Secured Notes that were not the subject of the Refinancing, (ii) the Refinancing Proceeds and Partial Redemption Interest Proceeds will be at least sufficient to pay in full the aggregate Redemption Prices of the entire Class or Classes of Secured Notes subject to Refinancing, (iii) the Refinancing Proceeds and Partial Redemption Interest Proceeds are used (to the extent necessary) to make such redemption, (iv) the agreements relating to the Refinancing contain limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i), (v) the aggregate principal amount of any obligations providing the Refinancing is equal to the Aggregate Outstanding Amount of the Secured Notes being redeemed with the proceeds of such obligations, (vi) the stated maturity of each class of obligations providing the Refinancing is no earlier than the corresponding Stated Maturity of each Class of Secured Notes being refinanced, (vii) the reasonable fees, costs, charges and expenses incurred in connection with such Refinancing have been paid or will be adequately provided for from the Refinancing Proceeds and Partial Redemption Interest Proceeds (except for expenses owed to persons that the Collateral Manager informs the Trustee will be paid solely as Administrative Expenses payable on the subsequent Payment Date prior to distributions to the Holders of the Subordinated Notes in accordance with the Priority of Payments), (viii) the spread over LIBOR of any obligations providing the Refinancing is equal to, or lower than, the spread over LIBOR of the Floating Rate Notes subject to such Refinancing, (ix) the obligations providing the Refinancing are subject to the Priority of Payments and do not rank higher in priority pursuant to the Priority of Payments than the Class of Secured Notes being refinanced, (x) the voting rights, consent rights, redemption rights and all other rights of the obligations providing the Refinancing are the same as the rights of the corresponding Class of Secured Notes being refinanced (except that the Issuer may agree that the obligations providing the Refinancing shall not be further refinanced), (xi) (A) neither the Issuer nor any Sponsor of the Issuer will fail to be in compliance with the U.S. Risk Retention Rules as a result of such Refinancing in part by Class and (B) unless it consents to do so (in its sole discretion), none of the Collateral Manager, any Affiliate of the Collateral Manager, the Retention Holder or any Sponsor of the Issuer shall be required to purchase any obligations of the Issuer in connection with such Refinancing in part by Class and (xii) the Issuer shall have obtained an opinion of tax counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such Refinancing will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation or to be subject to withholding tax liability under Section 1446.
(f)    The Holders of the Subordinated Notes will not have any cause of action against any of the Co-Issuers, the Collateral Manager, the Retention Holder, the Collateral Administrator or the Trustee for any failure to obtain a Refinancing. If a Refinancing is obtained meeting the requirements specified above as certified by the Collateral Manager, the Issuer and the Trustee shall amend this Indenture to the extent necessary to reflect the terms of the Refinancing and no further consent for such amendments shall be required from the Holders of Notes other than Holders of the Subordinated Notes directing the redemption. The Trustee shall not be obligated to enter into any amendment that, in its view, adversely affects its duties, obligations, liabilities or protections hereunder, and the Trustee shall be entitled to conclusively rely upon an Officer's certificate or Opinion of Counsel as to matters of law (which may be supported as to factual (including financial and capital markets) matters by any relevant certificates and other documents necessary or advisable in the judgment of counsel delivering such Opinion of Counsel) provided by the Issuer to the effect that such amendment meets the requirements specified above and is permitted under this Indenture without the consent of the Holders of the Notes (except that such Officer or counsel shall have no obligation to certify or opine as to the sufficiency of the Refinancing Proceeds or the application thereof).
(g)    In the event of any redemption pursuant to this Section 9.2, the Issuer shall, at least 30 days (or such shorter period as the Trustee finds reasonably acceptable) prior to the Redemption Date, notify the Trustee in writing of such Redemption Date, the applicable Record Date, the principal amount of Notes to be redeemed on such Redemption Date and the applicable Redemption Prices; provided that failure to effect any Optional Redemption which is withdrawn by the Co-Issuers in accordance with this Indenture or with respect to which a Refinancing fails to occur shall not constitute an Event of Default.
Section 9.3    Tax Redemption. (a) The Notes shall be redeemed in whole but not in part (any such redemption, a "Tax Redemption") at their applicable Redemption Prices upon receipt by the Issuer of the Required Redemption Direction following the occurrence and continuation of a Tax Event; provided that, if the Tax Event that has occurred is with respect to any tax arising under or as a result of FATCA, then Holders that have not provided the Holder FATCA Information (to the extent that the failure to provide such Holder FATCA Information was, in the reasonable judgment of the Collateral Manager, a cause of the tax arising under FATCA) shall not be considered in determining whether the Required Redemption Direction has been received.
(b)    In connection with any Tax Redemption, Holders of 100% of the Aggregate Outstanding Amount of any Class of Secured Notes by notifying the Trustee in writing prior to the Redemption Date may elect to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class of Secured Notes.
(c)    Upon its receipt of such written direction directing a Tax Redemption, the Trustee shall promptly notify the Collateral Manager, the Holders and the Issuer (which shall notify each Applicable Rating Agency, if then rating a Class of Secured Notes) thereof.
(d)    If an Officer of the Collateral Manager obtains actual knowledge of the occurrence of a Tax Event, the Collateral Manager shall promptly notify the Issuer (which shall notify each Applicable Rating Agency, if then rating a Class of Secured Notes), the Collateral Administrator and the Trustee thereof, and upon receipt of such notice the Trustee shall promptly notify the Holders of the Notes. Until notified by the Collateral Manager or until a Trust Officer of the Trustee obtains actual knowledge of the occurrence of a Tax Event, the Trustee shall not be deemed to have any notice or knowledge of the occurrence of such Tax Event
Section 9.4    Redemption Procedures. (a) In the event of any redemption pursuant to Section 9.2 or 9.3, the Required Redemption Direction shall be provided to the Issuer, the Trustee and the Collateral Manager not later than 30 days (or such shorter period of time as the Trustee and the Collateral Manager find reasonably acceptable) prior to the Business Day on which such redemption is to be made (which date shall be designated in such notice). In the case of a Required Redemption Direction provided by the Collateral Manager, the Trustee shall provide notice of such direction to the Holders of the Subordinated Notes promptly after receipt thereof. In the event of any redemption pursuant to Section 9.2 or 9.3, a notice of redemption shall be given by first class mail, postage prepaid, mailed not later than five Business Days prior to the applicable Redemption Date to each Holder of Notes at such Holder's address in the Register and each Applicable Rating Agency (if then rating a Class of Secured Notes). Failure to give notice of redemption, or any defect therein, to any Holder or beneficial owner of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.
(b)    All notices of redemption delivered pursuant to Section 9.4(a) shall state:
(i)    the applicable Redemption Date;
(ii)    the Redemption Prices of the Notes to be redeemed;
(iii)    all of the Secured Notes that are to be redeemed are to be redeemed in full and that interest on such Secured Notes shall cease to accrue on the Business Day specified in the notice;
(iv)    the place or places where Notes are to be surrendered for payment of the Redemption Prices which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2 ; and
(v)    if all Secured Notes are being redeemed in full, whether the Subordinated Notes are to be redeemed in full on such Redemption Date and, if so, the place or places where the Subordinated Notes are to be surrendered for payment of the Redemption Prices, which shall be the office or agency of the Co-Issuers to be maintained as provided in Section 7.2.
(c)    The Co-Issuers may withdraw any such notice of redemption delivered pursuant to Section 9.2 or Section 9.3 on any day up to and including the later of (x) the day on which the Collateral Manager is required to deliver to the Trustee the sale agreement or agreements or certifications as described in Section 9.4(f), by written notice to the Trustee that the Collateral Manager will be unable to deliver the sale agreement or agreements or certifications described in Section 9.4(f) and (y) the day that is one Business Day prior to the scheduled Redemption Date, by written notice to the Trustee and the Collateral Manager. The Issuer (or the Collateral Manager on its behalf) shall notify the Applicable Rating Agencies of any withdrawal of any such notice of redemption.
(d)    Notice of redemption pursuant to Section 9.2 or 9.3 shall be given by the Co-Issuers or, upon an Issuer Order, by the Trustee in the name and at the expense of the Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Notes.

(e)    Upon receipt of a notice of redemption of the Secured Notes pursuant to Section 9.2(a) (unless such Optional Redemption is being effected solely through a Refinancing) or Section 9.3, the Collateral Manager in its sole discretion shall direct the sale (and the manner thereof) of all or part of the Collateral Obligations and other Assets in an amount sufficient such that the proceeds from such sale and all other funds available for such purpose in the Collection Account and the Payment Account will be at least sufficient to pay the Redemption Prices of the Secured Notes to be redeemed (subject, in the case of a Tax Redemption, to Section 9.3(b) above) and to pay all Administrative Expenses (without regard to the Administrative Expense Cap), any amounts due to any Hedge Counterparties and Servicing Fees due and payable under the Priority of Payments, as more particularly set forth in Section 9.4(f) below. If such proceeds of such sale and all other funds available for such purpose in the Collection Account and the Payment Account would not be sufficient to redeem all Secured Notes then required to be redeemed and to pay such fees and expenses, the Secured Notes may not be redeemed. The Collateral Manager, in its sole discretion, may effect the sale of all or any part of the Collateral Obligations or other Assets through the direct sale of such Collateral Obligations or other Assets or by participation or other arrangement.
(f)    Unless Refinancing Proceeds are being used to redeem the Secured Notes in whole or in part, in the event of any redemption pursuant to Section 9.2 or 9.3, no Secured Notes may be optionally redeemed unless (i) at least one Business Day before the scheduled Redemption Date the Collateral Manager shall have furnished to the Trustee evidence in a form reasonably satisfactory to the Trustee that the Collateral Manager on behalf of the Issuer has entered into a binding agreement or agreements with a financial or other institution or institutions active in the market for assets of the nature of the Collateral Obligations to purchase (directly or by participation or other arrangement), not later than the Business Day immediately preceding the scheduled Redemption Date in immediately available funds, all or part of the Assets and/or the Hedge Agreements at a purchase price at least sufficient, together with the Eligible Investments maturing, redeemable or putable to the issuer thereof at par on or prior to the scheduled Redemption Date, to pay all Administrative Expenses (regardless of the Administrative Expense Cap), any amounts due to any Hedge Counterparties and Servicing Fees payable in accordance with the Priority of Payments and redeem all of the Secured Notes on the scheduled Redemption Date at the applicable Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of a Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class), or (ii) prior to selling any Collateral Obligations and/or Eligible Investments, the Collateral Manager shall certify to the Trustee that, in its judgment, the aggregate sum of (A) expected proceeds from the sale of Eligible Investments, and (B) for each Collateral Obligation, the product of its Principal Balance and its Market Value (expressed as a percentage of the par amount of such Collateral Obligation), shall exceed the sum of (x) the aggregate Redemption Prices (or in the case of any Class of Secured Notes, such other amount that the Holders of such Class have elected to receive, in the case of a Tax Redemption where Holders of such Class have elected to receive less than 100% of the Redemption Price that would otherwise be payable to the Holders of such Class) of the Outstanding Secured Notes, (y) all Administrative Expenses (without regard to the Administrative Expense Cap) payable under the Priority of Payments and any amounts due to any Hedge Counterparties and (z) all accrued and unpaid Servicing Fees payable under the Priority of Payments. Any certification delivered by the Collateral Manager pursuant to this Section 9.4(f) shall include (1) the prices of, and expected proceeds from, the sale (directly or by participation or other arrangement) of any Collateral Obligations, Eligible Investments and/or Hedge Agreements and (2) all calculations required by this Section 9.4(f). Any Holder of Notes, the Collateral Manager or any of the Collateral Manager's Affiliates or accounts managed by it shall have the right, subject to the same terms and conditions afforded to other bidders, to bid on Assets to be sold as part of an Optional Redemption or Tax Redemption.
Section 9.5    Notes Payable on Redemption Date. (a)    Notice of redemption pursuant to Section 9.4 having been given as aforesaid, the Notes to be redeemed shall, on the Redemption Date, subject to Section 9.4(f) and the Co-Issuers' right to withdraw any notice of redemption pursuant to Section 9.4(c) or the failure of any Refinancing to occur, become due and payable at the Redemption Prices therein specified, and from and after the Redemption Date (unless the Issuer shall default in the payment of the Redemption Prices and accrued interest) all such Secured Notes shall cease to bear interest on the Redemption Date. Upon final payment on a Note to be so redeemed, the Holder shall present and surrender such Note at the place specified in the notice of redemption on or prior to such Redemption Date. Payments of interest on Secured Notes so to be redeemed which are payable on or prior to the Redemption Date shall be payable to the Holders of such Secured Notes, or one or more predecessor Notes, registered as such at the close of business on the relevant Record Date according to the terms and provisions of Section 2.7(e).
(b)    If any Secured Note called for redemption shall not be paid upon surrender thereof for redemption, the principal thereof subject to redemption shall, until paid, bear interest from the Redemption Date at the applicable Interest Rate for each successive Interest Accrual Period such Secured Note remains Outstanding; provided that the reason for such non-payment is not the fault of such Noteholder.
ARTICLE X

ACCOUNTS, ACCOUNTINGS AND RELEASES
Section 10.1    Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all Money and other property payable to or receivable by the Trustee pursuant to this Indenture, including all payments due on the Assets, in accordance with the terms and conditions of such Assets. The Trustee shall segregate and hold all such Money and property received by it in trust for the Holders of the Notes and shall apply it as provided in this Indenture. Each Account shall be established and maintained (a) with a federal or state-chartered depository institution that satisfies the Fitch Eligible Counterparty Ratings or (b) in segregated trust accounts with the corporate trust department of a federal or state-chartered deposit institution that satisfies the Fitch Eligible Counterparty Ratings and is subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulation Section 9.10(b), and, in each case, if such institution no longer has such ratings, the assets held in such Account shall be moved within 30 calendar days to another institution that has the applicable ratings specified above. Such institution shall have a combined capital and surplus of at least U.S.$200,000,000. All Cash deposited in the Accounts shall be invested only in Eligible Investments or Collateral Obligations in accordance with the terms of this Indenture. To avoid the consolidation of the Assets of the Issuer with the general assets of the Bank under any circumstances, the Trustee shall comply, and shall cause the Custodian to comply, with all law applicable to it as a Massachusetts trust company holding segregated trust assets in a fiduciary capacity. The Accounts established pursuant to this Article X may include any number of subaccounts deemed necessary by the Trustee for convenience of administration of the Assets. Each Account (including any subaccount) shall be a segregated, non-interest bearing trust account established with State Street Bank and Trust Company, in the name of the Issuer, subject to the lien of the Trustee and shall be maintained by the Custodian in accordance with the Account Control Agreement.
Section 10.2    Collection Account. (a) In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian two segregated trust accounts, one of which shall be designated the "Interest Collection Subaccount" and one of which shall be designated the "Principal Collection Subaccount" (and which together will comprise the "Collection Account"). The Trustee shall from time to time deposit into the Interest Collection Subaccount, in addition to the deposits required pursuant to Section 10.5(a), immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Payment Account, all Interest Proceeds. In addition, the Issuer shall direct the Trustee to deposit the amounts specified in Section 3.1(a)(xi)(A) in the Interest Collection Subaccount and the Principal Collection Subaccount on the Closing Date. The Trustee shall deposit immediately upon receipt thereof or upon transfer from the Expense Reserve Account or Revolver Funding Account all other amounts remitted to the Collection Account into the Principal Collection Subaccount, including in addition to the deposits required pursuant to Section 10.5(a), (i) any funds designated as Principal Proceeds by the Collateral Manager in accordance with this Indenture and (ii) all other Principal Proceeds (unless simultaneously reinvested in Eligible Investments).
(b)    The Trustee, within one Business Day after receipt of any distribution or other proceeds in respect of the Assets which are not Cash, shall so notify the Issuer and the Issuer (or the Collateral Manager on behalf of the Issuer) shall use its commercially reasonable efforts to, within five Business Days after receipt of such notice from the Trustee (or as soon as practicable thereafter), sell such distribution or other proceeds for Cash in an arm's length transaction and deposit the proceeds thereof in the Collection Account; provided that the Issuer (i) need not sell such distributions or other proceeds if it delivers an Issuer Order or an Officer's certificate to the Trustee certifying that such distributions or other proceeds constitute Collateral Obligations, Eligible Investments, Defaulted Obligations or Equity Securities or (ii) may otherwise retain such distribution or other proceeds for up to two years from the date of receipt thereof if it delivers an Officer's certificate to the Trustee certifying that (x) it will sell such distribution within such two-year period and (y) retaining such distribution is not otherwise prohibited by this Indenture.
(c)    At any time, the Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, withdraw funds on deposit in the Principal Collection Subaccount representing Principal Proceeds and deposit such funds in the Revolver Funding Account to meet funding requirements on Delayed Drawdown Collateral Obligations or Revolving Collateral Obligations.
(d)    The Collateral Manager on behalf of the Issuer may by Issuer Order direct the Trustee to, and upon receipt of such Issuer Order the Trustee shall, pay from amounts on deposit in the Collection Account on any Business Day during any Interest Accrual Period (i) any amount required to acquire securities held in the Assets in accordance with the requirements of Article XII and such Issuer Order, and (ii) from Interest Proceeds only, any Administrative Expenses (such payments to be counted against the Administrative Expense Cap for the applicable period and to be subject to the order of priority as stated in the definition of Administrative Expenses); provided that the aggregate Administrative Expenses paid pursuant to this Section 10.2(d) during any Collection Period shall not exceed the Administrative Expense Cap for the related Payment Date; provided, further, that the Trustee shall be entitled (but not required) without liability on its part, to refrain from making any such payment of an Administrative Expense pursuant to this Section 10.2 on any day other than a Payment Date if, in its reasonable determination, the payment of such amount is likely to leave insufficient funds available to pay in full each of the items described in clause (A) of the Priority of Interest Payments as reasonably anticipated to be or become due and payable on the next Payment Date, taking into account the Administrative Expense Cap.
(e)    The Trustee shall transfer to the Payment Account, from the Collection Account for application pursuant to the Priority of Payments, on the Business Day immediately preceding each Payment Date, the amount set forth to be so transferred in the Distribution Report for such Payment Date. Notwithstanding the foregoing, the Trustee shall retain the amount deposited into the Interest Collection Subaccount on the Closing Date pursuant to Section 3.1(a)(xi)(A) for a period up to the Business Day prior to the second Payment Date and shall distribute such amount as Interest Proceeds and/or Principal Proceeds as directed by the Collateral Manager on any date during such period.

Section 10.3    Transaction Accounts. (a) Payment Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account designated as the "Payment Account." Except as provided in the Priority of Payments, the only permitted withdrawal from or application of funds on deposit in, or otherwise to the credit of, the Payment Account shall be to pay amounts due and payable on the Notes in accordance with their terms and the provisions of this Indenture and, upon Issuer Order, to pay Administrative Expenses, Servicing Fees and other amounts specified herein, each in accordance with the Priority of Payments. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Payment Account other than in accordance with this Indenture and the Account Control Agreement. Amounts in the Payment Account shall remain uninvested.
(b)    Custodial Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account designated as the "Custodial Account." All Collateral Obligations shall be credited to the Custodial Account. The only permitted withdrawals from the Custodial Account shall be in accordance with the provisions of this Indenture. The Trustee agrees to give the Co-Issuers immediate notice if (to the actual knowledge of a Trust Officer of the Trustee) the Custodial Account or any assets or securities on deposit therein, or otherwise to the credit of the Custodial Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process. The Co-Issuers shall not have any legal, equitable or beneficial interest in the Custodial Account other than in accordance with this Indenture and the Account Control Agreement. Cash amounts credited to the Custodial Account shall remain uninvested, and shall be transferred to the Collection Account upon receipt thereof.
(c)    Expense Reserve Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account designated as the "Expense Reserve Account." The Issuer shall direct the Trustee to deposit the amount specified in Section 3.1(a)(xi)(B) to the Expense Reserve Account. On any Business Day from the Closing Date to and including the Determination Date relating to the first Payment Date following the Closing Date, the Trustee shall apply funds from the Expense Reserve Account, as directed by the Collateral Manager, to pay expenses of the Co-Issuers incurred in connection with the establishment of the Co-Issuers, the structuring and consummation of the Offering and the issuance of the Notes or to the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion). By the Determination Date relating to the first Payment Date following the Closing Date, all funds in the Expense Reserve Account (after deducting any expenses paid on such Determination Date) will be deposited in the Collection Account as Interest Proceeds and/or Principal Proceeds (in the respective amounts directed by the Collateral Manager in its sole discretion) and the Expense Reserve Account will be closed. Any income earned on amounts deposited in the Expense Reserve Account will be deposited in the Interest Collection Subaccount as Interest Proceeds as it is received.
(d)    Hedge Counterparty Collateral Accounts. If and to the extent that any Hedge Agreement requires the Hedge Counterparty to post collateral with respect to such Hedge Agreement, the Issuer shall (at the direction of the Collateral Manager), on or prior to the date such Hedge Agreement is entered into, direct the Trustee to establish at the Custodian a segregated trust account designated as a "Hedge Counterparty Collateral Account," and shall be maintained upon terms determined by the Collateral Manager and acceptable to the Trustee and Bank as securities intermediary or depository bank (in each case, solely with regard to their respective duties, liabilities and protections thereunder), and in accordance with the related Hedge Agreement, as determined by the Collateral Manager. The Trustee (as directed by the Collateral Manager on behalf of the Issuer) will deposit into each Hedge Counterparty Collateral Account all collateral received by it from the related Hedge Counterparty for posting to such account and all other funds and property received by it from or on behalf of the related Hedge Counterparty and identified or instructed by the Collateral Manager to be deposited into the Hedge Counterparty Collateral Account in accordance with the terms of the related Hedge Agreement. The only permitted withdrawals from or application of funds or property on deposit in the Hedge Counterparty Collateral Account will be in accordance with the written instructions of the Collateral Manager.
(e)    Permitted Use Account. In accordance with this Indenture and the Account Control Agreement, the Trustee shall, prior to the Closing Date, establish at the Custodian a single, segregated trust account designated as the "Permitted Use Account." Contributions accepted by the Collateral Manager and received by the Issuer shall be deposited by the Trustee into the Permitted Use Account and transferred for application to a Permitted Use at the written direction of the Collateral Manager to the Trustee. Amounts transferred in accordance with the immediately preceding sentence shall be applied to the Permitted Use designated by the Collateral Manager in the written direction of the Collateral Manager. Any income earned on amounts deposited in the Permitted Use Account will be deposited in the Interest Collection Subaccount.
Section 10.4    The Revolver Funding Account. On the Closing Date, funds in an amount equal to the undrawn portion of Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation shall be withdrawn from the Principal Collection Subaccount and deposited by the Trustee in a single, segregated trust account established at the Custodian designated as the "Revolver Funding Account." Funds deposited in the Revolver Funding Account in respect of any Delayed Drawdown Collateral Obligation or Revolving Collateral Obligation will be treated as part of the purchase price therefor. Amounts on deposit in the Revolver Funding Account will be invested in overnight funds that are Eligible Investments selected by the Collateral Manager pursuant to Section 10.5 and earnings from all such investments will be deposited in the Interest Collection Subaccount as Interest Proceeds.
The Issuer shall at all times maintain sufficient funds on deposit in the Revolver Funding Account such that the sum of the amount of funds on deposit in the Revolver Funding Account shall be equal to or greater than the sum of the unfunded funding obligations under all such Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations then included in the Assets. Funds shall be deposited in the Revolver Funding Account upon the receipt by the Issuer of any Principal Proceeds with respect to a Revolving Collateral Obligation as directed by the Collateral Manager on behalf of the Issuer. In the event of any shortfall in the Revolver Funding Account, the Collateral Manager (on behalf of the Issuer) may direct the Trustee to, and the Trustee thereafter shall, transfer funds in an amount equal to such shortfall from the Principal Collection Subaccount to the Revolver Funding Account.
Any funds in the Revolver Funding Account (other than earnings from Eligible Investments therein) will be available solely to cover any drawdowns on the Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations; provided that any excess of (A) the amounts on deposit in the Revolver Funding Account over (B) the sum of the unfunded funding obligations under all Delayed Drawdown Collateral Obligations and Revolving Collateral Obligations included in the Assets may be transferred by the Trustee (at the written direction of the Collateral Manager on behalf of the Issuer) from time to time as Principal Proceeds to the Principal Collection Subaccount. The Trustee shall not be responsible at any time for determining whether the funds in such Revolver Funding Account are insufficient.
Section 10.5    Reinvestment of Funds in Accounts; Reports by Trustee.
(a)     By Issuer Order (which may be in the form of standing instructions), the Issuer (or the Collateral Manager on behalf of the Issuer) shall at all times direct the Trustee to, and, upon receipt of such Issuer Order, the Trustee shall, invest all funds on deposit in the Collection Account, the Revolver Funding

Account and the Expense Reserve Account, as so directed in Eligible Investments having stated maturities no later than the Business Day preceding the next Payment Date unless issued by the Bank in accordance with the definition of the term "Eligible Investment" (or such shorter maturities expressly provided herein). If prior to the occurrence of an Event of Default, the Issuer shall not have given any such investment directions, the Trustee shall seek instructions from the Collateral Manager within three Business Days after transfer of any funds to such accounts. If the Trustee does not thereafter receive written instructions from the Collateral Manager within five Business Days after transfer of such funds to such accounts, such amounts shall remain uninvested until the Trustee is otherwise directed by the Collateral Manager to invest such amounts in Eligible Investments. If after the occurrence of an Event of Default, the Issuer shall not have given such investment directions to the Trustee for three consecutive days, such amounts shall remain uninvested unless and until the Trustee receives investment instructions from the Issuer or the Collateral Manager on behalf of the Issuer. Except to the extent expressly provided otherwise herein, all interest and other income from such investments shall be deposited in the Interest Collection Subaccount, any gain realized from such investments shall be credited to the Principal Collection Subaccount upon receipt, and any loss resulting from such investments shall be charged to the Principal Collection Subaccount. The Trustee shall not in any way be held liable by reason of any insufficiency of such accounts which results from any loss relating to any such investment, provided that nothing herein shall relieve the Bank of (i) its obligations or liabilities under any security or obligation issued by the Bank or any Affiliate thereof or (ii) liability for any loss resulting from gross negligence, willful misconduct or fraud on the part of the Bank or any Affiliate thereof. Except as otherwise expressly provided herein, the Trustee shall not otherwise be under any duty to invest (or pay interest on) amounts held hereunder from time to time.
(b)    The Trustee agrees to give the Issuer immediate notice if a Trust Officer of the Trustee has actual knowledge that any Account or any funds on deposit in any Account, or otherwise to the credit of an Account, shall become subject to any writ, order, judgment, warrant of attachment, execution or similar process.
(c)    The Trustee shall supply, in a timely fashion, to the Co-Issuers (and the Issuer shall supply to each Applicable Rating Agency, if then rating a Class of Secured Notes) and the Collateral Manager any information regularly maintained by the Trustee that the Co-Issuers, each Applicable Rating Agency (if then rating a Class of Secured Notes) or the Collateral Manager may from time to time reasonably request with respect to the Assets, the Accounts and the other Assets and provide any other requested information reasonably available to the Trustee by reason of its acting as Trustee hereunder and required to be provided by Section 10.6 or to permit the Collateral Manager to perform its obligations under the Collateral Management Agreement or the Issuer's obligations hereunder that have been delegated to the Collateral Manager. The Trustee shall promptly forward to the Collateral Manager copies of notices and other writings received by it from the issuer of any Collateral Obligation or from any Clearing Agency with respect to any Collateral Obligation which notices or writings advise the holders of such Collateral Obligation of any rights that the holders might have with respect thereto (including, without limitation, requests to vote with respect to amendments or waivers and notices of prepayments and redemptions) as well as all periodic financial reports received from such issuer and Clearing Agencies with respect to such issuer.
(d)    Notwithstanding anything in this Indenture to the contrary, the Collateral Manager shall give the Trustee and the Collateral Administrator prompt written notice should any Collateral Obligation become a Defaulted Obligation.
Section 10.6    Accountings.      (a) Monthly. The Issuer shall compile (or cause to be compiled) a Monthly Report, determined as of the Monthly Report Determination Date, and shall make available such Monthly Report to each Applicable Rating Agency (if then rating a Class of Secured Notes), the Trustee, the

Collateral Manager, the Initial Purchaser and, upon written request therefor, to any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit C, any beneficial owner of a Note, as set forth in Schedule 8.
Upon receipt of each Monthly Report, the Trustee shall compare the information contained in such Monthly Report to the information contained in its records with respect to the Assets and shall, within three Business Days after receipt of such Monthly Report, notify the Issuer (and the Issuer shall notify each Applicable Rating Agency, if then rating a Class of Secured Notes), the Collateral Administrator and the Collateral Manager if the information contained in the Monthly Report does not conform to the information maintained by the Trustee with respect to the Assets. If any discrepancy exists, the Collateral Administrator and the Issuer, or the Collateral Manager on behalf of the Issuer, shall attempt to resolve the discrepancy. If such discrepancy cannot be promptly resolved, the Trustee shall within five Business Days notify the Collateral Manager who shall, on behalf of the Issuer, request that the Independent certified public accountants appointed by the Issuer pursuant to Section 10.8 recalculate such Monthly Report and the Trustee's records to assist the Trustee in determining the cause of such discrepancy. If such recalculations reveal an error in the Monthly Report or the Trustee's records, the Monthly Report or the Trustee's records shall be revised accordingly and, as so revised, shall be utilized in making all calculations pursuant to this Indenture and notice of any error in the Monthly Report shall be sent as soon as practicable by the Issuer to all recipients of such report which may be accomplished by making a notation of such error in the subsequent Monthly Report.
(b)    Payment Date Accounting. The Issuer shall render (or cause to be rendered) the Distribution Report, determined as of the close of business on each Determination Date preceding a Payment Date, and shall make (or cause to be made) available such Distribution Report to the Trustee, the Collateral Manager, each Applicable Rating Agency (if then rating a Class of Secured Notes), the Initial Purchaser and, upon written request therefor, any Holder shown on the Register and, upon written notice to the Trustee in the form of Exhibit C, any beneficial owner of a Note not later than the Business Day preceding the related Payment Date, as set forth in Schedule 9.
Each Distribution Report shall constitute instructions to the Trustee to withdraw funds from the Payment Account and pay or transfer such amounts set forth in such Distribution Report in the manner specified and in accordance with the priorities established in the Priority of Payments and Article XIII.
(c)    Interest Rate Notice. The Trustee shall include in the Monthly Report a notice setting forth the Interest Rate for each Class of Secured Notes for the Interest Accrual Period preceding the next Payment Date.
(d)    Failure to Provide Accounting. If the Trustee shall not have received any accounting provided for in this Section 10.6 on the first Business Day after the date on which such accounting is due to the Trustee, the Trustee shall notify the Collateral Manager who shall use all reasonable efforts to obtain such accounting by the applicable Payment Date. To the extent the Collateral Manager is required to provide any information or reports pursuant to this Section 10.6 as a result of the failure of the Issuer to provide such information or reports, the Collateral Manager shall be entitled to retain an Independent certified public accountant in connection therewith and the reasonable costs incurred by the Collateral Manager for such Independent certified public accountant shall be paid by the Issuer.
(e)    Initial Purchaser Information. The Issuer and the Initial Purchaser, or any successor to the Initial Purchaser, may post the information contained in a Monthly Report or Distribution Report to a password-protected internet site accessible only to the Holders of the Notes and to the Collateral Manager.

(f)    Distribution of Reports. The Trustee will make the Monthly Report, the Distribution Report and the Transaction Documents (including any amendments thereto) and any notices or communications required to be delivered to the Holders in accordance with this Indenture available via its internet website. The Trustee's internet website shall initially be located at http://www.mystatestreet.com (the "Trustee's Website"). Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first-class mail by calling the customer service desk and indicating as such. The Trustee may change the way such statements and Transaction Documents are distributed. As a condition to access to the Trustee's internet website, the Trustee may require registration and the acceptance of a disclaimer. The Trustee shall be entitled to rely on but shall not be responsible for the content or accuracy of any information provided in the Monthly Report and the Distribution Report which the Trustee disseminates in accordance with this Indenture and may affix thereto any disclaimer it deems appropriate in its reasonable discretion. The Trustee may cause an electronic copy of the information from the Monthly Report and the Distribution Report to be delivered to Intex Solutions, Inc. by granting it access to the Trustee's Website.
Section 10.7    Release of Collateral. (a) Subject to Article XII, the Issuer may, by Issuer Order executed by an Authorized Officer of the Collateral Manager, delivered to the Trustee at least one Business Day prior to the settlement date for any sale of an Asset certifying that the sale of such Asset is being made in accordance with Section 12.1 hereof and such sale complies with all applicable requirements of Section 12.1, direct the Trustee to release or cause to be released such Asset from the lien of this Indenture and, upon receipt of such Issuer Order, the Trustee shall deliver any such Asset, if in physical form, duly endorsed to the broker or purchaser designated in such Issuer Order or, if such Asset is a Clearing Corporation Security, cause an appropriate transfer thereof to be made, in each case against receipt of the sales price therefor as specified by the Collateral Manager in such Issuer Order; provided that the Trustee may deliver any such Asset in physical form for examination in accordance with street delivery custom.
(b)    Subject to the terms of this Indenture, the Trustee shall upon an Issuer Order (i) deliver any Asset, and release or cause to be released such Asset from the lien of this Indenture, which is set for any mandatory call or redemption or payment in full to the appropriate paying agent on or before the date set for such call, redemption or payment, in each case against receipt of the call or redemption price or payment in full thereof and (ii) provide notice thereof to the Collateral Manager.
(c)    Upon receiving actual notice of any tender offer, voluntary redemption, exchange offer, conversion or other similar action (an "Offer") or any request for a waiver, consent, amendment or other modification or action with respect to any Asset, the Trustee on behalf of the Issuer shall notify the Collateral Manager of such Offer or such request. Unless the Notes have been accelerated following an Event of Default, the Collateral Manager may direct (x) the Trustee to accept or participate in or decline or refuse to participate in such Offer and, in the case of acceptance or participation, to release from the lien of this Indenture such Asset in accordance with the terms of the Offer against receipt of payment therefor, or (y) the Issuer or the Trustee to agree to or otherwise act with respect to such consent, waiver, amendment, modification or action; provided that in the absence of any such direction, the Trustee shall not respond or react to such Offer or request.
(d)    As provided in Section 10.2(a), the Trustee shall deposit any proceeds received by it from the disposition of an Asset in the applicable subaccount of the Collection Account, unless simultaneously applied to the purchase of Eligible Investments as permitted under and in accordance with the requirements of this Article X and Article XII.

(e)    The Trustee shall, upon receipt of an Issuer Order at such time as there are no Secured Notes Outstanding and all obligations of the Co-Issuers hereunder have been satisfied, release any remaining Assets from the lien of this Indenture.
(f)    Any security, Collateral Obligation or amounts that are released pursuant to Section 10.7(a), (b) or (c) shall be released from the lien of this Indenture.
(g)    Any amounts paid from the Payment Account to the Holders of the Subordinated Notes in accordance with the Priority of Payments shall be released from the lien of this Indenture.
Section 10.8    Reports by Independent Accountants. (a) At the Closing Date, the Issuer shall appoint one or more firms of Independent certified public accountants of recognized international reputation for purposes of recalculating and delivering the reports of such accountants required by this Indenture, which may be the firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. The Issuer may remove any firm of Independent certified public accountants at any time without the consent of any Holder of Notes. Upon any resignation by such firm or removal of such firm by the Issuer, the Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly appoint by Issuer Order delivered to the Trustee and each Applicable Rating Agency (if then rating a Class of Secured Notes) a successor thereto that shall also be a firm of Independent certified public accountants of recognized international reputation, which may be a firm of Independent certified public accountants that performs accounting services for the Issuer or the Collateral Manager. If the Issuer shall fail to appoint a successor to a firm of Independent certified public accountants which has resigned within 30 days after such resignation, the Issuer shall promptly notify the Trustee of such failure in writing. If the Issuer shall not have appointed a successor within ten days thereafter, the Trustee shall promptly notify the Collateral Manager, who shall appoint a successor firm of Independent certified public accountants of recognized international reputation. The fees of such Independent certified public accountants and its successor shall be payable by the Issuer.
(b)    On or before the anniversary of the Closing Date in each calendar year commencing in the calendar year after the calendar year of the Closing Date, the Issuer shall cause to be delivered to the Trustee an Accountants' Report from a firm of Independent certified public accountants for each Distribution Report received since the last statement (i) indicating that the calculations within those Distribution Reports have been recalculated and compared to the information provided by the Issuer in accordance with the applicable provisions of this Indenture and (ii) listing the Aggregate Principal Balance of the Assets and the Aggregate Principal Balance of the Collateral Obligations securing the Secured Notes as of the immediately preceding Determination Dates; provided that in the event of a conflict between such firm of Independent certified public accountants and the Issuer with respect to any matter in this Section 10.8, the determination by such firm of Independent public accountants shall be conclusive. To the extent a beneficial owner or Holder of a Note requests the yield to maturity in respect of the relevant Note in order to determine any "original issue discount" in respect thereof, the Trustee shall request that the firm of Independent certified public accountants appointed by the Issuer calculate such yield to maturity. The Trustee shall have no responsibility to calculate the yield to maturity nor to verify the accuracy of such Independent certified public accountants' calculation. If the firm of Independent certified public accountants fails to calculate such yield to maturity, the Trustee shall have no responsibility to provide such information to the beneficial owner or Holder of a Note. In the event such firm requires the Trustee or the Collateral Administrator to agree to the procedures performed by such firm, the Issuer hereby directs the Trustee and the Collateral Administrator to so agree to the terms and conditions requested by such accountants as a condition to receiving documentation required by this Indenture; it being understood and agreed that (i) the Trustee and the Collateral Administrator will deliver such letter of agreement in conclusive reliance on the foregoing direction of the Issuer, (ii) the Trustee shall make no inquiry or investigation as to, and shall have no obligation in respect of, the sufficiency, validity or correctness of such procedures, (iii) such acknowledgment or agreement may include (x) restrictions or prohibitions on the disclosure of information or documents provided to it by such firm of Independent accountants (including to the Holders), (y) releases of claims or other liabilities by the Trustee and (z) such other terms and conditions that the Issuer has determined are necessary or desirable. Notwithstanding the foregoing, in no event shall either the Trustee or the Collateral Administrator be required to execute any agreement in respect of the Independent accountants if the Issuer has not provided direction pursuant to this clause or that the Trustee or the Collateral Administrator determines adversely affects it.
(c)    Upon the written request of the Trustee, or any Holder of a Subordinated Note, the Issuer will cause the firm of Independent certified public accountants appointed pursuant to Section 10.8(a) to provide any Holder of Subordinated Notes with all of the information required to be provided by the Issuer pursuant to Section 7.17 or assist the Issuer in the preparation thereof.
Section 10.9    Reports to Applicable Rating Agencies and Additional Recipients. In addition to the information and reports specifically required to be provided to each Applicable Rating Agency (if then rating a Class of Secured Notes) pursuant to the terms of this Indenture, the Issuer shall provide the Collateral Manager and each Applicable Rating Agency (if then rating a Class of Secured Notes) with all information or reports delivered to the Trustee hereunder (excluding any Accountants' Reports) and the Trustee shall provide all such information to the Initial Purchaser upon the Initial Purchaser's written request, and, subject to Section 14.3(c), such additional information (excluding any Accountants' Reports) as each Applicable Rating Agency (if then rating a Class of Secured Notes) may from time to time reasonably request (including notification to the Applicable Rating Agencies of any Specified Event or any modification of any loan document relating to a DIP Collateral Obligation or any release of collateral thereunder not permitted by such loan documentation). Together with each Monthly Report and on each Payment Date, the Issuer shall provide to the Applicable Rating Agencies, via e-mail in accordance with Section 14.3(a), with respect to each Collateral Obligation, the name of each obligor thereon and the CUSIP number thereof (if applicable).
Section 10.10    Procedures Relating to the Establishment of Accounts Controlled by the Trustee. Notwithstanding anything else contained herein, the Trustee agrees that with respect to each of the Accounts, it will cause each Securities Intermediary establishing such accounts to enter into a securities account control agreement and, if the Securities Intermediary is the Bank, shall cause the Bank to comply with the provisions of such securities account control agreement. The Trustee shall have the right to open such subaccounts of any such Account as it deems necessary or appropriate for convenience of administration.
ARTICLE XI

APPLICATION OF MONIES
Section 11.1    Disbursements of Monies from Payment Account. (a) Notwithstanding any other provision in this Indenture, but subject to the other subsections of this Section 11.1 and to Section 13.1, on each Payment Date, the Trustee shall disburse amounts transferred from the Collection Account to the Payment Account for application in accordance with the Priority of Payments.
(b)    If on any Payment Date the amount available in the Payment Account is insufficient to make the full amount of the disbursements required by the Distribution Report, the Trustee shall make the disbursements called for in the order and according to the priority set forth in the Priority of Payments, to the extent funds are available therefor.

(c)    In connection with the application of funds to pay Administrative Expenses of the Issuer or the Co-Issuer, as the case may be, in accordance with the Priority of Payments, the Trustee shall remit such funds, to the extent available (and subject to the order of priority set forth in the definition of "Administrative Expenses"), as directed and designated in an Issuer Order (which may be in the form of standing instructions, including standing instructions to pay Administrative Expenses in such amounts and to such entities as indicated in the Distribution Report in respect of such Payment Date) delivered to the Trustee no later than the Business Day prior to each Payment Date.
(d)    The Collateral Manager may, in its sole discretion, elect to irrevocably waive payment of any or all of any Servicing Fee otherwise due on any Payment Date by notice to the Issuer, the Collateral Administrator and the Trustee no later than the Determination Date immediately prior to such Payment Date in accordance with the terms of Section 8 of the Collateral Management Agreement. Any such Servicing Fee, once waived, shall not thereafter become due and payable and any claim of the Collateral Manager therein shall be extinguished.
(e)    In the event that a Hedge Counterparty defaults in the payment of its obligations to the Issuer under any Hedge Agreement on the date on which any payment is due thereunder, the Collateral Manager shall make a demand on such Hedge Counterparty in accordance with Section 16.1(g). The Trustee shall forward a copy of a notice prepared by the Collateral Manager to the Holders of Notes and the Applicable Rating Agency if such Hedge Counterparty continues to fail to perform its obligations for two Business Days following a demand made by the Collateral Manager on such Hedge Counterparty, and the Collateral Manager shall take action with respect to such continuing failure.
(f)    At any time, by notification to the Issuer, the Trustee and the Collateral Manager, a Contributor may make a Contribution as set forth in the Term Sheet.
ARTICLE XII

SALE OF COLLATERAL OBLIGATIONS
Section 12.1    Sales of Collateral Obligations. Subject to the satisfaction of the conditions specified in the Term Sheet, the Collateral Manager on behalf of the Issuer may direct the Trustee to sell and the Trustee shall sell on behalf of the Issuer in the manner directed by the Collateral Manager any Collateral Obligation or Equity Security. For purposes of this Section 12.1, the Sale Proceeds of a Collateral Obligation sold by the Issuer shall include any Principal Financed Accrued Interest received in respect of such sale.
Section 12.2    Conditions Applicable to All Transactions Effected under Article XII. (a) Any transaction effected under this Article XII shall be conducted on an arm's length basis and, if effected with a Person Affiliated with the Collateral Manager (or with an account or portfolio for which the Collateral Manager or any of its Affiliates serves as investment adviser), shall be effected in accordance with the requirements of Section 3 of the Collateral Management Agreement on terms no less favorable to the Issuer than would be the case if such Person were not so Affiliated; provided that at any time after the Closing Date, the Issuer may not sell Collateral Obligations to the Collateral Manager or any non-special purpose bankruptcy remote affiliate thereof in an aggregate amount exceeding 20% of the Aggregate Principal Balance of the Collateral Obligations as of the Closing Date; provided further that the Trustee shall have no responsibility to oversee compliance with this clause (a) by the other parties.
(b)    Each Collateral Obligation sold after the Closing Date will be made pursuant to an Issuer Order, which Issuer Order will be deemed a certification by the Collateral Manager, upon which the Trustee and the Collateral Administrator may conclusively rely, that such sale complies with this Article XII and the requirements of the Term Sheet.
ARTICLE XIII

NOTEHOLDERS' RELATIONS
Section 13.1    Subordination. (a) Anything in this Indenture or the Notes to the contrary notwithstanding, the Holders of each Class of Notes that constitute a Junior Class agree for the benefit of the Holders of the Notes of each Priority Class with respect to such Junior Class that such Junior Class shall be subordinate and junior to the Notes of each such Priority Class to the extent and in the manner set forth in this Indenture.
(b)    If any Holder of Notes of any Junior Class shall have received any payment or distribution in respect of such Notes contrary to the provisions of this Indenture, then, unless and until each Priority Class with respect thereto shall have been paid in full in Cash or, to the extent the Holders of 100% of the Aggregate Outstanding Amount of such Priority Class consent, other than in Cash in accordance with this Indenture, such payment or distribution shall be received and held in trust for the benefit of, and shall forthwith be paid over and delivered to, the Trustee, which shall pay and deliver the same to the Holders of the applicable Priority Class(es) in accordance with this Indenture; provided that if any such payment or distribution is made other than in Cash, it shall be held by the Trustee as part of the Assets and subject in all respects to the provisions of this Indenture, including this Section 13.1.
(c)    Each Holder of Notes of any Junior Class agrees with all Holders of the applicable Priority Classes that such Holder of Junior Class Notes shall not demand, accept, or receive any payment or distribution in respect of such Notes in violation of the provisions of this Indenture including, without limitation, this Section 13.1; provided that after a Priority Class has been paid in full, the Holders of the related Junior Class or Classes shall be fully subrogated to the rights of the Holders of such Priority Class. Nothing in this Section 13.1 shall affect the obligation of the Issuer to pay Holders of any Junior Class of Notes.
(d)    The Holders of each Class of Notes and beneficial owners of each Class of Notes agree, for the benefit of all Holders of each Class of Notes and beneficial owners of each Class of Notes, to the provisions of Section 5.4(d).
Section 13.2    Standard of Conduct. In exercising any of its or their voting rights, rights to direct and consent or any other rights as a Holder under this Indenture, each Holder (a) does not owe any duty of care to any Person and is not obligated to act in a fiduciary or advisory capacity to any Person (including, but not limited to, any other Holder or beneficial owner of Secured Notes or Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer, the Co-Issuer or the Collateral Manager); (b) shall only consider the interests of itself and/or its Affiliates; and (c) will not be prohibited from engaging in activities that compete or conflict with those of any Person (including, but not limited to, any Holder or beneficial owner of Secured Notes or Subordinated Notes, the Issuer, the Trustee, any holder of ordinary shares of the Issuer, the Co-Issuer or the Collateral Manager), nor shall any such restrictions apply to any Affiliates of any Holder.

ARTICLE XIV

MISCELLANEOUS
Section 14.1    Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer of the Issuer, the Co-Issuer or the Collateral Manager may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel (provided that such counsel is a nationally or internationally recognized and reputable law firm, one or more of the partners of which are admitted to practice before the highest court of any State of the United States or the District of Columbia (or the Cayman Islands, in the case of an opinion relating to the laws of the Cayman Islands), which law firm may, except as otherwise expressly provided in this Indenture, be counsel for the Issuer or the Co-Issuer), unless such Officer knows, or should know that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any such certificate of an Officer of the Issuer, the Co-Issuer or the Collateral Manager or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer, the Co-Issuer, the Collateral Manager or any other Person (on which the Trustee shall also be entitled to conclusively rely), stating that the information with respect to such factual matters is in the possession of the Issuer, the Co-Issuer, the Collateral Manager or such other Person, unless such Officer of the Issuer, the Co-Issuer or the Collateral Manager or such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer of the Collateral Manager or the Issuer, stating that the information with respect to such matters is in the possession of the Collateral Manager, the Issuer or the Co-Issuer, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Whenever in this Indenture it is provided that the absence of the occurrence and continuation of a Default or Event of Default is a condition precedent to the taking of any action by the Trustee at the request or direction of the Applicable Issuers, then notwithstanding that the satisfaction of such condition is a condition precedent to the Applicable Issuer's right to make such request or direction, the Trustee shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such Default or Event of Default as provided in Section 6.1(d).
The Bank, in all of its capacities, agrees to accept and act upon instructions or directions pursuant to this Indenture or any document executed in connection herewith sent by unsecured email or other similar unsecured electronic methods, in each case, of an executed instruction or direction (which may be in the form of a .pdf file); provided, however, that any Person providing such instructions or directions shall provide to the Bank an incumbency certificate listing authorized persons designated to provide such instructions or directions, which incumbency certificate shall be amended whenever a person is added or deleted from the listing. If such person elects to give the Bank email instructions (or instructions by a similar electronic method) and the Bank in its discretion elects to act upon such instructions, the Bank's reasonable understanding of such instructions shall be deemed controlling. The Bank shall not be liable for any losses, costs or expenses arising directly or indirectly from the Bank's reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a subsequent written instruction. Any person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Bank, including without limitation the risk of the Bank acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.
Section 14.2    Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action or actions embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Co-Issuers, if made in the manner provided in this Section 14.2.
(b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Trustee deems sufficient.
(c)    The principal amount or face amount, as the case may be, and registered numbers of Notes held by any Person, and the date of such Person's holding the same, shall be proved by the Register.
(d)    Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder (and any transferee thereof) of such Note and of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
Section 14.3    Notices, etc., to Trustee, the Co-Issuers, the Collateral Manager, the Initial Purchaser, the Collateral Administrator, the Paying Agent, each Hedge Counterparty and the Applicable Rating Agencies.      (a) Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed shall be provided to the applicable party as set forth in Schedule 10.
(b)    If any provision in this Indenture calls for any notice or document to be delivered simultaneously to the Trustee and any other person or entity, the Trustee's receipt of such notice or document shall entitle the Trustee to assume that such notice or document was delivered to such other person or entity unless otherwise expressly specified herein.
(c)    Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be sent to any

Applicable Rating Agency shall be sent by the Collateral Manager on behalf of the Issuer and, if pursuant to the terms of this Indenture, the Trustee is to send such request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to the Applicable Rating Agencies, it shall instead be sent to the Collateral Manager first for dissemination to the Applicable Rating Agencies.
(d)    Notwithstanding any provision to the contrary contained herein or in any agreement or document related thereto, any report, statement or other information required to be provided by the Issuer or the Trustee may be provided by providing access to a website containing such information.
Section 14.4    Notices to Holders; Waiver. Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of any event,
(a)    such notice shall be sufficiently given to Holders if in writing and mailed, first class postage prepaid (or, in the case of Holders of Global Notes, e-mailed to DTC), to each Holder affected by such event, at the address of such Holder as it appears in the Register, not earlier than the earliest date and not later than the latest date, prescribed for the giving of such notice; and
(b)    such notice shall be in the English language.
Such notices will be deemed to have been given on the date of such mailing.
Notwithstanding clause (a) above, a Holder may give the Trustee a written notice that it is requesting that notices to it be given by electronic mail and stating the electronic mail address for such transmission. Thereafter, the Trustee shall give notices to such Holder by electronic mail, as so requested; provided that if such notice also requests that notices be given by mail, then such notice shall also be given by mail in accordance with clause (a) above. Notices for Holders may also be posted to the Trustee's internet website.
The Trustee will deliver to the Holders any information or notice relating to this Indenture requested to be so delivered by at least 25% of the Holders of any Class of Notes (by Aggregate Outstanding Amount), at the expense of the Issuer; provided that the Trustee may decline to send any such notice that it reasonably determines to be contrary to (i) any of the terms of this Indenture, (ii) any duty or obligation that the Trustee may have hereunder or (iii) applicable law. The Trustee may require the requesting Holders to comply with its standard verification policies in order to confirm Noteholder status.
Neither the failure to mail any notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. In case by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity or by reason of any other cause it shall be impracticable to give such notice by mail of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then such notification to Holders as shall be made with the approval of the Trustee shall constitute a sufficient notification to such Holders for every purpose hereunder.
Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 14.5    Effect of Headings and Table of Contents. The Article and Section headings herein (including those used in cross-references herein) and the Table of Contents are for convenience only and shall not affect the construction hereof.
Section 14.6    Successors and Assigns. All covenants and agreements in this Indenture by the Co-Issuers shall bind their respective successors and assigns, whether so expressed or not.
Section 14.7    Severability. If any term, provision, covenant or condition of this Indenture or the Notes, or the application thereof to any party hereto or any circumstance, is held to be unenforceable, invalid or illegal (in whole or in part) for any reason (in any relevant jurisdiction), the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, modified by the deletion of the unenforceable, invalid or illegal portion (in any relevant jurisdiction), will continue in full force and effect, and such unenforceability, invalidity, or illegality will not otherwise affect the enforceability, validity or legality of the remaining terms, provisions, covenants and conditions of this Indenture or the Notes, as the case may be, so long as this Indenture or the Notes, as the case may be, as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the deletion of such portion of this Indenture or the Notes, as the case may be, will not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.
Section 14.8    Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Collateral Manager, the Collateral Administrator, the Holders of the Notes and (to the extent provided herein) the Administrator (solely in its capacity as such) and the other Secured Parties any benefit or any legal or equitable right, remedy or claim under this Indenture.
Section 14.9    Legal Holidays. If the date of any Payment Date, Redemption Date or Stated Maturity shall not be a Business Day, then notwithstanding any other provision of the Notes or this Indenture, payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the nominal date of any such Payment Date, Redemption Date or Stated Maturity date, as the case may be.
Section 14.10    Governing Law. This Indenture shall be construed in accordance with, and this Indenture and any matters arising out of or relating in any way whatsoever to this Indenture (whether in contract, tort or otherwise), shall be governed by, the law of the State of New York.
Section 14.11    Submission to Jurisdiction. With respect to any suit, action or proceedings relating to this Indenture or any matter between the parties arising under or in connection with this Indenture ("Proceedings"), each party irrevocably: (i) submits to the non‑exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan and the United States District Court for the Southern District of New York, and any appellate court from any thereof; and (ii) waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party. Nothing in this Indenture precludes any of the parties from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.
Section 14.12    WAIVER OF JURY TRIAL. EACH OF THE ISSUER, THE CO-ISSUER, THE HOLDERS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a Proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Indenture by, among other things, the mutual waivers and certifications in this paragraph.
Section 14.13    Counterparts. This Indenture (and each amendment, modification and waiver in respect of it) and the Notes may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original, and all of which together constitute one and the same instrument. Delivery of an executed counterpart signature page of this Indenture by e-mail (PDF) or telecopy shall be effective as delivery of a manually executed counterpart of this Indenture.
Section 14.14    Acts of Issuer. Any report, information, communication, request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or performed by the Issuer shall be effective if given or performed by the Issuer or by the Collateral Manager on the Issuer's behalf.
The Issuer agrees to coordinate with the Collateral Manager with respect to any communication to any Applicable Rating Agency and to comply with the provisions of this Section and Section 14.16, unless otherwise agreed to in writing by the Collateral Manager.
Section 14.15    Liability of Co-Issuers. Notwithstanding any other terms of this Indenture, the Notes or any other agreement entered into between, inter alia, the Co-Issuers or otherwise, none of the Co-Issuers (each, a "Party") shall have any liability whatsoever to any other Party under this Indenture, the Notes, any such agreement or otherwise and, without prejudice to the generality of the foregoing, none of the Parties shall be entitled to take any action to enforce, or bring any action or proceeding, in respect of this Indenture, the Notes, any such agreement or otherwise against any other Party. In particular, none of the Parties shall be entitled to petition or take any other steps for the winding up or bankruptcy of the other of any other Party or shall have any claim in respect to any assets of any other Party.
Section 14.16    Communications with Applicable Rating Agencies.
If the Issuer shall receive any written or oral communication from any Applicable Rating Agency (or any of their respective officers, directors or employees) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Issuer agrees to refrain from communicating with such Applicable Rating Agency and to promptly (and, in any event, within one Business Day) notify the Collateral Manager of such communication. The Issuer agrees that in no event shall it engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with any Applicable Rating Agency (or any of their respective officers, directors or employees) without the participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager. The Trustee agrees that in no event shall a Trust Officer engage in any oral or written communication with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes with any Applicable Rating Agency without the prior written consent (which may be in the form of e-mail correspondence) or participation of the Collateral Manager, unless otherwise agreed to in writing by the Collateral Manager; provided that nothing in this Section 14.16 shall prohibit the Trustee from making available on its internet website the Monthly Reports, Distribution Reports and other notices or documentation relating to the Notes or this Indenture.

Section 14.17    17g-5 Information.
(a)    The Issuer shall comply with its obligations under Rule 17g-5 promulgated under the Exchange Act ("Rule 17g-5"), by it or its agent's posting on the 17g-5 Website, no later than the time such information is provided to the Applicable Rating Agencies, all information that the Co-Issuers or other parties on their behalf, including the Trustee and the Collateral Manager, provide to the Applicable Rating Agencies for the purposes of determining the initial credit rating of the Secured Notes or undertaking credit rating surveillance of the Secured Notes. For the avoidance of doubt, except as provided below, such information shall not include any Accountants' Report.
(b)    (i) To the extent that any Applicable Rating Agency makes an inquiry that is, or initiates communications with the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee that are relevant to such Applicable Rating Agency's credit rating surveillance of the Secured Notes, all responses to such inquiries or communications from such Applicable Rating Agency shall be formulated in writing by the responding party or its representative or advisor and shall be provided to the 17g-5 Information Agent who shall promptly post such written response to the 17g-5 Website in accordance with the procedures set forth in Section 14.17(b)(iv), and after the responding party or its representative or advisor receives written notification from the 17g-5 Information Agent (which the 17g-5 Information Agent agrees to provide on a reasonably prompt basis) (which may be in the form of email) that such response has been posted on the 17g-5 Website, such responding party or its representative or advisor may provide such response to such Applicable Rating Agency.
(ii)    To the extent that any of the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee is required to provide any information to, or communicate with, any Applicable Rating Agency in accordance with its obligations under this Indenture or the Collateral Management Agreement, the Issuer, the Collateral Manager, the Collateral Administrator or the Trustee, as applicable (or their respective representatives or advisors), shall provide such information or communication to the 17g-5 Information Agent by e-mail at statestreet_cdo_services@statestreet.com, specifically referencing "Barings BDC Static CLO 2019-I – 17g-5 Information" in the subject line, which the 17g-5 Information Agent shall promptly upload to the 17g-5 Website in accordance with the procedures set forth in Section 14.17(b)(iv), and after the applicable party has received written notification from the 17g-5 Information Agent (which the 17g-5 Information Agent agrees to provide on a reasonably prompt basis) (which may be in the form of email) that such information has been uploaded to the 17g-5 Website, the applicable party or its representative or advisor shall provide such information to the Applicable Rating Agencies.

(iii)    The Issuer, the Collateral Manager, the Collateral Administrator and the Trustee (and their respective representatives and advisors) shall be permitted (but shall not be required) to orally communicate with the Applicable Rating Agencies regarding any Collateral Obligation or the Notes; provided, that such party summarizes the information provided to the Applicable Rating Agencies in such communication and provides the 17g-5 Information Agent with such summary in accordance with the procedures set forth in this Section 14.17(b) within one Business Day of such communication taking place. The 17g-5 Information Agent shall post such summary on the 17g-5 Website in accordance with the procedures set forth in Section 14.17(b)(iv).

(iv)    All information to be made available to any Applicable Rating Agency pursuant to this Section 14.17(b) shall be made available by the 17g-5 Information Agent on the 17g-5 Website. Information will be posted on the same Business Day of receipt provided that such information is received by 12:00 p.m. (Eastern Time) or, if received after 12:00 p.m. (Eastern Time), on the next

Business Day. The 17g-5 Information Agent shall have no obligation or duty to verify, confirm or otherwise determine whether the information being delivered is accurate, complete, conforms to the transaction or otherwise is or is not anything other than what it purports to be. In the event that any information is delivered or posted in error, the 17g-5 Information Agent may remove it from the 17g-5 Website. None of the Issuer, the Trustee, the Collateral Manager, the Collateral Administrator and the 17g-5 Information Agent shall have obtained or shall be deemed to have obtained actual knowledge of any information solely due to receipt and posting to the 17g-5 Website. Access to the 17g-5 Website will be provided by the 17g-5 Information Agent to (A) any NRSRO upon receipt by the Issuer and the 17g-5 Information Agent of an NRSRO Certification from such NRSRO (which may be submitted electronically via the 17g-5 Website) and (B) to any Applicable Rating Agency, without submission of an NRSRO Certification. Questions regarding delivery of information to the 17g-5 Information Agent may be directed to (888) 855-9695.

(v)    The 17g-5 Information Agent shall not be liable for unauthorized disclosure of any information that it disseminates in accordance with this Indenture and makes no representations or warranties as to the accuracy or completeness of information made available on the 17g-5 Website. The 17g-5 Information Agent shall not be liable for its failure to make any information available to any Applicable Rating Agency or NRSROs unless such information was delivered to the 17g-5 Information Agent at the email address set forth herein, with a subject heading of "Barings BDC Static CLO Ltd. 2019-I" and sufficient detail to indicate that such information is required to be posted on the 17g-5 Website.

(vi)    Notwithstanding anything to the contrary in this Indenture, a breach of this Section 14.17 shall not constitute a Default or Event of Default.
ARTICLE XV

ASSIGNMENT OF COLLATERAL MANAGEMENT AGREEMENT
Section 15.1    Assignment of Collateral Management Agreement. (a) The Issuer hereby acknowledges that its Grant pursuant to the first Granting Clause hereof includes all of the Issuer's estate, right, title and interest in, to and under the Collateral Management Agreement, including (i) the right to give all notices, consents and releases thereunder, (ii) the right to give all notices of termination and to take any legal action upon the breach of an obligation of the Collateral Manager thereunder, including the commencement, conduct and consummation of Proceedings at law or in equity, (iii) the right to receive all notices, accountings, consents, releases and statements thereunder and (iv) the right to do any and all other things whatsoever that the Issuer is or may be entitled to do thereunder; provided that notwithstanding anything herein to the contrary, the Trustee shall not have the authority to exercise any of the rights set forth in (i) through (iv) above or that may otherwise arise as a result of the Grant until the occurrence of an Event of Default hereunder and such authority shall terminate at such time, if any, as such Event of Default is cured or waived.
(b)    The assignment made hereby is executed as collateral security, and the execution and delivery hereby shall not in any way impair or diminish the obligations of the Issuer under the provisions of the Collateral Management Agreement, nor shall any of the obligations contained in the Collateral Management Agreement be imposed on the Trustee.
(c)    Upon the retirement of the Notes, the payment of all amounts required to be paid pursuant to the Priority of Payments and the release of the Assets from the lien of this Indenture, this assignment and all rights herein assigned to the Trustee for the benefit of the Secured Parties shall cease and terminate and all the estate, right, title and interest of the Trustee in, to and under the Collateral Management Agreement shall revert to the Issuer and no further instrument or act shall be necessary to evidence such termination and reversion.
(d)    The Issuer represents that the Issuer has not executed any other assignment of the Collateral Management Agreement.
(e)    The Issuer agrees that this assignment is irrevocable, and that it will not take any action which is inconsistent with this assignment or make any other assignment inconsistent herewith. The Issuer will, from time to time, execute all instruments of further assurance and all such supplemental instruments with respect to this assignment as may be necessary to continue and maintain the effectiveness of such assignment.
(f)    The Issuer hereby agrees, and hereby undertakes to obtain the agreement and consent of the Collateral Manager in the Collateral Management Agreement, to the following:
(i)    The Collateral Manager shall consent to the provisions of this assignment and agree to perform any provisions of this Indenture applicable to the Collateral Manager subject to the terms (including the standard of care set forth in the Collateral Management Agreement) of the Collateral Management Agreement;
(ii)    The Collateral Manager shall acknowledge that the Issuer is assigning all of its right, title and interest in, to and under the Collateral Management Agreement to the Trustee as representative of the Secured Parties and the Collateral Manager shall agree that all of the representations, covenants and agreements made by the Collateral Manager in the Collateral Management Agreement are also for the benefit of the Trustee; and
(iii)    The Collateral Manager shall deliver to the Trustee all copies of all notices, statements, communications and instruments delivered or required to be delivered by the Collateral Manager to the Issuer pursuant to the Collateral Management Agreement.
(g)    The Co-Issuers and the Trustee agree that the Collateral Manager shall be a third party beneficiary of this Indenture, and shall be entitled to rely upon and enforce such provisions of this Indenture to the same extent as if it were a party hereto.
(h)    Upon a Trust Officer of the Trustee receiving written notice from the Collateral Manager that an event constituting "Cause" as defined in the Collateral Management Agreement has occurred, the Trustee shall, not later than one Business Day thereafter, notify the Noteholders (as their names appear in the Register).
ARTICLE XVI

HEDGE AGREEMENTS
Section 16.1    Hedge Agreements.
(a)    The Issuer (or the Collateral Manager on behalf of the Issuer) may enter into Hedge Agreements from time to time after the Closing Date solely for the purpose of managing interest rate risks in connection with the Issuer's issuance of, and making payments on, the Notes. The Issuer (or the Collateral Manager on behalf of the Issuer) shall promptly provide written notice of entry into any Hedge Agreement to the Trustee and the Collateral Administrator. Notwithstanding anything to the contrary contained in this

Indenture, the Issuer (or the Collateral Manager on behalf of the Issuer) shall not enter into any Hedge Agreement unless (i) the Rating Agency Condition has been satisfied with respect thereto, (ii) a Majority of the Controlling Class and a Majority of the Subordinated Notes have consented to such Hedge Agreement, (iii) the Issuer receives an Opinion of Counsel to the effect that the Issuer entering into such Hedge Agreement shall not, in and of itself, cause the Issuer to become a "covered fund" under the Volcker Rule, as amended, (iv) the Issuer obtains an Opinion of Counsel and a certification from the Collateral Manager to the effect that (A) the written terms of the Hedge Agreement directly relate to the Collateral Obligations and the Notes and (B) such Hedge Agreement reduces the interest rate and/or foreign exchange risks related to the Collateral Obligations and the Notes, (v) the Issuer obtains (with a copy to the Trustee and the Collateral Administrator) an Opinion of Counsel to the effect that (A) the Issuer entering into such Hedge Agreement will not cause it to be considered a "commodity pool" as defined in Section 1a(10) of the CEA, (B) the Issuer entering into such Hedge Agreement would fall within the scope of the exclusion from commodity pool regulation set forth in CFTC Letter No. 12-45 (Interpretation and No-Action) dated December 7, 2012 issued by the Division of Swap Dealer and Intermediary Oversight of the Commodity Futures Trading Commission or (C) if the Issuer would be a commodity pool, that (x) the Collateral Manager and no other party would be the "commodity pool operator" and "commodity trading adviser" thereof, and (y) with respect to the Issuer as a commodity pool, the Collateral Manager is eligible for an exemption from registration as a "commodity pool operator" and "commodity trading adviser" and all conditions precedent to obtaining such an exemption have been satisfied, and (vi) if the Issuer entering into such Hedge Agreement will cause it to be a commodity pool, the Collateral Manager agrees in writing that for so long as the Issuer is a commodity pool, the Collateral Manager shall take (or cause to be taken) all actions necessary to ensure ongoing compliance with the applicable exemption from registration as a "commodity pool operator" and "commodity trading adviser" with respect to the Issuer, and shall take (or cause to be taken) any other actions required as a "commodity pool operator" and "commodity trading adviser" with respect to the Issuer. The Issuer shall provide a copy of each Hedge Agreement to each Applicable Rating Agency (if then rating a Class of Secured Notes) and the Trustee.
(b)    Each Hedge Agreement shall contain appropriate limited recourse and non-petition provisions equivalent (mutatis mutandis) to those contained in Section 5.4(d) and Section 2.7(i). Each Hedge Counterparty shall be required to have, at the time that any Hedge Agreement to which it is a party is entered into, the Required Hedge Counterparty Ratings unless the Rating Agency Condition is satisfied or credit support is provided as set forth in the Hedge Agreement. Payments with respect to Hedge Agreements shall be subject to Article XI. Each Hedge Agreement shall contain an acknowledgement by the Hedge Counterparty that the obligations of the Issuer to the Hedge Counterparty under the relevant Hedge Agreement shall be payable in accordance with Article XI.
(c)    In the event of any early termination of a Hedge Agreement with respect to which the Hedge Counterparty is the sole "defaulting party" or "affected party" (each as defined in the Hedge Agreements), notwithstanding any term hereof to the contrary, (i) any termination payment paid by the Hedge Counterparty to the Issuer may be paid to a replacement Hedge Counterparty at the direction of the Collateral Manager and (ii) any payment received from a replacement Hedge Counterparty may be paid to the replaced Hedge Counterparty at the direction of the Collateral Manager under the terminated Hedge Agreement.
(d)    The Issuer (or the Collateral Manager on its behalf) shall, upon receiving written notice of the exposure calculated under a credit support annex to any Hedge Agreement, if applicable, make a demand to the relevant Hedge Counterparty and its credit support provider, if applicable, for securities having a value under such credit support annex equal to the required credit support amount.
(e)    Each Hedge Agreement will, at a minimum, (i) include requirements for collateralization by or replacement of the Hedge Counterparty (including timing requirements) that satisfy criteria of each

Applicable Rating Agency (if then rating a Class of Secured Notes) in effect at the time of execution of the Hedge Agreement and (ii) permit the Issuer to terminate such agreement (with the Hedge Counterparty bearing the costs of any replacement Hedge Agreement) for failure to satisfy such requirement.
(f)    The Issuer shall give prompt notice to each Applicable Rating Agency (if then rating a Class of Secured Notes) of any termination of a Hedge Agreement or agreement to provide Hedge Counterparty credit support. Any collateral received from a Hedge Counterparty under a Hedge Agreement shall be deposited in the Hedge Counterparty Collateral Account.
(g)    If a Hedge Counterparty has defaulted in the payment when due of its obligations to the Issuer under the Hedge Agreement, promptly after becoming aware thereof the Collateral Manager shall make a demand on the Hedge Counterparty (or its guarantor under the Hedge Agreement) with a copy to the Trustee, demanding payment thereunder.
(h)    Each Hedge Agreement shall provide that it may not be terminated due to the occurrence of an Event of Default until liquidation of the Assets has commenced.

INDEX

17g-5 Information Agent	2	Bankruptcy Law	6
17g-5 Information Agent's Website	2	Bankruptcy Subordination Agreement	6, 68
25% Limitation	2	Base Indenture	1
Acceleration Waterfall	19	Base Rate Amendment	6, 105
Account	2	Benefit Plan Investor	6
Accountants' Report	3	Board of Directors	6
Accredited Investor	3	Board Resolution	6
Act	3	Bond	7
Act of Holders	3	Bridge Loan	7
Adjusted Collateral Principal Amount	14	Business Day	7
Administration Agreement	3	Caa Collateral Obligation	1
Administrative Expense Cap	3	Calculation Agent	1, 7, 94
Administrative Expenses	3	Cash	7
Administrator	1, 4	Cayman AML Regulations	7
Affected Class	4	Cayman FATCA Legislation	7
Affiliate	4	CCC Collateral Obligation	1
Affiliated Transferors	5	CCC/Caa Collateral Obligations	7
Agent Members	5	Certificate of Authentication	7, 38
Aggregate Outstanding Amount	5	Certificated Notes	7, 39
Aggregate Principal Balance	5	Certificated Secured Note	7, 39
Alternate Base Rate	5, 105	Certificated Security	7
Alternative Method	5	Certificated Subordinated Note	7, 39
AML Compliance	5	CFR	1
AML Services Agreement	5	CFTC	7
AML Services Provider	1, 5	Class	7
Applicable Issuer	5	Class A Notes	2
Applicable Issuers	5	Class A-1 Notes	2
Applicable Rating Agencies	2	Class A-2 Notes	2
Approved Index List	5	Clearing Agency	8
ARRC	14	Clearing Corporation	8
ARRC Modifier	5	Clearing Corporation Security	8
Asset-backed Commercial Paper	5	Clearstream	8
Assets	1, 5	Closing Date	3
Assigned Moody's Rating	1	Closing Date Par Amount	8
Assumed Reinvestment Rate	5	Closing Date Participation Interests	8
Authenticating Agent	5	Code	8
Authorized Officer	6	Co-Issuer	1, 8
Average Life	6	Co-Issuers	1, 8
Balance	6	Collateral Administration Agreement	8
Bank	1	Collateral Administrator	1, 8

Collateral Interest Amount	8	Dodd-Frank Act	15
Collateral Management Agreement	9	Dollar	15
Collateral Manager	1, 9	Domicile	15
Collateral Manager Notes	9	Domiciled	15
Collateral Obligations	8	DTC	15
Collateral Principal Amount	9	Due Date	15
Collection Account	9, 113	Eligibility Criteria	8
Collection Period	3	Eligible Assets	10
Contribution	7, 9	Eligible Investment Required Ratings	15
Contributor	7, 9	Eligible Investments	16
Controlling Class	5	Enforcement Event	18
Controlling Person	9	Equity Security	17
Corporate Trust Office	2	ERISA	17
Counterparty Criteria	10	Euroclear	17
Coverage Tests	14, 9	Event of Default	17, 62
Covered Audit Adjustment	9	Event of Default Ratio	16
Cov-Lite Loan	9	Event of Default Test	16
Credit Risk Criteria	10	Event of Default Trigger	16
Credit Risk Obligation	10	Event of Default Voting Holders	5
CRS	10	Excepted Property	1, 17
Cumulative Deferred Senior Servicing Fee	10	Excess Triple-C Adjustment Amount	14
Cumulative Deferred Subordinated Servicing Fee	10	Excess Triple-C Amount	15
Current Deferred Senior Servicing Fee	10	Exchange Act	17
Current Deferred Servicing Fee	10	Expense Reserve Account	17, 115
Current Deferred Subordinated Servicing Fee	10	FATCA	17
Current Pay Obligation	10	Federal Reserve Board	17
Custodial Account	11, 115	Fee Basis Amount	17
Custodian	11, 59	Financial Asset	17
Default	11	Financing Statements	17
Defaulted Collateral Value	14	First-Lien Last-Out Loan	17
Defaulted Obligation	11	Fitch	17
Deferrable Obligation	12	Fitch Eligible Counterparty Ratings	18
Deferring Obligation	12	Fixed Rate Obligation	18
Delayed Drawdown Collateral Obligation	12	Floating Rate Notes	18
Deliver	12	Floating Rate Obligation	18
Delivered	12	FRB	13
Delivery	12	GAAP	18, 76
Designated Reference Rate	14	Global Note	18
Determination Date	3	Global Secured Note	18
DIP Collateral Obligation	14	Government Security	13
Discount Obligation	15	Grant	18
Distribution Report	15	Granted	18
Diversity Score	15	Group I Country	18

2

Group II Country	18	Long-Dated Obligation	22
Group III Country	18	LSTA	14
Hedge Agreement	18	LSTA Modifier	22
Hedge Counterparty	18	Maintenance Covenant	22
Hedge Counterparty Collateral Account	18, 115	Majority	22
Holder	19	Mandatory Redemption	22, 108
Holder AML Obligations	19, 47	Margin Stock	22
Holder FATCA Information	19	Market Value	15
IGA	19	Master Participation Agreement	22
Incurrence Covenant	19	Maturity	23
Indenture	1, 19	Maturity Amendment	12
Independent	19	Maturity Amendment Weighted Average Life Test	23
Information	1	Measurement Date	23
Initial Purchaser	1	Memorandum and Articles of Association	23
Initial Rating	19	Merging Entity	23, 92
Institutional Accredited Investor	19	Minimum Denominations	4
Instrument	19	Money	23
Interest Accrual Period	20	Monthly Report	23
Interest Collection Subaccount	20, 113	Monthly Report Determination Date	23, 1
Interest Coverage Ratio	15	Moody's	23
Interest Coverage Test	15	Moody's Default Probability Rating	23, 1
Interest Determination Date	20	Moody's Derived Rating	23, 2
Interest Only Security	20	Moody's Industry Classification	23
Interest Proceeds	20	Moody's Rating	23, 3
Interest Rate	21	Moody's Rating Factor	4
Intermediary	21	Non-Call Period	4
Investment Advisers Act	21	Non-Emerging Market Obligor	23
Investment Company Act	21	Non-Foreign Status Certificate	55
IRS	21	Non-Permitted ERISA Holder	23, 53
Issuer	1, 21	Non-Permitted Holder	23, 52
Issuer Order	21	Note	2
Issuer Request	21	Note Interest Amount	24
Junior Class	21	Note Payment Sequence	19
Letter of Credit	21	Noteholder	24
LIBOR	22	Notes	2
LIBOR Floor Obligation	22	NRSRO	24
Loan	22	NRSRO Certification	24
Loan Sale Agreement	22	Obligor	24
London Banking Day	22	Offer	24, 119
Long-Dated Excess Obligation	22	Offering	24

3

Offering Circular	24	Proceedings	127
Officer	24	Process Agent	1, 29
offshore transaction	24	Purchase Agreement	29
Opinion of Counsel	24	Qualified Broker/Dealer	29
Optional Redemption	25	Qualified Institutional Buyer	29
Order of Priority	25	Qualified Purchaser	29
Other Plan Law	25	Rating Agency Condition	3
Outstanding	25	Real Estate Loan	29
Overcollateralization Ratio	16	Recalcitrant Holder	29
Overcollateralization Ratio Test	16	Record Date	30
Pari Passu Class	26	Redemption Date	30
Partial Redemption Date	18	Redemption Price	30
Partial Redemption Interest Proceeds	26	Reference Banks	30, 1
Participation Interest	26	Refinancing	6
Partner	27	Refinancing Proceeds	30
Partnership Interest	27	Register	30, 41
Partnership Representative	27	Registered	30
Partnership Tax Audit Rules	27	Registered Office Agreement	30
Party	27, 128	Registrar	1, 30, 41
Paying Agent	1, 27	Regulation S	30
Payment Account	27	Regulation S Global Secured Note	30, 39
Payment Date	3	Related Obligation	30
PBGC	27	Relevant Governmental Body	30
Permitted Deferrable Obligation	27	Repack Obligation	30
Permitted Exchange Security	27	Replacement Benchmark Spread	31
Permitted Liens	27	Required Hedge Counterparty Rating	31
Permitted Offer	27	Required Interest Coverage Ratio	16
Permitted RIC Distributions	27	Required Overcollateralization Ratio	16
Permitted Use Account	28, 116	Required Redemption Direction	5
Person	28	Responsible Officer	31
Principal Balance	28	Responsible Officers	1
Principal Collection Subaccount	28, 113	Retention Holder	1
Principal Financed Accrued Interest	28	Retention Holder Subsidiary	31
Principal Proceeds	29	Revolver Funding Account	31, 116
Priority Class	29	Revolving Collateral Obligation	31
Priority of Interest Payments	17	Rule 144A	31
Priority of Partial Redemption Payments	18	Rule 144A Global Note	31
Priority of Payments	18	Rule 144A Global Notes	39
Priority of Principal Payments	18	Rule 144A Global Secured Note	31, 39
Priority Termination Event	29	Rule 144A Global Subordinated Note	31, 39
Proceeding	29	Rule 144A Information	31, 94

4

Rule 17g-5	31, 129	Synthetic Security	34
S&P	31	Tax	34
S&P Collateral Value	1	Tax Event	34
S&P Industry Classification	31	Tax Jurisdiction	35
S&P Rating	31, 1	Tax Redemption	35, 110
S&P Recovery Amount	3	Term Sheet	1
S&P Recovery Rate	3	Tested Classes	16
S&P Recovery Rating	3	Third Party Credit Exposure	4
Sale	31, 72	Third Party Credit Exposure Limits	4
Sale Proceeds	32	Transaction Documents	35
Schedule of Collateral Obligations	32	Transaction Parties	1
Scheduled Distribution	32	Transfer Agent	1, 35
Second Lien Loan	32	Treasury Regulations	35
Secured Noteholders	32	Trust Officer	35
Secured Notes	1	Trustee	1, 35
Secured Parties	1, 32	Trustee's Website	35, 119
Securities Account Control Agreement	3	U.S. person	36
Securities Act	32	U.S. Risk Retention Rules	36
Securities Intermediary	32	U.S. Tax Person	36
Securities Lending Agreement	32	U.S.$	15
Security Entitlement	32	UCC	35
Selling Institution	32	Uncertificated Security	35
Senior Secured Loan	32	Underlying Instrument	35
Senior Servicing Fee	4	Unregistered Securities	36, 73
Senior Unsecured Loan	33	Unsalable Assets	36
Servicing Fees	4	Unsecured Loan	36
Share Trustee	1	Volcker Rule	36
Similar Law	33	Weighted Average Life	36
Small Obligor Loan	10	Weighted Average Moody's Rating Factor	4
Specified Event	3	Zero Coupon Bond	36
Specified Rating	33
Sponsor	33
STAMP	34, 41
Stated Maturity	4
Step-Down Obligation	34
Step-Up Obligation	34
Structured Finance Obligation	34
Subordinated Notes	2
Subordinated Servicing Fee	5
Successor Entity	34, 92
Super Senior Revolving Facility	34
Surrendered Notes	34, 51

5

Schedule 1
LIST OF COLLATERAL OBLIGATIONS

S-1-1

Schedule 2
Moody's Industry Classification Group List

CORP - Aerospace & Defense	1
CORP - Automotive	2
CORP - Banking, Finance, Insurance & Real Estate	3
CORP - Beverage, Food & Tobacco	4
CORP - Capital Equipment	5
CORP - Chemicals, Plastics, & Rubber	6
CORP - Construction & Building	7
CORP - Consumer goods: Durable	8
CORP - Consumer goods: Non-durable	9
CORP - Containers, Packaging & Glass	10
CORP - Energy: Electricity	11
CORP - Energy: Oil & Gas	12
CORP - Environmental Industries	13
CORP - Forest Products & Paper	14
CORP - Healthcare & Pharmaceuticals	15
CORP - High Tech Industries	16
CORP - Hotel, Gaming & Leisure	17
CORP - Media: Advertising, Printing & Publishing	18
CORP - Media: Broadcasting & Subscription	19
CORP - Media: Diversified & Production	20
CORP - Metals & Mining	21
CORP - Retail	22
CORP - Services: Business	23
CORP - Services: Consumer	24
CORP - Sovereign & Public Finance	25
CORP - Telecommunications	26
CORP - Transportation: Cargo	27
CORP - Transportation: Consumer	28
CORP - Utilities: Electric	29
CORP - Utilities: Oil & Gas	30
CORP - Utilities: Water	31
CORP - Wholesale	32

S-2-1

Schedule 3
S&P Industry Classifications

Asset Type Code	Asset Type Description
1020000	Energy Equipment & Services
1030000	Oil, Gas & Consumable Fuels
2020000	Chemicals
2030000	Construction Materials
2040000	Containers & Packaging
2050000	Metals & Mining
2060000	Paper & Forest Products
3020000	Aerospace & Defense
3030000	Building Products
3040000	Construction & Engineering
3050000	Electrical Equipment
3060000	Industrial Conglomerates
3070000	Machinery
3080000	Trading Companies & Distributors
3110000	Commercial Services & Supplies
3210000	Air Freight & Logistics
3220000	Airlines
3230000	Marine
3240000	Road & Rail
3250000	Transportation Infrastructure
4011000	Auto Components
4020000	Automobiles
4110000	Household Durables
4120000	Leisure Products
4130000	Textiles, Apparel & Luxury Goods
4210000	Hotels, Restaurants & Leisure
4300001	Entertainment
4300002	Interactive Media and Services
4310000	Media
4410000	Distributors
4420000	Internet and Catalog Retail
4430000	Multiline Retail
4440000	Specialty Retail
5020000	Food & Staples Retailing
5110000	Beverages
5120000	Food Products
5130000	Tobacco
5210000	Household Products
5220000	Personal Products
6020000	Health Care Equipment & Supplies
6030000	Health Care Providers & Services
6110000	Biotechnology
6120000	Pharmaceuticals
7011000	Banks
7020000	Thrifts & Mortgage Finance
7110000	Diversified Financial Services
7120000	Consumer Finance
7130000	Capital Markets

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Asset Type Code	Asset Type Description
7210000	Insurance
7310000	Real Estate Management & Development
7311000	Real Estate Investment Trusts (REITs)
8030000	IT Services
8040000	Software
8110000	Communications Equipment
8120000	Technology Hardware, Storage & Peripherals
8130000	Electronic Equipment, Instruments & Components
8210000	Semiconductors & Semiconductor Equipment
9020000	Diversified Telecommunication Services
9030000	Wireless Telecommunication Services
9520000	Electric Utilities
9530000	Gas Utilities
9540000	Multi-Utilities
9550000	Water Utilities
9551701	Diversified Consumer Services
9551702	Independent Power and Renewable Electricity Producers
9551727	Life Sciences Tools & Services
9551729	Health Care Technology
9612010	Professional Services
PF1	Project Finance: Industrial Equipment
PF2	Project Finance: Leisure and Gaming
PF3	Project Finance: Natural Resources and Mining
PF4	Project Finance: Oil and Gas
PF5	Project Finance: Power
PF6	Project Finance: Public Finance and Real Estate
PF7	Project Finance: Telecommunications
PF8	Project Finance: Transport

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Schedule 4

Diversity Score Calculation
"Diversity Score": A single number that indicates collateral concentration in terms of both issuer and industry concentration. A higher Diversity Score reflects a more diverse portfolio in terms of issuer and industry concentration. The Diversity Score is calculated as follows:

(a)	An "Issuer Par Amount" is calculated for each issuer of a Collateral Obligation, and is equal to the Aggregate Principal Balance of all Collateral Obligations issued by that issuer and all affiliates.

(b)	An "Average Par Amount" is calculated by summing the Issuer Par Amounts for all issuers, and dividing by the number of issuers.

(c)	An "Equivalent Unit Score" is calculated for each issuer, and is equal to the lesser of (x) one and (y) the Issuer Par Amount for such issuer divided by the Average Par Amount.

(d)
An "Aggregate Industry Equivalent Unit Score" is then calculated for each of the Moody's industry classification groups, shown on Schedule 2, and is equal to the sum of the Equivalent Unit Scores for each issuer in such industry classification group.

(e)
An "Industry Diversity Score" is then established for each Moody's industry classification group, shown on Schedule 2, by reference to the following table for the related Aggregate Industry Equivalent Unit Score; provided that if any Aggregate Industry Equivalent Unit Score falls between any two such scores, the applicable Industry Diversity Score will be the lower of the two Industry Diversity Scores:

Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score

0.0000	0.0000	5.0500	2.7000	10.1500	4.0200	15.2500	4.5300
0.0500	0.1000	5.1500	2.7333	10.2500	4.0300	15.3500	4.5400
0.1500	0.2000	5.2500	2.7667	10.3500	4.0400	15.4500	4.5500
0.2500	0.3000	5.3500	2.8000	10.4500	4.0500	15.5500	4.5600
0.3500	0.4000	5.4500	2.8333	10.5500	4.0600	15.6500	4.5700
0.4500	0.5000	5.5500	2.8667	10.6500	4.0700	15.7500	4.5800
0.5500	0.6000	5.6500	2.9000	10.7500	4.0800	15.8500	4.5900
0.6500	0.7000	5.7500	2.9333	10.8500	4.0900	15.9500	4.6000
0.7500	0.8000	5.8500	2.9667	10.9500	4.1000	16.0500	4.6100
0.8500	0.9000	5.9500	3.0000	11.0500	4.1100	16.1500	4.6200
0.9500	1.0000	6.0500	3.0250	11.1500	4.1200	16.2500	4.6300
1.0500	1.0500	6.1500	3.0500	11.2500	4.1300	16.3500	4.6400
1.1500	1.1000	6.2500	3.0750	11.3500	4.1400	16.4500	4.6500
1.2500	1.1500	6.3500	3.1000	11.4500	4.1500	16.5500	4.6600
1.3500	1.2000	6.4500	3.1250	11.5500	4.1600	16.6500	4.6700
1.4500	1.2500	6.5500	3.1500	11.6500	4.1700	16.7500	4.6800
1.5500	1.3000	6.6500	3.1750	11.7500	4.1800	16.8500	4.6900
1.6500	1.3500	6.7500	3.2000	11.8500	4.1900	16.9500	4.7000

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Aggregate		Aggregate		Aggregate		Aggregate
Industry	Industry	Industry	Industry	Industry	Industry	Industry	Industry
Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity	Equivalent	Diversity
Unit Score	Score	Unit Score	Score	Unit Score	Score	Unit Score	Score
1.7500	1.4000	6.8500	3.2250	11.9500	4.2000	17.0500	4.7100
1.8500	1.4500	6.9500	3.2500	12.0500	4.2100	17.1500	4.7200
1.9500	1.5000	7.0500	3.2750	12.1500	4.2200	17.2500	4.7300
2.0500	1.5500	7.1500	3.3000	12.2500	4.2300	17.3500	4.7400
2.1500	1.6000	7.2500	3.3250	12.3500	4.2400	17.4500	4.7500
2.2500	1.6500	7.3500	3.3500	12.4500	4.2500	17.5500	4.7600
2.3500	1.7000	7.4500	3.3750	12.5500	4.2600	17.6500	4.7700
2.4500	1.7500	7.5500	3.4000	12.6500	4.2700	17.7500	4.7800
2.5500	1.8000	7.6500	3.4250	12.7500	4.2800	17.8500	4.7900
2.6500	1.8500	7.7500	3.4500	12.8500	4.2900	17.9500	4.8000
2.7500	1.9000	7.8500	3.4750	12.9500	4.3000	18.0500	4.8100
2.8500	1.9500	7.9500	3.5000	13.0500	4.3100	18.1500	4.8200
2.9500	2.0000	8.0500	3.5250	13.1500	4.3200	18.2500	4.8300
3.0500	2.0333	8.1500	3.5500	13.2500	4.3300	18.3500	4.8400
3.1500	2.0667	8.2500	3.5750	13.3500	4.3400	18.4500	4.8500
3.2500	2.1000	8.3500	3.6000	13.4500	4.3500	18.5500	4.8600
3.3500	2.1333	8.4500	3.6250	13.5500	4.3600	18.6500	4.8700
3.4500	2.1667	8.5500	3.6500	13.6500	4.3700	18.7500	4.8800
3.5500	2.2000	8.6500	3.6750	13.7500	4.3800	18.8500	4.8900
3.6500	2.2333	8.7500	3.7000	13.8500	4.3900	18.9500	4.9000
3.7500	2.2667	8.8500	3.7250	13.9500	4.4000	19.0500	4.9100
3.8500	2.3000	8.9500	3.7500	14.0500	4.4100	19.1500	4.9200
3.9500	2.3333	9.0500	3.7750	14.1500	4.4200	19.2500	4.9300
4.0500	2.3667	9.1500	3.8000	14.2500	4.4300	19.3500	4.9400
4.1500	2.4000	9.2500	3.8250	14.3500	4.4400	19.4500	4.9500
4.2500	2.4333	9.3500	3.8500	14.4500	4.4500	19.5500	4.9600
4.3500	2.4667	9.4500	3.8750	14.5500	4.4600	19.6500	4.9700
4.4500	2.5000	9.5500	3.9000	14.6500	4.4700	19.7500	4.9800
4.5500	2.5333	9.6500	3.9250	14.7500	4.4800	19.8500	4.9900
4.6500	2.5667	9.7500	3.9500	14.8500	4.4900	19.9500	5.0000
4.7500	2.6000	9.8500	3.9750	14.9500	4.5000
4.8500	2.6333	9.9500	4.0000	15.0500	4.5100
4.9500	2.6667	10.0500	4.0100	15.1500	4.5200

(f)	The Diversity Score is then calculated by summing each of the Industry Diversity Scores for each Moody's industry classification group shown on Schedule 2.

(g)	For purposes of calculating the Diversity Score, affiliated issuers in the same industry are deemed to be a single issuer except as otherwise agreed to by Moody's.

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Schedule 5
MOODY'S DEFINITIONS
"Assigned Moody's Rating": The publicly available rating or the estimated rating expressly assigned to a debt obligation (or facility) by Moody's that addresses the full amount of the principal and interest promised.
"Caa Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with a Moody's Rating of "Caa1" or lower.
"CFR": With respect to an obligor of a Collateral Obligation, if such obligor has a corporate family rating by Moody's, then such corporate family rating; provided, that if such obligor does not have a corporate family rating by Moody's but any entity in the obligor's corporate family does have a corporate family rating, then the CFR is such corporate family rating.
"Moody's Default Probability Rating": With respect to a Collateral Obligation, the Moody's Default Probability Rating will be:
(a)    if the obligor of such Collateral Obligation has a CFR, then such CFR;
(b)    if not determined pursuant to clause (a) above, if the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;
(c)    if not determined pursuant to clause (a) or (b) above, if the obligor of such Collateral Obligation has one or more senior secured obligations with an Assigned Moody's Rating, then the Moody's rating that is one subcategory lower than the Assigned Moody's Rating on any such senior secured obligation as selected by the Collateral Manager in its sole discretion;
(d)    if not determined pursuant to clause (a), (b) or (c) above, if a rating estimate has been assigned to such Collateral Obligation by Moody's upon the request of the Issuer, the Collateral Manager or an Affiliate of the Collateral Manager, then the Moody's Default Probability Rating is such rating estimate as long as such rating estimate or a renewal for such rating estimate has been issued or provided by Moody's in each case within the 15 month period preceding the date on which the Moody's Default Probability Rating is being determined; provided that if such rating estimate has been issued or provided by Moody's for a period (x) longer than 13 months but not beyond 15 months, the Moody's Default Probability Rating will be one subcategory lower than such rating estimate and (y) beyond 15 months, the Moody's Default Probability Rating will be deemed to be "Caa3;"
(e)    if such Collateral Obligation is a DIP Collateral Obligation, the Moody's Derived Rating set forth in clause (a) in the definition thereof;
(f)    if not determined pursuant to any of clauses (a) through (e) above and at the election of the Collateral Manager, the Moody's Derived Rating; and
(g)    if not determined pursuant to any of clauses (a) through (f) above, "Caa3."
To the extent that the Issuer relies upon a credit estimate for purposes of the Moody's Default Probability Rating of any Collateral Obligation, the Collateral Manager (on behalf of the Issuer) will apply

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for renewal of such credit estimate on an annual basis (and shall also obtain and pay for a review of such credit estimate upon the occurrence of a material amendment to the terms of the applicable Collateral Obligation so long as the Issuer still holds the Collateral Obligation at such time). For purposes of calculating the Moody's Rating Factor, the rating otherwise determined in accordance with the definition of Moody's Default Probability Rating shall be adjusted as follows: (i) for any Collateral Obligation that is placed on negative outlook, such rating shall be adjusted downward one notch, (ii) for any Collateral Obligation that is placed on review for possible downgrade, such rating shall be adjusted downward two notches and (iii) for any Collateral Obligation that is placed on review for possible upgrade, such rating shall be adjusted upward one notch.
"Moody's Derived Rating": With respect to a Collateral Obligation for which a Moody's Derived Rating is to be determined, such Moody's Derived Rating will be the rating determined as set forth below:

(a)
With respect to any DIP Collateral Obligation, the Moody's Default Probability Rating of such Collateral Obligation shall be the rating which is one subcategory below the facility rating (whether public or private) of such DIP Collateral Obligation rated by Moody's.

(b)	If not determined pursuant to clause (a) above, then by using any one of the methods provided below:

(A)	pursuant to the table below:

Type of Collateral Obligation	S&P Rating (Public and Monitored)	Collateral Obligation Rated by S&P	Number of Subcategories Relative to Moody's Equivalent of S&P Rating
Not Structured Finance Obligation	≥ "BBB-"	Not a Loan or Participation Interest in Loan	‑1
Not Structured Finance Obligation	≤" BB+"	Not a Loan or Participation Interest in Loan	‑2
Not Structured Finance Obligation		Loan or Participation Interest in Loan	‑2

(B)	in the event that the Collateral Obligation does not have an S&P rating, but another security or obligation of the obligor is publicly rated by S&P:

Obligation Category of Rated Obligation	Number of Subcategories Relative to Rated Obligation Rating
Senior secured obligation	‑1
Unsecured obligation	0
Subordinated obligation	+1

or

(C)	if such Collateral Obligation is a DIP Collateral Obligation, no Moody's Derived Rating may be determined based on a rating by S&P or any other rating agency;

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provided, that the Aggregate Principal Balance of the Collateral Obligations that may have a Moody's Rating derived from an S&P Rating as set forth in sub-clauses (A) or (B) of this clause (b) may not exceed 10% of the Collateral Principal Amount.

(c)
If not determined pursuant to clauses (a) or (b) above and such Collateral Obligation is not rated by Moody's or S&P and no other security or obligation of the issuer of such Collateral Obligation is rated by Moody's or S&P, and if Moody's has been requested by the Issuer, the Collateral Manager or the issuer of such Collateral Obligation to assign a rating or rating estimate with respect to such Collateral Obligation but such rating or rating estimate has not been received, pending receipt of such estimate, the Moody's Derived Rating of such Collateral Obligation for purposes of the definitions of Moody's Rating or Moody's Default Probability Rating shall be (i) "B3" if the Collateral Manager certifies to the Trustee and the Collateral Administrator that the Collateral Manager believes that such estimate shall be at least "B3" and if the Aggregate Principal Balance of Collateral Obligations determined pursuant to this clause (c)(i) and clause (a) above does not exceed 5% of the Collateral Principal Amount or (ii) otherwise, "Caa1."

"Moody's Rating": (a) With respect to a Collateral Obligation that is a Senior Secured Loan, the Moody's Rating will be:

(A)	if such Collateral Obligation has an Assigned Moody's Rating, then such Assigned Moody's Rating;

(B)	if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has a CFR, then the Moody's rating that is one subcategory higher than such CFR;

(C)
if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Moody's rating that is two subcategories higher than the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(D)	if none of clauses (A) through (C) above apply, at the election of the Collateral Manager, the Moody's Derived Rating; and

(E)	if none of clauses (A) through (D) above apply, "Caa3"; and
(b)    with respect to a Collateral Obligation other than a Senior Secured Loan, the Moody's Rating will be:

(A)	if such Collateral Obligation has an Assigned Moody's Rating, such Assigned Moody's Rating;

(B)
if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more senior unsecured obligations with an Assigned Moody's Rating, then the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

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(C)
if neither clause (A) nor (B) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has a CFR, then the Moody's rating that is one subcategory lower than such CFR;

(D)
if none of clauses (A), (B) or (C) above apply, if such Collateral Obligation does not have an Assigned Moody's Rating but the obligor of such Collateral Obligation has one or more subordinated debt obligations with an Assigned Moody's Rating, then the Moody's rating that is one subcategory higher than the Assigned Moody's Rating on any such obligation as selected by the Collateral Manager in its sole discretion;

(E)	if none of clauses (A) through (D) above apply, at the election of the Collateral Manager, the Moody's Derived Rating; and

(F)	if none of clauses (A) through (E) above apply, "Caa3."
To the extent that the Issuer relies upon a credit estimate for purposes of the Moody's Rating of any Collateral Obligation, the Collateral Manager (on behalf of the Issuer) will apply for renewal of such credit estimate on an annual basis (and shall also obtain and pay for a review of such credit estimate upon the occurrence of a material amendment to the terms of the applicable Collateral Obligation so long as the Issuer still holds the Collateral Obligation at such time).
"Moody's Rating Factor": For each Collateral Obligation, the number set forth in the table below opposite the Moody's Default Probability Rating of such Collateral Obligation.

Moody's Default Probability Rating	Moody's Rating Factor	Moody's Default Probability Rating	Moody's Rating Factor
Aaa	1	Ba1	940
Aa1	10	Ba2	1,350
Aa2	20	Ba3	1,766
Aa3	40	B1	2,220
A1	70	B2	2,720
A2	120	B3	3,490
A3	180	Caa1	4,770
Baa1	260	Caa2	6,500
Baa2	360	Caa3	8,070
Baa3	610	Ca or lower	10,000

"Weighted Average Moody's Rating Factor": The number (rounded up to the nearest whole number) determined by:
(a)    summing the products of (i) the Principal Balance of each Collateral Obligation (excluding Equity Securities) multiplied by (ii) the Moody's Rating Factor of such Collateral Obligation and
(b)    dividing such sum by the outstanding Principal Balance of all such Collateral Obligations.

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Schedule 6

S&P DEFINITIONS
"CCC Collateral Obligation": A Collateral Obligation (other than a Defaulted Obligation or a Deferring Obligation) with an S&P Rating of "CCC+" or lower.
"Information": S&P's "Credit Estimate Information Requirements" dated April 2011 and any other available information S&P reasonably requests in order to produce a credit estimate for a particular asset.
"S&P Collateral Value": With respect to any Defaulted Obligation or Deferring Obligation, the lesser of (i) the S&P Recovery Amount of such Defaulted Obligation or Deferring Obligation, respectively, as of the relevant date of determination and (ii) the Market Value of such Defaulted Obligation or Deferring Obligation, respectively, as of the relevant date of determination.
"S&P Rating": With respect to any Collateral Obligation, as of any date of determination, the rating determined in accordance with the following methodology:

(i)
(a) if there is an issuer credit rating of the issuer of such Collateral Obligation by S&P as published by S&P, or the guarantor which unconditionally and irrevocably guarantees such Collateral Obligation pursuant to a form of guaranty approved by S&P for use in connection with this transaction, then the S&P Rating shall be such rating (regardless of whether there is a published rating by S&P on the Collateral Obligations of such issuer held by the Issuer, provided that private ratings (that is, ratings provided at the request of the obligor) may be used for purposes of this definition if such private ratings are not point-in-time ratings and the obligor has consented to the use of such ratings) or (b) if there is no issuer credit rating of the issuer by S&P but (1) there is a senior secured rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category below such rating; (2) if clause (1) above does not apply, but there is a senior unsecured rating on any obligation or security of the issuer, the S&P Rating of such Collateral Obligation shall equal such rating; and (3) if neither clause (1) nor clause (2) above applies, but there is a subordinated rating on any obligation or security of the issuer, then the S&P Rating of such Collateral Obligation shall be one sub-category above such rating if such rating is higher than "BB+," and shall be two sub-categories above such rating if such rating is "BB+" or lower;

(ii)
with respect to any Collateral Obligation that is a DIP Collateral Obligation, the S&P Rating thereof shall be the credit rating assigned to such issue by S&P (provided that if a point-in-time credit rating was assigned by S&P within the last 12 months from the date of determination, then the S&P Rating shall be such point-in-time credit rating, unless a Specified Event has occurred with respect to such DIP Collateral Obligation, in which case the S&P Rating thereof shall be determined in accordance with clause (iv) below);

(iii)	if there is not a rating by S&P on the issuer or on an obligation of the issuer, then the S&P Rating may be determined pursuant to clauses (a) through (c) below:

(a)
if an obligation of the issuer is not a DIP Collateral Obligation and is publicly rated by Moody's, then the S&P Rating will be determined in accordance with the methodologies for establishing the Moody's Rating set forth above except that the S&P Rating of such obligation will be (1) one sub-category below the S&P

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equivalent of the Moody's Rating if such Moody's Rating is "Baa3" or higher and (2) two sub-categories below the S&P equivalent of the Moody's Rating if such Moody's Rating is "Ba1" or lower;

(b)
the S&P Rating may be based on a credit estimate provided by S&P, and in connection therewith, the Issuer, the Collateral Manager on behalf of the Issuer or the issuer of such Collateral Obligation shall, prior to or within 30 days after the acquisition of such Collateral Obligation, apply (and concurrently submit all available Information in respect of such application) to S&P for a credit estimate which shall be its S&P Rating; provided that, if such Information is submitted within such 30-day period, then, pending receipt from S&P of such estimate, such Collateral Obligation shall have an S&P Rating as determined by the Collateral Manager in its sole discretion if the Collateral Manager certifies to the Trustee and the Collateral Administrator that it believes that such S&P Rating determined by the Collateral Manager is commercially reasonable and will be at least equal to such rating; provided, further, that if such Information is not submitted within such 30-day period, then, pending receipt from S&P of such estimate, the Collateral Obligation shall have (1) the S&P Rating as determined by the Collateral Manager for a period of up to 90 days after the acquisition of such Collateral Obligation and (2) an S&P Rating of "CCC-" following such 90-day period; unless, during such 90-day period, the Collateral Manager has requested the extension of such period and S&P, in its sole discretion, has granted such request; provided, further, that if such 90-day period (or other extended period) elapses pending S&P's decision with respect to such application, the S&P Rating of such Collateral Obligation shall be "CCC-"; provided further, that if the Collateral Obligation has had a public rating by S&P that S&P has withdrawn or suspended within six months prior to the date of such application for a credit estimate in respect of such Collateral Obligation, the S&P Rating in respect thereof shall be "CCC-" pending receipt from S&P of such estimate, and S&P may elect not to provide such estimate until a period of six months have elapsed after the withdrawal or suspension of the public rating; provided, further, that such credit estimate shall expire 12 months after the acquisition of such Collateral Obligation, following which such Collateral Obligation shall have an S&P Rating of "CCC-" unless, during such 12-month period, the Issuer applies for renewal thereof in accordance with Section 7.14(b), in which case such credit estimate shall continue to be the S&P Rating of such Collateral Obligation until S&P has confirmed or revised such credit estimate, upon which such confirmed or revised credit estimate shall be the S&P Rating of such Collateral Obligation; provided, further, that such confirmed or revised credit estimate shall expire on the next succeeding 12-month anniversary of the date of the acquisition of such Collateral Obligation and (when renewed annually in accordance with Section 7.14(b)) on each 12-month anniversary thereafter; or

(c)
with respect to a Collateral Obligation that is not a Defaulted Obligation, the S&P Rating of such Collateral Obligation will at the election of the Issuer (at the direction of the Collateral Manager) be "CCC‑"; provided that (i) neither the issuer of such Collateral Obligation nor any of its Affiliates are subject to any bankruptcy or reorganization proceedings and (ii) the issuer has not defaulted on any payment obligation in respect of any debt security or other obligation of the issuer at any time within the two year period ending on such date of determination, all such debt

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securities and other obligations of the issuer that are pari passu with or senior to the Collateral Obligation are current and the Collateral Manager reasonably expects them to remain current; or

(iv)
with respect to a DIP Collateral Obligation that has no issue rating by S&P or a Current Pay Obligation that is rated "D" or "SD" by S&P, the S&P Rating of such DIP Collateral Obligation or Current Pay Obligation, as applicable, will be, at the election of the Issuer (at the direction of the Collateral Manager), "CCC-" or the S&P Rating determined pursuant to clause (iii)(b) above;

provided, that for purposes of the determination of the S&P Rating, (x) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch positive" by S&P, such rating will be treated as being one sub-category above such assigned rating and (y) if the applicable rating assigned by S&P to an obligor or its obligations is on "credit watch negative" by S&P, such rating will be treated as being one sub-category below such assigned rating; provided, further, that, for purposes of any rating estimate or private or confidential rating by S&P, the Issuer (or the Collateral Manager on its behalf) must provide S&P with (i) notification of any Specified Event, which notice shall include a copy of such Specified Event and a brief description of such event and (ii) at least annually (if not sooner) any Information with respect to a Collateral Obligation the S&P Rating of which is determined pursuant to clause (iii)(b) above; provided, further that the Issuer (or the Collateral Manager on behalf of the Issuer) shall use commercially reasonable efforts to provide to S&P the same information regarding such Collateral Obligation the S&P Rating of which is determined pursuant to clause (iii)(c) as it would be required to provide to S&P if it were seeking to obtain or maintain a credit estimate for such Collateral Obligation.
"S&P Recovery Amount": With respect to any Collateral Obligation, an amount equal to: (a) the applicable S&P Recovery Rate; multiplied by (b) the Principal Balance of such Collateral Obligation.
"S&P Recovery Rate": With respect to a Collateral Obligation, the recovery rate set forth in this Schedule 6 using the Initial Rating of the most senior Class of Secured Notes Outstanding at the time of determination.
"S&P Recovery Rating": With respect to a Collateral Obligation for which an S&P Recovery Rate is being determined, the "Recovery Rating" assigned by S&P to such Collateral Obligation based upon the tables set forth in this Schedule 6.
"Specified Event": With respect to any Collateral Obligation that is a DIP Collateral Obligation or is the subject of a rating estimate or is a private or confidential rating by S&P, the occurrence of any of the following events:

(a)	any failure of the Obligor thereunder to pay interest on or principal of such Collateral Obligation when due and payable;

(b)	the rescheduling of the payment of principal of or interest on such Collateral Obligation or any other obligations for borrowed money of such Obligor;

(c)	the restructuring of any of the debt thereunder (including proposed debt);

(d)	any significant sales or acquisitions of assets by the Obligor;

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(e)
the breach of any covenant of such Collateral Obligation or the reasonable determination by the Collateral Manager that there is a greater than 50% chance that a covenant would be breached in the next six months;

(f)	the operating profit or cash flows of the Obligor being more than 20% lower than the Obligor's expected results;

(g)
the reduction or increase in the Cash interest rate payable by the Obligor thereunder (excluding any increase in an interest rate arising by operation of a default or penalty interest clause under a Collateral Obligation);

(h)	the extension of the stated maturity date of such Collateral Obligation; or

(i)	the addition of payment-in-kind terms.
"Third Party Credit Exposure": As of any date of determination, the Principal Balance of each Collateral Obligation that consists of a Participation Interest.
"Third Party Credit Exposure Limits": Limits that shall be satisfied if the Third Party Credit Exposure with counterparties having the ratings below from S&P do not exceed the percentage of the Collateral Principal Amount specified below:

S&P's credit rating of Selling Institution	Aggregate Percentage Limit	Individual Percentage Limit
AAA	20%	20%
AA+	10%	10%
AA	10%	10%
AA-	10%	10%
A+	5%	5%
A	5%	5%
below A	0%	0%

provided that (x) a Selling Institution having an S&P credit rating of "A" must also have a short-term S&P rating of "A‑1" otherwise its Aggregate Percentage Limit and Individual Percentage Limit shall be 0% and (y) the Third Party Credit Exposure Limits shall not apply to any Collateral Obligation acquired in the form of a Participation Interest from the Affiliated Transferors.

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S&P Recovery Rate Tables
For purposes of this Schedule 6:
"Group A" means Australia, Belgium, Canada, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Japan, Luxembourg, Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom and the United States.
"Group B" means Brazil, Dubai International Finance Centre, Italy, Mexico, South Africa, Turkey and the United Arab Emirates.
"Group C" means Kazakhstan, Russian Federation, Ukraine and others not included in Group A or Group B.
1.    (a)    If a Collateral Obligation has an S&P Asset Specific Recovery Rating, the S&P Recovery Rate for such Collateral Obligation shall be the applicable percentage set forth in Table 1 below, based on such S&P Asset Specific Recovery Rating and the applicable Class of Note:
Table 1: S&P Recovery Rates for Collateral Obligations With S&P Asset Specific Recovery Ratings*

Asset Specific Recovery Ratings	Recovery Indicator from published reports	S&P Recovery Rate for Secured Notes with Liability Rating
		"AAA"	"AA"	"A"	"BBB"	"BB"	"B"	"CCC"
1+	100	75.00%	85.00%	88.00%	90.00%	92.00%	95.00%	95.00%
1	95	70.00%	80.00%	84.00%	87.50%	91.00%	95.00%	95.00%
1	90	65.00%	75.00%	80.00%	85.00%	90.00%	95.00%	95.00%
2	85	62.50%	72.50%	77.50%	83.00%	88.00%	92.00%	92.00%
2	80	60.00%	70.00%	75.00%	81.00%	86.00%	89.00%	89.00%
2	75	55.00%	65.00%	70.50%	77.00%	82.50%	84.00%	84.00%
2	70	50.00%	60.00%	66.00%	73.00%	79.00%	79.00%	79.00%
3	65	45.00%	55.00%	61.00%	68.00%	73.00%	74.00%	74.00%
3	60	40.00%	50.00%	56.00%	63.00%	67.00%	69.00%	69.00%
3	55	35.00%	45.00%	51.00%	58.00%	63.00%	64.00%	64.00%
3	50	30.00%	40.00%	46.00%	53.00%	59.00%	59.00%	59.00%
4	45	28.50%	37.50%	44.00%	49.50%	53.50%	54.00%	54.00%
4	40	27.00%	35.00%	42.00%	46.00%	48.00%	49.00%	49.00%
4	35	23.50%	30.50%	37.50%	42.50%	43.50%	44.00%	44.00%
4	30	20.00%	26.00%	33.00%	39.00%	39.00%	39.00%	39.00%
5	25	17.50%	23.00%	28.50%	32.50%	33.50%	34.00%	34.00%
5	20	15.00%	20.00%	24.00%	26.00%	28.00%	29.00%	29.00%
5	15	10.00%	15.00%	19.50%	22.50%	23.50%	24.00%	24.00%
5	10	5.00%	10.00%	15.00%	19.00%	19.00%	19.00%	19.00%

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Asset Specific Recovery Ratings	Recovery Indicator from published reports	S&P Recovery Rate for Secured Notes with Liability Rating
6	5	3.50%	7.00%	10.50%	13.50%	14.00%	14.00%	14.00%
6	0	2.00%	4.00%	6.00%	8.00%	9.00%	9.00%	9.00%

* The S&P Recovery Rate shall be the applicable rate set forth above based on the applicable Class of Secured Notes and the rating thereof as of the Closing Date.
(b)    If a Collateral Obligation is senior unsecured debt or subordinate debt and does not have an S&P Asset Specific Recovery Rating but the same issuer has other debt obligations that rank senior, the S&P Recovery Rate for such Collateral Obligation shall be the applicable percentage set forth in Tables 2 and 3 below:
Table 2: Recovery Rates for Senior Unsecured Assets Junior to Assets With Recovery Ratings*
For Collateral Obligations Domiciled in Group A

Senior Asset Recovery Rate	S&P Recovery Rate for Secured Notes with Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	18%	20%	23%	26%	29%	31%
1	18%	20%	23%	26%	29%	31%
2	18%	20%	23%	26%	29%	31%
3	12%	15%	18%	21%	22%	23%
4	5%	8%	11%	13%	14%	15%
5	2%	4%	6%	8%	9%	10%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group B

Senior Asset Recovery Rate	S&P Recovery Rate for Secured Notes with Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	13%	16%	18%	21%	23%	25%
1	13%	16%	18%	21%	23%	25%
2	13%	16%	18%	21%	23%	25%
3	8%	11%	13%	15%	16%	17%
4	5%	5%	5%	5%	5%	5%
5	2%	2%	2%	2%	2%	2%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group C

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Senior Asset Recovery Rate	S&P Recovery Rate for Secured Notes with Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	10%	12%	14%	16%	18%	20%
1	10%	12%	14%	16%	18%	20%
2	10%	12%	14%	16%	18%	20%
3	5%	7%	9%	10%	11%	12%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate
* The S&P Recovery Rate shall be the applicable rate set forth above based on the applicable Class of Secured Notes and the rating thereof as of the Closing Date.
Table 3: Recovery Rates for Subordinated Assets Junior to Assets With Recovery Ratings*

For Collateral Obligations Domiciled in Groups A and B

Senior Asset Recovery Rate	S&P Recovery Rate for Secured Notes with Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	8%	8%	8%	8%	8%	8%
1	8%	8%	8%	8%	8%	8%
2	8%	8%	8%	8%	8%	8%
3	5%	5%	5%	5%	5%	5%
4	2%	2%	2%	2%	2%	2%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate

For Collateral Obligations Domiciled in Group C

Senior Asset Recovery Rate	S&P Recovery Rate for Secured Notes with Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and below
1+	5%	5%	5%	5%	5%	5%
1	5%	5%	5%	5%	5%	5%
2	5%	5%	5%	5%	5%	5%
3	2%	2%	2%	2%	2%	2%
4	-%	-%	-%	-%	-%	-%
5	-%	-%	-%	-%	-%	-%
6	-%	-%	-%	-%	-%	-%
	Recovery rate
* The S&P Recovery Rate shall be the applicable rate set forth above based on the applicable Class of Secured Notes and the rating thereof as of the Closing Date.

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2.	(c) In all other cases, as applicable, based on the applicable Class of Notes, the S&P Recovery Rate for such Collateral Obligation shall be the applicable percentage set forth in Table 4 below:
Table 4: Tiered Corporate Recovery Rates (By Asset Class and Class of Notes)*

Priority Category	Initial Liability Rating
	"AAA"	"AA"	"A"	"BBB"	"BB"	"B" and "CCC"
Senior Secured Loans**
Group A	50%	55%	59%	63%	75%	79%
Group B	39%	42%	46%	49%	60%	63%
Group C	17%	19%	27%	29%	31%	34%
Senior Secured Loans (Cov-Lite Loans)
Group A	41%	46%	49%	53%	63%	67%
Group B	32%	35%	39%	41%	50%	53%
Group C	17%	19%	27%	29%	31%	34%
Mezzanine/ Second Lien Loans/ First-Lien Last-Out Loans/Senior Unsecured Loans***
Group A	18%	20%	23%	26%	29%	31%
Group B	13%	16%	18%	21%	23%	25%
Group C	10%	12%	14%	16%	18%	20%
Subordinated loans
Group A	8%	8%	8%	8%	8%	8%
Group B	8%	8%	8%	8%	8%	8%
Group C	5%	5%	5%	5%	5%	5%
	Recovery rate

*    The S&P Recovery Rate shall be the applicable rate set forth above based on the applicable Class of Secured Notes and the rating thereof as of the Closing Date.

**    Solely for the purpose of determining the S&P Recovery Rate for such loan, no loan will constitute a "Senior Secured Loan" unless such loan (a) is secured by a valid first priority security interest in collateral, (b) in the Collateral Manager's commercially reasonable judgment (with such determination being made in good faith by the Collateral Manager at the time of such loan's purchase and based upon information reasonably available to the Collateral Manager at such time and without any requirement of additional investigation beyond the Collateral Manager's customary credit review procedures), is secured by specified collateral that has a value not less than an amount equal to the sum of (i) the aggregate principal balance of all loans senior or pari passu to such loans and (ii) the outstanding principal balance of such loan, which value may be derived from, among other things, the enterprise value (but may not be based solely on equity or goodwill) of the issuer of such loan; provided that the terms of this footnote may be amended or revised at any time by a written agreement of the Issuer, the Collateral Manager and the Trustee (without the consent of any holder of any Note), in order to conform to S&P then current criteria for such loans, (c) is not a First-Lien Last-Out Loan and (d) is not secured solely or primarily by common stock or other equity interests.

***    Solely for the purpose of determining the S&P Recovery Rate for such loan, the aggregate principal balance of all Senior Unsecured Loans and Second Lien Loans that, in the aggregate, represent up to 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for Unsecured Loans and Second Lien Loans in the table above and the aggregate principal balance of all Unsecured Loans and Second

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Lien Loans in excess of 15% of the Collateral Principal Amount shall have the S&P Recovery Rate specified for subordinated loans in the table above.

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Schedule 7

CALCULATION OF LIBOR
"LIBOR" with respect to the Floating Rate Notes, for any Interest Accrual Period, means the greater of (I) (a) the rate appearing on the Reuters Screen for deposits with a term of three months (provided that LIBOR for the first Interest Accrual Period will equal the rate determined through the use of straight-line interpolation by reference to two rates appearing on the Reuters Screen, one of which will be determined as if the maturity of the U.S. dollar deposits referred to therein were the period of time for which rates are available next shorter than such Interest Accrual Period and the other of which will be determined as if such maturity were the period of time for which rates are available next longer than such Interest Accrual Period) or (b) if such rate is unavailable at the time LIBOR is to be determined, LIBOR shall be determined on the basis of the rates at which deposits in U.S. Dollars are offered by four major banks in the London market selected by the Calculation Agent after consultation with the Collateral Manager (the "Reference Banks") at approximately 11:00 a.m., London time, on the Interest Determination Date to prime banks in the London interbank market for a period approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Aggregate Outstanding Amount of the Floating Rate Notes and (II) 0.00%. The Calculation Agent will request the principal London office of each Reference Bank to provide a quotation of its rate. If at least two such quotations are provided, LIBOR shall be the arithmetic mean of such quotations (rounded upward to the next higher 1/100). If fewer than two quotations are provided as requested, LIBOR with respect to such Interest Accrual Period will be the arithmetic mean of the rates quoted by three major banks in New York, New York selected by the Calculation Agent after consultation with the Collateral Manager at approximately 11:00 a.m., New York time, on such Interest Determination Date for loans in U.S. Dollars to leading European banks for a term approximately equal to such Interest Accrual Period and an amount approximately equal to the amount of the Floating Rate Notes. Subject to the last paragraph of this definition, if the Calculation Agent is required but is unable to determine a rate in accordance with at least one of the procedures described above, LIBOR will be LIBOR as determined on the previous Interest Determination Date. "LIBOR", when used with respect to a Collateral Obligation, means the "libor" rate determined in accordance with the terms of such Collateral Obligation.
Notwithstanding anything in the first paragraph of this definition to the contrary, if at any time while any Secured Notes are outstanding (i) LIBOR ceases to exist or be reported on the Reuters Screen or (ii) at least 50% (by par amount) of (A) quarterly pay Floating Rate Obligations or (B) the floating rate securities issued in the new-issue collateralized loan obligation market at such time rely on reference rates other than LIBOR, in either case as determined by the Collateral Manager, the Collateral Manager (on behalf of the Issuer) may select (with notice to the Trustee, the Calculation Agent and the Collateral Administrator) an alternative reference rate, including any applicable spread adjustments thereto, that in its commercially reasonable judgment is acceptable as a successor to LIBOR and all references herein to "LIBOR" will mean such alternative reference rate selected by the Collateral Manager without the need for a supplemental indenture; provided that (A) if a proposed alternative reference rate is not a Designated Reference Rate, then the Trustee shall provide notice of such proposed alternative reference rate to the Holders of the Class A-1 Notes so long as the Class A-1 Notes are Outstanding no later than the tenth Business Day prior to the effectiveness of such alternative reference rate and the alternative reference rate will not be effective if a Majority of the Class A-1 Notes provides written notice objecting to such alternative reference rate no later than the third Business Day after receiving such notice; and (B) the alternative reference rate will be subject to a minimum of 0.0%; provided further that the Issuer shall have obtained written advice of Dechert LLP or an opinion of tax counsel of nationally recognized standing that is experienced in such matters to the effect that such selection will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

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"Reuters Screen" means Reuters Page LIBOR01 (or such other page that may replace that page on such service for the purpose of displaying comparable rates) as reported by Bloomberg Financial Markets Commodities News as of 11:00 a.m., London time, on the Interest Determination Date.

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Schedule 8
CONTENT OF MONTHLY REPORT
Each Monthly Report will contain the following information, determined as of the eighth Business Day prior to the 15th day of each calendar month commencing in July 2019 (other than a month in which a Payment Date occurs), or if any such date is not a Business Day, then the next succeeding Business Day (the "Monthly Report Determination Date") and shall be delivered as described in Section 10.6(a) no later than five Business Days after the Monthly Report Determination Date:
(i)    The Aggregate Principal Balance of Collateral Obligations and Eligible Investments representing Principal Proceeds.
(ii)    The Adjusted Collateral Principal Amount of Collateral Obligations.
(iii)    The Collateral Principal Amount of Collateral Obligations.
(iv)    A list of Collateral Obligations, including, with respect to each such Collateral Obligation, the following information:
(A)    the Obligor thereon (including the issuer ticker, if any);
(B)    the CUSIP or security identifier thereof and, if a LoanX identifier is available, the LoanX identifier;
(C)    the Principal Balance thereof (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest));
(D)    the percentage of the aggregate Collateral Principal Amount represented by such Collateral Obligation;
(E)    (x) the related interest rate or spread (in the case of a LIBOR Floor Obligation, calculated both with and without regard to the applicable specified "floor" rate per annum) and (y) the identity of any Collateral Obligation that is not a LIBOR Floor Obligation and for which interest is calculated with respect to an index other than LIBOR;
(F)    the stated maturity thereof;
(G)    the related S&P Industry Classification;
(H)    the Market Value;
(I)    the S&P Rating, unless such rating is based on a credit estimate or is a private or confidential rating from S&P, in which case no rating shall be specified in respect of S&P;
(J)    the country or countries of Domicile (and, if clause (c) of the definition of Domicile is applicable, whether such Domicile is determined by reference to a guarantor's Domicile);
(K)    an indication as to whether each such Collateral Obligation is (1) a Senior Secured Loan, (2) a Defaulted Obligation, (3) a Delayed Drawdown Collateral Obligation, (4) a Revolving Collateral Obligation, (5) a Participation Interest (indicating the related Selling Institution and its

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ratings by the Applicable Rating Agency), (6) a Deferrable Obligation, (7) a Second Lien Loan, (8) a Senior Unsecured Loan, (9) a Fixed Rate Obligation, (10) a Current Pay Obligation, (11) a DIP Collateral Obligation, (12) a Discount Obligation, (13) a Cov-Lite Loan, (14) a First-Lien Last-Out Loan or (15) a Permitted Deferrable Obligation;
(L)    with respect to each Asset that is a bond, note or other security, a notation with respect thereto as to whether such security is a Permitted Exchange Security;
(M)    the Aggregate Principal Balance of all Cov-Lite Loans;
(N)    the identity of any Collateral Obligation that is deemed not to be a Cov-Lite Loan solely because of the proviso to the definition of the term "Cov-Lite Loan"; and
(O)    whether the information relating to such Collateral Obligation is given on a settlement basis or a trade date basis.
(v)    The calculation of each of the following:
(A)    each Interest Coverage Ratio (and setting forth the percentage required to satisfy each Interest Coverage Test); and
(B)    each Overcollateralization Ratio (and setting forth the percentage required to satisfy each Overcollateralization Ratio Test).
(vi)    The calculation specified in Section 5.1(g).
(vii)    For each Account, a schedule showing the beginning balance, each credit or debit specifying the nature, source and amount, and the ending balance.
(viii)    A schedule showing for each of the following the beginning balance, the amount of Interest Proceeds received from the preceding Monthly Report Determination Date, and the ending balance for the current Measurement Date:
(A)    Interest Proceeds from Collateral Obligations; and
(B)    Interest Proceeds from Eligible Investments.
(ix)    The identity, Principal Balance (other than any accrued interest that was purchased with Principal Proceeds (but excluding any capitalized interest)), Principal Proceeds and Interest Proceeds received, and date for (X) each Collateral Obligation that was released for sale or disposition pursuant to Section 12.1 since the last Monthly Report Determination Date and (Y) for each prepayment or redemption of a Collateral Obligation, and in the case of (X), whether such Collateral Obligation was a Credit Risk Obligation.
(x)    The identity of each Defaulted Obligation, the Defaulted Collateral Value and the Market Value of each such Defaulted Obligation and date of default thereof.
(xi)    The identity of each Collateral Obligation with an S&P Rating of "CCC+" or below and the Market Value of each such Collateral Obligation.

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(xii)    The identity of each Deferring Obligation, the Defaulted Collateral Value and Market Value of each Deferring Obligation, and the date on which interest was last paid in full in Cash thereon.
(xiii)    The identity of each Current Pay Obligation, the Market Value of each such Current Pay Obligation, and the percentage of the Collateral Principal Amount comprised of Current Pay Obligations.
(xiv)    The Weighted Average Moody's Rating Factor and the Diversity Score.
(xv)    Such other information as the Applicable Rating Agency (if then rating a Class of Secured Notes) or the Collateral Manager may reasonably request to be added to the Monthly Report.
(xvi)    The nature, source and amount of any proceeds in the Collection Account, and the identity of all Eligible Investments credited to each Account.
(xvii)     The identity of the federal or state-chartered deposit institution where the accounts established pursuant to Section 10.2 and Section 10.3 are held and the then-current ratings of such institution.

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Schedule 9
CONTENT OF DISTRIBUTION REPORT
The Distribution Report will contain the following information and shall be delivered as described in Section 10.6(b) no later than the Business Day preceding the related Payment Date:
(i)    the information required to be in the Monthly Report pursuant to Section 10.6(a);
(ii)    (a) the Aggregate Outstanding Amount of the Secured Notes of each Class at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class, (b) the amount of principal payments to be made on the Secured Notes of each Class on the next Payment Date and the Aggregate Outstanding Amount of the Secured Notes of each Class after giving effect to the principal payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Secured Notes of such Class and (c) the Aggregate Outstanding Amount of the Subordinated Notes at the beginning of the Interest Accrual Period and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes, the amount of payments to be made on the Subordinated Notes in respect of Subordinated Note Redemption Prices on the next Payment Date, and the Aggregate Outstanding Amount of the Subordinated Notes after giving effect to such payments, if any, on the next Payment Date and such amount as a percentage of the original Aggregate Outstanding Amount of the Subordinated Notes;
(iii)    the Interest Rate and accrued interest for each applicable Class of Secured Notes for such Payment Date;
(iv)    the amounts payable pursuant to each clause of the Priority of Interest Payments and each clause of the Priority of Principal Payments or each clause of the Acceleration Waterfall, as applicable, on the related Payment Date;
(v)    for the Collection Account:
(A)    the Balance on deposit in the Collection Account at the end of the related Collection Period (or, with respect to the Interest Collection Subaccount, the next Business Day);
(B)    the amounts payable from the Collection Account to the Payment Account, in order to make payments pursuant to the Priority of Interest Payments, the Priority of Principal Payments and the Acceleration Waterfall on the next Payment Date; and
(C)    the Balance remaining in the Collection Account immediately after all payments and deposits to be made on such Payment Date; and
(vi)    such other information as the Collateral Manager may reasonably request.

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Schedule 10
NOTICE ADDRESSES
Any request, demand, authorization, direction, instruction, order, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture to be made upon, given, e-mailed or furnished to, or filed to:
(i)    the Trustee shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery, or by electronic mail to the Trustee addressed to it at the Corporate Trust Office, or at any other address previously furnished in writing to the other parties hereto by the Trustee, and executed by an Authorized Officer of the entity sending such request, demand, authorization, direction, instruction, order, notice, consent, waiver or other document, provided that any demand, authorization, direction, instruction, order, notice, consent, waiver or other document sent to State Street Bank and Trust Company (in any capacity hereunder) will be deemed effective only upon receipt thereof by State Street Bank and Trust Company;
(ii)    the Co-Issuers shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Issuer addressed to it at c/o MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Attention: The Directors, facsimile No. (345) 945-7100, email: cayman@maples.com or to the Co-Issuer addressed to it at c/o Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711 or at any other address previously furnished in writing to the other parties hereto by the Issuer or the Co-Issuer, as the case may be, with a copy to the Collateral Manager at its address below;
(iii)    the Collateral Manager shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Collateral Manager addressed to it at 300 South Tryon Street, Suite 2500, Charlotte, North Carolina 28202, Attention: Rob Shelton, facsimile No. (413) 226-2854 or by email to rob.shelton@barings.com and/or to the attention of such other officers, authorized persons or employees of the Collateral Manager set forth on the list provided by the Collateral Manager to the Issuer and the Trustee, which list shall include any collateral manager having day-to-day responsibility for the performance of the Collateral Manager under the Collateral Management Agreement, as such list may be amended from time to time (such persons, "Responsible Officers"), or at any other address previously furnished in writing to the parties hereto;
(iv)    the Initial Purchaser shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by telecopy in legible form, addressed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, 3rd Floor, New York, New York 10036, Attention: Global Loans & Special Situations or at any other address previously furnished in writing to the Issuer and the Trustee by the Initial Purchaser;
(v)    the Collateral Administrator shall be sufficient for every purpose hereunder if in writing and mailed, first class postage prepaid, hand delivered, sent by overnight courier service or by facsimile in legible form, to the Corporate Trust Office, or at any other address previously furnished in writing to the parties hereto;
(vi)    subject to Section 14.3(c) of this Indenture, the Applicable Rating Agency shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class

S-10-1

postage prepaid, hand delivered, sent by overnight courier service to the Applicable Rating Agency addressed to it at Fitch Ratings, Inc., 33 Whitehall Street, New York, New York 10004, Attention: CDO Surveillance or by e-mail to cdo.surveillance@fitchratings.com;
(vii)    the Administrator shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to and mailed, by certified mail, return receipt requested, hand delivered, sent by overnight courier service guaranteeing next day delivery or by facsimile in legible form, to the Administrator addressed to it at MaplesFS Limited, P.O. Box 1093, Boundary Hall, Cricket Square, Grand Cayman KY1-1102, Cayman Islands, Attention: Barings BDC Static CLO Ltd. 2019-I, facsimile No. +1 (345) 945-7100, email: cayman@maples.com; and
(viii)    to any Hedge Counterparty, shall be provided in accordance with the notice provisions of the related Hedge Agreement.
As used herein, "Corporate Trust Office" means the designated corporate trust office of the Trustee, currently located at 1 Iron Street, Boston Massachusetts 02210, Attention: Structured Trust and Analytics, or such other address as the Trustee may designate from time to time by notice to the Holders, the Collateral Manager and the Issuer, or the principal corporate trust office of any successor Trustee.

S-10-2

EXHIBIT A-1

FORM OF SECURED NOTE

CLASS [A-1][A-2] SENIOR SECURED FLOATING RATE NOTE DUE 2027

Certificate No. [●]

Type of Note (check applicable):
☐Rule 144A Global Secured Note with an initial principal amount of $______________
☐ Regulation S Global Secured Note with an initial principal amount of $______________
☐ Certificated Secured Note with a principal amount of $______________

THIS NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO A PERSON THAT IS (I) EITHER (1) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(D) OR (a)(1)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) SOLELY IN THE CASE OF SECURED NOTES ISSUED AS CERTIFICATED SECURED NOTES, AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "IAI") AND (II) A QUALIFIED PURCHASER OR AN ENTITY OWNED EXCLUSIVELY BY QUALIFIED PURCHASERS OR (B) TO A PERSON THAT IS NOT A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY BENEFICIAL OWNER OF AN INTEREST IN A NOTE THAT IS A U.S. PERSON AND IS NOT (I) A QUALIFIED INSTITUTIONAL BUYER OR AN IAI AND (II) A QUALIFIED PURCHASER OR AN ENTITY OWNED EXCLUSIVELY BY QUALIFIED PURCHASERS TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF

Exhibit A-1- 1

OF SUCH OWNER. TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.
PRINCIPAL OF THIS NOTE IS PAYABLE AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF. ANY PERSON ACQUIRING THIS NOTE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE.
THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE OR THE APPROPRIATE INTERNAL REVENUE SERVICE FORM W-8 (OR APPLICABLE SUCCESSOR FORM) IN THE CASE OF A PERSON THAT IS NOT A "UNITED STATES PERSON" WITHIN THE MEANING OF SECTION 7701(a)(30) OF THE CODE) OR THE FAILURE TO PROVIDE OR UPDATE ITS HOLDER FATCA INFORMATION OR TO TAKE ANY OTHER ACTION REASONABLY NECESSARY (IN THE DETERMINATION OF THE ISSUER, THE COLLATERAL MANAGER OR THEIR RESPECTIVE AGENTS OR AFFILIATES) TO ENABLE THE ISSUER OR AN INTERMEDIARY TO COMPLY WITH FATCA MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES TO (I) PROVIDE THE ISSUER OR AUTHORIZED AGENT ACTING ON ITS BEHALF (AND ANY APPLICABLE INTERMEDIARY) WITH THE HOLDER FATCA INFORMATION AND TO TAKE ANY OTHER ACTION REASONABLY NECESSARY (IN THE DETERMINATION OF THE ISSUER, THE COLLATERAL MANAGER OR THEIR RESPECTIVE AGENTS OR AFFILIATES) TO ENABLE THE ISSUER OR AN INTERMEDIARY TO COMPLY WITH FATCA AND (II) PERMIT THE ISSUER, THE COLLATERAL MANAGER, ANY APPLICABLE INTERMEDIARY AND TRUSTEE (ON BEHALF OF THE ISSUER), TO (X) SHARE SUCH INFORMATION WITH THE IRS AND ANY OTHER TAXING AUTHORITY, (Y) COMPEL OR EFFECT NOTES HELD BY ANY SUCH HOLDER THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS OR IF SUCH HOLDER'S OWNERSHIP WOULD PREVENT THE ISSUER FROM QUALIFYING AS, OR COMPLYING WITH ANY OBLIGATIONS OR REQUIREMENTS IMPOSED ON, A "PARTICIPATING FFI" OR A "DEEMED COMPLIANT FFI" WITHIN THE MEANING OF THE CODE OR ANY TREASURY REGULATIONS PROMULGATED THEREUNDER, OR OTHERWISE PREVENTS THE ISSUER FROM COMPLYING WITH FATCA (FOR THESE PURPOSES, THE ISSUER MAY SELL A BENEFICIAL OWNER'S INTEREST IN A NOTE IN ITS ENTIRETY NOTWITHSTANDING THAT THE SALE OF A PORTION OF SUCH AN INTEREST WOULD PERMIT THE ISSUER TO

Exhibit A-1- 2

COMPLY WITH FATCA) AND (Z) MAKE OTHER AMENDMENTS TO THE INDENTURE TO ENABLE THE ISSUER TO COMPLY WITH FATCA.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS NOTE, BY ACQUIRING THIS NOTE OR ITS INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS NOTE AS DEBT OF THE ISSUER FOR U.S. FEDERAL INCOME TAX PURPOSES, SHALL REPORT ALL INCOME (OR LOSS) IN ACCORDANCE WITH SUCH TREATMENT AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE THAT IS NOT A U.S. TAX PERSON REPRESENTS THAT EITHER (A) IT IS NOT (I) A BANK (OR AN ENTITY AFFILIATED WITH A BANK) EXTENDING CREDIT PURSUANT TO A LOAN AGREEMENT ENTERED INTO IN THE ORDINARY COURSE OF ITS TRADE OR BUSINESS (WITHIN THE MEANING OF SECTION 881(c)(3)(A) OF THE CODE), (II) A "10 PERCENT SHAREHOLDER" WITH RESPECT TO THE ISSUER WITHIN THE MEANING OF SECTION 871(H)(3) OR SECTION 881(c)(3)(D) OF THE CODE OR (III) A "CONTROLLED FOREIGN CORPORATION" THAT IS RELATED TO THE ISSUER WITHIN THE MEANING OF SECTION 881(c)(3)(C) OF THE CODE; (B) IT IS A PERSON THAT IS ELIGIBLE FOR BENEFITS UNDER AN INCOME TAX TREATY WITH THE UNITED STATES THAT ELIMINATES U.S. FEDERAL INCOME TAXATION OF U.S. SOURCE INTEREST NOT ATTRIBUTABLE TO A PERMANENT ESTABLISHMENT IN THE UNITED STATES OR (C) IT HAS PROVIDED AN IRS FORM W-8ECI REPRESENTING THAT ALL PAYMENTS RECEIVED OR TO BE RECEIVED BY IT ON THE NOTES ARE EFFECTIVELY CONNECTED WITH THE CONDUCT OF A TRADE OR BUSINESS IN THE UNITED STATES.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE THAT IS NOT A U.S. TAX PERSON REPRESENTS THAT IT IS NOT AND WILL NOT BECOME A MEMBER OF AN "EXPANDED GROUP" (WITHIN THE MEANING OF THE REGULATIONS ISSUED UNDER SECTION 385 OF THE CODE) THAT INCLUDES A DOMESTIC CORPORATION (AS DETERMINED FOR U.S. FEDERAL INCOME TAX PURPOSES) IF SUCH DOMESTIC CORPORATION DIRECTLY OR INDIRECTLY (THROUGH ONE OR MORE ENTITIES THAT ARE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES AS PARTNERSHIPS, DISREGARDED ENTITIES OR GRANTOR TRUSTS) OWNS ANY EQUITY INTERESTS IN THE ISSUER.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OR BENEFICIAL OWNER OF THIS NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO

Exhibit A-1- 3

SELL ITS INTEREST IN SUCH NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED OR DEEMED TO REPRESENT AND WARRANT THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN WHICH IS SUBJECT TO ANY STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE (ANY SUCH LAW OR REGULATION, AN "OTHER PLAN LAW"), ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY SUCH OTHER PLAN LAW. "BENEFIT PLAN INVESTOR" MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN THE ENTITY.
IF THIS NOTE IS A GLOBAL NOTE, THE FOLLOWING LEGEND SHALL APPLY:
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE CO-ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

Exhibit A-1- 4

NOTE DETAILS
This Note is one of a duly authorized issue of Notes issued under the Indenture (as defined below) having the applicable class designation and other details specifically indicated below (the "Note Details"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Co-Issuers, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of any inconsistency between this Note (including the Note Details) and the terms of the Indenture, the terms of the Indenture shall govern.

Issuer:	Barings BDC Static CLO Ltd. 2019-I
Co-Issuer:	Barings BDC Static CLO 2019-I, LLC
Note issued by Co-Issuer:	☐Yes ☐ No
Trustee:	State Street Bank and Trust Company
Indenture:	Indenture, dated as of May 9, 2019, among the Issuer, the Co-Issuer and the Trustee, as amended, modified or supplemented from time to time
Registered Holder (check applicable):	☐ CEDE & ☐ CO. ____________________ (insert name)
Stated Maturity:	The Payment Date in April 2027
Payment Dates:
The 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in July 2019 and each Redemption Date with respect to all Classes of Secured Notes, except that (x) "Payment Date" shall include each date fixed by the Trustee on which payments are made in accordance with Section 5.7 of the Indenture and (y) the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the Stated Maturity (or, if such day is not a Business Day, the next succeeding Business Day).

Class designation and Interest Rate (check applicable):	☐ Class A-1 LIBOR + 1.02% ☐ Class A-2 LIBOR + 1.65%

Exhibit A-1- 5

Principal amount (if Global Note, check applicable "up to" principal amount):	☐ Class A-1 $296,750,000 ☐ Class A-2 $51,500,000
Principal amount (if Certificated Note):	As set forth on the first page above
Minimum Denominations:	$250,000 and integral multiples of $1.00 in excess thereof

Exhibit A-1- 6

NOTE DETAILS (continued)
Note identifying numbers: As indicated in the applicable table below for the type of Note and applicable Class indicated on the first page above.
Rule 144A Global Secured Notes

Designation	CUSIP	ISIN
Class A-1	06761QAA6	US06761QAA67
Class A-2	06761QAC2	US06761QAC24
Regulation S Global Secured Notes

Designation	CUSIP	ISIN	Common Code
Class A-1	G41484AA7	USG41484AA74	199397737
Class A-2	G41484AB5	USG41484AB57	199397745
Certificated Secured Notes

Designation	CUSIP	ISIN
Class A-1	06761QAB4	US06761QAB41
Class A-2	06761QAD0	US06761QAD07

Exhibit A-1- 7

The Issuer and the Co-Issuer, for value received, hereby promise to pay to the registered Holder of this Note or its registered assigns or nominees, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture), the principal sum identified as the principal amount of this Note set forth in the Note Details (or, if this Note is identified as a Global Note in the Note Details, such lesser principal amount shown on the books and records of the Trustee) on the Stated Maturity set forth in the Note Details, except as provided below and in the Indenture.
The Issuer and the Co-Issuer promise to pay, in accordance with the Priority of Payments, interest on the Aggregate Outstanding Amount of this Note on each Payment Date and each other date that interest is required to be paid on this Note upon earlier redemption or payment at a rate per annum equal to the interest rate for this Note in the Note Details set forth above in arrears. Interest shall be calculated on the day count basis for the relevant Interest Accrual Period for this Note as provided in the Indenture. To the extent lawful and enforceable, interest that is not paid when due and payable shall accrue interest at the applicable interest rate until paid as provided in the Indenture.
This Note will mature at par and be due and payable on the Stated Maturity unless such principal has been previously repaid or unless the unpaid principal of this Note becomes due and payable at an earlier date by acceleration, redemption or otherwise. The payment of principal on this Note may only occur in accordance with the Priority of Payments.
Interest will cease to accrue on this Note or, in the case of a partial repayment, on such repaid part, from the date of repayment.
Payments on this Note will be made in immediately available funds to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date. Payments to the registered Holder will be made ratably among the Holders in the proportion that the Aggregate Outstanding Amount of this Note on such Record Date bears to the Aggregate Outstanding Amount of all Notes of the Class of Notes to which this Note forms a part on such Record Date.
If this is a Global Note as identified in the Note Details, increases and decreases in the principal amount of this Note as a result of exchanges and transfers of interests in this Note and principal payments shall be recorded in the records of the Trustee and DTC or its nominee. So long as DTC or its nominee is the registered owner of this Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of this Note (represented hereby and beneficially owned by other persons) for all purposes under the Indenture.
All reductions in the principal amount of this Note (or one or more predecessor Notes) effected by payments made on any Payment Date or other date of redemption or other repayment shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer of this Note or in exchange therefor or in lieu thereof, whether or not such payment is noted on this Note. Subject to Article II of the Indenture, upon registration of transfer of this Note or in exchange for or in lieu of any other Note of the same Class, this Note will carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such predecessor Note.

Exhibit A-1- 8

The terms of Section 2.7(i) and Section 5.4(d) of the Indenture shall apply to this Note mutatis mutandis as if fully set forth herein.
This Note shall be issued in the Minimum Denominations set forth in the Note Details.
This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.
If an Event of Default occurs and is continuing, this Note may become or be declared due and payable in the manner and with the effect provided in the Indenture. A declaration of acceleration of the maturity of this Note may be rescinded or annulled at any time before a judgment or decree for payment of the money due has been obtained, provided that certain conditions set forth in the Indenture are satisfied.
The Indenture permits, subject to certain conditions, the amendment thereof and the modification of the provisions of the Indenture and the rights of the Holders under the Indenture. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and every Holder of a Note theretofore and thereafter authenticated and delivered thereunder shall be bound thereby.
Title to this Note will pass by registration in the Register kept by the Registrar.
No service charge will be made to the Holder for any registration of transfer or exchange of this Note, but the Registrar, Transfer Agent or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless the Certificate of Authentication herein has been executed by either the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate shall be conclusive evidence, and the only evidence, that this Note has been duly authenticated and delivered under the Indenture.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS.

Exhibit A-1- 9

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated:    _______,_____

BARINGS BDC STATIC CLO LTD. 2019-I
By: _______________________________
Name:
Title:

Exhibit A-1- 10

IN WITNESS WHEREOF, the Co-Issuer has caused this Note to be duly executed.
Dated: _______, ____

BARINGS BDC STATIC CLO 2019-I, LLC
By: _______________________________
Name:
Title:

Exhibit A-1- 11

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated: _______, ____

STATE STREET BANK AND TRUST COMPANY,
as Trustee
By: _______________________________
Authorized Signatory

Exhibit A-1- 12

ASSIGNMENT FORM
For value received _________________________________________does hereby sell, assign and transfer unto _________________________
Social security or other identifying number of assignee:

Name and address, including zip code, of assignee:
the within Note and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the Note on the books of the Co-Issuers with full power of substitution in the premises.
Date: ______________    Your Signature:
______________________________________
(Sign exactly as your name appears on the Note)

*    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-1- 13

EXHIBIT A-2

FORM OF SUBORDINATED NOTE

SUBORDINATED NOTE DUE 2027

Certificate No. [●]

Type of Note (check applicable):
☐ Rule 144A Global Subordinated Note with an initial principal amount of $______________
☐ Certificated Subordinated Note with a principal amount of $______________

THIS SUBORDINATED NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO A PERSON THAT IS (I) EITHER (1) A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN RELIANCE ON THE EXEMPTION FROM SECURITIES ACT REGISTRATION PROVIDED BY SUCH RULE THAT IS NOT A BROKER-DEALER WHICH OWNS AND INVESTS ON A DISCRETIONARY BASIS LESS THAN U.S.$25 MILLION IN SECURITIES OF ISSUERS THAT ARE NOT AFFILIATED PERSONS OF THE DEALER AND IS NOT A PLAN REFERRED TO IN PARAGRAPH (a)(1)(D) OR (a)(1)(E) OF RULE 144A OR A TRUST FUND REFERRED TO IN PARAGRAPH (a)(1)(F) OF RULE 144A THAT HOLDS THE ASSETS OF SUCH A PLAN, IF INVESTMENT DECISIONS WITH RESPECT TO THE PLAN ARE MADE BY THE BENEFICIARIES OF THE PLAN OR (2) AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "IAI") AND (II) A QUALIFIED PURCHASER OR AN ENTITY OWNED EXCLUSIVELY BY QUALIFIED PURCHASERS, AND IN EACH CASE IN COMPLIANCE WITH THE CERTIFICATION AND OTHER REQUIREMENTS SPECIFIED IN THE INDENTURE REFERRED TO HEREIN AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAW OF ANY APPLICABLE JURISDICTION.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OR BENEFICIAL OWNER OF AN INTEREST IN A SUBORDINATED NOTE THAT IS A U.S. PERSON AND IS NOT (I) A QUALIFIED INSTITUTIONAL BUYER OR AN INSTITUTIONAL ACCREDITED INVESTOR AND (II) A QUALIFIED PURCHASER OR AN ENTITY OWNED EXCLUSIVELY BY QUALIFIED PURCHASERS TO SELL ITS INTEREST IN THE NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

Exhibit A-2-1

DISTRIBUTIONS OF PRINCIPAL PROCEEDS AND INTEREST PROCEEDS TO THE HOLDER OF THE SUBORDINATED NOTES REPRESENTED HEREBY ARE SUBORDINATED TO THE PAYMENT ON EACH PAYMENT DATE OF PRINCIPAL OF AND INTEREST ON THE SECURED NOTES AND THE PAYMENT OF CERTAIN OTHER AMOUNTS, TO THE EXTENT AND AS DESCRIBED IN THE INDENTURE.
THE FAILURE TO PROVIDE THE ISSUER, THE TRUSTEE AND ANY PAYING AGENT WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS (GENERALLY, IN THE CASE OF U.S. FEDERAL INCOME TAX, AN INTERNAL REVENUE SERVICE FORM W-9 (OR APPLICABLE SUCCESSOR FORM)), OR THE FAILURE TO PROVIDE OR UPDATE ITS HOLDER FATCA INFORMATION OR TO TAKE ANY OTHER ACTION REASONABLY NECESSARY (IN THE DETERMINATION OF THE ISSUER, THE COLLATERAL MANAGER OR THEIR RESPECTIVE AGENTS OR AFFILIATES) TO ENABLE THE ISSUER OR AN INTERMEDIARY TO COMPLY WITH FATCA MAY RESULT IN WITHHOLDING FROM PAYMENTS IN RESPECT OF SUCH NOTE, INCLUDING U.S. FEDERAL WITHHOLDING OR BACK-UP WITHHOLDING.
EACH HOLDER AND BENEFICIAL OWNER OF THIS NOTE AGREES TO (I) PROVIDE THE ISSUER OR AUTHORIZED AGENT ACTING ON ITS BEHALF (AND ANY APPLICABLE INTERMEDIARY) WITH THE HOLDER FATCA INFORMATION AND TO TAKE ANY OTHER ACTION REASONABLY NECESSARY (IN THE DETERMINATION OF THE ISSUER, THE COLLATERAL MANAGER OR THEIR RESPECTIVE AGENTS OR AFFILIATES) TO ENABLE THE ISSUER OR AN INTERMEDIARY TO COMPLY WITH FATCA AND (II) PERMIT THE ISSUER, THE COLLATERAL MANAGER, ANY APPLICABLE INTERMEDIARY AND THE TRUSTEE (ON BEHALF OF THE ISSUER), TO (X) SHARE SUCH INFORMATION WITH THE IRS AND ANY OTHER TAXING AUTHORITY, (Y) COMPEL OR EFFECT THE SALE OF NOTES HELD BY ANY SUCH HOLDER THAT FAILS TO COMPLY WITH THE FOREGOING REQUIREMENTS OR IF SUCH HOLDER'S OWNERSHIP WOULD PREVENT THE ISSUER FROM QUALIFYING AS, OR COMPLYING WITH ANY OBLIGATIONS OR REQUIREMENTS IMPOSED ON, A "PARTICIPATING FFI" OR A "DEEMED-COMPLIANT FFI" WITHIN THE MEANING OF THE CODE OR ANY TREASURY REGULATIONS PROMULGATED THEREUNDER, OR OTHERWISE PREVENTS THE ISSUER FROM COMPLYING WITH FATCA (FOR THESE PURPOSES, THE ISSUER MAY SELL A BENEFICIAL OWNER'S INTEREST IN A NOTE IN ITS ENTIRETY NOTWITHSTANDING THAT THE SALE OF A PORTION OF SUCH AN INTEREST WOULD PERMIT THE ISSUER TO COMPLY WITH FATCA) AND (Z) MAKE OTHER AMENDMENTS TO THE INDENTURE TO ENABLE THE ISSUER TO COMPLY WITH FATCA.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE AGREES THAT WITH RESPECT TO ANY PERIOD DURING WHICH SUCH HOLDER OR BENEFICIAL OWNER OWNS MORE THAN 50% (BUT LESS THAN 100%) OF THE SUBORDINATED NOTES BY VALUE OR IS OTHERWISE TREATED AS A MEMBER

Exhibit A-2-2

OF THE ISSUER'S "EXPANDED AFFILIATED GROUP" (AS DEFINED IN TREASURY REGULATIONS SECTION 1.1471-5(I) (OR ANY SUCCESSOR PROVISION)), SUCH HOLDER OR BENEFICIAL OWNER COVENANTS THAT IT WILL (I) CONFIRM THAT ANY MEMBER OF SUCH EXPANDED AFFILIATED GROUP (ASSUMING THAT THE ISSUER IS A "REGISTERED DEEMED-COMPLIANT FFI" WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.1471-1(B)(111) (OR ANY SUCCESSOR PROVISION)) THAT IS TREATED AS A "FOREIGN FINANCIAL INSTITUTION" WITHIN THE MEANING OF SECTION 1471(D)(4) OF THE CODE AND ANY TREASURY REGULATIONS PROMULGATED THEREUNDER TO BE A "PARTICIPATING FFI," A "DEEMED-COMPLIANT FFI" OR AN "EXEMPT BENEFICIAL OWNER" WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.1471-4(E) (OR ANY SUCCESSOR PROVISION), AND (II) PROMPTLY NOTIFY THE ISSUER IN THE EVENT THAT ANY MEMBER OF SUCH EXPANDED AFFILIATED GROUP THAT IS TREATED AS A "FOREIGN FINANCIAL INSTITUTION" WITHIN THE MEANING OF SECTION 1471(D)(4) OF THE CODE AND ANY TREASURY REGULATIONS PROMULGATED THEREUNDER IS NOT A "PARTICIPATING FFI," A "DEEMED-COMPLIANT FFI" OR AN "EXEMPT BENEFICIAL OWNER" WITHIN THE MEANING OF TREASURY REGULATIONS SECTION 1.1471-4(E) (OR ANY SUCCESSOR PROVISION), IN EACH CASE EXCEPT TO THE EXTENT THAT THE ISSUER OR ITS AGENTS HAVE PROVIDED THE HOLDER WITH AN EXPRESS WAIVER OF THIS PROVISION.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE AGREES THAT (I) IT WILL NOT TRANSFER ANY SUBORDINATED NOTE TO ANOTHER PERSON UNLESS SUCH BENEFICIAL OWNER HAS OBTAINED WRITTEN ADVICE OF DECHERT LLP OR PAUL HASTINGS LLP OR AN OPINION OF TAX COUNSEL OF NATIONALLY RECOGNIZED STANDING IN THE UNITED STATES THAT IS EXPERIENCED IN SUCH MATTERS TO THE EFFECT THAT SUCH TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES AND (II) IT WILL NOT ACQUIRE ANY SUBORDINATED NOTES FROM ANOTHER PERSON (OTHER THAN THE INITIAL ACQUISITION ON THE CLOSING DATE) IF SUCH ACQUISITION WOULD CAUSE THE BENEFICIAL OWNER TO OWN 100% OF THE SUBORDINATED NOTES.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE AGREES SUCH NOTE (OR ANY INTERESTS THEREIN) MAY NOT BE ACQUIRED OR OWNED BY ANY PERSON THAT IS CLASSIFIED FOR U.S. FEDERAL INCOME TAX PURPOSES AS A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST UNLESS (I) (A) NONE OF THE DIRECT OR INDIRECT BENEFICIAL OWNERS OF ANY INTEREST IN SUCH PERSON HAVE OR EVER WILL HAVE MORE THAN 40% OF THE VALUE OF ITS INTEREST IN SUCH PERSON ATTRIBUTABLE TO THE AGGREGATE INTEREST OF SUCH PERSON IN THE COMBINED VALUE OF THE SUBORDINATED NOTES (AND ANY OTHER INTEREST TREATED AS EQUITY IN THE ISSUER FOR U.S. FEDERAL INCOME TAX PURPOSES) AND (B) IT IS NOT AND WILL NOT BE A PRINCIPAL PURPOSE OF THE ARRANGEMENT INVOLVING THE

Exhibit A-2-3

INVESTMENT OF SUCH PERSON IN ANY SUBORDINATED NOTES AND ANY OTHER EQUITY INTERESTS OF THE ISSUER TO PERMIT ANY PARTNERSHIP TO SATISFY THE 100 PARTNER LIMITATION OF TREASURY REGULATIONS SECTION 1.7704-1(H)(1)(II) OR (II) SUCH PERSON OBTAINS WRITTEN ADVICE OF DECHERT LLP OR AN OPINION OF NATIONALLY RECOGNIZED U.S. TAX COUNSEL REASONABLY ACCEPTABLE TO THE ISSUER THAT SUCH TRANSFER WILL NOT CAUSE THE ISSUER TO BE TREATED AS A PUBLICLY TRADED PARTNERSHIP TAXABLE AS A CORPORATION FOR U.S. FEDERAL INCOME TAX PURPOSES.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE AGREES IT WILL NOT PARTICIPATE IN THE CREATION OR OTHER TRANSFER OF ANY FINANCIAL INSTRUMENT OR CONTRACT THE VALUE OF WHICH IS DETERMINED IN WHOLE OR IN PART BY REFERENCE TO THE ISSUER (INCLUDING THE AMOUNT OF DISTRIBUTIONS BY THE ISSUER, THE VALUE OF THE ISSUER'S ASSETS OR THE RESULTS OF THE ISSUER'S OPERATIONS) OR THE SUBORDINATED NOTES.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE AGREES IT WILL NOT ACQUIRE, OR SELL, TRANSFER, ASSIGN, PARTICIPATE, PLEDGE OR OTHERWISE DISPOSE OF THE SUBORDINATED NOTE (OR ANY INTEREST THEREIN) OR CAUSE THE SUBORDINATED NOTE (OR ANY INTEREST THEREIN) TO BE MARKETED (I) ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE CODE AND TREASURY REGULATIONS SECTION 1.7704-1(B), INCLUDING WITHOUT LIMITATION, AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS OR (II) IF SUCH ACQUISITION, SALE, TRANSFER, ASSIGNMENT, PARTICIPATION, PLEDGE OR OTHER DISPOSITION WOULD CAUSE THE COMBINED NUMBER OF HOLDERS OF THE SUBORDINATED NOTES AND ANY OTHER EQUITY INTERESTS IN THE ISSUER TO BE MORE THAN 90.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE ACKNOWLEDGES AND AGREES THAT ANY SALE, TRANSFER, ASSIGNMENT, PARTICIPATION, PLEDGE OR OTHER DISPOSITION OF THE SUBORDINATED NOTE (OR ANY INTEREST THEREIN) THAT WOULD VIOLATE ANY OF THE THREE PRECEDING PARAGRAPHS ABOVE OR OTHERWISE CAUSE THE ISSUER TO BE UNABLE TO RELY ON THE "PRIVATE PLACEMENT" SAFE HARBOR OF TREASURY REGULATIONS SECTION 1.7704-1(H) WILL BE VOID AND OF NO FORCE OR EFFECT, AND IT WILL NOT TRANSFER ANY INTEREST IN THE SUBORDINATED NOTE TO ANY PERSON THAT DOES NOT AGREE TO BE BOUND BY THE THREE PRECEDING PARAGRAPHS ABOVE OR BY THIS PARAGRAPH.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE, BY ACQUIRING THIS NOTE OR AN INTEREST IN THIS NOTE, AS THE CASE MAY BE, SHALL BE DEEMED TO HAVE AGREED TO TREAT, AND SHALL TREAT, THIS

Exhibit A-2-4

SUBORDINATED NOTE AS EQUITY IN THE ISSUER FOR U.S. FEDERAL INCOME PURPOSES, SHALL REPORT ALL INCOME (OR LOSS) IN ACCORDANCE WITH SUCH TREATMENT AND SHALL TAKE NO ACTION INCONSISTENT WITH SUCH TREATMENT UNLESS REQUIRED BY ANY RELEVANT TAXING AUTHORITY.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE REPRESENTS THAT IT IS A U.S. TAX PERSON AND AGREES TO PROVIDE THE ISSUER AND THE TRUSTEE (AND ANY OF THEIR AGENTS) WITH A CORRECT, COMPLETE AND PROPERLY EXECUTED IRS FORM W-9 (OR APPLICABLE SUCCESSOR FORM), AND ACKNOWLEDGES THAT IF IT FAILS TO PROVIDE THE ISSUER AND THE TRUSTEE (AND ANY OF THEIR AGENTS) WITH THE PROPERLY COMPLETED AND SIGNED TAX CERTIFICATIONS SPECIFIED ABOVE, THE ACQUISITION OF ITS INTEREST IN SUCH SUBORDINATED NOTE SHALL BE VOID AB INITIO.
EACH HOLDER AND EACH BENEFICIAL OWNER OF THIS SUBORDINATED NOTE AGREES TO DELIVER TO THE TRANSFEREE, WITH A COPY TO THE TRUSTEE, PRIOR TO THE TRANSFER OF SUCH SUBORDINATED NOTE, A PROPERLY COMPLETED CERTIFICATE, IN A FORM REASONABLY ACCEPTABLE TO THE TRANSFEREE AND THE TRUSTEE, STATING, UNDER PENALTY OF PERJURY, THE TRANSFEROR'S UNITED STATES TAXPAYER IDENTIFICATION NUMBER AND THAT THE TRANSFEROR IS NOT A FOREIGN PERSON WITHIN THE MEANING OF SECTION 1446(F)(2) OF THE CODE. SUCH HOLDER OR BENEFICIAL OWNER FURTHER ACKNOWLEDGES THAT THE FAILURE TO PROVIDE A NON-FOREIGN STATUS CERTIFICATE TO THE TRANSFEREE MAY RESULT IN WITHHOLDING ON THE AMOUNT REALIZED ON ITS DISPOSITION OF SUCH SUBORDINATED NOTE.
THE ISSUER HAS THE RIGHT, UNDER THE INDENTURE, TO COMPEL ANY HOLDER OR BENEFICIAL OWNER OF A SUBORDINATED NOTE WHO HAS MADE OR HAS BEEN DEEMED TO MAKE A PROHIBITED TRANSACTION, BENEFIT PLAN INVESTOR, CONTROLLING PERSON, SIMILAR LAW OR OTHER PLAN LAW REPRESENTATION THAT IS SUBSEQUENTLY SHOWN TO BE FALSE OR MISLEADING OR WHOSE OWNERSHIP OTHERWISE CAUSES A VIOLATION OF THE 25% LIMITATION TO SELL ITS INTEREST IN THE SUBORDINATED NOTE, OR MAY SELL SUCH INTEREST ON BEHALF OF SUCH OWNER.
NO TRANSFER OF A SUBORDINATED NOTE OR ANY INTEREST THEREIN WILL BE PERMITTED, AND THE TRUSTEE WILL NOT RECOGNIZE ANY SUCH TRANSFER, IF IT WOULD CAUSE 25% OR MORE OF THE TOTAL VALUE OF THE SUBORDINATED NOTES TO BE HELD BY BENEFIT PLAN INVESTORS, DISREGARDING SUBORDINATED NOTES (OR INTERESTS THEREIN) HELD BY CONTROLLING PERSONS.

Exhibit A-2-5

IF THIS NOTE IS A RULE 144A GLOBAL SUBORDINATED NOTE, THE FOLLOWING LEGEND SHALL APPLY:
(1) EACH PERSON WHO PURCHASES AN INTEREST IN THIS NOTE FROM THE ISSUER AS PART OF THE INITIAL OFFERING ON THE CLOSING DATE WILL BE REQUIRED TO REPRESENT AND WARRANT IN WRITING TO THE TRUSTEE (A) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS OR WILL BECOME (OR OTHERWISE ACTS ON BEHALF OF) A BENEFIT PLAN INVESTOR ON ANY DAY FROM THE DATE ON WHICH IT ACQUIRES ITS INTEREST IN SUCH SUBORDINATED NOTES THROUGH AND INCLUDING THE DATE ON WHICH IT DISPOSES OF SUCH INTEREST IN SUCH SUBORDINATED NOTES, (B) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS OR WILL BECOME (OR OTHERWISE ACTS ON BEHALF OF) A CONTROLLING PERSON ON ANY DAY FROM THE DATE ON WHICH IT ACQUIRES ITS INTEREST IN SUCH SUBORDINATED NOTES THROUGH AND INCLUDING THE DATE ON WHICH IT DISPOSES OF ITS INTEREST IN SUCH SUBORDINATED NOTES AND (C) THAT (I) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND (II) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER AND THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER'S ASSETS) TO LAWS OR REGULATIONS THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW") AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY APPLICABLE STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("OTHER PLAN LAW") AND (2) EACH PURCHASER OR SUBSEQUENT TRANSFEREE, AS APPLICABLE, OF AN INTEREST IN THIS NOTE FROM PERSONS OTHER THAN FROM THE ISSUER AS PART OF THE INITIAL OFFERING ON THE CLOSING DATE, ON EACH DAY FROM THE DATE ON WHICH SUCH BENEFICIAL OWNER ACQUIRES ITS INTEREST IN SUCH SUBORDINATED NOTES THROUGH AND INCLUDING THE DATE ON

Exhibit A-2-6

WHICH SUCH BENEFICIAL OWNER DISPOSES OF ITS INTEREST IN SUCH SUBORDINATED NOTES, WILL BE DEEMED TO HAVE REPRESENTED AND AGREED THAT (A) IT IS NOT, AND IS NOT ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (X) IT IS NOT, AND FOR SO LONG AS IT HOLDS SUCH NOTES OR INTEREST THEREIN WILL NOT BE, SUBJECT TO SIMILAR LAW AND (Y) ITS ACQUISITION, HOLDING AND DISPOSITION OF SUCH NOTES WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY OTHER PLAN LAW. "BENEFIT PLAN INVESTOR" MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN THE ENTITY. "CONTROLLING PERSON" MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN "AFFILIATE" OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. "CONTROL" WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.
ANY TRANSFER, PLEDGE OR OTHER USE OF THIS NOTE FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN, UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC"), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR OF SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO.).
TRANSFERS OF THIS NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE.

Exhibit A-2-7

IF THIS NOTE IS IN THE FORM OF A CERTIFICATED SUBORDINATED NOTE, THE FOLLOWING LEGEND SHALL APPLY:
EACH PURCHASER OR TRANSFEREE OF THIS NOTE WILL BE REQUIRED TO (I) REPRESENT AND WARRANT IN WRITING TO THE TRUSTEE (1) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS OR WILL BECOME (OR OTHERWISE ACTS ON BEHALF OF) A BENEFIT PLAN INVESTOR ON ANY DAY FROM THE DATE ON WHICH IT ACQUIRES SUCH INTEREST IN SUCH SUBORDINATED NOTES THROUGH AND INCLUDING THE DATE ON WHICH IT DISPOSES OF SUCH INTEREST IN SUCH SUBORDINATED NOTES, (2) WHETHER OR NOT, FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN, IT IS OR WILL BECOME (OR OTHERWISE ACTS ON BEHALF OF) A CONTROLLING PERSON ON ANY DAY FROM THE DATE ON WHICH IT ACQUIRES ITS INTEREST IN SUCH SUBORDINATED NOTES THROUGH AND INCLUDING THE DATE ON WHICH IT DISPOSES OF ITS INTEREST IN SUCH SUBORDINATED NOTES AND (3) THAT (A) IF IT IS, OR IS ACTING ON BEHALF OF, A BENEFIT PLAN INVESTOR, ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") AND (B) IF IT IS A GOVERNMENTAL, CHURCH, NON-U.S. OR OTHER PLAN, (I) IT IS NOT, AND FOR SO LONG AS IT HOLDS THIS NOTE OR AN INTEREST HEREIN IT WILL NOT BE, SUBJECT TO ANY FEDERAL, STATE, LOCAL NON-U.S. OR OTHER LAW OR REGULATION THAT COULD CAUSE THE UNDERLYING ASSETS OF THE ISSUER TO BE TREATED AS ASSETS OF THE INVESTOR IN ANY NOTE (OR INTEREST THEREIN) BY VIRTUE OF ITS INTEREST AND THEREBY SUBJECT THE ISSUER AND THE COLLATERAL MANAGER (OR OTHER PERSONS RESPONSIBLE FOR THE INVESTMENT AND OPERATION OF THE ISSUER'S ASSETS) TO LAWS OR REGULATIONS THAT ARE SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE, AND (II) ITS ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT VIOLATION OF ANY APPLICABLE STATE, LOCAL, OTHER FEDERAL OR NON-U.S. LAWS OR REGULATIONS THAT ARE SUBSTANTIALLY SIMILAR TO THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE. EACH PURCHASER OR SUBSEQUENT TRANSFEREE, AS APPLICABLE, OF SUBORDINATED NOTES IN THE FORM OF A CERTIFICATED NOTE WILL BE REQUIRED TO COMPLETE A BENEFIT PLAN INVESTOR CERTIFICATE IDENTIFYING ITS STATUS AS A BENEFIT PLAN INVESTOR OR A CONTROLLING PERSON. "BENEFIT PLAN INVESTOR" MEANS A BENEFIT PLAN INVESTOR, AS DEFINED IN SECTION 3(42) OF ERISA, AND INCLUDES (A) AN EMPLOYEE BENEFIT PLAN (AS DEFINED IN

Exhibit A-2-8

SECTION 3(3) OF TITLE I OF ERISA) THAT IS SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, (B) A PLAN THAT IS SUBJECT TO SECTION 4975 OF THE CODE OR (C) ANY ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY SUCH EMPLOYEE BENEFIT PLAN'S OR PLAN'S INVESTMENT IN THE ENTITY. "CONTROLLING PERSON" MEANS A PERSON (OTHER THAN A BENEFIT PLAN INVESTOR) WHO HAS DISCRETIONARY AUTHORITY OR CONTROL WITH RESPECT TO THE ASSETS OF THE ISSUER OR ANY PERSON WHO PROVIDES INVESTMENT ADVICE FOR A FEE (DIRECT OR INDIRECT) WITH RESPECT TO SUCH ASSETS, OR ANY AFFILIATE OF ANY SUCH PERSON. AN "AFFILIATE" OF A PERSON INCLUDES ANY PERSON, DIRECTLY OR INDIRECTLY THROUGH ONE OR MORE INTERMEDIARIES, CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE PERSON. "CONTROL" WITH RESPECT TO A PERSON OTHER THAN AN INDIVIDUAL MEANS THE POWER TO EXERCISE A CONTROLLING INFLUENCE OVER THE MANAGEMENT OR POLICIES OF SUCH PERSON.

Exhibit A-2-9

NOTE DETAILS
This Note is one of a duly authorized issue of Notes issued under the Indenture (as defined below) having the applicable class designation and other details specifically indicated below (the "Note Details"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Indenture. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Co-Issuers, the Trustee and the Holders and the terms upon which the Notes are, and are to be, authenticated and delivered. In the event of any inconsistency between this Note (including the Note Details) and the terms of the Indenture, the terms of the Indenture shall govern.

Exhibit A-2-10

Issuer:	Barings BDC Static CLO Ltd. 2019-I
Trustee:	State Street Bank and Trust Company
Indenture:	Indenture, dated as of May 9, 2019, among the Issuer, the Co-Issuer and the Trustee, as amended, modified or supplemented from time to time
Registered Holder (check applicable):	☐ CEDE & ☐ CO. ____________________ (insert name)
Stated Maturity:	The Payment Date in April 2027
Payment Dates:
The 15th day of January, April, July and October of each year (or, if such day is not a Business Day, the next succeeding Business Day), commencing in July 2019 and each Redemption Date with respect to all Classes of Secured Notes, except that (x) "Payment Date" shall include each date fixed by the Trustee on which payments are made in accordance with Section 5.7 of the Indenture and (y) the final Payment Date (subject to any earlier redemption or payment of the Notes) shall be the Stated Maturity (or, if such day is not a Business Day, the next succeeding Business Day); provided that, following the redemption or repayment in full of the Secured Notes, Holders of Subordinated Notes may receive payments (including in respect of an Optional Redemption of Subordinated Notes) on any Business Day designated by the Collateral Manager (which Business Days may or may not be the dates stated above) upon five Business Days' prior written notice to the Trustee and the Collateral Administrator (which notice the Trustee will promptly forward to the Holders of the Subordinated Notes) and such Business Days shall constitute Payment Dates.

Principal amount ("up to" amount, if Global Note):	$101,000,000
Principal amount (if Certificated Note):	As set forth on the first page above
Global Note with "up to" principal amount:	☐ Yes ☐ No
Minimum Denominations:	$2,000,000 and integral multiples of $1.00 in excess thereof

Exhibit A-2-11

NOTE DETAILS (continued)
Note identifying numbers: As indicated in the applicable table below for the type of Subordinated Note indicated on the first page above.
Rule 144A Global Subordinated Notes

Designation	CUSIP	ISIN
Subordinated	06761GAA8	US06761GAA85
Certificated Subordinated Notes

Designation	CUSIP	ISIN
Subordinated	06761GAB6	US06761GAB68

Exhibit A-2-12

The Issuer, for value received, hereby promises to pay to the registered Holder of this Note or its registered assigns or nominees, upon presentation and surrender of this Note (except as otherwise permitted by the Indenture), the principal sum identified as the principal amount of this Note set forth in the Note Details (or, if this Note is identified as a Global Note in the Note Details, such lesser principal amount shown on the books and records of the Trustee) on the Stated Maturity set forth in the Note Details, except as provided below and in the Indenture. References to the "principal amount" of this Note shall mean amounts distributable to Holders of Subordinated Notes from Principal Proceeds in accordance with the Priority of Payments and references to "interest" on this Note shall mean that portion of Interest Proceeds distributable to Holders of Subordinated Notes pursuant to the Priority of Payments.
The Issuer promises to pay, in accordance with the Priority of Payments, an amount equal to the Holder's pro rata share of Interest Proceeds and Principal Proceeds payable to all Holders of Subordinated Notes, if any, subject to the Priority of Payments set forth in the Indenture.
This Note will mature on the Stated Maturity, unless such principal has been previously repaid or unless the unpaid principal of this Note becomes due and payable at an earlier date by redemption or otherwise and the final payments of principal, if any, will occur on that date. The payment of principal on this Note (x) may only occur after the Secured Notes are no longer Outstanding and (y) is subordinated to the payment on each Payment Date of the principal and interest due and payable on the Secured Notes and other amounts in accordance with the Priority of Payments; and any payment of principal of this Note that is not paid, in accordance with the Priority of Payments, on any Payment Date, shall not be considered "due and payable" for purposes of the Indenture.
Payments on this Note will be made in immediately available funds to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the relevant Record Date. Payments to the registered Holder will be made ratably among the Holders in the proportion that the Aggregate Outstanding Amount of this Note on such Record Date bears to the Aggregate Outstanding Amount of all Subordinated Notes on such Record Date.
If this is a Global Note as identified in the Note Details, increases and decreases in the principal amount of this Note as a result of exchanges and transfers of interests in this Note and principal payments shall be recorded in the records of the Trustee and DTC or its nominee. So long as DTC or its nominee is the registered owner of this Note, DTC or such nominee, as the case may be, will be considered the sole owner or Holder of this Note (represented hereby and beneficially owned by other persons) for all purposes under the Indenture.
All reductions in the principal amount of this Note (or one or more predecessor Notes) effected by payments made on any Payment Date or other date of redemption or other repayment shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer of this Note or in exchange therefor or in lieu thereof, whether or not such payment is noted on this Note. Subject to Article II of the Indenture, upon registration of transfer of this Note or in exchange for or in lieu of any other Note of the same Class, this Note will carry the rights to unpaid interest and principal (or other applicable amount) that were carried by such predecessor Note.

Exhibit A-2-13

The terms of Section 2.7(i) and Section 5.4(d) of the Indenture shall apply to this Note mutatis mutandis as if fully set forth herein.
This Note shall be issued in the Minimum Denominations set forth in the Note Details.
This Note is subject to redemption in the manner and subject to the satisfaction of certain conditions set forth in the Indenture. The Redemption Price for this Note is set forth in the Indenture.
If an Event of Default occurs and is continuing, the Secured Notes may become or be declared due and payable in the manner and with the effect provided in the Indenture. A declaration of acceleration of the maturity of the Secured Notes may be rescinded or annulled at any time before a judgment or decree for payment of the money due has been obtained, provided that certain conditions set forth in the Indenture are satisfied.
The Indenture permits, subject to certain conditions, the amendment thereof and the modification of the provisions of the Indenture and the rights of the Holders under the Indenture. Upon the execution of any supplemental indenture, the Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of the Indenture for all purposes, and every Holder of a Note theretofore and thereafter authenticated and delivered thereunder shall be bound thereby.
Title to this Note will pass by registration in the Register kept by the Registrar.
No service charge will be made to the Holder for any registration of transfer or exchange of this Note, but the Registrar, Transfer Agent or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose, unless the Certificate of Authentication herein has been executed by either the Trustee or the Authenticating Agent by the manual signature of one of their Authorized Officers, and such certificate shall be conclusive evidence, and the only evidence, that this Note has been duly authenticated and delivered under the Indenture.
THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS.

Exhibit A-2-14

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated:    _______,_____

BARINGS BDC STATIC CLO LTD. 2019-I
By: _______________________________
Name:
Title:

Exhibit A-2-15

CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within-mentioned Indenture.
Dated: _______, ____

STATE STREET BANK AND TRUST COMPANY,
as Trustee
By: _______________________________
Authorized Signatory

Exhibit A-2-16

ASSIGNMENT FORM
For value received _________________________________________does hereby sell, assign and transfer unto _________________________
Social security or other identifying number of assignee:

Name and address, including zip code, of assignee:
the within Note and does hereby irrevocably constitute and appoint ____________ Attorney to transfer the Note on the books of the Issuer with full power of substitution in the premises.
Date: ______________    Your Signature:
______________________________________
(Sign exactly as your name appears on the Note)

*    NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Exhibit A-2-17

EXHIBIT B-1
FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER
TO REGULATION S GLOBAL SECURED NOTE
State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics

Re:	Barings BDC Static CLO Ltd. 2019-I (the "Issuer"), Barings BDC Static CLO 2019-I, LLC (the "Co-Issuer" and together with the Issuer, the "Co-Issuers"); Class [A-1][A-2] Notes due 2027 (the "Notes")
Reference is hereby made to the Indenture dated as of May 9, 2019 (as amended from time to time, the "Indenture") among Co-Issuers and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S. $___________ Aggregate Outstanding Amount of Notes which are held in the form of a [Rule 144A Global Note representing Class [A-1][A-2] Notes with DTC] [Certificated Class [A-1][A-2] Notes] in the name of _______________ (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Regulation S Global [Class] [A-1][A-2] Note.
In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ________________ (the "Transferee") in accordance with Regulation S under the United States Securities Act of 1933, as amended (the "Securities Act") and the transfer restrictions set forth in the Indenture and the Offering Circular defined in the Indenture relating to such Notes and that:
a.    the offer of the Notes was not made to a person in the United States;
b.    at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;
c.    no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;
d.    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and
e.    the Transferee is not a U.S. person.

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The Transferor understands that the Co-Issuers, the Trustee and their counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.
(Name of Transferor)

By:	Name: Title:
Dated: _________, _____

cc:	Barings BDC Static CLO Ltd. 2019-I c/o MaplesFS Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands Attention: The Directors Facsimile No. (345) 945-7100
Barings BDC Static CLO 2019-I, LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

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EXHIBIT B-2
FORM OF PURCHASER REPRESENTATION LETTER FOR CERTIFICATED NOTES
[DATE]
State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics
Re:    Barings BDC Static CLO Ltd. 2019-I (the "Issuer"), Barings BDC Static CLO 2019-I, LLC (the "Co-Issuer", and together with the Issuer, the "Co-Issuers"); [Class] [A-1][A-2] [Subordinated] Notes
Reference is hereby made to the Indenture, dated as of May 9, 2019, among the Issuer, the Co-Issuer and State Street Bank and Trust Company, as Trustee (as amended from time to time, the "Indenture"). Capitalized terms not defined herein shall have the meanings ascribed to them in the Indenture.
This letter relates to U.S.$___________ Aggregate Outstanding Amount of [Class] [A-1][A-2] [Subordinated] Notes (the "Notes"), in the form of one or more Certificated Notes to effect the transfer of the Notes to ______________ (the "Transferee").
In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers and their counsel that it is:
(a) (PLEASE CHECK ONLY ONE)

_____
both (A) a "qualified institutional buyer" (as defined under Rule 144A under the Securities Act) that is not a broker-dealer which owns and invests on a discretionary basis less than U.S.$25,000,000 in securities of issuers that are not affiliated persons of the dealer and is not a plan referred to in paragraph (a)(1)(i)(D) or (a)(1)(i)(E) of Rule 144A under the Securities Act or a trust fund referred to in paragraph (a)(1)(i)(F) of Rule 144A under the Securities Act that holds the assets of such a plan, if investment decisions with respect to the plan are made by beneficiaries of the plan and (B) a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by "qualified purchasers"; or

_____
an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act and a "qualified purchaser" for purposes of Section 3(c)(7) of the Investment Company Act or an entity owned exclusively by "qualified purchasers"; or

_____
solely in the case of Secured Notes, a person that is not a "U.S. person" as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from Securities Act registration provided by Regulation S; and

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(b)	acquiring the Notes for its own account (and not for the account of any other Person) in the applicable Minimum Denomination.
The Transferee further represents, warrants and agrees as follows:
1.    In connection with its purchase of the Notes: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it is acquiring its interest in such Notes for its own account; (E) it was not formed for the purpose of investing in such Notes; (F) it understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (G) it will hold and transfer at least the Minimum Denomination of such Notes; (H) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (I) it will provide notice of the relevant transfer restrictions to subsequent transferees and (J) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Collateral Manager, (II) an Affiliate of the Collateral Manager or (III) a fund or account managed by the Collateral Manager (or any of its Affiliates) as to which the Collateral Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Collateral Manager.
2.    (x) With respect to any purchase or acquisition of a Secured Note, or any interest therein (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any such Other Plan Law.
(y) With respect to any acquisition of Subordinated Notes, it provided the Issuer with a duly executed ERISA Certificate in the form of Exhibit B-4 to the Indenture.
It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of such Note who has made or has been deemed to make a prohibited transaction or Other Plan Law representation that is subsequently shown to be false or misleading to sell its interest in such Note, or may sell such interest on behalf of such owner.
3.    It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Notes. It further acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. It understands that neither of the Co-Issuers has been registered under the Investment

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Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.
4.    It is aware that, except as otherwise provided in the Indenture, any Secured Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.
5.    It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture.
6.    With respect to any purchase or acquisition of Subordinated Notes, it agrees that with respect to any period during which a holder owns more than 50% (but less than 100%) of the Subordinated Notes by value or is otherwise treated as a member of the Issuer's "expanded affiliated group" (as defined in Treasury Regulations Section 1.1471-5(i) (or any successor provision)), it covenants that it will (i) confirm that any member of such expanded affiliated group (assuming that the Issuer is a "registered deemed-compliant FFI" within the meaning of Treasury Regulations Section 1.1471-1(b)(111) (or any successor provision)) that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury Regulations promulgated thereunder to be a "participating FFI," a "deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury Regulations Section 1.1471-4(e) (or any successor provision), and (ii) promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury Regulations promulgated thereunder is not a "participating FFI," a "deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury Regulations Section 1.1471-4(e) (or any successor provision), in each case except to the extent that the Issuer or its agents have provided the holder with an express waiver of this provision.
7.    It agrees that it will not cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer prior to the day which is one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes.
8.    It understands and agrees that the Notes are limited recourse obligations of the Issuer (and the Co-Issuer, as applicable) payable solely from the proceeds of the Assets and following realization of the Assets, and all application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer (and the Co-Issuer, as applicable) thereunder or in connection therewith shall be extinguished and shall not thereafter revive.
9.    It agrees to be subject to the Bankruptcy Subordination Agreement.
10.    It is not a member of the public in the Cayman Islands.
11.    It will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary.
12.    With respect to any purchase or acquisition of Subordinated Notes, it is a U.S. Tax Person and agrees to provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form), and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Subordinated Note shall be void ab initio.

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13.    With respect to any purchase or acquisition of a Subordinated Note, it agrees to deliver to the transferee, with a copy to the Trustee, prior to the transfer of such Subordinated Note, a properly completed certificate, in a form reasonably acceptable to the transferee and the Trustee, stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a "Non-Foreign Status Certificate"). It further acknowledges that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of such Subordinated Note.
14.    It will timely furnish the Issuer, the Trustee or any agent of the Issuer (including any Paying Agent) with any U.S. federal income tax forms or certifications (including applicable IRS Forms W-8 and W-9, or any successors to such IRS forms) that the Issuer or its agents (including any Paying Agent) may reasonably request, and any documentation, agreements, information or certifications that are reasonably requested by the Issuer or its agents (including any Paying Agent) (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments and (C) to enable the Issuer or its agents to satisfy reporting and other obligations, and shall update or replace such documentation, agreements, information or certifications as appropriate or in accordance with their terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such documentation, agreements, information or certifications may result in the imposition of withholding or back-up withholding upon payments to such Holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to the Holder by the Issuer.
15.    By acceptance of such Note or an interest in such Note, it shall be deemed (i) to have agreed to provide the Issuer or an authorized agent acting on its behalf (and any applicable Intermediary) with the Holder FATCA Information upon request and update any such Holder FATCA Information promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA; (ii) to acknowledge that the Issuer may provide such information and any other information concerning its investment in the Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant taxing authority; (iii) to acknowledge that the Issuer has the right, hereunder, to compel any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements or whose holding of the Notes prevents the Issuer from qualifying as, or complying with any obligations or requirements imposed on, a "participating FFI" or a "deemed-compliant FFI" within the meaning of the Code or any Treasury Regulations promulgated thereunder or otherwise complying with FATCA to sell its interest in such Note, or to sell such interest on behalf of such owner following the procedures and timeframe relating to Non-Permitted Holders specified in the Indenture (for these purposes, the Issuer may sell a beneficial owner's interest in a Note in its entirety notwithstanding that the sale of a portion of such interest would permit the Issuer to comply with FATCA) and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA; and (iv) to understand and acknowledge that the Issuer has the right, hereunder, to withhold on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA.
16.    With respect to any purchase or acquisition of a Secured Note, if it is not a U.S. Tax Person, it represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a "10 percent shareholder" with respect to the Issuer within the meaning of

B-2-4

Section 871(h)(3) or Section 881(c)(3)(D) of the Code or (iii) a "controlled foreign corporation" that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States.
17.    With respect to any purchase or acquisition of Subordinated Notes, it agrees that (i) it will not transfer any Subordinated Note to another person unless it has obtained written advice of Dechert LLP or Paul Hastings LLP or an opinion of tax counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) it will not acquire any Subordinated Notes from another person (other than the initial acquisition on the Closing Date) if such acquisition would cause it to own 100% of the Subordinated Notes.
18.    With respect to any purchase or acquisition of Subordinated Notes, it represents, acknowledges and agrees that:
(A)    such Subordinated Note (or any interests therein) may not be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, Subchapter S corporation or grantor trust unless (i) (a) none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes (and any other interest treated as equity in the Issuer for U.S. federal income tax purposes) and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes and any other equity interests of the Issuer to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such person obtains written advice of Dechert LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(B)    it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer's assets or the results of the Issuer's operations) or the Subordinated Notes;
(C)    it will not acquire, or sell, transfer, assign, participate, pledge or otherwise dispose of the Subordinated Note (or any interest therein) or cause the Subordinated Note (or any interest therein) to be marketed (i) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of the Subordinated Notes and any other equity interests in the Issuer to be more than 90; and
(D)    it acknowledges and agrees that any sale, transfer, assignment, participation, pledge or other disposition of the Subordinated Note (or any interest therein) that would violate any of the three preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the "private placement" safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or

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effect, and it will not transfer any interest in the Subordinated Note to any Person that does not agree to be bound by the three preceding paragraphs above or by this paragraph.
19.    With respect to any purchase or acquisition of a Secured Note, if it is not a U.S. Tax Person, it is not and will not become a member of an "expanded group" (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities or grantor trusts) owns any equity interests in the Issuer.
20.    With respect to any purchase or acquisition of a Secured Note, it will treat the Secured Notes as debt for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by applicable law.
21.    With respect to any purchase or acquisition of Subordinated Notes, it will treat the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by applicable law.
22.    It understands that the Co-Issuers, the Trustee, the Collateral Manager and the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

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Name of Purchaser:
Dated:

____________________________________
By:
Name:
Title:

Outstanding principal amount of [Class] [A-1][A-2] [Subordinated] Notes: U.S.$__________

Taxpayer identification number:

Address for notices:    Wire transfer information for payments:
Bank:
Address:
Bank ABA#:
Account #:
Telephone:    FAO:
Facsimile:    Attention:
Attention:

Denominations of certificates (if more than one):
Registered name:

cc:	Barings BDC Static CLO Ltd. 2019-I c/o MaplesFS Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands Attention: The Directors Facsimile No. (345) 945-7100

[Barings BDC Static CLO 2019-I, LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711]

B-2-7

EXHIBIT B-3
FORM OF TRANSFEROR CERTIFICATE FOR TRANSFER TO
RULE 144A GLOBAL NOTE
State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics

Re:
Barings BDC Static CLO Ltd. 2019-I (the "Issuer"), Barings BDC Static CLO 2019-I, LLC (the "Co-Issuer" and together with the Issuer, the "Co-Issuers"); [Class] [A-1][A-2] [Subordinated] Notes due 2027 (the "Notes")

Reference is hereby made to the Indenture dated as of May 9, 2019 (as amended from time to time, the "Indenture") among the Co-Issuers and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S. $___________ Aggregate Outstanding Amount of Notes which are held in the form of a [Regulation S Global Secured Note representing [Class] [A-1][A-2] Notes with DTC] [Certificated [Class] [A-1][A-2] [Subordinated] Note] in the name of _________________ (the "Transferor") to effect the transfer of the Notes in exchange for an equivalent beneficial interest in a Rule 144A Global [Class] [A-1][A-2] [Subordinated] Note.
In connection with such transfer, and in respect of such Notes, the Transferor does hereby certify that such Notes are being transferred to ___________________ (the "Transferee") in accordance with (i) the transfer restrictions set forth in the Indenture and the Offering Circular relating to such Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended, and it reasonably believes that the Transferee is purchasing the Notes for its own account, is a Qualified Institutional Buyer and a Qualified Purchaser (or an entity owned exclusively by Qualified Purchasers) and is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
The Transferor understands that the Co-Issuers, the Trustee and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and the Transferor hereby consents to such reliance.
(Name of Transferor)

By:	Name: Title:

B-3-1

Dated: _________, _____

cc:	Barings BDC Static CLO Ltd. 2019-I c/o MaplesFS Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands Attention: The Directors Facsimile No. (345) 945-7100
[Barings BDC Static CLO 2019-I, LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711]

B-3-2

EXHIBIT B-4
FORM OF ERISA CERTIFICATE
The purpose of this certificate (this "Certificate") is, among other things, to (i) endeavor to ensure that less than 25% of the value of the Subordinated Notes issued by Barings BDC Static CLO Ltd. 2019-I (the "Issuer") is held by (a) an employee benefit plan that is subject to the fiduciary responsibility provisions of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or (c) any entity whose underlying assets include "plan assets" by reason of any such employee benefit plan's or plan's investment in the entity (collectively, "Benefit Plan Investors"), (ii) obtain from you certain representations and agreements and (iii) provide you with certain related information with respect to your acquisition, holding or disposition of the Subordinated Notes. By signing this Certificate, you agree to be bound by its terms.
Please be aware that the information contained in this Certificate is not intended to constitute advice and the examples given below are not intended to be, and are not, comprehensive. You should contact your own counsel if you have any questions in completing this Certificate. Capitalized terms not defined in this Certificate shall have the meanings ascribed to them in the Indenture.
Please review the information in this Certificate and check the box(es) that are applicable to you.
If a box is not checked, you are agreeing that the applicable Section does not, and will not, apply to you.

1.
☐    Employee Benefit Plans Subject to ERISA or the Code. We, or the entity on whose behalf we are acting, are an "employee benefit plan" within the meaning of Section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA or a "plan" within the meaning of Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code.

Examples: (i) tax qualified retirement plans such as pension, profit sharing and section 401(k) plans, (ii) welfare benefit plans such as accident, life and medical plans, (iii) individual retirement accounts or "IRAs" and "Keogh" plans and (iv) certain tax-qualified educational and savings trusts.

2.
☐    Entity Holding Plan Assets. We, or the entity on whose behalf we are acting, are an entity or fund whose underlying assets include "plan assets" by reason of a Benefit Plan Investor's investment in such entity.

Examples: (i) an insurance company separate account, (ii) a bank collective trust fund and (iii) a hedge fund or other private investment vehicle where 25% or more of the value of any class of its equity is held by Benefit Plan Investors.
If you check Box 2, please indicate the maximum percentage of the entity or fund that will constitute "plan assets" for purposes of Title I of ERISA or Section 4975 of the Code: ______%.
An entity or fund that cannot provide the foregoing percentage hereby acknowledges that for purposes of determining whether Benefit Plan Investors own less than 25% of the value of the Subordinated Notes issued by the Issuer, 100% of the assets of the entity or fund will be treated as "plan assets."
ERISA and the regulations promulgated thereunder are technical. Accordingly, if you have any question regarding whether you may be an entity described in this Section 2, you should consult with your counsel.

B-4-1

3.
☐    Insurance Company General Account. We, or the entity on whose behalf we are acting, are an insurance company purchasing the Subordinated Notes with funds from our or their general account (i.e., the insurance company's corporate investment portfolio), whose assets, in whole or in part, constitute "plan assets" under Section 401(a) of ERISA for purposes of 29. C.F.R Section 2510.3-101 as modified by Section 3(42) of ERISA (the "Plan Asset Regulations").

If you check Box 3, please indicate the maximum percentage of the insurance company general account that will constitute "plan assets" under Section 401(a) of ERISA for purposes of conducting the 25% test under the Plan Asset Regulations: ____%. IF YOU DO NOT INCLUDE ANY PERCENTAGE IN THE BLANK SPACE, YOU WILL BE COUNTED AS IF YOU FILLED IN 100% IN THE BLANK SPACE.

4.
☐    None of Sections (1) Through (3) Above Apply. We, or the entity on whose behalf we are acting, are a person that does not fall into any of the categories described in Sections (1) through (3) above. If, after the date hereof, any of the categories described in Sections (1) through (3) above would apply, we will promptly notify the Issuer and the Trustee of such change.

5.
No Prohibited Transaction. If we checked any of the boxes in Sections (1) through (3) above, we represent, warrant and agree that our acquisition, holding and disposition of the Subordinated Notes do not and will not constitute or give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

6.
Not Subject to Similar Law and No Violation of Other Plan Law. If we are a governmental, church, non-U.S. or other plan, we represent, warrant and agree that (a) we are not subject to any federal, state, local non-U.S. or other law or regulation that could cause the underlying assets of the Issuer to be treated as assets of the investor in any Note (or interest therein) by virtue of its interest and thereby subject the Issuer and the Collateral Manager (or other persons responsible for the investment and operation of the Issuer's assets) to laws or regulations that are similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (b) our acquisition, holding and disposition of the Subordinated Notes do not and will not constitute or give rise to a non-exempt violation of any law or regulation that is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code.

7.
☐    Controlling Person. We are, or we are acting on behalf of any of: (i) the Trustee, (ii) the Collateral Manager, (iii) any person that has discretionary authority or control with respect to the assets of the Issuer, (iv) any person who provides investment advice for a fee (direct or indirect) with respect to such assets or (v) any "affiliate" of any of the above persons. "Affiliate" shall have the meaning set forth in the Plan Asset Regulations. Any of the persons described in the first sentence of this Section 7 is referred to in this Certificate as a "Controlling Person."

Note:    We understand that, for purposes of determining whether Benefit Plan Investors hold less than 25% of the value of the Subordinated Notes, the value of any Subordinated Notes held by Controlling Persons (other than Benefit Plan Investors) are required to be disregarded.

8.	Compelled Disposition. We acknowledge and agree that:

(i)
if any representation that we made hereunder is subsequently shown to be false or misleading or our beneficial ownership otherwise causes a violation of the 25% Limitation, the Issuer shall, promptly after such discovery (or upon notice from the Trustee if the Trustee makes the discovery (who, in each case, agree to notify the Issuer of such discovery, if any)), send notice to us demanding that

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we transfer our interest to a person that is not a Non-Permitted ERISA Holder within 14 days after the date of such notice;

(ii)
if we fail to transfer our Subordinated Notes, as applicable, the Issuer shall have the right, without further notice to us, to sell our Notes or our interest in the Notes, to a purchaser selected by the Issuer that is not a Non-Permitted ERISA Holder on such terms as the Issuer may choose;

(iii)
the Issuer may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to the Subordinated Notes and selling such securities to the highest such bidder. However, the Issuer may select a purchaser by any other means determined by it in its sole discretion;

(iv)	by our acceptance of an interest in the Subordinated Notes, we agree to cooperate with the Issuer to effect such transfers;

(v)	the proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale shall be remitted to us; and

(vi)
the terms and conditions of any sale under this sub-section shall be determined in the sole discretion of the Issuer, and the Issuer shall not be liable to us as a result of any such sale or the exercise of such discretion.

9.
Required Notification and Agreement. We hereby agree that we (a) will inform the Trustee of any proposed transfer by us of all or a specified portion of the Subordinated Notes and (b) will not initiate any such transfer after we have been informed by the Issuer or the Transfer Agent in writing that such transfer would cause the 25% Limitation to be exceeded. We hereby agree and acknowledge that after the Trustee effects any permitted transfer of Subordinated Notes owned by us to a Benefit Plan Investor or a Controlling Person or receives notice of any such permitted change of status, the Trustee shall include such Notes in future calculations of the 25% Limitation made pursuant hereto unless subsequently notified that such Notes (or such portion), as applicable, would no longer be deemed to be held by Benefit Plan Investors or Controlling Persons.

10.
Continuing Representation; Reliance. We acknowledge and agree that the representations contained in this Certificate shall be deemed made on each day from the date we make such representations through and including the date on which we dispose of our interests in the Subordinated Notes. We understand and agree that the information supplied in this Certificate will be used and relied upon by the Issuer and the Trustee to determine that (i) Benefit Plan Investors own or hold less than 25% of the value of the Subordinated Notes upon any subsequent transfer of such Subordinated Notes in accordance with the Indenture and (ii) no Benefit Plan Investor owns or holds any Rule 144A Global Subordinated Notes.

11.
Further Acknowledgement and Agreement. We acknowledge and agree that (i) all of the assurances contained in this Certificate are for the benefit of the Issuer, the Trustee, the Initial Purchaser and the Collateral Manager as third party beneficiaries hereof, (ii) copies of this Certificate and any information contained herein may be provided to the Issuer, the Trustee, the Initial Purchaser, the Collateral Manager, affiliates of any of the foregoing parties and to each of the foregoing parties' respective counsel for purposes of making the determinations described above and (iii) any acquisition or transfer of the Subordinated Notes by us that is not in accordance with the provisions of this Certificate shall be null and void from the beginning, and of no legal effect.

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12.	Future Transfer Requirements.
Transferee Letter and its Delivery. We acknowledge and agree that we may not transfer any Subordinated Notes in the form of a Certificated Note to any person unless the Trustee has received a certificate substantially in the form of this Certificate. Any attempt to transfer in violation of this section will be null and void from the beginning, and of no legal effect.
Note: Unless you are notified otherwise, the name and address of the Trustee is as follows:
State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics

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IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate.
________________________ [Insert Purchaser's Name]
By:

Name:

Title:

Dated:
This Certificate relates to U.S.$_________ of Subordinated Notes

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EXHIBIT B-5
FORM OF TRANSFEREE CERTIFICATE OF
GLOBAL NOTE
State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics

Re:
Barings BDC Static CLO Ltd. 2019-I (the "Issuer"), Barings BDC Static CLO 2019-I, LLC (the "Co-Issuer" and, together with the Issuer, the "Co-Issuers"); [Class] [A-1][A-2] [Subordinated] Notes due 2027

Reference is hereby made to the Indenture, dated as of May 9, 2019 (as amended from time to time, the "Indenture") among the Co-Issuers and State Street Bank and Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$___________ Aggregate Outstanding Amount of [Class] [A-1][A-2] [Subordinated] Notes (the "Notes"), which are to be transferred to the undersigned transferee (the "Transferee") in the form of a [Rule 144A Global Note][Regulation S Global Secured Note] of such Class pursuant to Section 2.5(f) of the Indenture.
In connection with such request, and in respect of such Notes, the Transferee does hereby certify that the Notes are being transferred (i) in accordance with the transfer restrictions set forth in the Indenture and (ii) pursuant to an exemption from registration under the United States Securities Act of 1933, as amended (the "Securities Act") and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.
In addition, the Transferee hereby represents, warrants and covenants for the benefit of the Co-Issuers and their counsel that it is [a "qualified institutional buyer" as defined in Rule 144A under the Securities Act, and is acquiring the Notes in reliance on the exemption from Securities Act registration provided by Rule 144A thereunder] [a person that is not a "U.S. person" as defined in Regulation S under the Securities Act, and is acquiring the Notes in an offshore transaction (as defined in Regulation S) in reliance on the exemption from Securities Act registration provided by Regulation S].
The Transferee further represents, warrants and agrees as follows:
1.    In connection with its purchase of the Notes: (A) none of the Transaction Parties or any of their respective Affiliates is acting as a fiduciary or financial or investment advisor for it; (B) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the Transaction Parties or any of their respective Affiliates other than any statements in the final Offering Circular for such Notes, and it has read and understands such final Offering Circular; (C) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent it has deemed necessary and has made its own investment decisions (including decisions regarding the suitability of any transaction pursuant to the Indenture) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the Transaction Parties or any of their respective Affiliates; (D) it is acquiring its interest in such Notes for its own account; (E) it was not formed for the purpose of investing in such Notes; (F) it understands that the Issuer may receive a list of participants holding interests in the Notes from one or more book-entry depositories; (G) it will hold

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and transfer at least the Minimum Denomination of such Notes; (H) it is a sophisticated investor and is purchasing the Notes with a full understanding of all of the terms, conditions and risks thereof, and is capable of and willing to assume those risks; (I) it will provide notice of the relevant transfer restrictions to subsequent transferees and (J) if it is not a U.S. person, it is not acquiring any Note as part of a plan to reduce, avoid or evade U.S. federal income tax; provided that any purchaser or transferee of Notes, which purchaser or transferee is any of (I) the Collateral Manager, (II) an Affiliate of the Collateral Manager or (III) a fund or account managed by the Collateral Manager (or any of its Affiliates) as to which the Collateral Manager (or such Affiliate) has discretionary voting authority, in each case shall not be required or deemed to make the representations set forth in clauses (A), (B) and (C) above with respect to the Collateral Manager.
2.    (x) With respect to any purchase or acquisition of a Secured Note, or any interest therein (a) if it is, or is acting on behalf of, a Benefit Plan Investor, its acquisition, holding and disposition of such interest does not and will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and (b) if it is a governmental, church, non-U.S. or other plan which is subject to any Other Plan Law, its acquisition, holding and disposition of such Note will not constitute or result in a non-exempt violation of any such Other Plan Law.
(y) With respect to any acquisition of Subordinated Notes, on each day from the date on which it acquires its interest in such Notes through and including the date on which it disposes of its interest in such Notes, it will be deemed to have represented and agreed that (a) it is not, and is not acting on behalf of, a Benefit Plan Investor or a Controlling Person and (b) if it is a governmental, church, non-U.S. or other plan, (x) it is not, and for so long as it holds such Notes or interest therein will not be, subject to Similar Law and (y) its acquisition, holding and disposition of such Notes will not constitute or result in a non-exempt violation of any Other Plan Law.
It further agrees and acknowledges that the Issuer has the right, under the Indenture, to compel any beneficial owner of such Note who has made or has been deemed to make a prohibited transaction or Other Plan Law representation that is subsequently shown to be false or misleading to sell its interest in such Note, or may sell such interest on behalf of such owner.
3.    It understands that such Notes are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Notes have not been and will not be registered under the Securities Act, and, if in the future it decides to offer, resell, pledge or otherwise transfer such Notes, such Notes may be offered, resold, pledged or otherwise transferred only in accordance with the provisions of the Indenture and the legend on such Notes. It further acknowledges that no representation has been made as to the availability of any exemption under the Securities Act or any state securities laws for resale of such Notes. It understands that neither of the Co-Issuers has been registered under the Investment Company Act, and that the Co-Issuers are exempt from registration as such by virtue of Section 3(c)(7) of the Investment Company Act.
4.    It is aware that, except as otherwise provided in the Indenture, any Secured Notes being sold to it in reliance on Regulation S will be represented by one or more Regulation S Global Secured Notes and that beneficial interests therein may be held only through DTC for the respective accounts of Euroclear or Clearstream.
5.    It will provide notice to each Person to whom it proposes to transfer any interest in the Notes of the transfer restrictions and representations set forth in the Indenture.
6.    With respect to any purchase or acquisition of Subordinated Notes, it agrees that with respect to any period during which a holder owns more than 50% (but less than 100%) of the Subordinated Notes by value

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or is otherwise treated as a member of the Issuer's "expanded affiliated group" (as defined in Treasury Regulations Section 1.1471-5(i) (or any successor provision)), it covenants that it will (i) confirm that any member of such expanded affiliated group (assuming that the Issuer is a "registered deemed-compliant FFI" within the meaning of Treasury Regulations Section 1.1471-1(b)(111) (or any successor provision)) that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury Regulations promulgated thereunder to be a "participating FFI," a "deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury Regulations Section 1.1471-4(e) (or any successor provision), and (ii) promptly notify the Issuer in the event that any member of such expanded affiliated group that is treated as a "foreign financial institution" within the meaning of Section 1471(d)(4) of the Code and any Treasury Regulations promulgated thereunder is not a "participating FFI," a "deemed-compliant FFI" or an "exempt beneficial owner" within the meaning of Treasury Regulations Section 1.1471-4(e) (or any successor provision), in each case except to the extent that the Issuer or its agents have provided the holder with an express waiver of this provision.
7.    It agrees that it will not cause the filing of a petition in bankruptcy against the Issuer or the Co-Issuer prior to the day which is one year (or, if longer, the applicable preference period then in effect) plus one day after payment in full of all Notes.
8.    It understands and agrees that the Notes are limited recourse obligations of the Issuer (and the Co-Issuer, as applicable) payable solely from the proceeds of the Assets and following realization of the Assets, and all application of the proceeds thereof in accordance with the Indenture, all obligations of and any claims against the Issuer (and the Co-Issuer, as applicable) thereunder or in connection therewith shall be extinguished and shall not thereafter revive.
9.    It agrees to be subject to the Bankruptcy Subordination Agreement.
10.    It is not a member of the public in the Cayman Islands.
11.    It will provide the Issuer or its agents with such information and documentation that may be required for the Issuer to achieve AML Compliance and shall update or replace such information or documentation, as may be necessary.
12.    With respect to any purchase or acquisition of Subordinated Notes, it is a U.S. Tax Person and agrees to provide the Issuer and the Trustee (and any of their agents) with a correct, complete and properly executed IRS Form W-9 (or applicable successor form), and acknowledges that if it fails to provide the Issuer and the Trustee (and any of their agents) with the properly completed and signed tax certifications specified above, the acquisition of its interest in such Subordinated Note shall be void ab initio.
13.    With respect to any purchase or acquisition of a Subordinated Note, it agrees to deliver to the transferee, with a copy to the Trustee, prior to the transfer of such Subordinated Note, a properly completed certificate, in a form reasonably acceptable to the transferee and the Trustee, stating, under penalty of perjury, the transferor's United States taxpayer identification number and that the transferor is not a foreign person within the meaning of Section 1446(f)(2) of the Code (such certificate, a "Non-Foreign Status Certificate"). It further acknowledges that the failure to provide a Non-Foreign Status Certificate to the transferee may result in withholding on the amount realized on its disposition of such Subordinated Note.
14.    It will timely furnish the Issuer, the Trustee or any agent of the Issuer (including any Paying Agent) with any U.S. federal income tax forms or certifications (including applicable IRS Forms W-8 and W-9, or any successors to such IRS forms) that the Issuer or its agents (including any Paying Agent) may reasonably request, and any documentation, agreements, information or certifications that are reasonably requested by

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the Issuer or its agents (including any Paying Agent) (A) to permit the Issuer or its agents to make payments to it without, or at a reduced rate of, deduction or withholding, (B) to enable the Issuer or its agents to qualify for a reduced rate of withholding or deduction in any jurisdiction from or through which the Issuer or its agents receive payments and (C) to enable the Issuer or its agents to satisfy reporting and other obligations, and shall update or replace such documentation, agreements, information or certifications as appropriate or in accordance with their terms or subsequent amendments, and acknowledges that the failure to provide, update or replace any such documentation, agreements, information or certifications may result in the imposition of withholding or back-up withholding upon payments to such Holder. Amounts withheld pursuant to applicable tax laws will be treated as having been paid to the Holder by the Issuer.
15.    By acceptance of such Note or an interest in such Note, it shall be deemed (i) to have agreed to provide the Issuer or an authorized agent acting on its behalf (and any applicable Intermediary) with the Holder FATCA Information upon request and update any such Holder FATCA Information promptly upon learning that any such information previously provided has become obsolete or incorrect or is otherwise required and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA; (ii) to acknowledge that the Issuer may provide such information and any other information concerning its investment in the Notes to the Cayman Islands Tax Information Authority, the IRS and any other relevant taxing authority; (iii) to acknowledge that the Issuer has the right, hereunder, to compel any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements or whose holding of the Notes prevents the Issuer from qualifying as, or complying with any obligations or requirements imposed on, a "participating FFI" or a "deemed-compliant FFI" within the meaning of the Code or any Treasury Regulations promulgated thereunder or otherwise complying with FATCA to sell its interest in such Note, or to sell such interest on behalf of such owner following the procedures and timeframe relating to Non-Permitted Holders specified in the Indenture (for these purposes, the Issuer may sell a beneficial owner's interest in a Note in its entirety notwithstanding that the sale of a portion of such interest would permit the Issuer to comply with FATCA) and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA; and (iv) to understand and acknowledge that the Issuer has the right, hereunder, to withhold on any beneficial owner of an interest in a Note that fails to comply with the foregoing requirements and to take any other action reasonably necessary (in the determination of the Issuer, the Collateral Manager or their respective agents or Affiliates) to enable the Issuer to comply with FATCA.
16.    With respect to any purchase or acquisition of a Secured Note, if it is not a U.S. Tax Person, it represents that either (a) it is not (i) a bank (or an entity affiliated with a bank) extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business (within the meaning of Section 881(c)(3)(A) of the Code), (ii) a "10 percent shareholder" with respect to the Issuer within the meaning of Section 871(h)(3) or Section 881(c)(3)(D) of the Code or (iii) a "controlled foreign corporation" that is related to the Issuer within the meaning of Section 881(c)(3)(C) of the Code; (b) it is a person that is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation of U.S. source interest not attributable to a permanent establishment in the United States or (c) it has provided an IRS Form W-8ECI representing that all payments received or to be received by it on the Notes are effectively connected with the conduct of a trade or business in the United States.
17.    With respect to any purchase or acquisition of Subordinated Notes, it agrees that (i) it will not transfer any Subordinated Note to another person unless it has obtained written advice of Dechert LLP or Paul Hastings LLP or an opinion of tax counsel of nationally recognized standing in the United States that is experienced in such matters to the effect that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and (ii) it will not acquire

B-5-4

any Subordinated Notes from another person (other than the initial acquisition on the Closing Date) if such acquisition would cause it to own 100% of the Subordinated Notes.
18.    With respect to any purchase or acquisition of Subordinated Notes, it represents, acknowledges and agrees that:
(A)    such Subordinated Note (or any interests therein) may not be acquired or owned by any person that is classified for U.S. federal income tax purposes as a partnership, Subchapter S corporation or grantor trust unless (i) (a) none of the direct or indirect beneficial owners of any interest in such person have or ever will have more than 40% of the value of its interest in such person attributable to the aggregate interest of such person in the combined value of the Subordinated Notes (and any other interest treated as equity in the Issuer for U.S. federal income tax purposes) and (b) it is not and will not be a principal purpose of the arrangement involving the investment of such person in any Subordinated Notes and any other equity interests of the Issuer to permit any partnership to satisfy the 100 partner limitation of Treasury Regulations Section 1.7704-1(h)(1)(ii) or (ii) such person obtains written advice of Dechert LLP or an opinion of nationally recognized U.S. tax counsel reasonably acceptable to the Issuer that such transfer will not cause the Issuer to be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes;
(B)    it will not participate in the creation or other transfer of any financial instrument or contract the value of which is determined in whole or in part by reference to the Issuer (including the amount of distributions by the Issuer, the value of the Issuer's assets or the results of the Issuer's operations) or the Subordinated Notes;
(C)    it will not acquire, or sell, transfer, assign, participate, pledge or otherwise dispose of the Subordinated Note (or any interest therein) or cause the Subordinated Note (or any interest therein) to be marketed (i) on or through an "established securities market" within the meaning of Section 7704(b)(1) of the Code and Treasury Regulations Section 1.7704-1(b), including without limitation, an interdealer quotation system that regularly disseminates firm buy or sell quotations or (ii) if such acquisition, sale, transfer, assignment, participation, pledge or other disposition would cause the combined number of holders of the Subordinated Notes and any other equity interests in the Issuer to be more than 90; and
(D)    it acknowledges and agrees that any sale, transfer, assignment, participation, pledge or other disposition of the Subordinated Note (or any interest therein) that would violate any of the three preceding paragraphs above or otherwise cause the Issuer to be unable to rely on the "private placement" safe harbor of Treasury Regulations Section 1.7704-1(h) will be void and of no force or effect, and it will not transfer any interest in the Subordinated Note to any Person that does not agree to be bound by the three preceding paragraphs above or by this paragraph.
19.    With respect to any purchase or acquisition of a Secured Note, if it is not a U.S. Tax Person, it is not and will not become a member of an "expanded group" (within the meaning of the regulations issued under Section 385 of the Code) that includes a domestic corporation (as determined for U.S. federal income tax purposes) if such domestic corporation directly or indirectly (through one or more entities that are treated for U.S. federal income tax purposes as partnerships, disregarded entities or grantor trusts) owns any equity interests in the Issuer.

B-5-5

20.    With respect to any purchase or acquisition of a Secured Note, it will treat the Secured Notes as debt for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by applicable law.
21.    With respect to any purchase or acquisition of Subordinated Notes, it will treat the Subordinated Notes as equity in the Issuer for U.S. federal, state and local income and franchise tax purposes, except as otherwise required by applicable law.
22.    It understands that the Co-Issuers, the Trustee, the Collateral Manager and the Initial Purchaser and their respective counsel will rely upon the accuracy and truth of the foregoing representations, and it hereby consents to such reliance.

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Name of Purchaser:
Dated:
_____________________________________
By:
Name:
Title:
Aggregate Outstanding Amount of [Class] [A-1][A-2] [Subordinated] Notes: U.S.$__________________

cc:	Barings BDC Static CLO Ltd. 2019-I c/o MaplesFS Limited P.O. Box 1093, Boundary Hall Cricket Square, Grand Cayman KY1-1102 Cayman Islands Attention: The Directors Facsimile No. (345) 945-7100
[Barings BDC Static CLO 2019-I, LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711]

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EXHIBIT C
FORM OF NOTE OWNER CERTIFICATE
State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics
Barings BDC Static CLO Ltd. 2019-I
c/o MaplesFS Limited
P.O. Box 1093, Boundary Hall
Cricket Square, Grand Cayman KY1-1102
Cayman Islands
Attention: The Directors

Barings BDC Static CLO 2019-I, LLC
c/o Puglisi & Associates
850 Library Avenue, Suite 204
Newark, Delaware 19711

Re:
Reports prepared pursuant to the Indenture, dated as of May 9, 2019, among Barings BDC Static CLO Ltd. 2019-I, Barings BDC Static CLO 2019-I, LLC and State Street Bank and Trust Company (as amended from time to time, the "Indenture").

Ladies and Gentlemen:
The undersigned hereby certifies that it is the beneficial owner of U.S.$______________ in principal amount of the [Class [A-1][A-2] Senior Secured Floating Rate Notes due 2027 of Barings BDC Static CLO Ltd. 2019-I and Barings BDC Static CLO 2019-I, LLC] [Subordinated Notes due 2027 of Barings BDC Static CLO Ltd. 2019-I] and hereby requests the Trustee grant it access, via a protected password, to Trustee's Website in order to view postings of the [information specified in Section 7.17(d) of the Indenture] [and/or the] [information specified in Section 7.17(f) of the Indenture] [and/or the] [information specified in Section 7.17(g) of the Indenture] [and/or the] [Monthly Report specified in Section 10.6(a) of the Indenture] [and/or the] [Distribution Report specified in Section 10.6(b) of the Indenture].
In consideration of the electronic signature hereof by the beneficial owner, the Co‑Issuers, the Trustee, the Collateral Administrator, the Collateral Manager, or their respective agents may from time to time communicate or transmit to the beneficial owner (a) information upon the request of the beneficial owner pursuant to the Indenture and (b) other information or communications marked or otherwise identified as confidential (collectively, "Confidential Information"). Confidential Information relating to the Issuer shall not include, however, any information that (i) through no fault or action by the beneficial owner or any of its affiliates is a matter of general public knowledge or has been or is hereafter published in any source generally available to the public or (ii) has been or is hereafter received by the beneficial owner or any of its affiliates from a third party that is not prohibited from disclosing such information by a contractual, legal or fiduciary obligation to the Co-Issuers, the Trustee, the Collateral Administrator or the Collateral Manager.
The beneficial owner agrees that the beneficial owner (a) will not use Confidential Information for any purpose other than to monitor and administer the financial condition of either of the Co-Issuers and to appropriately treat or report the transactions, (b) will keep confidential all Confidential Information and will not communicate or transmit any Confidential Information to any person other than officers or employees of the beneficial owner or their agents, auditors or affiliates who need to know the same in order to monitor and administer the financial condition of either of the Co-Issuers and to appropriately treat or report the transactions and (c) will use reasonable efforts to maintain procedures to ensure that no Confidential Information is used by directors, officers or employees of the beneficial owner or any of its affiliates (other than those in a supervisory or operational capacity) who are trading, in each case with trading strategies substantially the same as either of the Co-Issuers, with respect to Collateral Obligations of the type owned by the Issuer; except that Confidential Information may be disclosed by the beneficial owner (i) by reason of the exercise of any supervisory or examining authority of any governmental agency having jurisdiction over the beneficial owner, (ii) to the extent required by laws or regulations applicable to the beneficial owner or pursuant to any subpoena or similar legal process served on the beneficial owner, (iii) to provide to a credit protection provider or prospective transferee, (iv) in connection with any suit, action or proceeding brought by the beneficial owner to enforce any of its rights under the Indenture or under the applicable note purchase agreement or the Notes while an Event of Default has occurred and is continuing or (v) with the consent of the Issuer or the Collateral Manager.
Submission of this certificate bearing the beneficial owner's electronic signature shall constitute effective delivery hereof. This certificate shall be construed in accordance with, and this certificate and all matters arising out of or relating in any way whatsoever (whether in contract, tort or otherwise) to this certificate shall be governed by, the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed this ____ day of ____________, ______.
[NAME OF BENEFICIAL OWNER]

By:	Name: Title: Authorized Signatory

Tel.: _______________
Fax: ______________

EXHIBIT D
NRSRO CERTIFICATION

[Date]

Barings BDC Static CLO Ltd. 2019-I
c/o MaplesFS Limited
PO Box 1093, Boundary Hall
Cricket Square
Grand Cayman, KY1-1102
Cayman Islands

State Street Bank and Trust Company, as Trustee
1 Iron Street
Boston, MA 02210
Attention: Structured Trust and Analytics
Attention: Barings BDC Static CLO Ltd. 2019-I and Barings BDC Static CLO 2019-I, LLC
In accordance with the requirements for obtaining certain information pursuant to the Indenture, dated as of May 9, 2019 (as amended from time to time, the "Indenture"), by and among Barings BDC Static CLO Ltd. 2019-I (the "Issuer"), as Issuer, Barings BDC Static CLO 2019-I, LLC, as Co-Issuer, and State Street Bank and Trust Company (the "Trustee"), as Trustee, the undersigned hereby certifies and agrees as follows:
1.    The undersigned, a Nationally Recognized Statistical Rating Organization, has provided the Issuer with the appropriate certifications under Rule 17g-5(e) as promulgated under the Exchange Act.
2.    The undersigned has access to the 17g-5 Website.
3.    The undersigned shall be deemed to have recertified to the provisions herein each time it accesses the 17g-5 Website.
Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Indenture.

D-1

IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.
Nationally Recognized Statistical Rating Organization

__________________________
Name:
Title:

Company:
Phone:
Email:

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